Filed pursuant to 424(b)(3)

Registration No. 333-122743

SUPPLEMENT NO. 25
DATED JUNE 13, 2006
TO THE PROSPECTUS DATED AUGUST 31, 2005
OF INLAND AMERICAN REAL ESTATE TRUST, INC.

This Supplement No. 25 supercedes and replaces the following prior supplements to the prospectus dated August 31, 2005:  Supplement No. 22 dated May 17, 2006; Supplement No. 23 dated May 26, 2006; and Supplement No. 24 dated June 7, 2006.  This supplement updates, modifies or supercedes certain information contained in the prospectus sections as described below.  You should read this Supplement No. 25 together with our prospectus dated August 31, 2005, as supplemented by Supplement No. 13 dated January 11, 2006 and Supplement No. 21 dated April 11, 2006.  Unless otherwise defined in this Supplement No. 25, capitalized terms used in this Supplement No. 25 have the same meanings as set forth in the prospectus.

Table of Contents

	Supplement No. 25 Page No.	Prospectus Page No.
Prospectus Summary	2	1
Risk Factors	3	17
Compensation Table	3	40
Estimated Use of Proceeds	5	51
Prior Performance of IREIC Affiliates	6	52
Principal Stockholders	30	106
Business and Policies	31	107
Management’s Discussion and Analysis of Financial Condition and Results of Operations	115	115
Description of Securities	133	121
Limitation of Liability and Indemnification of Directors and Officers	134	130
Summary of Our Organizational Documents	135	133
Plan of Distribution	136	165
Relationships and Related Transactions	137	180
Independent Registered Public Accounting Firm	140	186
Financial Statements	F-i	F-i
Prior Performance Tables	A-1	A-1

Prospectus Summary

This section supplements the discussion contained on page 2 of  our prospectus under the heading “Prospectus Summary,” which begins on page 1 of the prospectus.

Our Sponsor, Business Manager, Dealer Manager, Property Managers and The Inland Group, Inc.

Our sponsor and affiliate, Inland Real Estate Investment Corporation, or IREIC, is a subsidiary of The Inland Group, Inc.  The Inland Group, together with its subsidiaries and affiliates, is a fully-integrated group of legally and financially separate companies that have been engaged in diverse facets of real estate such as property management, leasing, marketing, acquisition, disposition, development, redevelopment, renovation, construction, finance and other related services for over thirty-five years.  Various affiliates of IREIC will be involved in our operations.  Our Business Manager, Inland American Business Manager & Advisor, Inc., referred to herein as our Business Manager, is a wholly owned subsidiary of IREIC.  The dealer manager of this offering is Inland Securities Corporation, which also is a wholly owned subsidiary of IREIC.  Our four property managers, Inland American Retail Management LLC, Inland American Office Management LLC, Inland American Industrial Management LLC and Inland American Apartment Management LLC, which we refer to collectively herein as our Property Managers, are indirect wholly owned subsidiaries of corporations currently owned by the four individuals owning substantially all of the outstanding voting stock of The Inland Group.  Inland Real Estate Acquisitions, Inc., an indirect wholly owned subsidiary of The Inland Group, will provide acquisition services to us from time to time.  Our office, as well as the executive offices of The Inland Group, our Business Manager, our Property Managers and Inland Real Estate Acquisitions, are located at 2901 Butterfield Road, Oak Brook, Illinois 60523.

Our board of directors is responsible for overseeing our business.  Our board, including a majority of our independent directors, must approve certain actions.  Those matters are set forth in our Fourth Articles of Amendment and Restatement referred to herein as the “articles” or the “articles of incorporation.”  We have seven members on our board of directors, five of whom are independent of IREIC and its affiliates.  These independent directors are responsible for reviewing the performance of our Business Manager and Property Managers.  All of our directors are elected annually by our stockholders.  Although we have executive officers, we do not have any paid employees.  We will reimburse our Business Manager and Property Managers for certain expenses, described herein.

The paragraph in this subsection, which starts on page 9 in the “Prospectus Summary” section of the prospectus, has been superseded in its entirety as follows:

Distribution Policy

We have made cash distributions to our stockholders aggregating approximately $5.2 million for the period from October 1, 2005 through June 1, 2006.  The following sets forth the per share amount, record date and payment date of each distribution:

•	$.0417 per share to stockholders of record on October 31, 2005, paid on November 16, 2005
•	$.0417 per share to stockholders of record on November 31, 2005, paid on December 12, 2005
•	$.0417 per share to stockholders of record on December 31, 2005, paid on January 11, 2006
•	$.05 per share to stockholders of record on January 31, 2006, paid on February 12, 2006
•	$.05 per share to stockholders of record on February 28, 2006, paid on March 12, 2006
•	$.05 per share to stockholders of record on March 31, 2006, paid on April 12, 2006
•	$.05 per share to stockholders of record on April 30, 2006, paid on May 12, 2006
•	$.05 per share to stockholders of record on May 31, 2006, paid on June 12, 2006

Approximately $4.8 million of the $5.2 million in distributions was funded with cash provided from our operating activities.  Approximately $400,000 of the distributions from 2005 were funded from financing activities including contributions from our sponsor.

Risk Factors

The following risk factor, which was inserted immediately following the first risk factor appearing on page 26 in our prospectus in the “Risk Factors” section that begins on page 17 of our prospectus, is superseded as follows:

If we do not generate operating cash flow sufficient to make distributions to our stockholders, we intend to make distributions from other sources including from contributions or advances made by our sponsor.

Through January 11, 2006, we made cash distributions to our stockholders aggregating approximately $400,000.  These distributions were funded from financing proceeds including from contributions or advances made by our sponsor.  From January 12, 2006 through June 1, 2006 we made cash distributions to our stockholders aggregating approximately $4.8 million.  These distributions were funded from cash provided from our operating activities.  If we do not generate sufficient cash flow from operations to pay distributions, we expect to fund some or all of our distributions from other sources including from contributions or advances made by our sponsor.  There is no assurance that our sponsor will contribute or advance amounts needed for us to pay distributions or to maintain the same level of distributions.

Compensation Table

This section supplements the discussion contained in the prospectus under the heading “Compensation Table,” which begins on page 40 of the prospectus.  The following information is inserted immediately after the table ending on page 50 of the prospectus.

As of March 31, 2006, we had incurred $36,512,619 of offering and organization costs.  Our business manager has agreed to pay all organization and offering expenses, excluding such selling expenses, in excess of 4.5% of the gross offering proceeds.  As of March 31, 2006, these organization and offering costs did not exceed the 4.5% limitations.  We anticipate that these costs will not exceed these limitations upon completion of the offering.

Since October 4, 2004 (inception) through March 31, 2006, we have incurred the following expenses in connection with the offering and sale of our shares:

Offering Stage
Selling commissions	$22,388,787
Marketing contributions	7,784,123
Other expenses to affiliates of the business manager	384,603
Other expenses	5,955,106
Total offering stage fees and expenses:	$36,512,619

For the period ended March 31, 2006, we or MB REIT have paid or incurred the following expenses in connection with our operational stage activities:

Operational Stage
Acquisition expenses	$92,997
Acquisition fees	0
Property management fees	675,244
Oversight fees	0
Interest expense	0
Service fee associated with purchasing, selling and servicing mortgages	304,561
Ancillary services reimbursements	723,601
Business management fees	0
Incentive fees	0
Total offering stage fees and expenses:	$1,796,403

There have been no property dispositions by us or MB REIT; therefore, no disposition fees have been paid or incurred by us or MB REIT as of March 31, 2006.

Estimated Use of Proceeds

This section supplements the discussion contained in the prospectus under the heading “Estimated Use of Proceeds,” which begins on page 51 of the prospectus.

The amounts listed in the table below represent our actual use of offering proceeds as of March 31, 2006.  The organization and offering expenses may not be greater than fifteen percent (15.0%) of the “Gross Offering Proceeds.”  We have not given effect to any special sales or volume discounts which could reduce selling commissions under either scenario.  In addition, we do not pay commissions in connection with shares of common stock issued through our distribution reinvestment plan.

	Offering
	Amount	Percent
Gross Offering Proceeds (1)	$319,887,901	100.00%
Less Expenses:
Selling Commissions	$22,388,787	7.00%
Marketing Contribution	$7,784,123	2.40%
Due Diligence Expense Allowance	$0	0.00%
Organization and Offering Expenses(2)	$6,339,709	2.00%
TOTAL EXPENSES:	$36,512,619	11.40%
Gross Amount Available	$283,375,282	88.60%
Less:
Working Capital Reserve	$28,357	0.01%
Investment in MB REIT(3)	$151,000,564	47.20%
Investment in Marketable Securities	$35,280,853	11.00%
NET CASH AVAILABLE FOR ADDITIONAL INVESTMENT:	$97,065,508	30.30%

(1)	Gross proceeds of $319,887,901 excludes the 20,000 shares purchased by our sponsor for $200,000 preceding the commencement of our offering.
(2)

Organization and offering expenses include amounts for Securities and Exchange Commission registration fees, NASD filing fees, printing and mailing expenses, blue sky fees and expenses, legal fees and expenses, accounting fees and expenses, advertising and sales literature, transfer agent fees, data processing fees, bank fees and other administrative expenses.

(3)

On October 11, 2005, we entered into a joint venture with Minto (Delaware), LLC, which owned all of the outstanding equity of Minto Builders (Florida), Inc., or MB REIT, prior to October 11, 2005. Please refer to a discussion of the MB REIT joint venture in Supplement No. 13 dated January 11, 2006 to our Prospectus dated August 31, 2005.

Prior Performance of IREIC Affiliates

This section updates and supplements the discussion contained in the prospectus under the heading “Prior Performance of IREIC Affiliates,” which begins on page 52 of the prospectus.

Prior Investment Programs

During the ten year period ending March 31, 2006, IREIC and its affiliates have sponsored three other REITs and fifty-one (51) real estate exchange private placements, which altogether have raised more than $7,798,594,000 from over 182,300 investors.  During that period, Inland Western Retail Real Estate Trust, Inc., Inland Real Estate Corporation and Inland Retail Real Estate Trust, Inc., the other REITs sponsored by IREIC, have raised approximately $7,479,008,000 from over 181,600 investors.  Inland Western Retail Real Estate Trust, Inc., Inland Real Estate Corporation and Inland Retail Real Estate Trust, Inc. have investment objectives similar to ours in that they seek to invest in real estate that produces both current income and long-term capital appreciation for stockholders.  Each of these entities, however, invests solely in retail shopping centers (generally neighborhood and community centers) and single tenant net-leased properties located throughout the United States.  Although we too may purchase retail shopping centers and single tenant net-leased properties, our investment policies and strategies are much broader and do not limit our acquisitions to a specific type of real estate asset or geographic area.  The real estate exchange private placements offered by Inland Real Estate Exchange Corporation are designed to provide replacement properties for persons wishing to complete an IRS Section 1031 real estate exchange.  Thus, these private placement programs do not have investment objectives similar to ours.  However, these private placement programs have owned real estate assets similar to those that we may seek to acquire, including industrial buildings, shopping centers, office buildings and other retail buildings.  Unlike us, none of the prior programs sponsored by IREIC or its affiliates had a policy or strategy of acquiring controlling interests in REITs or other real estate operating companies.  The three REITs that seek current income and capital appreciation represent approximately ninety-six percent (96.0%) of the aggregate amount raised, approximately ninety-nine percent (99.0%) of the aggregate number of investors, approximately ninety-four percent (94.0%) of properties purchased and approximately ninety-six percent (96.0%) of the aggregate cost of the properties purchased by the prior programs sponsored by IREIC and its affiliates.

We pay fees to Inland Securities and intend to pay fees to our Business Manager, Property Managers, The Inland Group and their affiliates.  We also reimburse these entities for expenses incurred in performing services on our behalf.   We pay selling commissions, marketing contributions and a due diligence expense allowance to Inland Securities, a portion of is reallowed to its soliciting dealers.  In addition, we reimburse IREIC for costs and other expenses of the offering.  We also reimburse our Business Manager and The Inland Real Estate Transactions Group, Inc., Inland Real Estate Acquisitions and each of their respective affiliates for acquisition expenses.  We also intend to pay our Business Manager an acquisition fee each time we acquire a controlling interest in a REIT or other real estate operating company, as well as a business management fee and an incentive fee after our stockholders have received a minimum return on their invested capital on an annual basis.  In addition, we pay our Property Managers either a property management fee for any property managed by our Property Managers, their affiliates or agents or an oversight fee for any property managed by an entity other than our Property Managers, their affiliates or agents.  Further, we pay interest on any money that we may borrow from our Business Manager and its affiliates and we will pay fees to Inland Mortgage Servicing Corporation and Inland Mortgage Brokerage Corporation for all mortgages serviced or loans placed, respectively. We will generally reimburse IREIC, our Business Manager and their respective affiliates for any expenses that they pay or incur in providing services to us.  If we decide to sell a property, we may pay a property disposition fee to Inland Real Estate Sales, Inc. or Inland Partnership Property Sales Corp.  See “Compensation Table” for a more detailed discussion regarding the fees and expenses that we expect to pay to Inland Securities, our Business Manager, Property Managers, The Inland Group and their affiliates.

The other three REITs previously sponsored by IREIC have similarly compensated IREIC and each of their respective business managers, property managers and affiliates.  However, because none of these REITs have investment policies or strategies of acquiring controlling interests in REITs or other real estate operating companies, they did not contemplate paying an acquisition fee to their respective business managers or an oversight fee to their respective property managers.  For example, we will pay our Business Manager a fee in connection with acquiring a controlling interest in a REIT or other real estate operating company, while the other three entities did not pay their respective business managers fees for the acquisition of properties.  Furthermore, we intend to pay our Property Managers an oversight fee based on the gross income from each property managed by entities other than our Property Managers or their affiliates or agents. The other REITs did not pay their respective property managers oversight fees.

Similarly, the private placement programs sponsored by Inland Real Estate Exchange Corporation pay some of the same types of fees and expenses that we pay, such as selling commissions, marketing expenses, due diligence fees, acquisition fees, and property management fees.  However, because the business conducted by, and the underlying investments objectives of, these private placement programs are substantially different than our business and investment objectives, other fees and expenses paid by the private placement programs are not directly comparable to ours.

The information in this section and in the Prior Performance Tables, included in the prospectus as Appendix A, shows relevant summary information concerning real estate programs sponsored by IREIC and its affiliates.  The purpose of these tables is to provide information on the prior performance of these programs so that you may evaluate IREIC’s experience in sponsoring similar programs.  Because the investment objectives and policies of these prior real estate programs differ in some respects from our objectives and policies, you should not rely upon the prior performance tables to evaluate our potential performance.  The following discussion is intended to briefly summarize the objectives and performance of the prior programs and to disclose any material adverse business developments sustained by these programs.  Past performance is not necessarily indicative of future performance.

Summary Information

The table below provides summarized information concerning prior programs sponsored by IREIC or its affiliates for the ten year period ending March 31, 2006, and is qualified in its entirety by reference to the introductory discussion above and the detailed information appearing in the Prior Performance Tables in Appendix A of the prospectus.  WE ARE NOT, BY INCLUDING THESE TABLES, IMPLYING THAT WE WILL HAVE RESULTS COMPARABLE TO THOSE REFLECTED IN THE TABLES BECAUSE OUR YIELD, CASH AVAILABLE FOR DISTRIBUTION AND OTHER FACTORS MAY BE SUBSTANTIALLY DIFFERENT.  ACQUIRING OUR SHARES WILL NOT GIVE YOU ANY INTEREST IN ANY PRIOR PROGRAM.

	Inland Western Retail Real Estate Trust, Inc. REIT Program as of March 31, 2006	Inland Retail Real Estate Trust, Inc. REIT Program as of March 31, 2006	Inland Real Estate Corporation REIT Program as of March 31, 2006	Inland Real Estate Exchange Private Placement Offerings as of March 31, 2006

Number of programs sponsored	1	1	1	51
Aggregate amount raised from investors	$4,380,016,000	2,388,342,000	710,650,000	319,586,641
Approximate aggregate number of investors	116,600	58,000	7,000	776
Number of properties purchased	294	286	161	51
Aggregate cost of properties	$7,150,183,000	4,128,888,000	1,673,094,000	686,537,780
Number of mortgages/notes	6	0	0	0
Principal amount of mortgages/notes	$114,191,000	0	0	0
Percentage of properties (based on cost) that were:
Commercial—
Retail	71.00%	89.00%	89.00%	33.89%
Single-user net lease	29.00%	11.00%	11.00%	14.22%
Nursing homes	0.00%	0.00%	0.00%	0.00%
Offices	0.00%	0.00%	0.00%	39.84%
Industrial	0.00%	0.00%	0.00%	12.05%
Health clubs	0.00%	0.00%	0.00%	0.00%
Mini-storage	0.00%	0.00%	0.00%	0.00%
Total commercial	100.00%	100.00%	100.00%	100.00%
Multi-family residential	0.00%	0.00%	0.00%	0.00%
Land	0.00%	0.00%	0.00%	0.00%

Percentage of properties (based on cost) that were:
Newly constructed (within a year of acquisition)	34.00%	38.00%	37.00%	32.67%
Existing construction	66.00%	62.00%	63.00%	67.33%

Number of properties sold in whole or in part	0	13	15	1

Number of properties exchanged	0	0	0	0

During the three years prior to March 31, 2006, Inland Western Retail Real Estate Trust, Inc. purchased two hundred ninety-four (294) properties, Inland Real Estate Corporation purchased twenty-two (22) commercial properties and Inland

Retail Real Estate Trust, Inc. purchased one hundred fifty (150) commercial properties. Upon written request, you may obtain, without charge, a copy of Table VI filed with the Securities and Exchange Commission in Part II of our registration statement.  Table VI provides more information about these acquisitions.  In addition, upon written request, you may obtain, without charge, a copy of the most recent Form 10-K annual report filed with the Securities and Exchange Commission by any of these REITs within the last twenty-four (24) months.  We will provide exhibits to each such Form 10-K upon payment of a reasonable fee for copying and mailing expenses.

Publicly Registered REITs

Inland Real Estate Corporation was formed in May 1994.  Through a total of four public offerings, the last of which was completed in 1998, Inland Real Estate Corporation, which we refer to herein as IRC, sold a total of 51,642,397 shares of common stock. In addition, as of March 31, 2006, IRC had issued 14,929,996 shares of common stock through its distribution reinvestment program and repurchased 5,256,435 shares of common stock through its share repurchase program.  As a result, IRC has realized total gross offering proceeds of approximately $710,650,000 as of March 31, 2006.  On June 9, 2004, IRC listed its shares on the New York Stock Exchange and began trading under the ticker “IRC”.  On March 31, 2006, the closing price of the stock on the New York Stock Exchange was $16.31 per share.

IRC focuses on purchasing shopping centers that provide convenience goods, personal services, wearing apparel and hardware and appliances located within an approximate 400-mile radius of its headquarters in Oak Brook, Illinois.  IRC seeks to provide stockholders with regular cash distributions and a hedge against inflation through capital appreciation.  IRC also may acquire single-user retail properties throughout the United States.  As of March 31, 2006, the properties owned by IRC were generating sufficient cash flow to pay operating expenses and an annual cash distribution of $0.96 per share, a portion of which is paid monthly.

As of March 31, 2006, IRC owned one hundred forty-six (146) properties for a total investment of approximately $1,673,094,000.  These properties were purchased with proceeds received from the above described offerings of shares of its common property, sales financings and the line of credit.  As of March 31, 2006, IRC had debt of approximately $620,795,000 secured by its properties and had $125,000,000 outstanding through an unsecured line of credit.

On July 1, 2000, IRC became a self-administered REIT by acquiring, through merger, Inland Real Estate Advisory Services, Inc., its advisor, and Inland Commercial Property Management, Inc., its property manager. As a result of the merger, IREIC, the sole shareholder of the advisor, and The Inland Property Management Group, Inc., the sole shareholder of its property manager, received an aggregate of 6,181,818 shares of IRC’s common stock valued at $11.00 per share, or approximately nine percent (9.0%) of its common stock.

Inland Retail Real Estate Trust, Inc. was formed in February 1999.  Through a total of three public offerings, the last of which was completed in 2003, Inland Retail Real Estate Trust, Inc., which we refer to herein as IRRETI, sold a total of 213,699,534 shares of its common stock.  In addition, as of March 31, 2006, IRRETI had issued approximately 35,528,000 shares through its distribution reinvestment program, and has repurchased a total of approximately 9,093,000 shares through the share reinvestment program.  As a result, IRRETI has realized total net offering proceeds of approximately $2,388,342,000 as of March 31, 2006.  On December 29, 2004, IRRETI issued 19,700,060 shares as a result of a merger with its advisor and property managers, as described below.

IRRETI focuses on purchasing shopping centers located east of the Mississippi River in addition to single-user retail properties in locations throughout the United States.  IRRETI seeks to provide investors with regular cash distributions and a hedge against inflation through capital appreciation.  As of March 31, 2006, the properties owned by IRRETI were generating sufficient cash flow to pay operating expenses and an annual cash distribution of $0.83 per share, a portion of which is paid monthly.

As of March 31, 2006, IRRETI owned two hundred eighty-six (286) properties for a total investment of approximately $4,128,888,000.  These properties were purchased with proceeds received from the above described offerings of shares of its common stock, financings sole of properties and the line of credit.  As of March 31, 2006, IRRETI had borrowed approximately $2,307,811,000  secured by its properties.

On December 29, 2004, IRRETI became a self-administered REIT by acquiring, through merger, Inland Retail Real Estate Advisory Services, Inc., its business manager and advisor, and Inland Southern Management Corp., Inland Mid-Atlantic Management Corp., and Inland Southeast Property Management Corp., its property managers.  As a result of the merger, IRRETI issued to our sponsor, IREIC, the sole shareholder of the business manager and advisor, and the shareholders of the property managers, an aggregate of 19,700,060 shares of IRRETI’s common stock, valued at $10.00 per share for purposes of the merger agreement, or approximately 7.9% of its common stock.

Inland Western Retail Real Estate Trust, Inc. was formed in March 2003, through a total of two public offerings, the last of which was completed in 2005. Inland Western Retail Real Estate Trust, Inc., which we refer to herein as Inland Western, sold a total of 421,983,424 shares of its common stock. In addition, as of March 31, 2006, Inland Western had issued 19,046,446 shares through its distribution reinvestment program and has repurchased 2,244,647 shares through its share repurchase program.  As a result, Inland Western has realized total gross offering proceeds of approximately $4,380,016,000 as of March 31, 2006.

Inland Western focuses on purchasing multi-tenant shopping centers and single-user net lease properties in locations throughout the United States.  Inland Western seeks to provide investors with regular cash distributions and a hedge against inflation through capital appreciation.  As of March 31, 2006, the properties owned by Inland Western were generating sufficient cash flow to pay operating expenses and an annualized cash distribution of $0.6425 per share, a portion of which is paid monthly.

As of March 31, 2006, Inland Western owned two hundred ninety-four (294) properties for a total investment of approximately $7,150,183,000. These properties were purchased with proceeds received from the above described offering of shares of its common stock and financings.  As of March 31, 2006, Inland Western has borrowed approximately $4,047,939,000 secured by its properties.

The following tables summarize distributions paid by IRC, IRRETI and Inland Western through December 31, 2005.  The rate at which each company raised capital, acquired properties and generated cash from all sources determined the amount of cash available for distribution.  As described in more detail below, IREIC or its affiliates agreed to either forgo or defer all or a portion of the business management and advisory fee due them, from time to time, to increase the amount of cash available to pay distributions while the REIT continued to raise capital and acquire properties.  As described below, IREIC also advanced monies to Inland Western to pay distributions.  Inland Western has since repaid these advances. With respect to IRC, from 1995 through 2000, IREIC or its affiliates agreed to forgo $10,527,710 in advisor fees.  With respect to IRRETI, from 1999 through 2004, IREIC or its affiliates agreed to forgo $3,211,041 and defer $13,121,256 in advisor fees.  As of December 31, 2004, IRRETI had paid IREIC or its affiliates all deferred advisor fees.  With respect to Inland Western, since 2003, IREIC or its affiliates received $30,425,000 in advisor fees and agreed to forgo an additional $57,650,000.  During this time, IREIC also advanced funds to Inland Western to pay distributions.  In 2003 and 2004, Inland Western received $1,202,519 and $4,689,290, respectively, for an aggregate amount of $5,891,809.  As of March 31, 2006, IREIC has forgiven $2,369,139 of this amount, which is included as “additional paid in capital” in Inland Western’s financial statements.  As of March 31, 2006, Inland Western had repaid the remaining $3,522,670.

In each case, if IREIC or its affiliates had not agreed to forgo or defer all or a portion of the advisor fee, or, in the case of Inland Western, advance monies to pay distributions, the aggregate amount of distributions made by each REIT may have been reduced or the REIT would have likely had to decrease the number of properties acquired or the pace at which it acquired properties.  Our Business Manager may agree to forgo or defer all or a portion of its business management fee during the periods that we are raising capital and acquiring real estate assets with this capital.  Our Business Manager is not, however, obligated to do so and thus we may pay less in distributions or have less cash available to acquire real estate assets.  See “Risk Factors — Risks Related to Our Business” for a discussion of risks associated with the availability and timing of our cash distributions.

Inland Real Estate Corporation - Offering Completed 1998

	Total Distribution	Ordinary Income	Non Taxable Distribution	Capital Gain Distribution	Total Distributions per Share
	$	$*	$**	$***	$
1995	736,627	694,213	42,414	—	.76
1996	3,704,943	3,093,525	611,418	—	.82
1997	13,127,597	9,739,233	3,388,364	—	.86
1998	35,443,213	27,015,143	8,428,070	—	.88
1999	48,379,621	35,640,732	12,738,889	—	.89
2000	52,964,010	40,445,730	12,518,280	—	.90
2001	58,791,604	45,754,604	12,662,414	374,586.93
2002	60,090,685	41,579,944	18,315,640	195,101.94
2003	61,165,608	47,254,096	13,577,679	333,833.94
2004	62,586,577	53,458,760	7,883,026	1,244,791.94
2005****	64,212,187	57,502,980	—	1,364,810.95
2006	16,216,229	*****	*****	*****	.24
	477,418,901	362,178,960	90,166,194	3,513,121

*	The breakout between ordinary income and return of capital is finalized on an annual basis after the calendar year end.

**

Represents a reduction in basis for federal income tax purposes resulting from cash distributions (other than in respect of property sale proceeds) in excess of current or accumulated earnings and profits.

***	Represents a capital gain distribution for federal income tax purposes.
****

The December distribution declared on December 20, 2005, with a record date of January 3, 2006 and payment date of January 17, 2006, is reportable for tax purposes in 2006 and is not reflected in the 2005 calculation.

*****	The breakout between ordinary income and return of capital is finalized on an annual basis after the calendar year-end.

Inland Retail Real Estate Trust, Inc. - Offering Completed 2003

	Total Distribution	Ordinary Income	Non Taxable Distribution		Capital Gain Distribution	Total Distributions per Share
	$	$*	$**		$***	$
1999	1,396,861	318,484	1,078,377		—	.49	****
2000	6,615,454	3,612,577	3,002,877		—	.77
2001	17,491,342	10,538,534	6,952,808		—	.80
2002	58,061,491	36,387,136	21,674,355		—	.82
2003	160,350,811	97,571,099	62,779,712		—	.83
2004	190,630,575	110,922,403	79,708,172		—	.83
2005	193,733,000	146,820,000	45,713,000	*	1,200,000.76		*
2006	53,953,000	53,953,000	*****		*****
	682,231,534	460,122,233	220,909,301		1,200,000

*

For the year ended December 31, 2005, we declared distributions to our shareholders of $0.83 per diluted weighted average number of shares outstanding and distributed $0.76 per share for the eleven-month period February 7, 2005 through December 7, 2005 in accordance with the Internal Revenue Code.

**

Represents a reduction in basis for federal income tax purposes resulting from cash distributions (other than in respect of property sale proceeds) in excess of current or accumulated earnings and profits.

***	Represents a capital gain distribution for federal income tax purposes.
****	IRRETI began paying monthly distributions in May 1999. This amount represents total distributions per share made during the period from May 1999 through December 1999.
*****	The breakout between ordinary income and return of capital is finalized on an annual basis after the calendar year-end.

Inland Western Retail Real Estate Trust, Inc. - Offering Completed 2005

	Total Distributions Paid	Ordinary Income	Non Taxable Distribution	Capital Gain Distribution	Total Distributions Paid per Share
	$	$	$*	$**	$
2003	358,000	—	358,000	—	.13	***
2004	54,542,000	29,998,000	24,544,000	—	.66
2005	211,327,000	114,117,000	97,210,000	—	.64
2006	70,604,000	70,604,000	****	****
	336,831,000	214,719,000	122,112,000	—

*

Represents a reduction in basis for federal income tax purposes resulting from cash distributions (other than in respect of property sale proceeds) in excess of current or accumulated earnings and profits.

**	Represents a capital gain distribution for federal income tax purposes
***	Inland Western began paying monthly distributions in November 2003. This amount represents total distributions per share paid during the period from November 2003 through December 2003.
****	The breakout between ordinary income and return of capital is finalized on an annual basis after the calendar year-end.

The following table summarizes the yield on initial principal investment that investors would have realized if they had reinvested their distributions at the discounted share price provided in the distribution reinvestment program of the three REITs previously sponsored by IREIC.  Yields are calculated from the commencement date of each REIT’s initial public offering and are based on the actual amount of distributions made since that date.  All calculations assume an initial principal investment of $10,000.00 and that distributions were reinvested through the distribution reinvestment program (DRP) offered by each REIT.  The dollar amount of each periodic distribution was calculated based on the cumulative number of shares owned at the time of the distribution and the actual distribution per share.  The resulting amount was divided by the actual DRP share price at the time of the distribution to determine the number of additional shares purchased through the DRP.  These additional shares were then added to the cumulative number of shares owned immediately prior to the distribution.  These calculations were repeated for each month of a given year.  The cumulative compounded yield on principal as of December 31 of each year was then calculated based on the cumulative number of shares owned at the beginning of December multiplied by the annualized distribution (actual distribution per share paid in December multiplied by twelve) and divided by the dollar amount of the initial principal investment.

Cumulative Compounded Yield on Initial Principal Investment

As of December 31,	IRC (1)		IRRETI (2)		Inland Western (3)

1994	0.00	%(4)	N/A		N/A

1995	8.45%		N/A		N/A

1996	9.55%		N/A		N/A

1997	11.00%		N/A		N/A

1998	12.14%		N/A		N/A

1999	13.36%		7.79	%(5)	N/A

2000	14.99%		9.00%		N/A

2001	17.88%		9.92%		N/A

2002	18.35%		11.07%		N/A

2003	20.07%		12.08%		4.97	%(6)

2004	21.71%		13.18%		6.91%

2005	23.99%		14.32%		7.32%

(1)

IRC sold shares for $10.00 per share from October 1994 through March 1998. During this time, the DRP purchase price was $9.05 per share. From April 1998 through December 1998, IRC sold shares for $11.00 per share. During that time and through May 2004, the DRP purchase price was $10.50 per share. In June 2004, IRC became publicly traded. Since then, the DRP share price has been calculated as the average of the opening and closing share prices for the five days immediately preceding the payment of the monthly distribution. This price is calculated on a monthly basis. As of December 31, 2005, the DRP purchase price was $15.10 per share.

(2)	IRRETI sold shares from February 1999 through May 2003 at a price of $10.00 per share. During that time and through December 31, 2005, the DRP purchase price was $10.25 per share.
(3)	Inland Western commenced selling shares in September 2003 at a price of $10.00 per share. During that time and through December 31, 2005, the DRP purchase price was $9.50 per share.
(4)

Although IRC began selling shares in October 1994, it did not acquire its first property until January 1995 and did not make distributions in 1994. During 1995, IRC paid three quarterly distributions and, began paying monthly distributions in November 1995.

(5)	IRRETI began paying monthly distributions in June 1999. This represents the annualized cumulative compounded yield on principal investment for the period from June 1999 through December 1999.
(6)

Inland Western began paying monthly distributions in November 2003. This represents the annualized cumulative compounded yield on principal investment for the period from November 2003 through December 2003.

As discussed above, from time to time, IREIC or its affiliates agreed to either forgo or defer all or a portion of the advisor fee in an effort to maximize cash available for distributions by each REIT.  In the case of Inland Western, IREIC also advanced amounts to Inland Western to fund distributions.  In each case, if IREIC or its affiliates had not agreed to forgo or defer all or a portion of the advisor fee, or, in the case of Inland Western, advance funds to fund distributions, the aggregate amount of distributions made by each REIT would have been reduced, dollar for dollar, by the amounts forgone, deferred or advanced.  Had this occurred, the corresponding reduction in the aggregate amount of distributions made by each REIT would have resulted in a cumulative compounded yield on initial principal investment lower than as set forth for each REIT in the table above.

Private Partnerships

Through March 31, 2006, affiliates of IREIC have sponsored five hundred fourteen (514) private placement limited partnerships which have raised more than $524,201,000 from approximately 17,000 investors and invested in properties for an aggregate price of more than $1 billion in cash and notes.  Of the five hundred twenty-two (522) properties purchased, ninety-three percent (93.0%) have been located in Illinois.  Approximately ninety percent (90.0%) of the funds were invested in apartment buildings, six percent (6.0%) in shopping centers, two percent (2.0%) in office buildings and two percent (2.0%) in other properties. Including sales to affiliates, four hundred seventy-eight (478) partnerships have sold their original property investments.  Officers and employees of IREIC and its affiliates invested more than $17,000,000 in these limited partnerships.

From April 1, 1996 through March 31, 2006, investors in these private partnerships have received total distributions in excess of $373 million consisting of cash flow from partnership operations, interest earnings, sales and refinancing proceeds and cash received from the course of property exchanges.

Following a proposal by the former corporate general partner, which was an affiliate of The Inland Group, investors in three hundred one (301) private partnerships voted in 1990 to admit IREIC as the corporate general partner for those partnerships.  Beginning in December 1993 and continuing into the first quarter of 1994, investors in one hundred one (101) private limited partnerships for which IREIC is the general partner received letters informing them of the possible opportunity to sell the sixty-six (66) apartment properties owned by those partnerships to a to-be-formed REIT in which affiliates of IREIC would receive stock and cash and the limited partners would receive cash. The underwriters of this apartment REIT subsequently advised IREIC to sell to a third party its management and general partner interests in those remaining limited partnerships not selling their apartment properties to the apartment REIT. Those not selling their apartment properties constituted approximately thirty percent (30.0%) of the IREIC-sponsored limited partnerships owning apartment buildings. The prospective third-party buyers of IREIC’s interests in the remaining partnerships, however, would make no assurance to support those partnerships financially. As a result, in March 1994, IREIC informed investors of its decision not to form the apartment REIT.

Following this decision, two investors filed a complaint in April 1994 in the Circuit Court of Cook County, Illinois, Chancery Division, purportedly on behalf of a class of other unnamed investors, alleging that IREIC had breached its fiduciary responsibility to those investors whose partnerships would have sold apartment properties to the apartment REIT.  The complaint sought an accounting of information regarding the apartment REIT matter, an unspecified amount of damages and the removal of IREIC as general partner of the partnerships that would have participated in the sale of properties. In August 1994, the court granted IREIC’s motion to dismiss, finding that the plaintiffs lacked standing to bring the case individually. The plaintiffs were granted leave to file an amended complaint. Thereafter, in August 1994, six investors filed an amended complaint, purportedly on behalf of a class of other investors, and derivatively on behalf of six limited partnerships of which IREIC is the general partner. The derivative counts sought damages from IREIC for alleged breach of fiduciary duty and breach of contract, and asserted a right to an accounting. IREIC filed a motion to dismiss in response to the amended complaint. The suit was dismissed in March 1995 with prejudice. The plaintiffs filed an appeal in April 1996. After the parties briefed the issue, arguments were heard by the appellate court in February 1997.  In September 1997, the appellate court affirmed the trial court decision in favor of IREIC.

IREIC is the general partner of twenty-seven (27) private limited partnerships and one public limited partnership that owned interests in fifteen buildings that were net leased to Kmart.  The fourteen Kmarts owned by the private limited partnerships were all cross-collateralized. Relating to the Kmart bankruptcy, the status of the fifteen buildings is as follows:

Category 1 - The leases of nine of the Kmarts were current and had been accepted by Kmart under their Chapter 11 reorganization plan.

Category 2 - Kmart assigned its designation rights in one lease to Kohl’s. The lease was amended and extended for Kohl’s by IREIC, the general partner on behalf of the owners and lender and Kohl’s began paying rent February 12, 2003.

Category 3 - Under Kmart’s Chapter 11 reorganization plan and upon emergence from bankruptcy on April 22, 2003, Kmart rejected four property leases, one of which was subject to a ground lease to Kimco. Kmart ceased paying rent as of May 1, 2003.

IREIC, as general partner, agreed with the note holders who owned the loan to conduct a liquidation of the fourteen properties which comprise Categories 1, 2 and 3. The Category 2 property, which was leased by Kohl’s was sold on February 19, 2004.  As of June 30, 2005, all of the Category 1 and Category 3 Kmart properties have been sold and the note holders have been paid off in full.

Category 4 - Under Kmart’s Chapter 11 reorganization, Kmart rejected the lease for the property owned by the public limited partnership and ceased paying rent as of June 29, 2002.  This Kmart was sold in May 2005.

1031 Exchange Private Placement Offering Program

In March 2001, Inland Real Estate Exchange Corporation (IREX) was established as a subsidiary of Inland Real Estate Investment Corporation.  IREX was formed to provide replacement properties for people wishing to complete an IRS Section 1031 real estate exchange.  Through March 31, 2006, IREX has offered the sale of fifty-one (51) properties with a total property value of approximately $680,537,780.

Landings Of Sarasota DBT.  Inland Southern Acquisitions, Inc., a Delaware corporation and an affiliate of IREX acquired The Landings, a multi-tenant shopping center located in Sarasota, Florida in December 1997 for $9,800,000.  In August 2001, Inland Southern Acquisitions, Inc. contributed one hundred percent (100.0%) of its interest in the property into Landings of Sarasota DBT, a Delaware business trust, refinanced the property with a loan of $8,000,000 from Parkway Bank & Trust Co., an Illinois banking corporation, and began offering all of its beneficial interests in the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange.  The total price was $12,000,000, which consisted of $8,000,000 in debt assumption and $4,000,000 in equity investment. $200,000 of the offering proceeds were allocated to a property reserve account.  The offering was completed in May 2002 when the maximum offering amount was raised.

Sentry Office Building, DBT, a Delaware business trust, purchased a newly constructed, single-tenant office building in Davenport, Iowa in December 2001 from Ryan Companies US Inc., a Minnesota corporation.  The trust financed its acquisition of the property with a $7,500,000 first mortgage loan from Parkway Bank & Trust Co., an Illinois banking corporation.  In January 2002, Sentry Office Building Corporation, a Delaware corporation and the initial beneficiary of the trust, began offering all of its beneficial interests in the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange.  The total price was $11,000,000, which consisted of $7,500,000 in debt assumption and $3,500,000 in equity investment. $100,000 of the offering proceeds obtained from the new owners was allocated to a property reserve account.  The offering was completed in April 2002 when the maximum offering amount was raised.

Pets Bowie Delaware Business Trust purchased a single-tenant retail building leased to PETsMART in Bowie, Maryland in October 2001 from PETsMART, Inc. and Wells Fargo Bank Northwest, N.A.  The trust initially financed its acquisition of the property with a temporary loan of $2,625,305 from Parkway Bank & Trust Co., an Illinois banking corporation, and then replaced this loan with a permanent loan of $1,300,000 with the same lender.  In May 2002, Pets Bowie Delaware Business Trust began offering all of its beneficial interests to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange.  The total price was $3,900,000, which consisted of $1,300,000 in debt assumption and $2,600,000 in equity investment. $90,000 of the offering proceeds obtained from the new owners was allocated to a property reserve account.  The offering was completed in July 2002 when the maximum offering amount was raised.

1031 Chattanooga DBT, a Delaware business trust, acquired a retail property currently leased to Eckerd in Chattanooga, Tennessee in May 2002.  The trust financed the property with a loan of $1,500,000 from Parkway Bank & Trust Co., an Illinois banking corporation.  In July 2002, 1031 Chattanooga, L.L.C., the initial beneficiary of 1031 Chattanooga DBT, began offering all of the beneficial interests of the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange.  The total price was $3,400,000, which consisted of $1,500,000 in debt assumption and $1,900,000 in equity investment.  The offering was completed in May 2003 when the maximum offering amount was raised.

Lansing Shopping Center, DBT a Delaware business trust, purchased a newly constructed, multi-tenant retail shopping center in Lansing, Illinois in June 2002 from LaSalle Bank, N.A., as trustee under trust agreement dated May 22, 2001 and known as Trust No. 127294.  The trust financed its acquisition of the property with a $5,900,000 first mortgage loan from Parkway Bank & Trust Co., an Illinois banking corporation.  In August 2002, Lansing Shopping Center, L.L.C., a Delaware limited liability company and the initial beneficiary of Lansing Shopping Center, DBT, began offering all of the beneficial interests of the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange.  The total price was $10,900,000, which consisted of $5,900,000 in debt assumption and $5,000,000 in equity investment. $80,000 of the offering proceeds was allocated to a property reserve account.  The offering was completed in September 2002 when the maximum offering amount was raised.

Inland 220 Celebration Place Delaware Business Trust purchased a single-tenant office building currently leased to Walt Disney World Co., a Florida corporation, in Celebration, Osceola County, Florida, in June 2002 from Walt Disney World Co. in a sale/leaseback transaction.  The trust financed its acquisition of the property with an $18,000,000 first mortgage loan from Bank of America, N.A., a national banking association.  In September 2002, Inland 220 Celebration Place, L.L.C., a Delaware limited liability company and the initial beneficiary of Inland 220 Celebration Place Delaware Business Trust, began offering all of the beneficial interests of the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange.  The total price was $33,800,000, which consisted of $18,000,000 in debt assumption and $15,800,000 in equity investment. $50,000 of the offering proceeds was allocated to a property reserve account. The offering was completed in September 2003 when the maximum offering amount was raised.

Taunton Circuit Delaware Business Trust acquired a retail property currently leased to Circuit City in Taunton, Massachusetts in July 2002.  The Trust financed the property with a first mortgage of $2,800,000 from MB Financial Bank.  In September 2002, Inland Taunton Circuit, L.L.C., the initial beneficiary of Taunton Circuit Delaware Business Trust, offered all of its interest in the trust to a qualified person in need of a replacement property to complete a 1031 tax-deferred exchange.  The total price was $6,550,000, which consisted of $2,800,000 in debt assumption and $3,750,000 in equity investment.  The offering was completed in September 2002 when the maximum offering amount was raised.

Broadway Commons Delaware Business Trust acquired a multi-tenant retail center located in Rochester, Minnesota, in July 2002.  The Trust financed the property with a first mortgage of $8,850,000 from Parkway Bank & Trust Co., an Illinois banking corporation.  In October 2002, Broadway Commons, L.L.C., the initial beneficiary of Broadway Commons Delaware Business Trust, began offering all of its beneficial interests in the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange.  The total price was $17,250,000, which consisted of $8,850,000 in debt assumption and $8,400,000 in equity investment.  $100,000 of the offering proceeds was allocated to a property reserve account.  The offering was completed in December 2003 when the maximum offering amount was raised.

Bell Plaza 1031, LLC.  Rehab Associates XIII, Inc., an Illinois corporation and an affiliate of IREX acquired Bell Plaza, a multi-tenant shopping center in Oak Lawn, Illinois on August 28, 1998 for $1,675,000.  In October 2002, Rehab Associates XIII contributed one hundred percent (100.0%) of its interest in the property into Bell Plaza 1031, LLC, a Delaware single member limited liability company, and then offered all of its membership interests in Bell Plaza, LLC to North Forsyth Associates, a North Carolina general partnership, which was in need of a replacement property to complete a 1031 tax-deferred exchange.  The total price was $4,030,000, which consisted of $3,140,000 in debt assumption and $890,000 in equity investment. $25,000 of the offering proceeds was allocated to a property reserve account.  The offering was completed in November 2002 when the maximum offering amount was raised.

Inland 210 Celebration Place Delaware Business Trust purchased a single-tenant office building currently leased to Walt Disney World Co., a Florida corporation, in Celebration, Osceola County, Florida, in June 2002 from Walt Disney World Co .in a sale/leaseback transaction.  The trust financed its acquisition of the property with a $5,700,000 first mortgage loan from Bear Stearns Commercial Mortgage, Inc.  In January 2003, Inland 210 Celebration Place Delaware Business Trust sold its fee simple interest in 210 Celebration Place to Old Bridge Park Celebration, LLC, a Delaware limited liability company, which was in need of a replacement property to complete a 1031 tax-deferred exchange.  The total price was $12,000,000, which consisted of $5,700,000 in debt assumption and $6,300,000 in equity investment.  The offering was completed in January 2003 when the maximum offering amount was raised.

CompUSA Retail Building.  Lombard C-USA, L.L.C., a Delaware limited liability company, purchased a single-tenant retail building leased to CompUSA, Inc. in Lombard, Illinois in January 2003 from an unrelated third party.  The L.L.C. financed its acquisition of the property with a $4,000,000 loan from Bear Stearns Commercial Mortgage, Inc.  In April 2003, Lombard C-USA, L.L.C. began offering ninety-nine percent (99.0%) of the undivided tenant in common interests in the real estate and improvements thereon located at 2840 S. Highland Avenue, Lombard, DuPage County, Illinois for $3,910,500 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange.  The total price was $7,950,000, which consisted of $4,000,000 in debt assumption and $3,950,000 in equity investment. As required by the lender, Lombard C-USA, L.L.C. shall retain at least a one percent (1.0%) tenant in common interest, which is included in the $3,950,000 equity investment. $75,000 of the offering proceeds was allocated to a property reserve account.  The offering was completed in February 2004 when the maximum offering amount was raised.

Deere Distribution Facility in Janesville, Wisconsin.  Janesville 1031, L.L.C., a Delaware limited liability company, purchased a single-tenant, light industrial distribution center leased to Deere & Company, a Delaware corporation, in Janesville, Wisconsin in February 2003 from Ryan Janesville, L.L.C., a Minnesota corporation and an affiliate of Ryan Companies US, Inc.  The L.L.C. financed its acquisition of the property with a $10,450,000 loan from Bear Stearns Commercial Mortgage, Inc. In May 2003, Janesville 1031, L.L.C. began offering ninety-nine percent (99.0%) of the undivided tenant in common interests in the real estate and improvements thereon located at 2900 Beloit Avenue, Janesville, Rock County, Wisconsin for $9,949,500 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange.  The total price was $20,500,000, which consisted of $10,450,000 in debt assumption and $10,050,000 in equity investment, one percent (1.0%) of which was required by the lender to be retained by Janesville 1031, L.L.C. $100,000 of the offering proceeds was allocated to a property reserve account.  The offering was completed in January 2004 when the maximum offering was raised.

Fleet Office Building.  Westminster Office 1031, L.L.C., a Delaware limited liability company, purchased a single-tenant office building leased entirely to Fleet National Bank, a national banking association, in Providence, Rhode Island in April 2003 from Fleet National Bank in a sale/leaseback transaction.  The L.L.C. financed its acquisition of the property with a $12,900,000 loan from Bear Stearns Commercial Mortgage, Inc.  In June 2003, Westminster Office 1031, L.L.C. began offering ninety-nine percent (99.0%) of the undivided tenant in common interests in the real estate and improvements thereon located at 111 Westminster Street, Providence, Providence County, Rhode Island for $9,900,000 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange.  The total price was $22,900,000, which consisted of $12,900,000 in debt assumption and $10,000,000 in equity investment, one percent (1.0%) of which was required by the lender to be retained by Westminster Office 1031, L.L.C. $150,000 of the offering proceeds was allocated to a property reserve account.  The offering was completed in January 2004 when the maximum offering was raised.

Deere Distribution Facility in Davenport, Iowa.  Davenport 1031, L.L.C., a Delaware limited liability company, purchased a single-tenant, light industrial distribution center leased to Quad Cities Consolidation and Distribution, Inc., an Illinois corporation, in Davenport, Iowa in April 2003 from Ryan Companies US, Inc., a Minnesota corporation.  The lease is fully guaranteed by Deere & Company, a Delaware corporation. The L.L.C. financed its acquisition of the property with a loan from Bear Stearns Commercial Mortgage, Inc.  In August 2003, Davenport 1031, L.L.C. began offering ninety-nine percent (99.0%) of the undivided tenant in common interests in the real estate and improvements thereon located at 2900 Research Parkway, Davenport, Scott County, Iowa for $15,543,000 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange.  The total price was $28,200,000, which consisted of $12,500,000 in debt assumption and $15,700,000 in equity investment, one percent (1.0%) of which was required by the lender to be retained by Davenport 1031, L.L.C. $100,000 of the offering proceeds was allocated to a property reserve account.  The offering was completed in April 2004 when the maximum offering was raised.

Grand Chute DST, a Delaware statutory trust, purchased a multi-tenant retail shopping center in Grand Chute, Wisconsin in October 2002 from Continental 56 Fund Limited Partnership.  The trust funded the acquisition of the property with cash from the sale of one hundred percent (100.0%) of the beneficial interests in the trust to Grand Chute, L.L.C., a Delaware limited liability company.  Subsequent to the acquisition of the property, the trust obtained a $5,678,350 loan from Bank of America, N.A. and the proceeds of the loan were distributed to Grand Chute, L.L.C. as a partial return of its capital contribution.  In January 2003, Grand Chute, L.L.C. began offering all of its beneficial interests in the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange.  The total price was $12,048,350, which consisted of $5,678,350 in debt assumption and $6,370,000 in equity investment. $478,350 of the offering proceeds was allocated to four separate property reserve accounts, three of which were required by the lender.  In September 2003, certain information in the offering was amended and supplemented through the release of the First Supplement to Private Placement Memorandum.  The offering was completed in March 2004 when the maximum offering amount was raised.

Macon Office DST, a Delaware statutory trust, purchased a single-tenant office complex in Macon, Georgia in October 2002 from UTF Macon, L.L.C.  The trust funded the acquisition of the property with cash from the sale of one hundred percent (100.0%) of the beneficial interests in the trust to Macon Office, L.L.C., a Delaware limited liability company.  Subsequent to the acquisition of the property, the trust obtained a $5,560,000 loan from Bank of America, N.A. and the proceeds of the loan were distributed to Macon Office, L.L.C. as a partial return of its capital contribution.  In October 2003, Macon Office, L.L.C. began offering all of its beneficial interests in the trust to certain qualified persons seeking a cash investment, in addition to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange.  The total price was $12,160,000, which consisted of $5,560,000 in debt assumption and $6,600,000 in equity investment. $100,000 of the offering proceeds was allocated to a property reserve account.  The offering was completed in March 2004 when the maximum offering amount was raised.

White Settlement Road Investment, LLC, a Delaware limited liability company, acquired a retail property currently leased to Eckerd Corporation in Fort Worth, Texas in July 2003.  The LLC funded the acquisition of the property with cash from an affiliate and with a short-term loan from Parkway Bank and Trust Co., an Illinois banking corporation, in the amount of $2,041,000.  In November 2003, Fort Worth Exchange, LLC, a Delaware limited liability company and initial beneficiary of White Settlement Road Investment, LLC, offered its entire membership interest in the LLC to a qualified person in need of a replacement property to complete a 1031 tax-deferred exchange.  The total price was $2,840,000, which consisted of $1,420,000 in debt assumption and $1,420,000 in equity investment.  The offering was completed in December 2003 when the maximum offering amount was raised.  Simultaneous with the completion of the offering, the short-term loan with Parkway was converted to a permanent loan and the terms of the loan documents were modified in accordance with a loan commitment from Parkway.

Plainfield Marketplace.  Plainfield 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant shopping center located in Plainfield, Illinois on December 16, 2003 from Ryan Companies US, Inc., a Minnesota corporation.  The L.L.C. financed its acquisition of the property with a loan from Bear Stearns Commercial Mortgage, Inc, a New York corporation.  In January 2004, Plainfield 1031, L.L.C. began offering ninety-nine percent (99.0%) of the undivided tenant in common interests in the real estate and improvements thereon located at 11840 South Route 59, Plainfield, Will County, Illinois for $12,350,250 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange.  The total price was $24,400,000, which consisted of $11,925,000 in debt assumption and $12,475,000 in equity investment, one percent (1.0%) of which was required by the lender to be retained by Plainfield 1031, L.L.C.  The difference between the real estate acquisition price of $21,700,000 and the total price of $24,400,000 consists of $950,000 acquisition fee, $150,000 for a property reserve account, and $1,600,000 of estimated costs and expenses.  The offering was completed in June 2004 when the maximum offering amount was raised.

Pier 1 Retail Center.  Butterfield-Highland 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on December 30, 2003 from the beneficiary of Trust No. 2314, an unrelated third party, which trust was held by North Side Community Bank as Trustee under the Trust Agreement dated December 12, 2003.  The L.L.C. financed its acquisition of the property with a loan from Bear Stearns Commercial Mortgage, Inc, a New York corporation.  In March 2004, Butterfield-Highland 1031, L.L.C. began offering ninety-nine percent (99.0%) of the undivided tenant in common interests in the real estate and improvements thereon located at 2830 S. Highland Avenue, Lombard, Illinois  for $4,257,000 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange.  The total price was $8,150,000, which consisted of $3,850,000 in debt assumption and $4,300,000 in equity investment, a minimum of one percent (1.0%) of which is required by the lender to be retained by Butterfield-Highland 1031, L.L.C.  The difference between the real estate acquisition price of $7,025,000 and the total price of $8,150,000 consists of $350,000 acquisition fee, $100,000 for a property reserve account, and $675,000 of estimated costs and expenses.  The offering was completed in June 2004 when the maximum offering amount was raised.

Long Run 1031, L.L.C.  LR 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on January 27, 2003 from Ryan Lemont, L.L.C., the third party seller and developer of the property.  The L.L.C. financed its acquisition of the property with cash and, on April 24, 2003, placed a loan on the Property in the amount of $4,700,000 from Principal Commercial Funding, LLC.  In June 2004, LR 1031, L.L.C. a Delaware limited liability company and initial beneficiary of Long Run 1031, L.L.C. offered its entire membership interest in the LLC to a qualified person in need of a replacement property to complete a 1031 tax-deferred exchange.  The total price was $4,935,000 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange.  The total price was $9,635,000, which consisted of $4,700,000 in debt assumption and $4,935,000 in equity investment.  The difference between the real estate acquisition price of $8,500,000 and the total price of $9,635,000 consists of $451,347 acquisition fee, $50,000 for a property reserve account, and $658,653 of estimated costs and expenses.  The offering was completed in May 2004 when the maximum offering amount was raised.

Forestville 1031, L.L.C.  Forestville Exchange, L.L.C., a Delaware limited liability company, purchased a single-tenant retail shopping center on November 13, 2003 from Silver Hill, L.L.C., a North Carolina limited liability company, the property’s developer.  The L.L.C. financed its acquisition of the property with cash.  In May 2004, Forestville Exchange, L.L.C. a Delaware limited liability company and initial beneficiary of Forestville 1031, L.L.C. offered its entire membership interest in the LLC to a qualified person in need of a replacement property to complete a 1031 tax-deferred exchange.  The total price was $3,900,000, which consisted of $1,793,630 in mortgage financing from Parkway Bank and Trust Co. and $2,106,370 in equity investment.  The difference between the real estate acquisition price of $3,450,000 and the total price of $3,900,000 consists of $172,500 acquisition fee and $277,500 of estimated costs and expenses.  The offering was completed in May 2004 when the maximum offering amount was raised.

Bed Bath & Beyond Retail Center.  BBY Schaumburg 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on April 20, 2004 from the American Real Estate Holdings, L.P. a Delaware limited partnership, an unrelated third party.  The L.L.C. financed its acquisition of the property with a loan from Bear Stearns Commercial Mortgage, Inc, a New York corporation. In June 2004, BBY Schaumburg 1031, L.L.C. began offering ninety-nine percent (99.0%) of the undivided tenant in common interests in the real estate and improvements thereon located at 905-915 East Golf Road, Schaumburg, Illinois for $6,633,000 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange.  The total price was $13,605,000, which consisted of $6,905,000 in debt assumption and $6,700,000 in equity investment, one percent (1.0%) of which was required by the lender to be retained by BBY Schaumburg 1031, L.L.C.  The difference between the real estate acquisition price of $11,655,110 and the total price of $13,605,000 consists of $600,000 acquisition fee, $400,000 for property reserve accounts, and $949,890 of estimated costs and expenses.  The offering was completed in October 2004 when the maximum offering amount was raised.

Cross Creek Commons Shopping Center.  Cross Creek 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on February 17, 2004 from Buckley Shuler Real Estate, L.L.C., a Georgia limited liability company, an unrelated third party.  The L.L.C. financed its acquisition of the property with cash and subsequently placed a loan from Bear Stearns Commercial Mortgage on the property.  In March 2004, Cross Creek 1031, L.L.C. began offering ninety-nine percent (99.0%) of the undivided tenant in common interests in the real estate and improvements thereon located at 10920-10948 Cross Creek Boulevard, Tampa, Florida for $6,930,000 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange.  As of June 30, 2004 the L.L.C. had raised $2,788,000. The total price was $12,078,762, which consisted of $5,078,762 in debt assumption and $7,000,000 in equity investment, one percent (1.0%) of which was required by the lender to be retained by Cross Creek 1031, L.L.C.  The difference between the real estate acquisition price of $10,319,583 and the total price of $12,078,762 consists of $520,000 acquisition fee, $150,000 for a property reserve account, and $1,089,179 of estimated costs and expenses.  The offering was completed in August 2004 when the maximum offering amount was raised.

BJ’s Shopping Center East Syracuse, New York.  BJS Syracuse 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on April 30, 2004 from the American Real Estate Holdings, L.P. a Delaware limited partnership, an unrelated third party.  The L.L.C. financed its acquisition of the property with a loan and cash.  In June 2004, BJS Syracuse 1031, L.L.C. began offering ninety-nine percent (99.0%) of the undivided tenant in common interests in the real estate and improvements thereon located at 2-4 Chevy Drive, East Syracuse, New York for $8,365,500 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange.  The total price was $15,850,000, which consisted of $7,400,000 in debt assumption and $8,450,000 in equity investment, one percent (1.0%) of which was required by the lender to be retained by BJS Syracuse 1031, L.L.C.  The difference between the real estate acquisition price of $13,500,000 and the total price of $15,850,000 consists of $675,000 acquisition fee, $150,000 for a property reserve account, and $1,525,000 of estimated costs and expenses.  The offering was completed in January 2005 when the maximum offering amount was raised.

Barnes & Noble Retail Center Clay, New York.  Clay 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on April 15, 2004 from the Clay First Associates, L.L.C., an unrelated third party.  The L.L.C. financed its acquisition of the property with an assumed mortgage and note for $3,175,000 and cash.  In June 2004, Clay 1031, L.L.C. began offering ninety-nine percent (99.0%) of the undivided tenant in common interests in the real estate and improvements thereon located at 3954-3956 Route 31, Clay, New York for $3,930,300 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange.  The total price was $7,145,000, which consisted of $3,175,000 in debt assumption and $3,970,000 in equity investment, one percent (1.0%) of which was required by the lender to be retained by BJS Syracuse 1031, L.L.C.  The difference between the real estate acquisition price of $6,100,000 and the total price of $7,145,000 consists of $305,000 acquisition fee, $100,000 for a property reserve account, and $640,000 of estimated costs and expenses.  The offering was completed in February 2005 when the maximum offering amount was raised.

Port Richey 1031, L.L.C.  Port Richey Exchange, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on January 30, 2004 from Land Capital Group, Inc., an unrelated third party.  The L.L.C. financed its acquisition of the property with cash and, on February 25, 2004, placed a loan on the property in the amount of $2,900,000 from Bear Stearns Commercial Mortgage, Inc.  In July 2004, Port Richey Exchange, L.L.C., a Delaware limited liability company and the initial beneficiary of Port Richey 1031, L.L.C., offered its entire membership interest in the LLC to a qualified person in need of a replacement property to complete a 1031 tax-deferred exchange.  The total price was $5,975,000, which consisted of $2,900,000 in debt assumption and $3,075,000 in equity investment.  The difference between the real estate acquisition price of $5,250,000 and the total price of $5,975,000 consists of $262,500 acquisition fee and $437,500 of estimated costs and expenses and $25,000 for a property reserve account. The offering was completed in July 2004 when the maximum offering amount was raised.

Walgreens Store, Hobart, Indiana.  Hobart 1031, L.L.C., a Delaware limited liability company, purchased a single-tenant retail shopping center on June 10, 2004 from C. Hobart, L.L.C., an unrelated third party. The L.L.C. financed its acquisition of the property with cash.  In July 2004, Hobart 1031, L.L.C. began offering ninety-nine percent (99.0%) of the undivided tenant-in-common interests in the real estate and improvement thereon located at 732 West Old Ridge Road, Hobart, Indiana for $6,534,000 in cash to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange.  The total price was $6,534,000, which consisted of an equity investment, one percent (1.0%) of which will be retained by Hobart 1031, L.L.C.  The difference between the real estate acquisition price of $5,575,000 and the total price of $6,534,000 consists of $235,000 acquisition fee, $50,000 for a property reserve account, and $740,000 of estimated costs and expenses.  The offering was completed in February 2005 when the maximum offering amount was raised.

Kraft Cold Storage Facility, Mason City, Iowa.  Mason City 1031, L.L.C., a Delaware limited liability company, purchased a single-tenant light industrial building on June 2, 2004 from MDG Iowa, L.P., an unrelated third party.  The L.L.C. financed its acquisition of the property with a mortgage and note for $5,333,000 and cash.  In July 2004, Mason City 1031, L.L.C. began offering ninety-nine percent (99.0%) of the undivided tenant-in-common interests in the real estate and improvements thereon located at 904 - 12th Street, Mason City Iowa for $5,610,330 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange.  The total price was $11,000,000, which consisted of $5,333,000 in debt assumption and $5,667,000 in equity investment, one percent (1.0%) of which was required by the lender to be retained by Mason City 1031, L.L.C. The difference between the real estate acquisition price of $9,550,000 and the total price of $11,000,000 consists of $480,000 acquisition fee, $100,000 for a property reserve account, environmental insurance credit of $50,000 and $820,000 of estimated costs and expenses.  The offering was completed in December 2004 when the maximum offering amount was raised.

Huntington Square Plaza, New York.  Huntington Square 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on July 16, 2004 from Starwood Ceruzzi Commack, L.L.C., an unrelated third party.  The L.L.C. financed its acquisition of the property with an assumed first mortgage and note for $19,150,000, a junior loan in the amount of $6,180,000 and cash.  On August 30, 2004, Huntington Square 1031, L.L.C. began offering ninety-nine percent (99.0%) of the undivided tenant-in-common interests in the real estate and improvement thereon located at 3124 East Jericho Turnpike, New York for $20,050,000 in cash plus the assumption of the existing first mortgage indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange.  The total price was $39,200,000, which consisted of $19,150,000 in debt assumption and $20,050,000 in equity investment, one percent (1.0%) of which was required by the lender to be retained by Huntington Square 1031, L.L.C.  The difference between the real estate acquisition price of $34,821,392 and the total price of $39,200,000 consists of $1,500,000 acquisition fee, $150,000 for a property reserve account and $2,728,608 of estimated costs and expenses.  The offering was completed in June 2005 after $19,093,129 was raised.

Best Buy Store, Reynoldsburg, Ohio.  Reynoldsburg 1031, L.L.C., a Delaware limited liability company, purchased a single-tenant retail shopping center on August 5, 2004 from NOCA Retail Development Limited, an unrelated third party.  The L.L.C. financed its acquisition of the property with a loan from Bear Stearns Commercial Mortgage, Inc., a New York corporation, for $4,950,000 and cash.  In September 2005, Reynoldsburg 1031, L.L.C. began offering ninety-nine percent (99.0%) of the undivided tenant-in-common interests in the real estate and improvements thereon located at 2872 Taylor Road, Reynoldsburg, Ohio for $5,395,000 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange.  The total price was $10,345,000, which consisted of $4,950,000 in debt assumption and $5,395,000 in equity investment, one percent (1.0%) of which was required by the lender to be retained by Reynoldsburg 1031, L.L.C.  The difference between the real estate acquisition price of $9,000,000 and the total price of $10,345,000 consists of $450,000 acquisition fee, $100,000 for a property reserve account, and $795,000 of estimated costs and expenses.  The offering was completed in February 2005 when the maximum offering amount was raised.

Deere & Company Distribution Facility in Jefferson City, Tennessee.  Jefferson City 1031, L.L.C., a Delaware limited liability company, purchased a free-standing industrial distribution facility on October 22, 2004 from Flat Gap Road L.L.C.  The property is fully leased by Deere & Company, a Delaware corporation. The L.L.C. financed its acquisition of the property with a loan from LaSalle Bank, National Association.  In December 2004, Jefferson City 1031, L.L.C. began offering ninety-nine percent (99.0%) of the undivided tenant-in-common interests in the real estate and improvements thereon located at 1400 Flat Gap Road, Jefferson City, Jefferson County, Tennessee for $10,973,000 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $20,735,000, which consisted of $9,762,000 in debt assumption and $10,973,000 in equity investment, one percent (1.0%) of which was required by the lender to be retained by Jefferson City 1031, L.L.C.  The difference between the real estate acquisition price of $17,750,000 and the total price of $20,735,000 consists of $1,300,000 acquisition fee and market value adjustment, $100,000 for a property reserve account and $1,585,000 of estimated costs and expenses.  The offering was completed in April 2005 when the maximum offering amount was raised.

Kohl’s Store in Stoughton, Massachusetts.  Stoughton 1031, L.L.C., a Delaware limited liability company, purchased a free standing retail building on August 13, 2004 from Koffler/GID Stoughton, LLC, an unrelated third party. The L.L.C. financed its acquisition of the property with a loan from Bear Stearns Commercial Mortgage, Inc., a New York corporation, for $12,063,000 and cash. In October 2004, Stoughton 1031, L.L.C. began offering ninety-nine percent (99.0%) of the undivided tenant-in-common interests in the real estate and improvements thereon located at 501 Technology Center Drive, Stoughton, Norfolk County, Massachusetts for $10,187,000 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $19,950,000, which consisted of $9,763,000 in debt assumption and $10,187,000 in equity investment, one percent (1.0%) of which was required by the lender to be retained by Stoughton 1031, L.L.C. The difference between the real estate acquisition price of $17,650,000 and the total price of $19,950,000 consists of $775,000 acquisition fee, $100,000 for a property reserve account and $1,425,000 of estimated costs and expenses.  The offering was completed in May 2005 when the maximum offering amount was raised.

Indianapolis Entertainment 1031, L.L.C.  Indianapolis Entertainment Exchange, L.L.C., a Delaware limited liability company purchased a single tenant restaurant on April 20, 2004 from American Real Estate Holdings Limited

Partnership, a Delaware limited partnership, an unrelated third party. The L.L.C. financed its acquisition of the property with cash and, on June 30, 2004, placed a loan on the property in the amount of $1,061,000 from Bear Stearns Commercial Mortgage, Inc. In October 2004, Indianapolis Entertainment Exchange, L.L.C., a Delaware limited liability company and initial beneficiary of Indianapolis Entertainment 1031, L.L.C., offered its entire membership interest in the LLC to certain qualified persons in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was $2,190,000, which consisted of $1,061,000 in debt assumption and $1,129,000 in equity investment. The difference between the real estate acquisition price of $1,929,316 and the total price of $2,190,000 consists of $95,000 acquisition fee and $165,684 of estimated costs and expenses.  The offering was completed in November 2004 when the maximum offering amount was raised.

Mobile Entertainment 1031, L.L.C.  Indianapolis Entertainment Exchange, L.L.C., a Delaware limited liability company purchased a single tenant restaurant on April 20, 2004 from American Real Estate Holdings Limited Partnership, a Delaware limited partnership, an unrelated third party. The L.L.C. financed its acquisition of the property with cash and, on June 30, 2004, placed a loan on the property in the amount of $770,000 from Bear Stearns Commercial Mortgage, Inc. In October 2004, Indianapolis Entertainment Exchange, L.L.C., a Delaware limited liability company and initial beneficiary of Indianapolis Entertainment 1031, L.L.C., offered its entire membership interest in the LLC to certain qualified persons in need of a replacement property to complete a 1031 tax-deferred exchange.  The total price was $1,578,000, which consisted of $770,000 in debt assumption and $808,000 in equity investment. The difference between the real estate acquisition price of $1,400,632 and the total price of $1,578,000 consists of $42,000 acquisition fee and $135,365 of estimated costs and expenses.  The offering was completed in November 2004 when the maximum offering amount was raised.

Chenal Commons Shopping Center, Little Rock Arkansas.  Chenal Commons 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on November 18, 2004 from Chenal Retail, Inc., an unrelated third party. The L.L.C. financed its acquisition of the property with cash. On February 2, 2005, the L.L.C. placed a first mortgage and note for $6,740,000 and a junior loan in the amount of $2,450,000 from Bear Stearns Commercial Mortgage, Inc., a New York corporation.  In February 2005, Chenal Commons 1031, L.L.C., began offering ninety-nine percent (99.0%) of the undivided tenant-in-common interests in the real estate and improvements thereon, located at 12801 Chenal Parkway, Little Rock, Arkansas for $7,474,500 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange.  The total price was $14,290,000, which consisted of $6,740,000 in debt assumption and $7,550,000 in equity investment, one percent (1.0%) of which was required by the lender to be retained by Chenal Commons 1031, L.L.C.  The difference between the real estate acquisition price of $12,251,621 and the total price of $14,290,000 consists of $700,000 acquisition fee, $320,000 for a property reserve account and $1,018,379 of estimated costs and expenses.  The offering was completed in June 2005 when the maximum offering amount was raised.

Oak Brook Kensington, Oak Brook, Illinois.  Oak Brook Kensington 1031, L.L.C., a Delaware limited liability company, purchased two commercial office buildings on December 1, 2004 from Ace, an unrelated third party and then contributed the property in to Oak Brook Kensington, DST in exchange for one hundred percent (100.0%) of the beneficial interests in the trust.  The L.L.C. financed its acquisition of the property with cash a first mortgage and a note for $21,450,000, a junior loan in the amount of $7,800,000 from Bear Stearns Commercial Mortgage, Inc.  In April 2005, Oak Brook Kensington 1031, L.L.C. began offering 99.5% of the beneficial interests in the trust.  The property is located at 2200 and 2222 Kensington Court, Oak Brook for $23,382,500 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange.  The total price was $44,950,000, which consisted of $21,450,000 in debt assumption and $23,500,000 in equity investment, one percent (1.0%) of which was required by the lender to be retained by Oak Brook Kensington 1031, L.L.C.  The difference between the real estate acquisition price of $40,204,356 and the total price of $44,950,000 consists of $1,800,000 acquisition fee, $400,000 for a property reserve account, and $2,545,644 of estimated costs and expenses.  The offering was completed in October 2005 when the maximum offering amount was raised.

Bisys, Columbus, Franklin County, Ohio.  Columbus 1031, L.L.C., a Delaware limited liability company, purchased a 16.855-acre parcel of land upon which are located two connected office buildings, on May 10, 2005 for $47,800,000 from an unrelated third party, BISYS Crossings I LLC.  The L.L.C. financed its acquisition of the property with cash.  On May 12, 2005, placed a first mortgage and note for $30,245,000, a junior loan in the amount of $8,000,000 from LaSalle Mortgage, Inc.  In June 2005 Columbus 1031, L.L.C. began offering ninety-nine percent (99.0%) of the undivided tenant in common interests in the real estate and improvements thereon located at 3435 Stelzer Road, Columbus, Franklin County for $22,997,700 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange.  The total price was $53,475,000, which consisted of $30,245,000 in debt assumption and $23,230,000 in equity investment, one percent (1.0%) of which was required by the lender to be retained by Columbus 1031, L.L.C.  The difference between the real estate acquisition price of $47,800,000 and the total price of $53,475,000 consists of $2,390,000 acquisition fee, $500,000 for a property reserve account, and $2,785,000 of estimated costs and expenses. The offering was completed in October 2005 when the maximum offering amount was raised.

Edmond 1031, L.L.C.  Edmond Exchange, L.L.C., a Delaware limited liability company purchased the property on March 26, 2004 from Commercial Net Lease Realty Services, Inc., an unrelated third party. The L.L.C. financed its acquisition of the property with cash and a loan in the amount of $2,421,465 from Parkway Bank & Trust Co.  Simultaneous with the closing, the loan was paid down to $1,845,000.  In February 2005, Edmond Exchange, L.L.C., a Delaware limited liability company and initial beneficiary of Edmond 1031, L.L.C., offered its entire membership interest in the LLC to certain qualified persons in need of a replacement property to complete a 1031 tax-deferred exchange.  The total price was $3,765,000, which consisted of $1,845,000 in debt assumption and $1,920,000 in equity investment. The difference between the real estate acquisition price of $3,228,621 and the total price of $3,765,000 consists of $250,000 acquisition fee and $286,379 of estimated costs and expenses. The offering was completed in May 2005 when the maximum offering amount was raised.

Taunton Broadway 1031, L.L.C.  Taunton Broadway Exchange, L.L.C., a Delaware limited liability company purchased the property on September 15, 2004 from 40 Broadway Realty Trust, an unrelated third party. The L.L.C. funded its acquisition of the property with a temporary loan from Inland Mortgage Investment Corporation, a Delaware corporation, in the amount of $3,150,000.  On October 8, 2004, a portion of the temporary loan was replaced with permanent financing from Bear Stearns Commercial Mortgage, Inc., a New York corporation, in the amount of $1,737,000.  In August 2005, Taunton Broadway Exchange, L.L.C., a Delaware limited liability company and initial beneficiary of Taunton Broadway 1031, L.L.C., offered its entire membership interest in the LLC to certain qualified persons in need of a replacement property to complete a 1031 tax-deferred exchange.  The total price was $3,685,000, which consisted of $1,737,000 in debt assumption and $1,948,000 in equity investment. The difference between the real estate acquisition price of $3,150,000 and the total price of $3,685,000 consists of $230,000 acquisition fee and $305,000 of estimated costs and expenses. The offering was completed in August 2005 when the maximum offering amount was raised.

Wilmington 1031, L.L.C.  Wilmington Exchange, L.L.C., a Delaware limited liability company purchased the property on April 27, 2005 from Progress Point One, LLC, a North Carolina limited liability company, an unrelated third party. The L.L.C. funded its acquisition of the property with a cash contribution from IREX in the amount of $4,240,000.  On July 8, 2005, the LLC secured permanent financing from Bear Stearns Commercial Mortgage, a New York corporation, in the amount of $2,335,000 the proceeds of which were used to reimburse IREX for its cash contribution to acquire the Property.  In September 2005, Wilmington Exchange, L.L.C., a Delaware limited liability company and initial beneficiary of Wilmington 1031, L.L.C., offered its entire membership interest in the LLC to certain qualified persons in need of a replacement property to complete a 1031 tax-deferred exchange.  The total price was $4,830,000, which consisted of $2,335,000 in debt assumption and $2,495,000 in equity investment. The difference between the real estate acquisition price of $4,240,000 and the total price of $4,830,000 consists of $235,000 acquisition fee and $355,000 of estimated costs and expenses. The offering was completed in September 2005 when the maximum offering amount was raised.

Wood Dale 1031, L.L.C.  Wood Dale Exchange, L.L.C., a Delaware limited liability company purchased the property on August 6, 2004 from Market Day, an unrelated third party and the tenant of the property. At the closing of the acquisition of the Property, the LLC received a credit for the Market Day security deposit in the amount of $104,817.50.  The amount was deposited with the Manager to hold in escrow and disburse in accordance with the terms of the Market Day Lease.  The property is located at 1250 Mittel Blvd., Wood Dale, Illinois 60191.  The L.L.C. funded its acquisition of the property with a loan from Parkway Bank & Trust Corporation, in the amount of $3,712,500.  In August 2005, Wood Dale Exchange, L.L.C., a Delaware limited liability company and initial beneficiary of Wood Dale 1031, L.L.C began offering 100% of the beneficial interests in Wood Dale 1031, L.L.C. for $3,787,500 in cash to certain qualified persons in need of a replacement property to complete a 1031 tax-deferred exchange.  The total price was $7,500,000, which consisted of $3,712,500 in debt assumption and $3,787,500 in equity investment. The difference between the real estate acquisition price of $6,780,000 and the total price of $7,500,000 consists of $150,000 acquisition fee, $75,000 property reserve and $495,000 of estimated costs and expenses. The offering was completed in March 2006 with the maximum offering amount raised.

Cincinnati Eastgate 1031, L.L.C.  Cincinnati Eastgate Exchange , L.L.C., a Delaware limited liability company, purchased a 3.13-acre parcel of land upon which is located a single tenant retail building, on April 25, 2005 for $5,268,965 from an unrelated third party, La Place Center limited Partnership.  The L.L.C. funded its acquisition of the property with cash, and on July 13, 2005, placed a first mortgage and note for $2,900,000 from Bear Stearns Commercial mortgage, Inc.  In September 2005 Cincinnati Eastgate Exchange, L.L.C., the initial beneficiary of Cincinnati Eastgate 1031, L.L.C. offered its entire membership interest in the LLC to certain qualified persons in need of a replacement property to complete a 1031 tax-deferred exchange offering for $3,082,000.  Beginning on January 2, 2006 Cincinnati Eastgate 1031, L.L.C., if not already sold, will offer ninety-nine percent (99.0%) of the undivided tenant-in-common interests in the real estate and improvements thereon located at 4468 Eastgate Boulevard, Cincinnati, Ohio for $3,177,900 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange.  The total price was $6,110,000 which consisted of $2,900,000 in debt assumption and $3,210,000 in equity investment, of which one percent (1.0%) was required by the lender to be retained by Cincinnati Eastgate 1031, L.L.C.  The difference between the real estate acquisition price of $5,268,965 and the total price of $6,110,000 consists of $220,000 acquisition fee, $75,000 for a property reserve account, and $546,035 of estimated costs and expenses.  The offering was completed in March 2006 with the maximum offering amount raised.

Norcross 1031, L.L.C.  Norcross Exchange, L.L.C., a Delaware limited liability company purchased the property on October 13, 2004 from  Norcross Tucker Associates, LLC, an unrelated third party. The L.L.C. funded its acquisition of the property with a temporary loan from Inland Real Estate Investment Corporation, a Delaware corporation, in the amount of $5,025,000.  On November 5, 2004, a portion of the temporary loan was replaced with permanent financing from Bear Stearns Commercial Mortgage, Inc., a New York corporation, in the amount of $2,575,000.  In August 2005, Norcross Exchange, L.L.C., a Delaware limited liability company and initial beneficiary of Norcross 1031, L.L.C., offered its entire membership interest in the LLC to certain qualified persons in need of a replacement property to complete a 1031 tax-deferred exchange.  The total price was $5,575,000, which consisted of $2,575,000 in debt assumption and $3,000,000 in equity investment. The difference between the real estate acquisition price of $5,025,000 and the total price of $5,575,000 consists of $176,876 acquisition fee and $373,124 of estimated costs and expenses. The offering was completed in November 2005 when the maximum offering amount was raised.

Martinsville 1031, L.L.C.  Martinsville Exchange, L.L.C., a Delaware limited liability company purchased the property on November 4, 2004 from Second Red River Development Partnership, a Tennessee general partnership, an unrelated third party for $4,071,428. The L.L.C. funded its acquisition of the property with a temporary loan from Inland Real Estate Investment Corporation, a Delaware corporation, in the amount of $1,946,428 and a loan from Bear Stearns Commercial Mortgage, a New York corporation, in the amount of $2,125,000.  In December 2005, Martinsville Exchange, L.L.C., a Delaware limited liability company and initial beneficiary of Martinsville 1031, L.L.C., offered its entire membership interest in the LLC to certain qualified persons in need of a replacement property to complete a 1031 tax-deferred exchange.  The total price was $4,485,000, which consisted of $2,125,000 in debt assumption and $2,360,000 in equity investment. The difference between the real estate acquisition price of $4,071,428 and the total price of $4,485,000 consists of $80,000 acquisition fee and $333,572 of estimated costs and expenses. The offering was completed in December 2005 when the maximum offering amount was raised.

Wells Fargo Indiana Office Building.  Indiana Office 1031, L.L.C., a Delaware limited liability company, purchased a 1.19-acre parcel of land upon which is located an eight-story, multi-tenant, Class A office building and a six-story parking garage , on October 6, 2005 for $34,750,000 from an unrelated third party,  City Center Associates, LLC.  The L.L.C. funded its acquisition of the property with cash, and on November 2, 2005, placed a first mortgage in the amount of $20,850,000 and a B note for $5,212,000 from Bear Stearns Commercial mortgage, Inc.  In November 2005 Indiana Office 1031, L.L.C., offered ninety-nine percent (99.0%) of the undivided tenant-in-common interests in the property for $18,200,000 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange.  The total price was $39,050,000 which consisted of $20,850,000 in debt assumption and $18,200,000 in equity investment, one percent (1.0%) of which was required by the lender to be retained by Indiana Office 1031, L.L.C.  The difference between the real estate acquisition price of $34,750,000 and the total price of $39,050,000 consists of $1,950,000 acquisition fee, $450,000 for a property reserve account, and $2,150,000 of estimated costs and expenses.  The offering was completed in March 2006 with the maximum offering amount raised.

Yorkville Medical Center.  Yorkville 1031, L.L.C., a Delaware limited liability company, purchased a 3.59-acre parcel of land improved with a freestanding one story, multi-tenant medical office building, on October  12, 2005 for $7,475,000 from an unrelated third party, HD Partners XXIII , LLC, a Delaware limited liability company . The L.L.C. funded its acquisition of the property with cash.  In December 2005 Yorkville 1031, L.L.C. offered ninety-nine percent (99.0%) of the undivided tenant in common interests in the real estate and improvements thereon located at 1500 Sycamore Road, Yorkville, Illinois for $8,820,900 in cash to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange.  The total price was $8,910,000 which consists of $8,910,000 of equity investment, one percent (1.0%) to be retained by Yorkville 1031, L.L.C.  The difference between the real estate acquisition price of $7,475,000 and the total price of $8,910,000 consists of $350,000 acquisition fee, $100,000 for a property reserve account, and $985,000 of estimated costs and expenses.  The offering was completed in March 2006 with the maximum offering amount raised.

Anthem Healthcare Office Building, Louisville, KY. Louisville 1031, L.L.C. , a Delaware limited liability company, purchased a 1.19-acre parcel of land upon which is located an eight-story, multi-tenant, Class A office building and a six-story parking garage, on October 6, 2005 for $34,750,000 from an unrelated third party,  City Center Associates, LLC.  The L.L.C. funded its acquisition of the property with cash, and a first mortgage in the amount of $26,580,000 from Bear Stearns Commercial Mortgage, Inc.  In January 2006 Louisville 1031, L.L.C. , offered ninety-nine percent (99.0%) of the undivided tenant in common interests in the property for $18,641,700 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange.  The total price was $45,410,000 which consisted of $26,580,000 in debt assumption and $18,830,000 in equity investment, one percent (1.0%) of which was required by the lender to be retained by Louisville 1031, L.L.C.  The difference between the real estate acquisition price of $41,344,176 and the total price of $45,410,000 consists of $1,500,000 acquisition fee, $200,000 for a property reserve account, and $2,365,824 of estimated costs and expenses.  The offering has no investors as of March 31, 2006.

Madison 1031, L.L.C. Madison 1031, L.L.C., a Delaware limited liability company, purchased a 1.525 acre parcel of land for upon which is located a one-story, freestanding retail building containing approximately 10,113 square feet of gross rentable area for $2,630,138 from Bodner Madison, L.L.C, an unrelated third party on November 8, 2005. The property is located at 500 City Drive, Madison, Jefferson County, Indiana.  The building was constructed in 1998 and is currently 100% leased and occupied.  The L.L.C. funded the acquisition of the property with a temporary loan from Inland Real Estate Investment Corporation, a Delaware corporation in the amount of $2,630,000.   On December 30, 2005, the LLC secured permanent financing from Bear Stearns Commercial Mortgage, Inc. in the amount of $1,600,000, the proceeds of which were used to partially reimburse Inland Real Estate Investment Corporation for funds it advanced.  The loan is secured by a first-lien mortgage and is evidenced by a promissory note. In February 2006, Madison Exchange LLC., a Delaware limited liability company and initial beneficiary of Madison 1031, LLC, offered its entire membership interest in the LLC to certain qualified persons in need of replacement property to complete a 1031 tax-deferred exchange.  The price was $2,987,500, which consisted of $1,600,000 in debt assumptions and $1,387,500 in equity investment. The difference between the real estate acquisition price of $2,630,000 and the total price of $2,987,500 consists of $100,000 acquisition fee and $257,362 of estimated costs and expenses.  The offering was completed in March 2006 with the maximum offering amount raised.

Innsbrooke Town Square Shopping  Center, Murfreesboro, TN. Murfreesboro 1031, L.L.C., a Delaware limited liability company, purchased a 11.94 acre parcel of land upon which is located multi-tenant retail shopping center currently 87.34% leased and occupied for $12,500,000 in cash on February 2, 2004 from an unrelated third party, Ruby Green I, L.L.C. located at 2910 and 2946 South Church Street, Murfreesboro, Rutherford County, Tennessee. Murfreesboro 1031, L.L.C. is offering, to qualified accredited investors, 99% of the TIC Interest in the Property for a total of $7,113,150 in cash plus the assumption of the existing indebtedness. The difference between the real estate acquisition price of $12,500,000 and the total price of $14,685,000 consists of $625,000 acquisition fee, $425,000 for a property reserve account, and $1,135,000 of estimated costs and expenses.  The Seller obtained permanent financing from the Lender in the amount of $7,500,000 evidenced by a Promissory Note and secured by a first-lien Deed of Trust. The offering has no investors as of March 31, 2006.

Aurora 1031, L.L.C. Aurora 1031, L.L.C., a Delaware limited liability company, purchased a 0.979 acre parcel of land for upon which is located a one-story, freestanding retail building containing approximately 10,113 square feet of gross rentable area for $3,114,862 from Bodner Madison, L.L.C, an unrelated third party on November 8, 2005. The property is located at 405 Green Boulevard, Aurora, Dearborn County, Indiana.  The building was constructed in 1998 and is currently 100% leased and occupied.  The L.L.C. funded the acquisition of the property with a temporary loan from Inland Real Estate Investment Corporation, a Delaware corporation in the amount of $3,125,000.   On February 6, 2006, the LLC secured permanent financing from Bear Stearns Commercial Mortgage, Inc. in the amount of $1,900,000, the proceeds of which were used to partially reimburse Inland Real Estate Investment Corporation for funds it advanced.  The loan is secured by a first-lien mortgage and is evidenced by a promissory note. In March 2006, Aurora Exchange LLC., a Delaware limited liability company and initial beneficiary of Aurora 1031, LLC, offered its entire membership interest in the LLC to certain qualified persons in need of replacement property to complete a 1031 tax-deferred exchange.  The price was $3,640,000, which consisted of $1,900,000 in debt assumptions and $1,740,000 in equity investment. The difference between the real estate acquisition price of $3,114,862 and the total price of $3,640,000 consists of $150,000 acquisition fee and $325,138 of estimated costs and expenses.  The offering has no investors as of March 31, 2006.

Craig Crossing Shopping Center, McKinney, TX. Craig Crossing 1031, L.L.C. , a Delaware limited liability company, purchased a 14,828-acre parcel of land upon which is located an multi-tenant retail shopping center currently 100% leased by 17 tenants, on October 6, 2005 for $27,682,348 from an unrelated third party, SPC McKinney Retail, Ltd.  The L.L.C. funded its acquisition of the property with cash, and a first mortgage in the amount of $16,600 LaSalle National Bank.  In March 2006 Craig Crossing 1031, L.L.C. , offered ninety-nine percent (99.0%) of the undivided tenant in common interests in the property for $13,889,700 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange.  The total price was $30,630,000 which consisted of $16,600,000 in debt assumption and $14,030,000 in equity investment, one percent (1.0%) of which was required by the lender to be retained by Craig Crossing 1031, L.L.C.  The difference between the real estate acquisition price of $27,682,348 and the total price of $30,630,000 consists of $700,000 acquisition fee, $250,000 for a property reserve account, and $1,997,652 of estimated costs and expenses. The offering has no investors as of March 31, 2006.

The following summary table describes the fees and expenses incurred by each of the 1031 Exchange Private Placement Offerings.

	Landings of Sarasota	Sentry Office Building	Pets Bowie	1031 Chattanooga	Lansing Shopping Center	Inland 220 Celebration Place
	DBT	DBT	DBT	DBT	DBT	DBT
Commissions & Fees(1)	Up to 8.5%	Up to 8.5%	Up to 8.5%	Up to 8.5%	Up to 8.5%	Up to 8.5%

Selling Commission To Third Party Reps	6.00%	6.00%	6.00%	6.00%	6.00%	6.00%

Due Diligence Fee	0.50%	0.50%	0.50%	0.50%	0.50%	0.50%

Marketing Expenses	1.00%	1.50%	1.50%	1.50%	1.50%	1.00%

Offering & Organization	1.00%	0.50%	0.50%	0.50%	0.50%	1.00%

Mortgage Broker Fee (2)	0.50%	0.50%	0.50%	0.50%	0.50%	0.50%

Acquisition Fee & Carrying Costs(3):

Acquisition Fee	N/A	0.71%	0.77%	0.90%	0.88%	1.18%

Bridge Financing Fees	N/A	N/A	1.49%	0.50%	0.20%	0.10%

Total Load(4)	11.25 to 12.75%	14.23%	13.68%	14.39%	13.68%	13.23%

Asset Management Fees(5)	N/A	0.75%	1.00%	0.56%	0.55%	0.52%

Property Management Fees(6)	4.5%	5.0%	Paid by Asset Manager	5.0%	5.0%	4.5%

Backend Sales Commission	3.5%	3.5%	3.5%	3.5%	3.5%	N/A

	Taunton Circuit	Broadway Commons	Bell Plaza	Inland 210 Celebration Place	CompUSA Retail Building	Janesville Deere Distribution Facility
	DBT	DBT	1031 LLC	DBT	LLC	1031 LLC
Commissions & Fees(1)	Up to 8.0%	Up to 8.77%	Up to 9.19%	Up to 5.27%	Up to 8.56%	Up to 8.6%

Selling Commission To Third Party Reps	6.00%	6.00%	6.00%	3.81%	6.00%	6.00%

Due Diligence Fee	0.50%	0.50%	0.50%	0.00%	0.50%	0.50%

Marketing Expenses	1.00%	1.00%	1.00%	0.50%	1.00%	1.00%

Offering & Organization	0.50%	1.27%	1.69%	0.96%	1.06%	1.10%

Mortgage Broker Fee (2)	0.61%	0.50%	0.50%	0.50%	0.50%	0.50%

Acquisition Fee & Carrying Costs(3):

Acquisition Fee	0.69%	0.75%	N/A	0.89%	0.82%	0.87%

Bridge Financing Fees	0.07%	0.23%	N/A	0.23%	0.23%	0.23%

Total Load(4)	11.89%	12.98%	23.02%	10.52%	14.93%	13.93%

Asset Management Fees(5)	0.57%	N/A	0.53%	0.53%	0.63%	0.49%

Property Management Fees(6)	4.0%	5.0%	5.0%	4.5%	4.5%	4.5%

Backend Sales Commission	N/A	N/A	3.5%	N/A	N/A	N/A

	Fleet Office Building	Davenport Deere Distribution Facility	Grand Chute	Macon Office	White Settlement Road Investment	Plainfield Marketplace
	1031 LLC	1031 LLC	DST	DST	LLC	1031 LLC
Commissions & Fees(1)	Up to 8.52%	Up to 8.42%	Up to 8.82%	Up to 8.52%	Up to 8.52%	Up to 8.76%

Selling Commission To Third Party Reps	6.00%	6.00%	6.00%	6.00%	7.04%	6.00%

Due Diligence Fee	0.50%	0.50%	0.50%	0.50%	0.60%	0.50%

Marketing Expenses	1.00%	1.00%	1.00%	1.00%	1.16%	1.00%

Offering & Organization	1.02%	0.92%	1.32%	1.02%	1.66%	1.26%

Mortgage Broker Fee (2)	0.50%	0.71%	0.50%	0.50%	0.97%	0.57%

Acquisition Fee & Carrying Costs(3):

Acquisition Fee	0.85%	0.77%	0.84%	0.72%	8.99%	3.89%

Bridge Financing Fees	0.35%	0.72%	0.13%	0.81%	0.12%	0.92%

Total Load(4)	14.57%	13.18%	12.96%	14.24%	30.90%	20.44%

Asset Management Fees(5)	0.49%	0.50%	0.66%	0.66%	0.00%	0.04%

Property Management Fees(6)	4.5%	4.5%	5.0%	4.5%	5.0%	5.0%

Backend Sales Commission	N/A	N/A	N/A	N/A	N/A	N/A

	Pier 1 Retail Center	Long Run	Forestville	Bed, Bath & Beyond	Cross Creek Commons	BJ’s Shopping Center
	1031 LLC	1031 LLC	1031 LLC	1031 LLC	1031 LLC	1031 LLC
Commissions & Fees(1)	Up to 8.73%	Up to 8.37%	Up to 8.40%	Up to 8.70%	Up to 8.64%	Up to 8.59%

Selling Commission To Third Party Reps	6.00%	5.84%	5.54%	6.00%	6.00%	6.00%

Due Diligence Fee	0.50%	0.49%	0.46%	0.50%	0.50%	0.50%

Marketing Expenses	1.00%	0.97%	0.93%	1.00%	1.00%	1.00%

Offering & Organization	1.23%	1.07%	1.46%	1.20%	1.14%	1.09%

Mortgage Broker Fee (2)	0.50%	0.47%	0.43%	0.55%	0.40%	0.50%

Acquisition Fee & Carrying Costs(3):

Acquisition Fee	4.29%	5.31%	5.00%	5.15%	5.04%	5.00%

Bridge Financing Fees	0.94%	N/A	N/A	N/A	N/A	N/A

Total Load(4)	23.84%	22.38%	21.34%	23.13%	22.99%	26.04%

Asset Management Fees(5)	0.06%	0.20%	0.00%	0.15%	0.11%	0.12%

Property Management Fees(6)	5.0%	5.0%	5.0%	5.0%	5.0%	5.0%

Backend Sales Commission	N/A	N/A	N/A	N/A	N/A	N/A

	Barnes & Noble Retail Center	Port Richey	Walgreens Store Hobart	Kraft Cold Storage Facility	Huntington Square Plaza	Best Buy Store Reynoldsburg
	1031 LLC	1031 LLC	1031 LLC	1031 LLC	1031 LLC	1031 LLC
Commissions & Fees(1)	Up to 8.69%	Up to 8.4%	Up to 8.52%	Up to 8.75%	Up to 8.02%	Up to 8.64%

Selling Commission To Third Party Reps	6.00%	5.55%	6.00%	6.00%	6.00%	6.00%

Due Diligence Fee	0.50%	0.46%	0.50%	0.50%	0.50%	0.50%

Marketing Expenses	1.00%	0.93%	1.00%	1.00%	1.00%	1.00%

Offering & Organization	1.19%	1.46%	1.02%	1.25%	0.52%	1.14%

Mortgage Broker Fee (2)	0.50%	0.43%	N/A	0.50%	0.58%	0.50%

Acquisition Fee & Carrying Costs(3):

Acquisition Fee	5.00%	5.00%	4.22%	5.03%	4.31%	5.00%

Bridge Financing Fees	0.49%	0.56%	1.25%	0.56%	0.47%	0.69%

Total Load(4)	23.80%	22.80%	14.77%	22.94%	12.14%	23.08%

Asset Management Fees(5)	0.13%	0.08%	0.08%	0.05%	0.03%	0.06%

Property Management Fees(6)	5.0%	5.0%	4.5%	4.5%	4.5%	2.9%

Backend Sales Commission	N/A	N/A	N/A	N/A	N/A	N/A

	Jefferson City	Stoughton	Indianapolis Entertainment	Mobile Entertainment	Chenal Commons
	1031 LLC	1031 LLC	1031 LLC	1031 LLC	1031 LLC
Commissions & Fees(1)	Up to 8.63%	Up to 8.61%	Up to 9.07%	Up to 9.88%	Up to 8.54%

Selling Commission To Third Party Reps	6.00%	6.00%	5.82%	5.86%	6.00%

Due Diligence Fee	0.50%	0.50%	0.48%	0.49%	1.0%

Marketing Expenses	1.00%	1.00%	0.97%	0.98%	1.0%

Offering & Organization	1.13%	1.11%	1.80%	2.56%	1.04%

Mortgage Broker Fee (2)	0.61%	0.56%	0.50%	0.50%	0.59%

Acquisition Fee & Carrying Costs(3):

Acquisition Fee	7.32%	4.39%	4.92%	3.00%	5.71%

Bridge Financing Fees	0.30%	0.42%	0.73%	0.73%	0.25%

Total Load(4)	16.25%	21.60%	23.09%	12.66%	23.50%

Asset Management Fees(5)	0.09%	0.10%	0.27%	0.37%	0.13%

Property Management Fees(6)	2.9%	2.9%	2.9%	2.9%	5.0%

Backend Sales Commission	N/A	N/A	N/A	N/A	N/A

	Oak Brook Kensington	Columbus	Edmond	Taunton Broadway	Wilmington
	1031 LLC	1031 LLC	1031 LLC	1031 LLC	1031 LLC
Commissions & Fees(1)	Up to 8.52%	Up to 8.28%	Up to 8.41%	Up to 8.25%	Up to 8.16%

Selling Commission To Third Party Reps	6.00%	6.00%	5.88%	5.68%	5.81%

Due Diligence Fee	0.50%	0.50%	0.49%	0.47%	0.48%

Marketing Expenses	1.00%	1.00%	0.98%	0.95%	0.97%

Offering & Organization	1.02%	0.78%	1.05%	1.16%	0.90%

Mortgage Broker Fee (2)	0.59%	0.57%	0.66%	0.50%	0.50%

Acquisition Fee & Carrying Costs(3):

Acquisition Fee	4.48%	5.00%	7.74%	7.30%	5.54%

Bridge Financing Fees	0.36%	0.18%	0.28%	0.41%	0.47%

Total Load(4)	18.49%	22.28%	27.94%	27.46%	31.66%

Asset Management Fees(5)	0.46%	0.22%	0.16%	0.15%	0.50%

Property Management Fees(6)	N/A	N/A	4.50%	3.0%	3.0%

Backend Sales Commission	N/A	N/A	3.5%	N/A	N/A

	Wood Dale Exchange	Cincinnati Eastgate	Norcross	Martinsville	Indiana Office
	1031 LLC	1031 LLC	1031 LLC	1031 LLC	1031 LLC
Commissions & Fees(1)	Up to 8.52%	Up to 8.66%	Up to 7.72%	Up to 8.03%	Up to 8.40%

Selling Commission To Third Party Reps	6.00%	6.00%	5.58%	6.00%	6.00%

Due Diligence Fee	0.50%	0.50%	0.46%	0.50%	0.50%

Marketing Expenses	1.00%	1.00%	0.93%	1.00%	1.00%

Offering & Organization	1.02%	1.16%	0.76%	0.53%	0.90%

Mortgage Broker Fee (2)	0.50%	0.50%	0.50%	0.50%	0.56%

Acquisition Fee & Carrying Costs(3):

Acquisition Fee	2.21%	6.85%	3.52%	1.96%	5.61%

Bridge Financing Fees	0.41%	3.85%	0.44%	0.43%	0.27%

Total Load(4)	17.03%	23.86%	18.33%	17.52%	22.53%

Asset Management Fees(5)	0.53%	0.47%	0.10%	0.13%	0.27%

Property Management Fees(6)	3.0%	N/A	2.9%	2.9%	5.0%

Backend Sales Commission	N/A	N/A	N/A	N/A	N/A

	Yorkville Medical	Anthem Healthcare	Louisville	Madison
	Center	Office Building	1031	1031
Commissions & Fees(1)	Up to 8.41%	Up to 8.41%	Up to 8.27%	Up to 8.05%

Selling Commission To Third Party Reps	6.00%	6.00%	6.00%	6.00%

Due Diligence Fee	0.50%	0.50%	0.50%	0.50%

Marketing Expenses	1.00%	1.00%	1.00%	1.00%

Offering & Organization	0.91%	0.91%	0.77%	0.55%

Mortgage Broker Fee (2)	0.00%	0.00%	0.50%	0.50%

Acquisition Fee & Carrying Costs(3):

Acquisition Fee	4.68%	4.68%	3.63%	3.80%

Bridge Financing Fees	0.63%	0.63%	0.17%	0.17%

Total Load(4)	14.98%	14.98%	20.53%	25.76%

Asset Management Fees(5)	0.96%	0.96%	0.06%	0.60%

Property Management Fees(6)	3.0%	3.0%	4.5%	N/A %

Backend Sales Commission	N/A	N/A	3.00	3.00

	Murfreesboro	Aurora	Craig Crossing
	1031	1031	1031
Commissions & Fees(1)	Up to 8.63%	Up to 8.16%	Up to 8.53%

Selling Commission To Third Party Reps	6.00%	6.00%	6.00%

Due Diligence Fee	0.50%	0.50%	0.50%

Marketing Expenses	1.00%	1.00%	1.00%

Offering & Organization	1.13%	0.66%	1.03%

Mortgage Broker Fee (2)	0.50%	0.50%	0.50%

Acquisition Fee & Carrying Costs(3):

Acquisition Fee	5.00%	4.82%	2.53%

Bridge Financing Fees	0.26%	0.17%	0.28%

Total Load(4)	24.50%	27.31%	19.23%

Asset Management Fees(5)	0.08%	0.57%	0.05%

Property Management Fees(6)	5.00%	N/A %	5.00%

Backend Sales Commission	3.00%	3.00%	3.00%

(1)	Commissions and fees are calculated as a percentage of the equity portion of each transaction.
(2)	The Mortgage Broker Fee is calculated as a percentage of the debt portion of each transaction

(3)          Acquisition Fee & Carrying Costs are calculated as a percentage of the real estate acquisition price.

(4)          The Total Load is calculated as a percentage of the equity portion of each transaction. The Total Load includes the Commissions & Fees, Mortgage Broker Fee, Acquisition Fee & Carrying Costs, as well as any other non-affiliated third party expenses.

(5)          Asset Management Fees are calculated as a percentage of the value of the assets under management. However, for The Landings and Broadway Commons, which are both Master Lease deals, the Master Tenant Income is the residual cash flow from the Property after payment of the Master Lease Rent.  As a result, it is not possible to accurately represent the Master Tenant Income as a percentage of the value of the assets under management.

(6)          Property Management Fees are calculated as a percentage of Gross Income from the property.

(7)          Refinancing Fees equal to 1% of the new mortgage

(8)          Backend Sales Commission equal to 3% of the sales price or the then current market rate, which ever is greater.  In the case that the property is sold through a co-broker, the fee to the affiliate shall be entitled to will not be less then 1.5% of the sales price.

The following additional fees are the same for each offering:

Loan Servicing Fee:  IMSC is compensated with a monthly fee equal to the outstanding principal balance of the loan at the beginning of every month multiplied by one-eighth of one percent (0.125%) then divided by twelve (12).  This figure, however, shall never exceed $10,000 nor be less than $1,200 monthly.

Termination Fees:

Master Lease:  8.333% of the last twelve (12) months of net operating income less rent payments for the same twelve (12) months multiplied by the number of months remaining on the then-current term of the Master Lease.

Asset and Property Management Agreements:  The sum of the current monthly asset management and property management fees times the number of months remaining on the term.

The following table summarizes cash distributions to investors for each of the 1031 Exchange Private Placement Offering projects through March 31, 2006:

Name of Entity	Number of Investors	Offering Equity	Offering Completed	Distributions To Date	2006 Annual Distribution	2005 Annual Distribution	2004 Annual Distribution
		($)		($)	(%)	(%)	(%)
Landings of Sarasota DBT(1)	9	4,000,000	May-02	8,381,766	N/A	8.57	8.39
Sentry Office Building DBT	7	3,500,000	Apr-02	1,565,139	13.43	9.79	9.25
Pets Bowie DBT	7	2,600,000	Jul-02	883,965	9.29	9.24	9.12
1031 Chattanooga DBT	9	1,900,000	May-03	605,328	8.26	8.26	8.26
Lansing Shopping Center DBT	5	5,000,000	Sep-02	1,565,985	9.07	9.01	8.96
Inland 220 Celebration Place DBT	35	15,800,000	Sep-03	4,635,713	8.89	8.89	8.10
Taunton Circuit DBT	1	3,750,000	Sep-02	1,093,648	8.31	8.31	8.31
Broadway Commons DBT	32	8,400,000	Dec-03	3,856,966	10.18	8.31	8.26
Bell Plaza 1031, LLC	1	890,000	Nov-02	467,279	17.33	12.3	16.05
Inland 210 Celebration Place DBT	1	6,300,000	Jan-03	1,694,183	8.90	8.23	8.23
CompUSA Retail Building, LLC	11	3,950,000	Feb-04	872,018	8.39	8.17	8.17
Janesville Deere Distribution Facility 1031, LLC	28	10,050,000	Jan-04	1,869,993	7.75	7.62	7.35
Fleet Office Building 1031, LLC	30	10,000,000	Jan-04	1,867,074	8.52	8.08	7.19
Davenport Deere Distribution Facility 1031, LLC	35	15,700,000	Apr-04	2,588,212	7.36	7.36	7.36
Grand Chute DST	29	6,370,000	Mar-04	1,268,399	8.52	8.51	8.49
Macon Office DST	29	6,600,000	Mar-04	1,237,313	8.20	8.2	8.20
White Settlement Road Investment, LLC	1	1,420,000	Dec-03	272,777	8.34	8.34	8.34
Plainfield Marketplace 1031, LLC	31	12,475,000	Jun-04	1,727,926	7.21	7.13	7.09
Pier 1 Retail Center 1031, LLC	22	4,300,000	Jun-04	577,601	7.43	7.44	7.20
Long Run 1031, LLC	1	4,935,000	May-04	1,264,885	N/A	8.47	9.42
Forestville 1031, LLC	1	3,900,000	May-04	511,173	7.55	6.98	7.55
Bed, Bath & Beyond 1031, LLC	20	6,633,000	Oct-04	797,833	7.51	7.55	7.58
Cross Creek Commons 1031, LLC	26	6,930,000	Aug-04	878,987	7.34	7.31	7.30
BJ’s Shopping Center 1031, LLC	22	8,365,000	Jan-05	963,519	7.86	7.68	7.69
Barnes & Noble Retail Center 1031, LLC	12	3,930,000	Feb-05	369,768	6.67	6.69	6.65
Port Richey 1031, LLC	1	3,075,000	Jul-04	477,404	9.50	9.3	9.24
Walgreen Store Hobart 1031, LLC	24	6,534,000	Feb-05	3,842,926	6.91	6.44	5.78
Kraft Cold Storage Facility 1031, LLC	19	11,000,000	Dec-04	553,738	7.00	7	7.00
Huntington Square Plaza 1031, LLC	39	39,200,000	Jun-05	1,409,697	6.47	6.5	6.48

Best Buy Store Reynoldsburg 1031, LLC	19	10,345,000	Feb-05	435,037	6.73	6.75	6.73
Jefferson City 1031, LLC	28	10,973,000	Apr-05	883,138	7.96	7.99	N/A
Stoughton 1031, LLC	27	19,950,000	May-05	743,197	6.66	6.67	6.66
Indianapolis Entertainment 1031, LLC	1	2,190,000	Nov-04	108,886	7.15	7.13	7.15
Mobile Entertainment 1031, LLC	1	1,578,000	Nov-04	78,004	7.16	7.14	7.16
Chenal Commons 1031, LLC	19	14,346,000	Jun-05	546,229	7.51	8	N/A
Oak Brook Kensington 1031, LLC	60	23,500,000	Oct-05	1,347,540	7.09	7.28	N/A
Columbus 1031, LLC	38	23,230,000	Oct-05	952,436	7.87	7.93	N/A
Edmond 1031, LLC	1	1,920,000	May-05	128,601	7.96	7.73	N/A
Taunton Broadway 1031, LLC	1	1,948,000	Aug-05	88,911	7.79	7.47	N/A
Wilmington 1031, LLC	1	2,495,000	Sep-05	88,890	7.09	7.11	N/A
Wood Dale 1031, LLC	16	3,787,500	Oct-05	121,011	6.82	6.78	N/A
Cincinnati Eastgate 1031, LLC	11	3,210,000	*	38,289	7.00	N/A	N/A
Norcross 1031, LLC	1	3,000,000	Nov-05	81,077	6.90	6.86	N/A
Martinsville 1031, LLC	1	2,360,000	Dec-05	44,477	6.74	N/A	N/A
Yorkville 1031, LLC	21	8,910,000	*	11,455	5.77	N/A	N/A
Indiana Office 1031, LLC	35	18,200,000	Mar-06	346,904	7.62	N/A	N/A
Aurora 1031, LLC	0	1,740,000	Mar-06	—	—	—	—
Louisville 1031, LLC	0	18,830,000	May-06	—	N/A	—	—
Madison, LLC	1	1,472,000	*	—	6.70	—	—
Murfreesboro, LLC	0	7,185,000	*	—	—	—	—
Craig Crossing, LLC	0	14,030,000	*	—	N/A	N/A	—
		$412,706,500		$54,145,297

*                 Offering was not complete as of March 31, 2006.

(1)          This property was sold in July 2005.

Principal Stockholders

This section revises the discussion appearing in the prospectus under the heading “Principal Stockholders,” which appears on page 106 of the prospectus.

Based on a review of filings with the Securities and Exchange Commission, the following table shows the amount of common stock beneficially owned (unless otherwise indicated) by (1) persons that beneficially own more than 5.0% of the outstanding shares of our common stock; (2) our directors and each nominee for director; (3) our executive officers; and (4) our directors and executive officers as a group.  All information is as of June 1, 2006.  Beneficial ownership includes outstanding shares and shares which are not outstanding that any person has the right to acquire within sixty (60) days after the date of this table.  Except as indicated, the persons named in this table have sole voting and investing power with respect to all shares beneficially owned by them.

Name of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership		Percent of Class
J. Michael Borden, Independent Director	1,000	(2)	*
Brenda G. Gujral, Director and President	2,200		*
David Mahon, Independent Director	1,000	(2)	*
Thomas F. Meagher, Independent Director	6,000	(2)	*
Robert D. Parks, Director and Chairman of the Board	-		-
Paula Saban, Independent Director	1,000	(2)	*
William J. Wierzbicki, Independent Director	1,000	(2)	*
Roberta S. Matlin, Vice President — Administration	128.4569		*
Lori J. Foust, Treasurer	-		-
Scott W. Wilton, Secretary	-		-
All Directors and Officers as a group (ten persons)	12,328.4569		*

*              Less than one percent (1.0%)

(1)          The business address of each person listed in the table is 2901 Butterfield Road, Oak Brook, Illinois 60523.

(2)          Includes shares issuable upon exercise of vested options granted to the director under our independent director stock option plan.  Only those options that are currently exercisable or will become exercisable within 60 days after the date of this table are included.

Business and Policies

This section supplements the discussion continued in our prospectus under the heading “Business and Policies - Joint Ventures and Other Co-Ownership Arrangements” which begins on page 109.

We are superceding the following information previously reported in Supplement No. 13 dated January 11, 2006 on page 32 paragraph one to read as follows:

Joint Ventures and Other Co-Ownership Arrangements

On October 11, 2005, we entered into a joint venture with Minto Delaware, Inc. referred to herein as MD, which owned all of the outstanding equity of Minto Builders (Florida), Inc. referred to herein as MB REIT.  Pursuant to the terms of a purchase agreement, we agreed to purchase up to 920,000 shares of common stock at a price of $1,276 per share for a total investment of approximately $1.172 billion in MB REIT.  MD presently has $294 million of equity in MB REIT.  A total of $264 million of this equity is held in the form of MB REIT series A preferred stock.  MD owns approximately 23,000 shares of common stock which are valued at approximately $30 million.  We were required to purchase $150 million of common stock of MB REIT by December 31, 2005, purchase an additional $150 million of common stock of MB REIT by March 31, 2006 and purchase the remaining $976 million by December 31, 2006.  As of March 31, 2006, Inland Western had acquired approximately $264 million of series C preferred stock and we have acquired approximately $151 million of common stock.  We did not make the required contribution of $300 million due on March 31, 2006, however, the contribution obligation was met to the MB REIT based on combined contributions made as of March 31, 2006 by Inland Western and us.  There is no assurance that we will be able to make the full contribution that is due by December 31, 2006.

Distributions

The paragraphs in this subsection, which begins on page 114 of the prospectus, have been superseded in their entirety as follows:

We have made cash distributions to our stockholders aggregating approximately $5.2 million for the period from October 1, 2005 through June 1, 2006.  The following sets forth the per share amount, record date and payment date of each distribution:

•       $.0417 per share to stockholders of record on October 31, 2005, paid on November 16, 2005

•       $.0417 per share to stockholders of record on November 31, 2005, paid on December 12, 2005

•       $.0417 per share to stockholders of record on December 31, 2005, paid on January 11, 2006

•       $.05 per share to stockholders of record on January 31, 2006, paid on February 12, 2006

•       $.05 per share to stockholders of record on February 28, 2006, paid on March 12, 2006

•       $.05 per share to stockholders of record on March 31, 2006, paid on April 12, 2006

•       $.05 per share to stockholders of record on April 30, 2006, paid on May 12, 2006

•       $.05 per share to stockholders of record on May 31, 2006, paid on June 12, 2006

Approximately $4.8 million of the $5.2 million of the distributions were paid with cash provided from our operating activities.  Approximately $400,000 of the distributions from 2005 were funded from financing activities including contributions from our sponsor.

This section supplements the discussion contained in the prospectus under the heading “Business and Policies — Joint Ventures and Other Co-Ownership Arrangements,” appearing on page 109 of the prospectus, as previously supplemented by Supplement No. 13, and is inserted at the end of such discussion.

MB REIT Distributions

On February 9, 2006, MB REIT declared a cash distribution of $1.8 million paid to all common stockholders of record at the close of business on February 9, 2006.  As of this date, the Company owned approximately 70% of the outstanding common stock of MB REIT and received a total of approximately $1,273,570 of this distribution.

On March 2, 2006, MB REIT declared a cash distribution of $500,000 paid to all common stockholders of record at the close of business on March 2, 2006.  As of this date, the Company owned approximately 70% of the outstanding common stock of MB REIT and received a total of approximately $353,770 of this distribution.

On May 15, 2006, MB REIT declared a cash distribution of $2 million paid to all common stockholders of record at the close of business on May 15, 2006.  As of this date, the company owned approximately 84% of the outstanding common stock of MB REIT and received a total of approximately $1,674,541 of this distribution.

On May 31, 2006, MB REIT declared a cash distribution of $300,000 paid to all common stockholders of record at the close of business on May 31, 2006.  As of this date, the Company owned approximately 84% of the outstanding common stock of MB REIT and received a total of approximately $251,181.

This section supplements the discussion contained in the prospectus under the heading “Business and Policies,” which begins on page 107 of the prospectus.  A new subsection titled “Description of Real Estate Assets” has been added by Supplement No. 13 after the discussion of “Other Policies,” which ends on page 114 of the prospectus.

Description of Real Estate Assets

Property Transactions — Probable Acquisitions

Our joint venture, Minto Builders (Florida), Inc., referred to herein as MB REIT, has identified the following properties as probable acquisitions:

Brooks Corner; San Antonio, Texas

MB REIT anticipates purchasing a fee simple interest in an newly constructed shopping center known as Brooks Corner which contains approximately 166,205 gross leasable square feet.  The center is located at the intersection of Goliad Road and SE Military Road in San Antonio, Texas.  This property is located in the San Antonio primary trade area and competes with at least five other retail centers within this trade area for sales, tenants or both.

MB REIT anticipates purchasing this property from an unaffiliated third party, Brooks Corner Phase Two, L.P., for approximately $30.4 million.  MB REIT anticipates purchasing this property for cash and may later borrow monies using this property as collateral.

If this property is acquired, MB REIT does not intend to make significant repairs or improvements to it over the next few years.  However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property will be adequately covered by insurance.

Two tenants, Ross Dress for Less and Conns, each lease more than ten percent (10%) of the total gross leasable area of the property.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

			Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To
Ross Dress for Less	30,105	18	9.00	01/06	01/16

Conns	30,000	18	9.00	01/06	12/16

Real estate taxes payable in 2006 for the tax year ended 2005 (the most recent tax year for which information is generally available) are approximately $111,226.  The real estate taxes payable were calculated by multiplying Brooks Corner’s assessed value by a tax rate of 3.0%.

For federal income tax purposes, the depreciable basis in this property, if acquired, will be approximately $22.8 million.  MB REIT calculates depreciation expense for tax purposes using the straight-line method.  MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Brooks Corner was built between 2005 and 2006.  As of June 1, 2006, this property was eighty-nine percent (89%) occupied, with a total of approximately 147,427 square feet leased to nineteen (19) tenants.  The following tables set forth certain information with respect to those leases:

	Approximate GLA Leased		Renewal	Current Annual	Base Rent Per Square Foot
Lessee	(Sq. Ft.)	Lease Ends	Options	Rent ($)	Per Annum ($)
Quiznos	1,700	07/10	2/5 yr.	40,800	24.00
Rapid Tax	1,200	07/10	1/5 yr.	28,800	24.00
Quarry Nails	1,500	08/10	1/5 yr.	33,000	22.00
Check ‘N Go	1,600	08/10	1/5 yr.	35,200	22.00
Dots	4,250	11/10	3/5 yr.	72,250	17.00
Fashion Bug	6,500	12/10	2/5 yr.	110,500	17.00
Sprint	2,800	01/11	2/5 yr.	67,200	24.00
Mattress Firm	6,000	01/11	2/5 yr.	126,000	21.00
Kirklands Home	6,500	01/11	3/5 yr.	113,750	17.50
Inksell.com	1,752	01/11	2/5 yr.	45,552	26.00
Dollar Tree	12,000	01/11	3/5 yr.	102,000	8.50
Sally Beauty Supply	1,548	02/11	2/5 yr.	30,966	20.00
Catherines	4,250	02/11	2/5 yr.	72,250	17.00
Kids Outlet	4,000	03/11	2/5 yr.	74,000	18.50
Johnny Carino’s Italian Restaurant	6,722	02/15	4/5 yr.	72,000	10.71
Peter Piper Pizza	10,000	08/15	2/5 yr.	160,000	16.00
Petco	15,000	01/16	4/5 yr.	191,250	12.75
Ross Dress for Less	30,105	01/16	5/5 yr.	271,683	9.00
Conns	30,000	12/16	4/5 yr.	270,000	9.00

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)

2006	-	-	-	-	1,916,464	-
2007	-	-	-	-	1,916,464	-
2008	-	-	-	-	1,920,314	-
2009	-	-	-	-	1,920,314	-
2010	6	16,750	324,400	16.74%	1,937,514	19.37
2011	8	38,850	631,719	38.98%	1,620,614	16.26
2012	-	-	-	-	988,895	-
2013	-	-	-	-	988,895	-
2014	-	-	-	-	988,895	-
2015	2	16,722	249,200	25.20%	988,895	14.90

The table below sets forth certain information with respect to the occupancy rate at Brooks Corner expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	20%	16.51

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require the tenants pay these expenses up to a certain amount.

Plaza at Eagles Landing; Stockbridge, Georgia

MB REIT anticipates purchasing a fee simple interest in a new construction shopping center known as Plaza at Eagles Landing containing approximately 33,265 gross leasable square feet. The center is located at 1060 Eagles Landing Parkway in Stockbridge, Georgia.  This property is located in the Atlanta retail market and Forest Park/Jonesboro/Clayton retail submarket and is considered to have a primary trade area of approximately three to five miles. This property competes with at least six (6) other retail centers within its submarket.

MB REIT anticipates purchasing this property from an unaffiliated third party, The Eagle Soars, LLC, for approximately $9.7 million.  MB REIT anticipates purchasing this property for cash and may later borrow monies using this property as collateral.

If this property is acquired, MB REIT does not intend to make significant repairs or improvements to it over the next few years. However, if any repairs or improvements are made, the tenant would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property will be adequately covered by insurance when purchased.

One tenant, Walgreens, leases more than ten percent (10%) of the total gross leasable area of the property.  The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To
Walgreens	14,820	45	20.45	04/06	03/81

The Walgreens lease also contains an exclusivity provision in favor of the tenant and restricts the lessor from leasing to a restaurant, except for a coffee shop, fast food restaurant or other restaurant that generates less than 20% of its total revenue from the sale of alcoholic beverages and is located within the western-most 3,500 square feet of space identified as “shops” on the site plan.

Real estate taxes paid in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $26,637.  The real estate taxes payable were calculated by multiplying Plaza at Eagles Landing’s assessed value by a tax rate of 4.289%.

For federal income tax purposes, the depreciable basis in this property, if acquired, will be approximately $7.2 million.  MB REIT calculates depreciation expense for tax purposes using the straight-line method.  MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Plaza at Eagles Landing was built in 2005.  As of June 1, 2006, this property was one-hundred percent (100%) occupied, with a total of approximately 33,265 square feet leased to 11 tenants.  The following table sets forth certain information with respect to those leases:

	Approximate GLA Leased		Renewal	Current Annual	Base Rent Per Square Foot
Lessee	(Sq. Ft.)	Lease Ends	Options	Rent ($)	Per Annum ($)
Kiss My Tiara	1,400	02/11	-	28,000	20.00
Kiss My Tiara Home Décor	1,600	02/11	2/5 yr.	28,800	18.00
Rex Florist	2,000	03/11	2/5 yr.	40,000	20.00
All About Cookies & More	1,680	03/11	2/5 yr.	31,080	18.50
Phancy Pheasant	1,200	03/11	2/5 yr.	21,600	18.00
Tanning Salon	2,420	03/11	2/5 yr.	43,560	18.00
Preston Hair Salon	2,500	04/11	2/5 yr.	47,500	19.00
Preston Kids Studio	1,500	04/11	2/5 yr.	27,000	18.00

Starbucks	1,645	09/15		4/5 yr.	60,865	37.00
Moe’s Southwest Grill	2,500	04/16		2/5 yr.	72,500	29.00
Walgreens	14,820	03/81	*	-	303,000	20.45

*Walgreens has the option to terminate its lease as of March 31, 2031 upon giving 6 months prior notice to the lessor and, to the extent the lease remains in effect, additional options to terminate every five years thereafter upon giving 6 months notice to the lessor.

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)

2006	0	-	-	-	703.905	-
2007	0	-	-	-	714.106	-
2008	0	-	-	-	724.612	-
2009	0	-	-	-	735.433	-
2010	0	-	-	-	746.580	-
2011	8	14,300	310,149	40.91%	758,061	21.69
2012	0	-	-	-	450,433	-
2013	0	-	-	-	453,030	-
2014	0	-	-	-	455,705	-
2015	1	1,645	60,865	13.28%	458,460	37.00

The table below sets forth certain information with respect to the occupancy rate at Plaza at Eagles Landing expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	5%	37.00

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants pay these expenses up to a certain amount.

CyFair Town Center; Cypress, Texas

MB REIT anticipates purchasing a fee simple interest in an existing retail center known as CyFair Town Center, containing approximately 51,592 of gross leasable square feet.  The center is located at 17445 Spring Cypress in Cypress, Texas.  This property competes with five (5) retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

If acquired, MB REIT anticipates purchasing this property from an unaffiliated third party, A-S 46 Hwy 290 - Spring Cypress L. P., with their own funds of approximately $9.7 million and the assumption of a mortgage loan in the amount of approximately $5.9 million at closing.  The loan requires month principal and interest payments at an annual interest rate of 4.83% and matures in December 2014.

If acquired, MB REIT does not intend to make significant repairs or improvements to these properties over the next few years. However, if any repairs or improvements are required, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property will be adequately covered by insurance.

None of the tenants lease more than 10% of the total gross leasable area of the property.

If acquired, real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $153,000.  The real estate taxes payable were calculated by multiplying CyFair Town Center’s assessed value by a tax rate of 2.611%.

For federal income tax purposes, the depreciable basis in this property, if acquired, will be approximately $11.7 million.  When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method.  MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

CyFair Town Center was built in 2003.  As of June 1, 2006, this property was one hundred percent (100%) occupied, with approximately 51,592 square feet leased to twenty-six (26) tenants.  The following table sets forth certain information with respect to those leases:

Lessee	Approximate GLA Leased (Sq. Ft.)	Lease Ends	Renewal Options	Current Annual Rent ($)	Base Rent Per Square Foot Per Annum ($)
Pizza Hut	1,610	09/08	2/5 yr.	30,590	19.00
Subway	1,540	10/08	1/5 yr.	30,800	20.00
TGF Haircutters	1,400	10/08	—	29,400	21.00
The UPS Store	1,364	11/08	1/5 yr.	25,916	19.00
Strong Vision Center	1,750	11/08	1/5 yr.	33,250	19.00
Nationwide Insurance	1,050	11/08	—	21,000	20.00
Under the Sun	1,750	01/09	—	35,000	20.00
Galaxy Health Care Centers	3,150	02/09	—	63,000	20.00
Cypress Rosehill Medical Clinic	2,100	03/09	—	42,000	20.00
Vikie Lynn’s	1,400	04/09	—	26,600	19.00
Bella DeCor	1,436	06/09	—	28,716	20.00
Hintze Dance Center	2,810	07/09	1/5 yr.	53,390	19.00
Paper Daisy	1,200	08/09	1/5 yr.	24,000	20.00
The Great Frame Up	1,800	08/09	1/5 yr.	36,000	20.00
Universal Land Title of Texas	1,200	10/09	—	25,488	21.24
ShoeStrings Children’s Boutique	1,400	10/09	1/5 yr.	28,000	20.00
Texas One Community Credit Union	1,400	10/09	—	33,600	24.00
Cold Stone Creamery	1,400	11/09	1/5 yr.	33,600	24.00
Classic Hair	1,750	11/09	1/5 yr.	35,000	20.00
Wireless Choice	983	02/10	23,592	24.00
La Maria Mexican Restaurant	4,200	11/10	—	75,600	18.00
Unique Nails & Day Spa	2,100	11/13	2/5 yr.	42,000	20.00
Gary Pillers, DDS	2,450	12/13	2/5 yr.	49,000	20.00
Gateway Global	2,800	12/13	2/5 yr.	50,400	18.00
Green Garden Chinese Restaurant	3,477	07/14	1/5 yr.	59,109	17.00
Washington Mutual Bank	4,072	08/23	4/5 yr.	85,000	20.87

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)
2006	—	—	—	—	1,032,602	—
2007	—	—	—	—	1,044,162	—
2008	6	8,714	177,570	16.90%	1,050,745	20.38
2009	13	22,796	474,214	53.24%	890,629	20.80
2010	2	5,183	100,175	24.06%	416,415	19.33
2011	—	—	—	—	316,240	—

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)
2012	—	—	—	—	316,240	—
2013	3	7,350	161,700	49.56%	326,240	22.00
2014	1	3,477	69,540	42.26%	164,540	20.00
2015	—	—	—	—	95,000	—

The table below sets forth certain information with respect to the occupancy rate at CyFair Town Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	100%	19.83
2004	98%	19.68

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants pay these expenses up to a certain amount.

Eldridge Lakes Town Center; Houston, Texas

MB REIT anticipates purchasing a fee simple interest in an existing retail center known as Eldridge Lakes Town Center, containing approximately 54,980 gross leasable square feet.  The center is located at 6340 North Eldridge Parkway in Houston, Texas.  This property competes with five (5) retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

If acquired, MB REIT anticipates purchasing this property from an unaffiliated third party, A-S 41A Eldridge Lakes II, L.P., with their own funds of approximately $8.7 million and the assumption of a mortgage loan in the amount of approximately $7.8 million at closing.  The loan requires monthly principal and interest payments at an annual interest rate of 4.88% and matures in December 2014.

If acquired, MB REIT does not intend to make significant repairs or improvements to these properties over the next few years. However, if any repairs or improvements are required, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property will be adequately covered by insurance.

Three tenants, Walgreen’s, Dollar Hut and Pizza Factory, each lease more than 10% of the total gross leasable area of the property.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Base Rent Per Square Foot Per	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To
Walgreen’s	14,820	27	20.85	10/04	09/79

Dollar Hut	6,000	11	16.00	12/03	11/08
			17.60	12/08	11/13

Pizza Factory	5,710	10	18.42	12/04	12/09

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $165,000.  The real estate taxes payable were calculated by multiplying Eldridge Lakes Town Center’s assessed value by a tax rate of 3.361%.

For federal income tax purposes, the depreciable basis in this property, if acquired, will be approximately $12.4 million.  When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method.  MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Eldridge Lakes Town Center was built in 2004.  As of June 1, 2006, this property was one hundred percent (100%) occupied, with approximately 54,980 square feet leased to nineteen (19) tenants.  The following table sets forth certain information with respect to those leases:

Lessee	Approximate GLA Leased (Sq. Ft.)	Lease Ends	Renewal Options	Current Annual Rent ($)	Base Rent Per Square Foot Per Annum ($)

Cosmic Copies & Mail	1,400	12/08	—	26,600	19.00
TGF Haircutters	1,330	01/09	1/5 yr.	29,050	20.75
Spectrum Eye Care	1,400	01/09	1/5 yr.	26,950	19.25
Subway	1,400	01/09	1/5 yr.	26,880	19.20
One Stop Cellular & Satellite	1,300	04/09	1/5 yr.	25,025	19.25
Burning Desires Candle	2,000	06/09	—	37,200	18.60
The Midas Real Estate Group	1,400	06/09	1/5 yr.	25,480	18.20
The Great Frame Up	1,600	08/09	1/5 yr.	28,800	18.00
Marble Slab Creamery	1,300	09/09	2/5 yr.	24,050	18.50
Pizza Factory	5,710	12/09	2/5 yr.	105,178	18.42
H & R Block	1,300	04/10	—	24,700	19.00
Olund Enterprises	1,350	10/10	—	24,300	18.00
Dollar Hut	6,000	11/13	2/5 yr.	96,000	16.00
Vogue Cleaners & Alterations	1,750	12/13	2/5 yr.	33,250	19.00
Image Nails & Facial	1,470	01/14	1/5 yr.	27,342	18.60
Chinois Orient Bistro	3,000	02/14	—	54,000	18.00
True Care Dental	1,750	07/14	2/5 yr.	30,450	17.40
Bank of America	4,700	11/18	4/5 yr.	175,000	37.23
Walgreen’s	14,820	09/79	—	309,000	20.85

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)
2006	—	—	—	—	1,134,005	—
2007	—	—	—	—	1,135,605	—
2008	1	1,400	27,650	2.38%	1,162,705	19.75
2009	9	17,510	308,456	26.83%	1,149,636	17.62
2010	2	2,650	49,000	5.99%	817,822	18.49
2011	—	—	—	—	768,822	—
2012	—	—	—	—	768,822	—
2013	2	7,750	142,175	18.04%	788,073	18.35
2014	3	6,220	125,148	19.38%	645,897	20.12
2015	—	—	—	—	520,750	—

The table below sets forth certain information with respect to the occupancy rate at Eldridge Lakes Town Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	100%	20.61
2004	98%	20.60

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenant’s to pay these expenses up to a certain amount.

Sherman Town Center; Sherman, Texas

MB REIT anticipates purchasing a fee simple interest in an existing retail center known as Sherman Town Center, containing approximately 378,659 gross leasable square feet (excluding ground lease space).  The center is located at Highway 75 North in Sherman, Texas.  This property competes with four (4) retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

If acquired, MB REIT anticipates purchasing this property from an unaffiliated third party, A-S 60 Hwy 75 - Loy Lake, L.P., with their own funds of approximately $20.3 million and the assumption of a mortgage loan in the amount of approximately $38.9 million at closing.  The loan requires monthly principal and interest payments at an annual interest rate of 4.95% and matures in July 2014.

If acquired, MB REIT does not intend to make significant repairs or improvements to these properties over the next few years. However, if any repairs or improvements are required, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property will be adequately covered by insurance.

Three tenants, Belk, Hobby Lobby and Cinemark USA, each lease more than ten percent (10%) of the total gross leasable area of the property.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To

Belk	73,777	19	3.25	03/04	01/10
			3.75	02/10	01/15
			4.25	02/15	01/20
			4.75	02/20	03/24

Hobby Lobby	65,000	17	7.25	04/04	04/09
			7.75	05/09	04/14
			8.25	05/14	04/19

Cinemark USA	38,597	10	14.50	12/03	12/23

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $892,000.  The real estate taxes payable were calculated by multiplying Sherman Town Center’s assessed value by a tax rate of 2.707%.

For federal income tax purposes, the depreciable basis in this property, if acquired, will be approximately $44.4 million.  When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method.  MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Sherman Town Center was built in 2002.  As of June 1, 2006, this property was one hundred percent (100%) occupied, with approximately 378,659 square feet (excluding ground lease space) leased to thirty-three (33) tenants (including one ground lease tenant).  The following table sets forth certain information with respect to those leases:

Lessee	Approximate GLA Leased (Sq. Ft.)	Lease Ends	Renewal Options	Current Annual Rent ($)	Base Rent Per Square Foot Per Annum ($)
Payless ShoeSource	2,934	03/09	2/5 yr.	52,812	18.00
Eyemart Express	4,000	04/09	2/5 yr.	73,000	18.25
The Dress Barn	7,700	06/09	3/5 yr.	107,800	14.00
Cold Stone Creamery	1,400	08/09	1/5 yr.	28,700	20.50
Sprint PCS	3,000	09/09	2/5 yr.	60,000	20.00
Nail Works	1,400	09/09	—	30,100	21.50
Gamestop	1,400	09/09	1/5 yr.	28,000	20.00
Lane Bryant	4,080	09/09	2/5 yr.	65,280	16.00
Sport Clips	1,400	11/09	1/5 yr.	28,000	20.00
Rue 21	4,000	12/09	2/5 yr.	66,000	16.50
Old Navy	14,800	01/10	3/5 yr.	199,800	13.50
Lifeway Christian Bookstore	5,950	01/10	2/5 yr.	110,075	18.50
Batteries Plus	2,080	03/10	1/5 yr.	36,400	17.50
Gift, Décor and More	2,135	05/10	—	38,430	18.00
Chuck E. Cheese	7,108	11/13	4/5 yr.	57,600	8.10
Wendy’s (Ground Lease)	N/A	12/13	4/5 yr.	65,000	N/A
Pier 1 Imports	9,460	04/14	2/5 yr.	144,265	15.25
Petco	15,030	05/14	3/5 yr.	211,923	14.10
Mattress Giant	4,500	08/14	2/5 yr.	92,250	20.50
Famous Footwear	8,400	08/14	2/5 yr.	123,900	14.75
Motherhood Maternity	2,000	09/14	2/5 yr.	42,000	21.00
Panera Bread	5,200	11/14	3/5 yr.	139,100	26.75
Claire’s Boutique	1,600	11/14	2/5 yr.	32,000	20.00
Ross Stores	30,187	01/15	5/5 yr.	286,776	9.50
Bed, Bath & Beyond	19,000	01/15	5/5 yr.	148,500	7.82
Dollar Tree	11,900	01/15	2/5 yr.	107,100	9.00
Books-A-Million	12,800	01/15	2/5 yr.	152,960	11.95
Buffalo Wild Wings Grill & Bar	5,500	03/15	2/5 yr.	101,750	18.50
Logan’s Roadhouse	8,060	03/19	3/5 yr.	77,500	9.62
Chick-Fil-A	4,261	09/19	4/5 yr.	62,500	14.67
Hobby Lobby	65,000	04/19	3/5 yr.	471,250	7.25
Cinemark USA	38,597	12/23	4/5 yr.	559,656	14.50
Belk	73,777	03/24	4/5 yr.	239,775	3.25

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)
2006	—	—	—	—	4,041,401	—
2007	—	—	—	—	4,041,401	—
2008	—	—	—	—	4,041,401	—
2009	10	31,314	540,880	13.12%	4,122,111	17.27
2010	4	24,965	384,715	10.52%	3,658,705	15.41
2011	—	—	—	—	3,273,990	—
2012	—	—	—	—	3,273,990	—
2013	2	7,108	122,600	3.74%	3,273,990	17.25
2014	6	31,160	618,775	19.36%	3,196,965	19.86
2015	6	94,417	1,040,494	39.79%	2,615,078	11.02

The table below sets forth certain information with respect to the occupancy rate at Sherman Town Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	100%	10.67
2004	96%	10.68
2003	14%	14.13

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants pay these expenses up to a certain amount.

Spring Town Center; Spring, Texas

MB REIT anticipates purchasing fee simple interest in an existing retail center known as Spring Town Center, containing approximately 40,571 of gross leasable square feet (excluding ground lease space).  The center is located at 21212 Kyukendahl Road in Spring, Texas.  This property competes with five (5) retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

If acquired, MB REIT anticipates purchasing this property from an unaffiliated third party, A_K-S75 NEC Spring Town Center, L.P.. with their own funds of approximately $8.1 million and the assumption of a mortgage loan in the amount of approximately $7.9 million at closing.  The loan requires monthly principal and interest payments at an annual interest rate of 4.87% and matures in January 2015.

If acquired, MB REIT does not intend to make significant repairs or improvements to these properties over the next few years. However, if any repairs or improvements are required, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property will be adequately covered by insurance.

Two tenants, Walgreen’s and Bank of America, each lease more than ten percent (10%) of the total gross leasable area of the property.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To

Walgreen’s	14,560	40	23.35	01/04	12/78

Bank of America	4,700	12	37.23	12/03	12/08
			40.96	01/09	12/13
			45.05	01/13	12/18

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $204,000.  The real estate taxes payable were calculated by multiplying Spring Town Center’s assessed value by a tax rate of 3.310%.

For federal income tax purposes, the depreciable basis in this property, if acquired, will be approximately $12 million.  When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method.  MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Spring Town Center was built in 2004 and is shadow anchored by a Wal-Mart Supercenter.  As of June 1, 2006, this property was ninety-two percent (92%) occupied with approximately 37,387 square feet leased (excluding ground lease space) to fourteen (14) tenants (including three ground lease tenants).  The following table sets forth certain information with respect to those leases:

Lessee	Approximate GLA Leased (Sq. Ft.)	Lease Ends	Renewal Options	Current Annual Rent ($)	Base Rent Per Square Foot Per Annum ($)

Payless ShoeSource	3,010	07/09	2/5 yr.	56,317	18.71
Great Clips	1,125	07/09	—	22,740	20.21
Philly Connection	1,535	08/09	1/5 yr.	32,475	21.16
Gamestop	1,500	08/09	1/5 yr.	30,000	20.00
Sally’s Beauty Supply	1,500	09/09	1/5 yr.	29,040	19.36
Nail Salon	1,500	08/11	1/5 yr.	28,500	19.00
Paul’s Pizza	3,320	08/14	2/5 yr.	59,760	18.00
Saifee Family Dentistry	1,500	08/14	2/5 yr.	27,900	21.00
$1.19 Dry Clean Planet	3,137	08/14	—	69,014	22.00
Chili’s (Ground Lease)	N/A	12/14	4/5 yr.	83,000	N/A
Wendy’s (Ground Lease)	N/A	12/14	4/5 yr.	68,000	N/A
Bank of America	4,700	12/18	4/5 yr.	175,000	37.23
Hibernia Bank (Ground Lease)	N/A	07/24	4/5 yr.	70,000	N/A
Walgreen’s	14,560	12/78	—	340,000	23.35

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)
2006	—	—	—	—	1,102,766	—
2007	—	—	—	—	1,104,266	—
2008	—	—	—	—	1,109,086	—
2009	5	8,670	169,852	14.84%	1,144,190	19.59
2010	—	—	—	—	982,638	—
2011	1	1,500	36,000	3.66%	982,638	24.00
2012	—	—	—	—	946,638	—
2013	—	—	—	—	946,638	—
2014	5	7,957	339,238	34.93%	971,119	42.63
2015	—	—	—	—	631,881	—

The table below sets forth certain information with respect to the occupancy rate at Spring Town Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	92%	29.43
2004	92%	22.06
2003	12%	23.78

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants pay these expenses up to a certain amount.

Property Transactions — Acquired Properties

MB REIT purchased the following properties on the dates indicated below:

Ahold Portfolio; Connecticut, Massachusetts, New Jersey, Rhode Island and South Carolina

On June 8, 2006, we entered into eight joint ventures with CE Investment Associations 2001, LLC, an unaffiliated third party, to purchase fee title in eight existing freestanding retail buildings leased to the following tenants:

Property	Address	Square Feet

Stop & Shop	605 Metacom Avenue, Bristol, Rhode Island	63,128
Stop & Shop	70 Mendon Road, Cumberland, Rhode Island	85,799
Stop & Shop	19 Temple Street, Framingham, Massachusetts	64,917
Stop & Shop	99 Charles Street, Malden, Massachusetts	79,229
Stop & Shop	505 N. Main Street, Southington, Connecticut	64,948
Stop & Shop	450 Paradise Road, Swampscott, Massachusetts	65,268
Giant Food	542 Berlin-Cross Keys Road, Sicklerville, New Jersey	68,323
Bi-Lo Store	1315 South Pleasantburg Drive, Greenville, South Carolina	55,718

		547,330

The equity contributed by the joint venture partner is as follows:

Property	Equity Contributed	Equity Interest

Stop & Shop - Bristol	$4,722,647	5.50%
Stop & Shop - Cumberland	6,507,875	5.50%
Stop & Shop - Framingham	5,230,828	5.50%
Stop & Shop - Malden	7,197,205	5.50%
Stop & Shop - Southington	8,289,891	5.50%
Stop & Shop - Swampscott	6,245,536	5.50%
Giant Food - Sicklerville	4,816,874	5.50%
Bi-Lo Store - Greenville	2,419,144	5.50%

In connection with the closing of the transactions, we made capital contributions in exchange for controlling equity interest in the properties.  We made the capital contributions with our own funds and financing proceeds obtained at the time of closing.  The loans are in the amounts, terms, and at the rates as follows:

Property	Amount	Term	Rate

Stop & Shop - Bristol	$8,368,067	5 Years	5.01%
Stop & Shop - Cumberland	11,531,000	7 Years	5.17%
Stop & Shop - Framingham	9,268,514	5 Years	5.17%
Stop & Shop - Malden	12,752,742	5 Years	5.17%
Stop & Shop - Southington	11,145,000	7 Years	5.17%
Stop & Shop - Swampscott	11,066,477	5 Years	5.17%
Giant Food - Sicklerville	8,535,000	7 Years	5.17%
Bi-Lo Store - Greenville	4,286,000	7 Years	5.17%

The loans are secured by respected property and require interest only payments until maturity.

These properties compete with other supermarket anchored centers within the area and their economic performance could be affected by changes in local economic conditions.  The following table indicates the number of competitive supermarkets for each property in this portfolio:

Lessee	Competitive Supermarkets	County/Market Area

Stop & Shop - Bristol	22	Bristol, Providence & Boston

Stop & Shop - Cumberland	20	Providence
Stop & Shop - Framingham	29	Middlesex & Boston
Stop & Shop - Malden	37	Middlesex & Boston
Stop & Shop - Southington	4	Hartford/Hartford
Stop & Shop - Swampscott	37	Essex/Boston
Giant Food - Sicklerville	7	Camden/Philadelphia Metro
Bi-Lo Store - Greenville	11	Greenville/Greenville

We believe that the properties in this portfolio will be adequately covered by insurance.

Each tenant leases one hundred percent (100%) of the total gross area of each respective property in this portfolio.  The lease with each respective tenant requires the tenant to pay base annual rent on a monthly basis as follows:

		Renewal	Rent per	Lease Term
Lessee	Square Feet	Options	Month ($)	Beginning	To

Stop & Shop - Bristol	63,128	8/5 yr.	76,347	12/01	12/06
			79,031	12/06	12/11
			81,714	12/11	12/16
			84,398	12/16	12/21
			87,082	12/21	12/26

Stop & Shop - Cumberland	85,799	11/5 yr.	105,330	12/01	12/06
			108,905	12/06	12/11
			112,480	12/11	12/16
			116,055	12/16	12/21
			119,630	12/21	12/26

Stop & Shop - Framingham	64,917	11/5 yr.	84,830	12/01	12/06
			87,535	12/06	12/11
			90,239	12/11	12/16
			92,944	12/16	12/21
			95,649	12/21	12/26

Stop & Shop - Malden	79,299	11/5 yr.	117,348	12/01	12/06
			120,441	12/06	12/11
			123,534	12/11	12/16
			126,627	12/16	12/21
			129,718	12/21	12/26

Stop & Shop - Southington	64,948	11/5 yr.	102,503	12/01	12/06
			105,257	12/06	12/11
			108,012	12/11	12/16
			110,767	12/16	12/21
			113,521	12/21	12/26

Stop & Shop - Swampscott	65,268	11/5 yr.	101,796	12/01	12/06
			104,515	12/06	12/11
			107,235	12/11	12/16
			109,954	12/16	12/21
			112,674	12/21	12/26

Giant Food - Sicklerville	68,323	11/5 yr.	77,761	12/01	12/06
			80,607	12/06	12/11
			83,458	12/11	12/16
			86,301	12/16	12/21
			89,148	12/21	12/26

		Renewal	Rent per	Lease Term
Lessee	Square Feet	Options	Month ($)	Beginning	To
Bi-Lo Store - Greenville	55,718	11/5 yr.	38,173	12/01	12/06
			40,483	12/06	12/11
			42,787	12/11	12/16
			45,094	12/16	12/21
			47,401	12/21	12/26

The tenants for each respective property in this portfolio are responsible for paying the real estate taxes directly to the taxing authorities in accordance with the terms of their leases.  Real estate taxes payable in 2006 for the tax year ended 2005 (the most recent tax year for which information is generally available) are approximately $4,013,300 in the aggregate.  The real estate taxes payable were calculated by multiplying the properties’ assessed values by their respective tax rates as listed below.

For federal income tax purposes, the depreciable basis in these properties, if acquired, will be approximately $97.8 million.  We calculate depreciation expense for tax purposes using the straight-line method.  We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.  The following table indicates the taxes, tax rates and estimated tax depreciation for each property.

	Tax		Tax
Property	Amount ($)	Tax Rate	Depreciation

Stop & Shop — Bristol	113,209	10.25%	$10,600,000
Stop & Shop — Cumberland	94,648	10.75%	14,700,000
Stop & Shop - Framingham	264,792	31.21%	11,800,000
Stop & Shop - Malden	211,862	19.39%	16,200,000
Stop & Shop - Southington	120,637	29.43%	14,200,000
Stop & Shop - Swampscott	2,906,273	20.87%	14,100,000
Giant Food - Sicklerville	243,353	43.69%	10,800,000
Bi-Lo Store - Greenville	58,526	30.47%	5,400,000

Totals	4,013,300		$97,800,000

Each property’s lease in this portfolio does not expire within the next ten (10) years.

The table below sets forth certain information with respect to the occupancy rate at each of the properties in this portfolio expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot for the five years ended December 31, 2001, 2002, 2003, 2004 and 2005.

Property	Occupancy Rate as of December 31, 2001 - 2005	Effective Annual Rental Per Square Foot ($) December 31, 2001 - 2005
Stop & Shop — Bristol	100%	14.51
Stop & Shop — Cumberland	100%	14.73
Stop & Shop - Framingham	100%	15.68
Stop & Shop - Malden	100%	17.76
Stop & Shop - Southington	100%	18.94
Stop & Shop - Swampscott	100%	18.72
Giant Food - Sicklerville	100%	13.66
Bi-Lo Store - Greenville	100%	8.22

Lincoln Mall; Lincoln, Rhode Island

On May 31, 2006, MB REIT acquired, through a wholly-owned subsidiary formed for this purpose, a fee simple interest in an existing shopping center known as Lincoln Mall.  Lincoln Mall is located at 620 George Washington Highway in Lincoln,

Rhode Island and contains approximately 379,132 gross leasable square feet (excluding ground lease space). This property is part of the Warwick/Cranston retail market and competes with at least seven other retail centers within this market area for sales, tenants or both.

MB REIT purchased this property from an unaffiliated third party, LB Lincoln Mall Holdings, LLC, for approximately $60.5 million.  MB REIT purchased this property for cash and may later borrow monies using this property as collateral.  MB REIT does not intend to make significant repairs or improvements to it over the next few years.  However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.  MB REIT is of the opinion that the property is adequately covered by insurance.

Three tenants, Stop & Shop, Lincoln Educational Services and Marshalls, each lease ten percent (10%) or more of the total gross leasable area of the property.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

			Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To
Stop & Shop	56,040	15	16.50	09/00	08/20

Lincoln Educational Services	40,000	11	10.00	05/04	05/14

Marshalls	39,239	10	8.50	10/02	10/03
			Percentage Rent Only	10/03	12/03
			7.88	12/03	10/07
			8.38	10/07	10/12

Real estate taxes payable in 2005 and 2006 for the tax year ended December 2005 (the most recent tax year for which information is generally available) were approximately $764,409.  The real estate taxes payable were calculated by multiplying Lincoln Mall’s assessed value by a tax rate of 24.62%.

For federal income tax purposes, the depreciable basis in this property is approximately $45.4 million.  MB REIT calculates depreciation expense for tax purposes using the straight-line method.  MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Lincoln Mall was originally constructed as an enclosed regional mall in 1974.  Beginning in 1999 with the demolition of a portion of the mall, the property underwent significant transformation and renovation with two phases completed in 2002 and 2005, respectively.  As of June 1, 2006, this property was approximately ninety-three percent (93%) occupied, with a total of approximately 350,765 square feet (excluding ground lease space) leased to forty-three (43) tenants, including one ground lease tenant.  The following tables set forth certain information with respect to those leases:

	Approximate GLA Leased		Renewal	Current Annual	Base Rent Per Square Foot
Lessee	(Sq. Ft.)	Lease Ends	Options	Rent ($)	Per Annum ($)
Zales	1,800	Month-To-Month	—	75,000	41.67
Eye Associates **	1,790	09/06	—	31,415	17.55
VNA of Rhode Island	24,700	03/08	1/5 yr.	247,000	10.00
Lifespan Home Medical	7,500	03/08	1/5 yr.	75,000	10.00
Wells Fargo Home Mortgage	2,133	07/08	1/3 yr.	34,128	16.00
Only A Dollar	7,798	08/08	1/5 yr.	58,485	7.50
Claire’s Boutiques	1,083	08/08	—	27,000	24.93
Travel Odyssey	1,357	11/09	1/5 yr.	16,284	12.00
Sovereign Bank (ATM)	800	12/09	—	16,000	20.00

	Approximate GLA Leased		Renewal	Current Annual	Base Rent Per Square Foot
Lessee	(Sq. Ft.)	Lease Ends	Options	Rent ($)	Per Annum ($)
RadioShack	2,423	06/10	1/5 yr.	47,249	19.50
Lapel’s Dry Cleaning	1,400	07/10	1/5 yr.	32,200	23.00
Home Goods	25,000	08/10	3/5 yr.	281,250	11.25
Dunkin Donuts	752	10/10	—	25,000	33.24
GNC	1,375	12/10	1/5 yr.	26,813	19.50
Sovereign Bank	3,717	03/11	1/5 yr.	54,008	14.53
Papa Gino’s	3,165	05/11	2/5 yr.	55,737	17.61
McDonalds	2,904	05/11	1/5 yr.	29,600	10.19
Best Cuts	1,500	06/11	2/5 yr.	30,000	20.00
UPS	1,500	07/12	2/5 yr.	37,500	25.00
Marshalls	39,239	10/12	3/5 yr.	309,203	7.88
Asia Grill	9,089	12/12	3/5 yr.	99,196	10.91
Ocean State Job Lot	25,780	01/13	3/5 yr.	109,565	4.25
Payless ShoeSource	3,500	03/13	1/5 yr.	59,500	17.00
Lincoln Educational Services *	40,000	05/14	2/5 yr.	400,000	10.00
Party City	11,500	07/14	2/5 yr.	149,500	13.00
Subway	1,633	06/15	—	26,128	16.00
Alternate Realities	2,800	06/15	—	39,200	14.00
Hollywood Video	6,000	08/15	4/5 yr.	120,000	20.00
Famous Footwear	6,875	09/15	2/5 yr.	106,563	15.50
Gamer’s Haven	2,250	10/15	—	31,500	14.00
Majestic Nails	704	10/15	—	14,784	21.00
Firenza Jewelers	1,879	11/15	—	30,665	16.32
Sleepy’s Mattress	5,003	11/15	2/5 yr.	77,547	15.50
Dress Barn	7,500	12/15	2/5 yr.	116,250	15.50
Deb Shops	7,500	01/16	1/5 yr.	82,500	11.00
Sweet Sensations	1,725	01/16	—	32,775	19.00
Starbucks	1,600	02/16	2/5 yr.	54,368	33.98
Super Suppers	2,386	04/16	—	47,720	20.00
Payhalf	17,868	01/20	2/5 yr.	153,000	8.56
Stop & Shop	56,040	08/20	10/5 yr.	924,660	16.50
Stop & Shop Gas Station	1,500	08/20	10/5 yr.	22,000	14.67
Chili’s Bar & Grill	5,697	09/20	4/5 yr.	103,000	18.08
Cinema World (Ground Lease)	N/A	11/24	5/5 yr.	325,000	N/A

*      This tenant is expected to expand their space by 18,881 gross leasable square feet at $10.00 per square foot.

**   This tenant is expected to relocate to approximately 5,550 gross leasable square feet at $10.00 per square feet on or about October 1, 2005.

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)

2006	2	3,590	106,415	2.29%	4,648,975	29.64
2007	—	—	—	—	4,572,598	—
2008	5	43,214	442,999	9.66%	4,587,055	10.25
2009	2	2,157	34,998	0.84%	4,177,386	16.23
2010	5	30,950	417,412	9.95%	4,195,972	13.49
2011	4	11,286	179,705	4.71%	3,812,889	15.92

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)
2012	3	49,828	470,184	12.93%	3,636,830	9.44
2013	2	29,280	186,100	5.87%	3,170,369	6.36
2014	2	51,500	564,450	18.80%	3,003,054	10.96
2015	9	34,644	613,754	24.75%	2,479,818	17.72

The table below sets forth certain information with respect to the occupancy rate at Lincoln Mall expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot. The historical information relating to the occupancy of the property for 2001 was not available.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	78%	13.14
2004	71%	12.72
2003	57%	11.54
2002	55%	11.67

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require the tenants to pay these expenses up to a certain amount.

Shakopee Shopping Center; Shakopee, Minnesota

On April 6, 2006, a wholly-owned subsidiary of MB REIT acquired a fee simple interest in an existing shopping center known as Shakopee Shopping Center containing approximately 103,442 gross leasable square feet.  The center is located at 1698 Vierling Drive in Shakopee, Minnesota.  This property is located in the Minneapolis/St. Paul market and the southwest submarket.  This property competes with at least two nearby retail centers, one of which is anchored by Cub Foods, and possibly others within its market and submarket.

MB REIT purchased this property from an unaffiliated third party, Continental 95 Fund, LLC, for a purchase price of approximately $16.0 million.  MB REIT purchased this property for cash and may later borrow monies using this property as collateral.  MB REIT does not intend to make significant repairs or improvements to it over the next few years.  However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.  MB REIT is of the opinion that the property is adequately covered by insurance.

Two tenants, Roundy’s and Gold’s Gym, each lease more than ten percent (10%) of the total gross leasable area of the property.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To
Roundy’s (Rainbow Foods)	67,470	65	12.95	09/04	12/25

Gold’s Gym	35,972	35	11.30	08/05	08/05
			2.96	09/05	03/06
			8.76	04/06	03/11
			9.23	04/11	03/16
			10.17	04/16	03/20

None of the leases at this property expire in any of the next ten years.

Real estate taxes paid in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $277,600.  The real estate taxes paid were calculated by multiplying Shakopee Shopping Center’s assessed value by a tax rate of 3.294%.

For federal income tax purposes, the depreciable basis in this property will be approximately $12 million.  MB REIT calculates depreciation expense for tax purposes using the straight-line method.  MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Shakopee Shopping Center was built in 2000 and retrofitted in 2004.  As of June 1, 2006, this property was one-hundred percent (100%) occupied, with a total of approximately 103,442 square feet leased to two (2) tenants.  The following table sets forth certain information with respect to those leases:

	Approximate GLA Leased		Renewal	Current Annual	Base Rent Per Square Foot
Lessee	(Sq. Ft.)	Lease Ends	Options	Rent ($)	Per Annum ($)
Roundy’s (Rainbow Foods)	67,470	12/25	4/5yr	873,737	12.95
Gold’s Gym	35,972	03/20	2/5yr	315,115	8.76

The Roundy’s lease prohibits the landlord from leasing any space in the center or within a one-mile radius for use as a retail grocery, packaged liquor store or for the sale of any food products.

The table below sets forth certain information with respect to the occupancy rate at Shakopee Shopping Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	100%	9.48
2004	65%	12.95

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require the tenants pay these expenses up to a certain amount.

Canfield Plaza; Canfield, Ohio

On April 5, 2006, a wholly-owned subsidiary of MB REIT acquired a fee simple interest in an existing shopping center known as Canfield Plaza containing approximately 100,958 gross leasable square feet.  The center is located at 525 East Main Street in Canfield, Ohio.  This property is located in a primary trade area the center of which is southeast of Youngstown, Ohio and competes with approximately thirty-six other retail centers within this area for sales, tenants or both.

MB REIT purchased this property from an unaffiliated third party, Maple Leaf Expansion, Inc., for approximately $13.8 million.  MB REIT purchased this property for cash and may later borrow monies using this property as collateral.  MB REIT does not intend to make significant repairs or improvements to it over the next few years.  However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.  MB REIT is of the opinion that the property is adequately covered by insurance.

Two tenants, Giant Eagle and Dollar Tree, each lease more than ten percent (10%) of the total gross leasable area of the property.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Base Rent Per Square Foot Per	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To
Giant Eagle	58,449	58	11.25	06/99	06/19

Dollar Tree	10,074	10	6.50	03/02	03/07

Real estate taxes payable in 2006 for the tax year ended 2005 (the most recent tax year for which information is generally available) are approximately $140,345.  The real estate taxes payable were calculated by multiplying Canfield Plaza’s assessed value by a tax rate of 6.4587%.

For federal income tax purposes, the depreciable basis in this property will be approximately $10.3 million.  MB REIT calculates depreciation expense for tax purposes using the straight-line method.  MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Canfield Plaza was built in 1961 and substantially renovated in 1999.  As of June 1, 2006, this property was eighty-eight percent (88%) occupied, with a total of approximately 88,744 square feet leased to ten (10) tenants.  The following table sets forth certain information with respect to those leases:

	Approximate GLA Leased		Renewal	Current Annual	Base Rent Per Square Foot
Lessee	(Sq. Ft.)	Lease Ends	Options	Rent ($)	Per Annum ($)
China Hing	1,660	11/06	—	17,184	10.35
Heaven Sent Gift & Cards	3,333	10/06	1/8yr	43,329	13.00
Dollar Tree	10,074	03/07	2/5yr	65,481	6.50
Radio Shack	2,565	01/08	2/3yr	30,780	12.00
Famous Hair	1,500	07/08	1/5yr	27,000	18.00
UPS Store	1,736	09/09	2/5yr	24,304	14.00
Angelia’s Pizza	1,905	12/09	1/5yr	26,670	14.00
Advance America	1,471	12/09	1/5yr	19,123	13.00
Farmer’s National Bank	6,051	10/14	2/5yr	54,459	9.00
Giant Eagle	58,449	06/19	6/5yr	657,551	11.25

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)

2006	2	4,993	60,513	6.27%	965,881	12.12
2007	1	10,074	65,481	7.22%	906,839	6.50
2008	2	4,065	57,780	6.87%	841,358	14.21
2009	3	5,112	71,568	9.06%	789,629	14.00
2010	0	—	—	—	718,061	—
2011	0	—	—	—	718,061	—
2012	0	—	—	—	718,061	—
2013	0	—	—	—	718,061	—
2014	1	6,051	60,510	8.43%	718,061	10.00
2015	0	—	—	—	657,551	—

The table below sets forth certain information with respect to the occupancy rate at Canfield Plaza expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	88%	10.88
2004	88%	10.88
2003	77%	10.68
2002	77%	10.68
2001	67%	11.31

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require the tenants pay these expenses up to a certain amount.

Southgate Apartments; Louisville, Kentucky

On March 2, 2006, a wholly-owned subsidiary of MB REIT acquired a fee simple interest in approximately 14.4 acres of property in Louisville, Kentucky that contains an existing apartment complex known as Southgate Apartments.  The property has eleven three-story apartment buildings containing 256 apartment units and 33 garage spaces in the aggregate.  There are 116 one-bedroom units and 140 two-bedroom units.  Some of the units are two levels with a loft area.  The apartment complex is located at 10960 Southgate Manor Drive in Louisville, Kentucky.  This property is located in the metropolitan Louisville market and South Central submarket.  There are at least five comparable apartment rental properties in the submarket that might compete with this property.

MB REIT purchased this property from an unaffiliated third party, Southgate Group, LLC, for an aggregate purchase price of approximately $19.5 million.  MB REIT purchased this property for cash but may later borrow monies using this property as collateral.  MB REIT does not intend to make significant repairs or improvements over the next few years.  MB REIT is of the opinion that the property is adequately covered by insurance.

No tenant occupies ten percent or more of the rentable square footage.  Because the property contains apartments, no principal business, occupation or profession being carried on in, or from, the building is apparent.

Real estate taxes paid for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $134,300.  The real estate taxes paid were calculated by multiplying the assessed value of Southgate Apartments by a tax rate of 9.84%.

For federal income tax purposes, the depreciable basis in this property will be approximately $14.6 million.  MB REIT calculates depreciation expense for tax purposes by using the straight-line method.  MB REIT depreciates buildings and improvements based upon estimated useful lives of 27.5 and 20 years, respectively.

Southgate Apartments was built during 2001 and 2002.  As of June 1, 2006, based on information provided by the seller, this property was ninety-six (96%) occupied, with approximately 246 units leased.  Based on information provided by the seller, with the exception of forty (40) leases that expire during 2007 and one lease that expires during 2009, all leases expire during 2006.

The table below sets forth certain information with respect to the occupancy rate at Southgate Apartments expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year ending December 31,	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)

2005	98%	9.25
2004	66%	9.51
2003	57%	9.17
2002	61%	9.28
2001	7%	9.74

The following table sets forth the expected schedule of lease expirations, based on information provided by the seller.

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)

2006	182	168,391	1,475,124	74.72%	1,974,096	$8.76
2007	61	53,159	473,424	94.88%	498,972	$8.91
2008	0	—	—	—	25,548	—
2009	1	1,068	9,000	35.23%	25,548	$8.43

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)
2010	2	1,748	16,548	100.00%	16,548	$9.47

Hunting Bayou; Jacinto City, Texas

On February 9, 2006, MB REIT purchased a fee simple interest in an existing retail center known as Hunting Bayou, containing approximately 133,165 gross leasable square feet.  The center is located at 11410-11430 I-10 East in Jacinto City, Texas.  This property is located in the Houston market and Northeast Houston submarket and is considered to have a primary trade area of approximately three to five miles.

MB REIT purchased this property from an unaffiliated third party, Hunting Bayou, Limited Partnership, for an aggregate purchase price of approximately $20.3 million, of which approximately $3.2 million was placed in escrow with a third party escrow agent to fund a potential earnout payable upon the leasing of certain vacant and unoccupied space.  In addition, the aggregate purchase price may be increased up to approximately $22.3 million if actual rents achieved for vacant space leased after the closing exceed certain specified pro forma amounts.  MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs or improvements to these properties over the next few years.  However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

Two tenants doing business as 24-Hour Fitness and MTI College of Business, respectively, each lease more than ten percent (10%) of the total gross leasable area of the property.  24 Hour Fitness is a health club facility that offers aerobic, cardiovascular and weightlifting activities.  MTI College of Business is a higher education facility offering associate degrees and instruction in business technology, computer technology, web technology, bilingual business, massage technology, medical assisting and English as a second language.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To

24 Hour Fitness	43,460	33	6.88	01/99	01/02
			7.88	02/02	10/05
			9.80	11/05	01/14

MTI College of Business	33,650	25	7.50	05/04	11/06
			7.50	12/06	05/09

Real estate paid for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $193,000.  The real estate taxes paid were calculated by multiplying Hunting Bayou’s assessed value by a tax rate of 3.149%.

For federal income tax purposes, the depreciable basis in this property will be approximately $12.5 million.  MB REIT calculates depreciation expense for tax purposes by using the straight-line method.  MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Hunting Bayou was built in 1985.  As of June 1, 2006, this property was eighty-three percent (83%) occupied, with approximately 110,300 square feet leased to seventeen (17) tenants.  Three (3) of the twenty (20) lessees had not moved into their respective spaces and, therefore, were not in possession at that date.  The following table sets forth certain information with respect to those leases:

	Approximate GLA Leased		Renewal	Current Annual	Base Rent Per Square Foot
Lessee (d/b/a)	(Sq. Ft.)	Lease Ends	Options	Rent ($)	Per Annum ($)
City of Houston-WIC Program	3,090	10/06	2/1 yr.	37,080	12.00
Diagnostic & Rehabilitation Clinic	5,040	08/07	1/5 yr.	63,504	12.60
Freeway Finance	1,965	11/07	1/3 yr.	32,423	16.50
Chase Bank (ATM)	N/A	10/08	1/5 yr.	10,800	N/A
Gambro Healthcare	5,660	10/08	—	71,316	12.60
Jackson Hewitt Tax Service	1,050	05/09	1/5 yr	18,900	18.00
MTI College of Business	33,650	05/09	1/5 yr.	252,375	7.50
Murphy’s Deli	1,500	05/09	1/5 yr.	31,860	21.24
Marble Slab Creamery	1,400	08/09	1/5 yr.	22,680	16.20
Nutrition Depot Super Store	1,025	12/09	2/5 yr.	15,990	15.60
Auto Insurance Discounters	800	03/10	—	13,440	16.80
MG Coffee Shop	1,025	04/10	1/5 yr.	18,450	18.00
Max Care Pharmacy	1,750	05/10	1/5 yr.	28,875	16.50
Tesoro Nails	1,050	08/10	1/5 yr.	17,010	16.20
Dr. Vasifa Humayun	1,600	10/10	1/5 yr.	28,800	18.00
Pump It Up *	11,805	04/11	1/5 yr.	64,928	5.50
Mrs. Baird’s Bakeries *	1,680	04/11	1/5 yr.	20,160	12.00
Grocery Services *	1,400	05/11	1/5 yr.	21,000	15.00
24 Hour Fitness	43,460	01/14	4/5 yr.	426,000	9.80
BK Dental Management	1,735	01/15	2/5 yr.	28,628	16.50
Cici’s Pizza	4,500	03/15	2/5 yr.	67,500	15.00

*These lessees do not yet occupy their respective spaces and are not currently paying rent.  The beginning and ending dates of their respective leases remain subject to change according to the terms of those leases.

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)

2006	1	3,090	37,080	2.87%	1,291,718	12.00
2007	2	7,005	95,927	8.26%	1,160,931	13.69
2008	2	5,660	82,116	7.04%	1,166,126	14.51
2009	5	38,625	343,545	31.68%	1,084,490	8.89
2010	5	6,225	107,535	14.29%	752,376	17.27
2011	3 *	14,885	116,476	18.06%	644,841	7.83
2012	—	—	—	—	528,365	—
2013	—	—	—	—	528,365	—
2014	1	43,460	426,000	80.63%	528,365	9.80
2015	2	6,235	102,365	100.00%	102,365	16.42

*Includes Pump It Up, Mrs. Baird’s Bakeries, and Grocery Services leases, the expiration dates of which could change depending upon, among other things, the date on which the tenant takes possession.

The table below sets forth certain information with respect to the occupancy rate at Hunting Bayou expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year ending December 31,	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)

2005	83%	8.76
2004	77%	8.16
2003	47%	9.48
2002	46%	9.37
2001	42%	8.98

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenant’s to pay these expenses up to a certain amount.

Lakewood Shopping Center; Margate, Florida

On January 27, 2006, MB REIT purchased a fee simple interest in an existing shopping center known as Lakewood Shopping Center, containing approximately 133,030 gross leasable square feet (excluding ground lease space).  The center is located at State Road #7 and West Atlantic Boulevard in Margate, Broward County, Florida.  This property is located in the northwest Broward submarket, which includes Coconut Creek, Coral Springs and Margate.  There were four (4) new or proposed developments within this submarket as of July 2005 and eleven (11) retail centers that were built or under construction in 2004 within Broward County, each of which may compete with Lakewood Shopping Center and affect its economic performance.

MB REIT purchased this property from an unaffiliated third party, Lakewood Associates, Ltd., for an aggregate purchase price of approximately $26.2 million.  Of this amount, MB REIT assumed at closing a mortgage loan in principal amount of approximately $11.7 million and paid the remaining approximately $15 million in cash.  The annual interest rate of the loan is fixed at 6.01% per annum.  The terms of the loan require MB REIT to make monthly payments of interest only through February 1, 2011 and monthly payments of principal and interest thereafter until the loan matures in April 2024.  The approximate amount of each required monthly interest only payment is $59,150, and the approximate amount of each required monthly principal and interest payment is $78,034.  The unpaid principal balance and all accrued unpaid interest thereon (if not sooner paid) will be due at maturity.  Until ninety (90) days prior to maturity, prepayment is permitted in full, but not in part, upon written notice of the intent to prepay thirty (30) days prior and payment of a prepayment premium.  Within ninety (90) days of maturity, prepayment may be made in full without a prepayment premium.

MB REIT does not intend to make significant repairs or improvements to these properties over the next few years.  However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

Two tenants, doing business as Marshalls and Walgreens, respectively, each lease more than ten percent (10%) of the total gross leasable area of this property.  Marshalls is an off-price family apparel and home fashion retailer, and Walgreens operates drugstores engaged in the retail sale of prescription and nonprescription drugs and general merchandise.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

	Approximate	% of Total	Base Rent Per Square Foot Per	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To
Marshalls	29,923	22	8.25	08/02	08/07
			9.00	08/07	08/12

Walgreens	14,490	11	19.46	11/02	11/77*

*Walgreens has an option to terminate the lease on November 30, 2027, and a similar option every five years thereafter until November 30, 2072, by providing six months notice of termination.

Real estate taxes paid for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $320,000.  The amount of real estate taxes paid was calculated by multiplying Lakewood Shopping Center’s assessed value by a tax rate of 2.51%.

For federal income tax purposes, the depreciable basis in this property is approximately $20 million.  MB REIT calculates depreciation expense for tax purposes by using the straight-line method.  MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Lakewood Shopping Center was built in 1987, (which included an outlot developed in 1972), and was redeveloped from 2002 through 2004.  Lakewood Shopping Center is “shadow anchored” by a Wal-Mart Supercenter, McDonald’s and Boston Market.  A shadow anchor has characteristics similar to an anchor tenant but is located separately from the center on an adjacent property.  A shadow anchor generally draws additional traffic near the center.  MB REIT does not own the properties on which a shadow anchor operates or have any interest in the shadow anchor tenants.  As of June 1, 2006, twenty-nine (29) tenants were in possession of and occupied ninety-seven percent (97%) of the space available for rent at the Lakewood Shopping Center, and approximately 129,5100 square feet (excluding ground lease space) were leased to thirty-one (31) lessees (including ground lease tenants).  Two (2) of the thirty-one (31) lessees had not yet moved into their respective spaces and, therefore, were not in possession at this date.  The following tables set forth certain information with respect to leases signed as of June 1, 2006:

Lessee (d/b/a)	Approximate GLA Leased (Sq. Ft.)	Lease Ends	Renewal Options	Current Annual Rent ($)	Base Rent Per Square Foot Per Annum ($)
Small Feet Day Care Center	5,810	11/11	1/5 yr.	75,324	12.96
Bone Fish Creek	5,250	03/07	3/5 yr.	90,093	17.16
Bank of America (Ground Lease)	N/A	12/07	—	133,897	N/A
Payless ShoeSource	2,880	05/08	2/5 yr.	51,840	18.00
Coconut Wine and Spirits	1,600	05/08	—	31,369	19.61
Dots	4,155	05/08	2/5 yr.	62,325	15.00
Burger King (Ground Lease)	N/A	06/08	2/5 yr.	75,900	N/A
DT Nails	1,200	08/08	1/5 yr.	22,279	18.57
King Dollar	4,000	08/08	1/5 yr.	69,798	17.45
EB Games	1,200	08/08	2/5 yr.	22,800	19.00
The Check Cashing Store	1,400	11/08	1/5 yr.	27,049	19.32
Harbor Freight Tools	13,000	12/08	2/5 yr.	121,030	9.31
Advanced Chiropractic & Pain Control Center	2,000	03/09	1/5 yr.	37,294	18.65
Florida Uniforms**	1,920	03/09**	1/3 yr.	30,720**	16.00**
New China Buffet	7,200	06/09	1/5 yr.	93,600	13.00
Aquatic Gardens	3,200	06/09	1/5 yr.	57,600	18.00
Rent-Way	3,732	08/09	1/5 yr.	52,248	14.00
Wing Stop	1,600	08/09	1/5 yr.	23,072	14.42
Don Pan International Bakery	2,400	10/09	1/5 yr.	42,286	17.62
Pak Mail	1,600	01/10	1/5 yr.	29,376	18.36
T-Mobile	1,600	01/10	2/5 yr.	32,000	20.00
Custom Mortgages	2,100	03/10	1/5 yr.	33,600	16.00
RadioShack	3,000	08/10	1/3 yr., 1/2 yr.	40,500	13.50
Drycleaner (M & M Drycleaning Services LLC)	1,200	10/10	1/5 yr.	21,600	18.00
Preecha’s Cuts & Styles**	1,600	02/11**	1/5 yr.	25,600**	16.00**
Villate’s Hair Design	1,190	02/12	—	18,455	15.51
Marshalls	29,923	08/12	3/5 yr.	246,865	8.25
Supermercado Brasileiro	8,100	08/13	1/10 yr.	102,914	12.71
Quizno’s Classic Subs	1,200	08/14	2/5 yr.	25,956	21.63
CiCi’s Pizza	4,480	12/14	2/5 yr.	64,408	14.38
Walgreens	14,490	11/77*	—	282,000	19.46

*Walgreens has an option to terminate the lease on November 30, 2027, and a similar option every five years thereafter until November 30, 2072, by providing six months notice of termination.

**These lessees do not yet occupy their respective spaces and are not currently paying rent.  The beginning and ending dates of their respective leases remain subject to change according to the terms of those leases.

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)

2006	-	-	-	-	2,060,488	-
2007	2	5,635	223,990	10.63%	2,107,000	39.75
2008	9	29,435	496,033	26.13%	1,898,567	16.85
2009	7	22,052	358,826	25.46%	1,409,544	16.27
2010	5	9,500	162,488	15.37%	1,056,927	17.10
2011	1	7,410	25,600	3.19%	802,006	3.45
2012	2	31,113	287,762	36.93%	779,154	9.25
2013	1	8,100	102,915	20.82%	494,213	12.71
2014	2	5,680	111,209	28.28%	393,209	19.58
2015	0	-	-	-	282,000	-

*Includes Florida Uniforms lease, the expiration date of which could change depending upon, among other things, the date on which the tenant takes possession.

** Includes Preecha’s Cuts & Styles lease, the expiration date of which could change depending upon, among other things, the date on which the tenant takes possession.

The table below sets forth certain information with respect to the occupancy rate at Lakewood Shopping Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	97%	12.67
2004	96%	12.13
2003	85%	11.59

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants pay these expenses up to a certain amount.

Thermo Process Systems Office/Warehouse & Distribution Facility; Sugar Land, Texas

On January 17, 2006, MB REIT purchased a fee simple interest in a freestanding office/warehouse and distribution facility leased to Thermo Process Systems, containing approximately 150,000 gross leasable square feet.  The building is located at 1410 Gillingham Lane in Sugar Land, Texas.  This property competes with five (5) industrial facilities within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, 1410 Gillingham, Ltd., for a cash purchase price of approximately $13.9 million and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs or improvements to this property over the next few years.  However, if any repairs or improvements are made, the tenant would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of its lease.

MB REIT is of the opinion that the property is adequately covered by insurance.

Real estate taxes paid in 2005 for the tax year ended 2004 (the most recent tax year for which information is generally available) were approximately $32,000.  The amount of real estate taxes is calculated by multiplying Thermo Process Systems’ assessed value, divided by 100, by a tax rate of 1.75%.

For federal income tax purposes, MB REIT’s depreciable basis in this property is approximately $10.4 million.  MB REIT calculates depreciation expense for tax purposes using the straight-line method.  MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

The building was constructed in 2001 and expanded in 2005 for Thermo Process Systems, which leases one hundred percent (100%) of the total gross leasable area of the property.  However, in accordance with the terms of the tenant’s lease, the tenant pays base rent on the initial square footage of the building consisting of approximately 120,000 gross leaseable square feet.  The remaining 26,000 gross leaseable square feet can be used by the tenant but they are not obligated to pay rent.  The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximate			Per Square	Estimated
	GLA Leased	% of Total	Renewal	Foot Per	Lease	Term
Lessee	(Sq. Ft.)	GLA	Option	Annum ($)	Beginning	To

Thermo Process Systems	150,000	100	None	6.40	12/05	9/10
				7.04	10/10	11/15

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)

2006	0	-	-	-	960,000	-
2007	0	-	-	-	960,000	-
2008	0	-	-	-	960,000	-
2009	0	-	-	-	960,000	-
2010	0	-	-	-	984,000	-
2011	0	-	-	-	1,056,000	-
2012	0	-	-	-	1,056,000	-
2013	0	-	-	-	1,056,000	-
2014	0	-	-	-	1,056,000	-
2015	1	150,000	1,056,000	100%	1,056,000	7.04

The property was built for a tenant in 2001 that never occupied the building and therefore it was vacant prior to October 2005.

Stop & Shop; Hyde Park, New York

On January 5, 2006, we entered into a joint venture with Columbia Hyde Group, L.L.C. and acquired an interest in a freestanding retail building leased to The Stop & Shop Supermarket Company containing approximately 52,500 of gross leasable square feet.  The building is located at 5 St. Andrews Road in Hyde Park, New York. This property competes with five (5) other supermarket anchored centers that are located in the Hyde Park area and its economic performance could be affected by changes in local economic conditions.

We made a capital contribution to the joint venture in the amount of $8.7 million and received an equity interest representing approximately sixty-seven percent (67%). We made a capital contribution to the joint venture with our own funds and with financing proceeds obtained at the time of closing.  The loan is in the amount of approximately $8.1 million, is secured by the property and requires interest only payments at an annual rate of 5.245% and matures in February 2013.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if any repairs or improvements are made, the tenant would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their lease.

We are of the opinion that the property is adequately covered by insurance.

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $174,000.  The real estate taxes payable were calculated by multiplying Stop & Shop - Hyde Park’s assessed value by a tax rate of 38.61%.

For federal income tax purposes, our depreciable basis in this property will be approximately $10.3 million.  We calculate depreciation expense for tax purposes, using the straight-line method.  We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

The building was constructed in 1998. One tenant, The Stop & Shop Supermarket Company, leases one hundred percent (100%) of the total gross leasable area of the property. The lease requires the tenant to pay base annual rent on a monthly basis as follows:

	Approximate	% of	Current
	GLA Leased	Total	Annual	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Rent ($)	Options	Beginning	To

The Stop & Shop Supermarket Company	52,500	100	772,275	10/5yr.	09/00	11/00
			824,775		12/00	11/02
			877,275		12/02	11/04
			929,775		12/04	11/07
			982,275		12/07	11/12
			1,034,775		12/12	11/17
			1,087,275		12/17	11/22
			1,139,775		12/22	11/25

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)
2006	0	—	—	—	929,775	—
2007	0	—	—	—	934,150	—
2008	0	—	—	—	982,275	—
2009	0	—	—	—	982,275	—
2010	0	—	—	—	982,275	—
2011	0	—	—	—	982,275	—
2012	0	—	—	—	986,650	—
2013	0	—	—	—	1,034,775	—
2014	0	—	—	—	1,034,775	—
2015	0	—	—	—	1,034,775	—

The table below sets forth certain information with respect to the occupancy rate at Stop & Shop — Hyde Park expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending	Occupancy Rate as of	Effective Annual Rental
December 31,	December 31,	Per Square Foot ($)
2005	100%	17.71
2004	100%	16.71
2003	100%	16.71
2002	100%	15.71
2001	100%	15.71

Monadnock Marketplace; Keene, New Hampshire

On January 4, 2006, MB REIT purchased a fee simple interest in an existing shopping center known as Monadnock Marketplace containing approximately 200,633 gross leasable square feet.  The center is located at 20 Ashbrook Road in Keene, New Hampshire.  This property competes with five (5) retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, Konover Development Corporation, for a cash purchase price of approximately $48.8 million.  MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs or improvements to this property over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $202,000.  The real estate taxes payable were calculated by multiplying Monadnock Marketplace’s assessed value divided by 1000 by a tax rate of 26.19%.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $36.6 million.  MB REIT calculates depreciation expense for tax purposes using the straight-line method.  MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Four tenants, Price Chopper, Michaels, Bed, Bath & Beyond and Circuit City, each lease more than ten percent (10%) of the total gross leasable area of the property.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

			Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To
Price Chopper	73,883	37	17.89	12/05	12/25

Michaels	21,718	11	16.25	10/05	10/20

Bed, Bath & Beyond	20,900	10	13.50	10/03	01/14
			13.75	02/14	01/19

Circuit City	20,413	10	16.00	10/05	01/17

Monadnock Marketplace was built between 2003 and 2005 and is shadow anchored by Home Depot, Target and Dick’s Sporting Goods.  As of June 1, 2006, this property is one hundred percent (100%) occupied, with a total of approximately 200,633 square feet leased to 12 tenants.  The following table sets forth certain information with respect to those leases:

	Approximate GLA Leased		Renewal	Current Annual	Base Rent Per Square Foot
Lessee	(Sq. Ft.)	Lease Ends	Options	Rent ($)	Per Annum ($)
Gamestop	1,900	01/09	1/5 yr.	43,700	23.00
Pier 1 Imports	9,590	10/13	2/5 yr.	171,181	17.85
iParty	9,900	08/15	2/5 yr.	173,250	17.50
Olive Garden	7,685	09/15	2/5 yr.	114,000	14.83
Mattress Giant	6,000	11/15	2/5 yr.	117,000	19.50
Circuit City	20,413	01/17	5/5 yr.	326,608	16.00
Bed, Bath & Beyond	20,900	01/19	3/5 yr.	282,150	13.50
Border’s	17,400	01/19	3/5 yr.	318,420	18.30
Chili’s	5,697	04/20	3/5 yr.	105,000	18.43
Longhorn Steakhouse	5,547	10/20	3/5 yr.	85,000	15.32
Michaels	21,718	10/20	3/5 yr.	352,917	16.25
Price Chopper	73,883	12/25	4/5 yr.	1,321,667	17.89

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)
2006	0	—	—	—	3,411,143	—
2007	0	—	—	—	3,411,893	—
2008	0	—	—	—	3,414,793	—
2009	1	1,900	43,700	1.27%	3,429,293	23.00
2010	0	—	—	—	3,385,593	—
2011	0	—	—	—	3,385,593	—
2012	0	—	—	—	3,385,593	—
2013	1	9,590	171,181	5.05%	3,388,493	17.85
2014	0	—	—	—	3,236,601	—

2015	3	23,585	405,250	12.48%	3,246,870	17.18

The table below sets forth certain information with respect to the occupancy rate at Monadnock Marketplace expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending	Occupancy Rate as of	Effective Annual Rental
December 31,	December 31,	Per Square Foot ($)
2005	100%	17.00
2004	35%	16.38
2003	24%	16.12

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenant’s to pay these expenses up to a certain amount.

Cinemark 12 — Silverlake; Pearland, Texas

On December 28, 2005, MB REIT acquired a freestanding single-user building located at Silverlake Village in Pearland, Texas containing approximately 38,910 of gross leasable square feet.  This property competes with five (5) other movie theaters located in the Houston area within approximately 15 miles of the property, and its economic performance could be affected by changes in local economic conditions.

The acquisition was completed through the assignment from Inland American Acquisitions, Inc., a wholly owned indirect subsidiary of The Inland Real Estate Transactions Group, Inc., to MB REIT of all of the outstanding membership interests in two limited liability companies, Inland American Pearland Silverlake Village GP, L.L.C. and Inland American Pearland Silverlake Village LP, L.L.C., owning all of the outstanding general and limited partnership interests in the partnership, A-S 68 HWY 288-Silverlake, L.P., which holds title to the property for approximately $9.3 million.  This partnership owned the property subject to a loan of approximately $9.45 million from Inland Western Retail Real Estate Trust, Inc.  Inland American Acquisitions, Inc. repaid this loan using the proceeds from the assignment.

MB REIT does not intend to make significant repairs or improvements to this property over the next few years. However, if any repairs or improvements are made, the tenant would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of its lease.

MB REIT is of the opinion that the property is adequately covered by insurance.

The building was built in 2004.  One tenant, Cinemark, leases one hundred percent (100%) of the total gross leasable area of the building.  The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

	Approximate	% of	Current
	GLA Leased	Total	Annual	Renewal	Lease	Term
Lessee	(Sq. Ft.)	GLA	Rent ($)	Options	Beginning	To
Cinemark	38,910	100	622,560	4/5 yr	09/05	08/10
			642,015		09/10	08/15
			661,470		09/15	08/20
			680,925		09/20	08/25

Information regarding real estate taxes payable in 2005 and 2006 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $45,900.  The real estate taxes payable were calculated by multiplying Cinemark 12 — Silverlake’s assessed value by a tax rate of 2.46%.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $7 million.  MB REIT calculates depreciation expense for tax purposes, using the straight-line method.  MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)

2006	0	—	—	—	622,560	—
2007	0	—	—	—	622,560	—
2008	0	—	—	—	622,560	—
2009	0	—	—	—	622,560	—
2010	0	—	—	—	629,045	—
2011	0	—	—	—	642,015	—
2012	0	—	—	—	642,015	—
2013	0	—	—	—	642,015	—
2014	0	—	—	—	642,015	—
2015	0	—	—	—	648,500	—

The table below sets forth certain information with respect to the occupancy rate at Cinemark 12 - Silverlake expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending	Occupancy Rate as of	Effective Annual Rental
December 31,	December 31,	Per Square Foot ($)

2005	100%	16.00

Triangle Center; Longview, Washington

On December 23, 2005, MB REIT purchased a fee simple interest in an existing shopping center known as Triangle Center containing approximately 250,874 gross leasable square feet.  The center is located at 1305 Ocean Beach Highway in Longview, Washington.  This property competes with from five retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, Kimco Longview, L.L.C., for a cash purchase price of approximately $40 million of which approximately $1.8 million remains subject to a future earnout regarding 6,364 gross leasable square feet of space. A third party escrow agent retains master lease funds for approximately 2,500 gross leasable square feet of space. The master lease escrow is maintained by the escrow agent for a period not to exceed twelve (12) months and the amount was determined by application of pro forma rents. The funds will be released by the escrow agent once the tenant’s leases have been approved by MB REIT and the tenants have moved into their space and rent has commenced.  MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs or improvements to this property over the next few years. However, if any repairs or improvements are made, the tenant would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

Three tenants, Ace Hardware, Ross Dress for Less and Triangle Bowl, each lease more than ten percent (10%) of the total gross leasable area of the property.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Base Rent Per Square Foot Per	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To
Ace Hardware	31,574	13	8.00	11/99	11/04
			8.80	12/04	11/09
			9.68	12/09	11/14

Ross Dress for Less	29,853	12	Abated	12/04	05/05
			9.50	06/05	01/10
			10.00	02/10	01/15

Triangle Bowl	30,000	12	3.50	09/05	08/10
			4.00	09/10	08/15

Information regarding real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were $196,875.  The real estate taxes payable were calculated by multiplying Triangle Center’s assessed value by a tax rate of 13.5576%.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $30 million.  MB REIT calculates depreciation expense for tax purposes, using the straight-line method.  MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Triangle Center was originally developed in the 1960s and underwent a major renovation including demolition of existing structures for redevelopment during 2004 and 2005.  As of June 1, 2006, this property was ninety-eight percent (98%) occupied, with a total of approximately 246,474 square feet leased to 35 tenants.  The following tables set forth certain information with respect to those leases:

	Approximate GLA Leased		Renewal	Current Annual	Base Rent Per Square Foot
Lessee	(Sq. Ft.)	Lease Ends	Options	Rent ($)	Per Annum ($)
Cingular Wireless*	1,500	02/11	—	29,700	19.80
Check N’ Go	1,230	12/06	—	22,415	18.22
Open Advanced MRI of Longview	1,320	01/07	1/5 yr	25,740	19.50
Citifinancial	1,180	02/07	—	21,240	18.00
Stewart Title	3,600	12/08	—	62,986	17.50
Starbucks	1,370	02/09	2/5 yr	24,660	18.00
Weyerhaeuser Credit Union (ATM)	N/A	03/09	—	7,200	N/A
Great Clips	1,234	04/09	—	22,682	18.38
H & R Block	2,516	04/09	1/5 yr	35,224	14.00
Lower Columbia Eye Clinic	7,760	09/09	—	88,774	11.44
LA Weight Loss Centers	1,438	10/09	2/3 yr	25,165	17.50
Just Music & DVD Warehouse	2,720	10/09	1/5 yr	38,080	14.00
US Cellular	2,800	04/10	2/3 yr	67,200	24.00
Advance America	1,400	05/10	1/5 yr	28,000	20.00
Pizza Schmizza	1,400	05/10	2/5 yr	29,400	21.00
EB Games	1,400	09/10	1/5 yr	30,800	22.00
Fantastic Sam’s	1,400	06/10	1/5 yr	29,400	21.00
Moonlight Bay	3,200	04/10	1/2 yr	57,600	18.00
			1/3 yr
Luv’s Hallmark Cards	3,600	10/10	—	57,600	16.00
USA Nails	569	07/10	2/5 yr	15,078	26.50
Sleep Country USA	7,200	12/10	2/2 yr & 1/5 yr	144,000	20.00
RadioShack	2,400	01/11	2/5 yr	43,200	18.00
Rite Aid	20,800	10/11	2/5 yr	104,000	5.00
Ace Hardware	31,574	11/14	3/5 yr	277,848	8.80
Ross Dress for Less	29,853	01/15	4/5 yr	283,604	9.50
Michael’s	16,993	02/15	4/5 yr	220,909	13.00
Lane Bryant	4,573	05/15	2/5 yr	82,314	18.00
Petco	13,500	05/15	2/5 yr	175,500	13.00
Quizno’s	1,600	05/15	2/5 yr	35,200	22.00
Triangle Bowl	30,000	08/15	2/5 yr	105,000	3.50
Blockbuster Video	5,460	10/15	2/5 yr	103,740	19.00
Ichi Teriyaki	1,520	11/15	1/5 yr	31,920	21.00
Bed, Bath & Beyond	23,000	01/16	4/5 yr	201,250	8.75
Washington Mutual Bank	10,000	04/22	—	129,829	12.98
Washington State	6,364	02/16	1/5 yr	146,372	23.00

*Tenant lease expired 1/06.  On a month-to-month basis until further notice.

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)
2006	1	1,230	22,415.80%		2,798,457	18.22
2007	2	2,500	46,980	1.68%	2,799,992	18.79
2008	1	3,600	62,986	2.28%	2,764,351	17.50
2009	7	17,038	252,568	7.30%	2,717,209	14.82
2010	9	22,969	481,424	18.98%	2,536,803	20.96
2011	3	24,700	187,300	8.95%	2,092,840	7.58
2012	0	—	—	—	1,908,367	—
2013	0	—	—	—	1,909,087	—

2014	1	31,574	305,640	16.00%	1,909,821	9.68
2015	8	103,499	1,114,689	69.46%	1,604,868	10.77

The table below sets forth certain information with respect to the occupancy rate at Triangle Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.  Information with respect to this table was not historically available for 2001 through 2003.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	95%	11.01
2004	36%	10.63

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants pay these expenses up to a certain amount.

Bay Colony Town Center; League City, Texas

On December 22, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Bay Colony Town Center, containing approximately 97,960 of gross leasable square feet (excluding ground lease space).  The center is located at 1807 FM 646 in League City, Texas.  This property competes with from five retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, A-S 56 IH-45 South FM 646, L.P., for a cash purchase price of approximately $41.8 million of which $4.9 million remains in a separate escrow to fund a future earnout regarding 12,254 gross leasable square feet of vacant space.  A third party escrow agent retains the funds until the sellers have met their contractual obligation for these spaces. The escrow will be maintained by the escrow agent for up to thirty-six (36) months. The amount deposited into escrow was determined by a gross rent multiplier using a base rent per square foot amount based on current local economic market rents.  The funds will be released by the escrow agent once the tenant’s leases have been approved by MB REIT and the tenants have moved into their space and begin paying rent.  The purchase price may fluctuate up to 10% of the escrow amount due to the base rent amount stipulated in the lease as compared to the base rent multiplier used to determine the escrowed amount. MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs or improvements to this property over the next few years. However, if any repairs or improvements are made, the tenant would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

Two tenants, HCA Hospital and University of Texas Medical Branch, each lease more than ten percent (10%) of the total gross leasable area of the property.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Base Rent Per Square Foot Per	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To

Mainland Medical Center	10,000	10	18.00	02/05	02/10

The University of Texas Medical Branch	9,920	10	22.00	03/05	03/10
			23.00	04/10	03/15

Information regarding real estate taxes payable in 2005 and 2006 for the tax year ended 2005 (the most recent tax year for which information is generally available) were $281,000.  The real estate taxes payable were calculated by multiplying Bay Colony Town Center’s assessed value by a tax rate of 3.542%.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $30.1 million.  MB REIT calculates depreciation expense for tax purposes, using the straight-line method.  MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Bay Colony Town Center was built in 2004.  As of June 1, 2006, this property was eighty percent (80%) occupied, with approximately 78,097 square feet (excluding ground lease space) leased to twenty-four (24) tenants (including three ground lease tenants).  The following table sets forth certain information with respect to those leases:

	Approximate GLA Leased		Renewal	Current Annual	Base Rent Per Square Foot
Lessee	(Sq. Ft.)	Lease Ends	Options	Rent ($)	Per Annum ($)
The Great Frame Up	1,995	12/09	1/5 yr	45,885	23.00
Cingular Wireless	1,131	12/09	—	27,144	24.00
Sprint PCS	2,513	12/09	2/5 yr	65,338	26.00
Planet Beach of League City	1,504	01/10	1/5 yr	30,080	20.00
Style America	1,400	01/10	1/5 yr	33,600	24.00
Subway Real Estate Corporation	1,495	01/10	1/5 yr	35,880	24.00
Cold Stone Creamery	1,500	01/10	1/5 yr	37,500	25.00
Mainland Medical Center	10,000	02/10	—	180,000	18.00
The UPS Store	1,460	02/10	2/5 yr	36,500	25.00
Karen Coady Agency	1,400	05/10	—	30,800	22.00
Gateway Chiropractic	2,966	08/10	1/5 yr	68,218	23.00
Computer Renaissance	1,849	03/11	1/5 yr	33,282	18.00
Don Julio’s Mexican Restaurant & Cantina	4,805	04/11	1/5 yr.	86,490	18.00
Jammin’ Inc.	2,787	05/12	1/5 yr	55,740	20.00
Nails II	2,148	01/15	—	49,404	23.00
The University of Texas Medical Branch	9,920	03/15	—	218,240	22.00
888 Chinese Restaurant	3,000	04/15	1/5 yr	66,000	22.00
Serita M. Gardner, OD	2,051	04/15	2/5 yr	36,918	18.00
Dental, Etc.	1,853	05/15	—	37,060	20.00
Manchester Dry Cleaners	3,000	06/15	2/5 yr	51,000	17.00
HEB (Ground Lease)	N/A	08/24	6/5 yr	530,000	N/A
Wells Fargo Bank (Ground Lease)	N/A	08/24	3/5 yr	120,000	N/A
Bank of America	4,500	12/24	4/5 yr	230,000	51.11
Walgreen’s	14,820	09/80	—	306,996	20.71

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)
2006	0	—	—	—	2,412,075	—
2007	0	—	—	—	2,440,436	—
2008	0	—	—	—	2,446,079	—
2009	3	5,639	144,352	5.84%	2,473,332	25.60
2010	8	21,725	460,094	19.26%	2,388,321	21.18
2011	2	6,654	129,382	6.71%	1,928,227	18.00
2012	1	2,787	55,740	3.10%	1,798,845	20.00
2013	0	—	—	—	1,743,105	—
2014	0	—	—	—	1,756,305	—
2015	6	21,972	521,109	29.25%	1,781.606	23.12

The table below sets forth certain information with respect to the occupancy rate at Bay Colony Town Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending	Occupancy Rate as of	Effective Annual Rental
December 31,	December 31,	Per Square Foot ($)
2005	82%	30.33
2004	50%	36.54

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants pay these expenses up to a certain amount.

Tomball Town Center; Tomball, Texas

On December 22, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Tomball Town Center, containing approximately 61,305 of gross leasable square feet.  The center is located at 14090, 14080, 14030 FM 2920 in Tomball, Texas.  This property competes with from five retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, A-S 62 HWY 249-FM 2920, L.P., for a cash purchase price of approximately $20.3 million of which $3.2 million was placed in a separate escrow to be paid to the seller for 10,192 gross leasable square feet of vacant space. A third party escrow agent retains the funds until the sellers have met their contractual obligation for these spaces. The escrow will be maintained by the escrow agent for up to thirty-six (36) months. The amount deposited into escrow was determined by a gross rent multiplier using a base rent per square foot amount based on current local economic market rents.  The funds will be released by the escrow agent once the tenant’s leases have been approved by MB REIT and the tenants have moved into their space and begin paying rent. The purchase price may fluctuate up to 10% of the escrow amount due to the base rent amount stipulated in the lease as compared to the base rent multiplier used to determine the escrowed amount. MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs or improvements to this property over the next few years. However, if any repairs or improvements are made, the tenant would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

One tenant, Hollywood Video, leases more than ten percent (10%) of the total gross leasable area of the property.  The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To

Hollywood Video	6,100	10	21.50	02/05	02/15

Information regarding real estate taxes payable in 2005 and 2006 for the tax year ended 2005 (the most recent tax year for which information is generally available) were $150,000.  The real estate taxes payable were calculated by multiplying Tomball Town Center’s assessed value by a tax rate of 2.801%.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $15.2 million.  MB REIT calculates depreciation expense for tax purposes, using the straight-line method.  MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Tomball Town Center was built in 2004.  As of June 1, 2006, this property was ninety-three (93%) occupied, with approximately 51,113 square feet leased to twenty (20) tenants.  The following table sets forth certain information with respect to those leases:

Lessee	Approximate GLA Leased (Sq. Ft.)	Lease Ends	Renewal Options	Current Annual Rent ($)	Base Rent Per Square Foot Per Annum ($)
Sprint PCS	2,100	12/09	2/5 yr	48,300	23.00
Cold Stone Creamery	1,400	12/09	1/5 yr	30,800	22.00
Sport Clips	1,500	01/10	1/5 yr	31,500	21.00
The UPS Store	1,400	01/10	2/5 yr	30,100	21.50
The Silver Strawberry	1,400	01/10	—	30,800	22.00
Washington Mutual Bank	3,500	02/10	3/5 yr	98,000	28.00
The Great Frame Up	1,400	02/10	2/5 yr	33,600	24.00
TGF Haircutters	1,400	03/10	—	33,600	24.00
Stewart Title Company	4,349	04/10	—	86,976	20.00
Elegant Domain	1,400	04/10	—	32,200	23.00
Berkeley Eye Center	3,613	05/10	—	76,487	21.17
Wachovia Bank	5,474	11/10	2/5 yr	120,000	21.92
Subway Real Estate	1,400	01/11	1/5 yr	30,800	22.00
Malibu Tan	2,000	02/11	1/5 yr	44,000	22.00
Image Nail & Facial	1,500	03/15	—	33,000	22.00
Texas Taco Cabana	3,415	03/15	—	64,400	18.86
Hollywood Video	6,100	02/15	4/5 yr	131,150	21.50
Paul’s Pizza Shop	3,262	04/15	—	61,978	19.00
Panda Express	2,100	12/15	2/5 yr	54,600	26.00
Mens Warehouse	2,400	01/16	1/5 yr	66,000	27.50

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)
2006	0	—	—	—	1,131,762	—
2007	0	—	—	—	1,142,640	—
2008	0	—	—	—	1,150,448	—
2009	2	3,500	79,100	6.86%	1,152,739	22.60
2010	10	25,436	575,463	52.96%	1,086,514	22.62
2011	2	3,400	74,800	11.38%	657,526	22.00
2012	0	—	—	—	583,332	—
2013	0	—	—	—	583,332	—
2014	0	—	—	—	583,332	—
2015	5	16,377	380,460	65.22%	583,332	23.23

The table below sets forth certain information with respect to the occupancy rate at Tomball Town Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending	Occupancy Rate as of	Effective Annual Rental
December 31,	December 31,	Per Square Foot ($)
2005	72%	22.03
2004	37%	22.55

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenant’s to pay these expenses up to a certain amount.

Walgreens; Springfield, Missouri

On December 20, 2005, MB REIT purchased a leasehold interest in an existing single-user building known as Walgreens, containing approximately 14,560 of gross leasable square feet.  The building is located at National and Cherokee in Springfield, Missouri. This property competes with four other drug stores located within miles of the property’s market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, A-S 63 National-Cherokee L.P., for a cash purchase price of approximately $3.6 million.  MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs and improvements to this property over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $18,000.  The real estate taxes payable were calculated by multiplying Walgreens’ assessed value divided by 100 by a tax rate of 5.72%.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $2.7 million.  MB REIT calculates depreciation expense for tax purposes, using the straight-line method.  MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

The building was built in 2003.  One tenant, Walgreens, leases 100% of the total gross leasable area of the property.  The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

	Approximate
	GLA Leased	% of Total	Current Annual	Lease Term
Lessee	(Sq. Ft.)	GLA	Rent ($)	Beginning	To

Walgreens	14,560	100	315,331	01/06	01/73

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)
2006	0	—	—	—	315,331	—
2007	0	—	—	—	315,331	—
2008	0	—	—	—	315,331	—
2009	0	—	—	—	315,331	—
2010	0	—	—	—	315,331	—
2011	0	—	—	—	315,331	—
2012	0	—	—	—	315,331	—
2013	0	—	—	—	315,331	—
2014	0	—	—	—	315,331	—
2015	0	—	—	—	315,331	—

The table below sets forth certain information with respect to the occupancy rate at Walgreens expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending	Occupancy Rate as of	Effective Annual Rental
December 31,	December 31,	Per Square Foot ($)
2005	100%	21.66
2004	100%	21.66
2003	100%	21.66

In general, the tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the lease with this tenant only requires that this tenant pay these expenses up to a certain amount.

Stables at Town Center; Spring, Texas

On December 16, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Stables at Town Center, containing approximately 93,528 gross leasable square feet (excluding ground lease space).  The center is located at 8765 Spring Cypress in Corpus Christi, Texas. This property will be subject to competition from five (5) retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from unaffiliated third parties, A-S 25 Spring Cypress - Champion Forest L.P. and Spring Cypress - Champion Forest 24, L.P., for a cash purchase price of approximately $27.9 million of which $2.3 million remains in a separate escrow to fund a future earnout regarding 11,672 gross leasable square feet of vacant space. A third party escrow agent retains the funds until the sellers have met their contractual obligation for these spaces. The escrow is maintained by the escrow agent for a period not to exceed thirty-six (36) months and the amount was determined by a gross rent multiplier using a base rent per square foot amount based on current local economic market rents.  The funds will be released by the escrow agent once the tenant’s leases have been approved by MB REIT and the tenants have moved into their space and rent has commenced. The purchase price may fluctuate up to 10% of the escrow amount due to the base rent amount stipulated in the lease as compared to the base rent multiplier used to determine the escrowed amount.

MB REIT does not intend to make significant repairs and improvements to this property over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

One tenant, Walgreens, leases more than 10% of the total gross leasable area of the property.  The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To

Walgreens	14,490	16	19.25	04/02	04/62

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $221,000.  The real estate taxes payable were calculated by multiplying Stables at Town Center’s assessed value divided by 100 by a tax rate of 2.74%.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $20.9 million.  MB REIT calculates depreciation expense for tax purposes, using the straight-line method.  MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Stables at Town Center was built between 2001 and 2002.  As of June 1, 2006, this property was eighty-seven percent (87%) occupied, with approximately 81,796 square feet (excluding ground lease space) leased to thirty (30) tenants (including two ground lease tenants).  The following table sets forth certain information with respect to those leases:

	Approximate GLA Leased		Renewal	Current Annual	Base Rent Per Square Foot
Lessee	(Sq. Ft.)	Lease Ends	Options	Rent ($)	Per Annum ($)
TGF Haircutters	1,400	06/09	—	28,000	20.00
Frame Craft	1,750	07/06	—	32,340	18.48
Postal Annex +	1,400	07/06	—	26,250	18.75
Chaps Cleaners	1,400	07/06	1/5 yr.	30,100	21.50
Pizza Hut	1,540	07/11	1/5 yr.	27,720	18.00
Subway Sandwich	1,400	08/06	1/5 yr.	25,900	18.50
Star Tex Title Company	5,000	08/07	1/5 yr.	92,500	18.50
Urban Eyes	1,621	12/08	1/5 yr.	29,583	18.25
Liberty Mutual Insurance	3,908	03/08	1/5 yr.	70,344	18.00
Spring Cypress Family Practice	1,980	05/08	1/5 yr.	37,620	19.00
Village at Gleannloch Farms, Inc.	2,800	08/08	3/6 mos.	51,800	18.50
Hawaiian Retreat Day Spa	3,044	08/08	1/5 yr.	48,704	16.00
EB Games	1,400	04/09	2/5 yr.	28,000	20.00
Coldwell Banker	6,500	06/09	1/5 yr.	113,750	17.50
Julie Whitman Insurance Agency	1,402	02/10	1/5/ yr.	25,236	18.00
First Service Credit Union	2,450	08/10	1/5 yr.	51,450	21.00
Amy Koenig Dance Studio	1,750	08/10	1/5 yr.	30,625	17.50
Schilleci’s Bakery, Deli & Catering	1,500	12/10	1/5 yr.	36,000	24.00
Maxx Tan	1,750	12/10	1/5 yr.	36,750	21.00
Massage Envy	3,150	02/11	2/5 yr.	58,275	18.50
Wendy’s (Ground Lease)	N/A	12/11	4/5 yr.	45,000	N/A
Cantera’s Mexican Grill & Bar	4,693	12/11	2/5 yr.	89,167	19.00
Starbucks	1,500	08/12	2/5 yr.	35,700	23.80
SmileCrafters	1,871	10/12	2/5 yr.	32,742	17.50
Ronald J. Toole, D.D.S., M.S.	2,449	09/13	2/5 yr.	42,858	17.50
T Jin’s China Café	2,698	09/15	2/5 yr.	51,262	19.00
Classic Hair	1,750	10/15	2/5 yr.	34,125	19.50
Bank of America	5,200	01/17	4/5 yr.	146,000	28.08
Washington Mutual Bank (Ground Lease)	N/A	06/21	4/5 yr.	66,000	N/A
Walgreens	14,490	04/62	—	279,000	19.25

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases (%)	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)
2006	4	5,950	114,590	6.83%	1,678,317	19.26
2007	1	5,000	92,500	5.76%	1,606,923	18.50
2008	5	13,353	246,695	16.18%	1,525,078	18.47
2009	2	7,900	141,750	11.05%	1,283,063	17.94
2010	5	8,852	187,761	16.40%	1,144,564	21.21
2011	4	9,383	236,351	24.46%	966,336	25.19
2012	2	3,371	74,717	9.98%	748,337	22.16
2013	1	2,449	46,531	6.89%	674,959	19.00
2014	—	—	—	—	628,428	—
2015	2	4,448	92,908	14.78%	628,428	20.89

The table below sets forth certain information with respect to the occupancy rate at Stables at Town Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending	Occupancy Rate as of	Effective Annual Rental
December 31,	December 31,	Per Square Foot ($)
2005	87%	21.00

2004	73%	21.29
2003	70%	21.40
2002	63%	21.82
2001	17%	26.00

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenant’s to pay these expenses up to a certain amount.

Cinemark-Webster; Webster, Texas

On December 9, 2005, MB REIT purchased a fee simple interest in an existing single-user building known as Cinemark-Webster, containing approximately 80,000 of gross leasable square feet.  The building is located at 20915 Gulf Freeway in Webster, Texas.  This property competes with five (5) other movie theaters that are located in the Houston area within a 16 mile proximity to this theater and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property, from an unaffiliated third party, A-K 18 Cinema #2, L.P., for a cash purchase price of approximately $14.7 million.  MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs and improvements to this property over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $128,911.  The real estate taxes payable were calculated by multiplying Cinemark-Webster’s assessed value by a tax rate of 0.0904% for county and 1.775% for city taxes, respectively.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $11.8 million.  MB REIT calculates depreciation expense for tax purposes, using the straight-line method.  MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

The building was built in 2001.  One tenant, Cinemark, leases one hundred percent (100%) of the total gross leasable area of the property.  The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

	Approximate	% of	Current
	GLA Leased	Total	Annual	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Rent ($)	Options	Beginning	To

Cinemark	80,000	100	1,035,000	4/5 yr.	08/00	02/21

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)
2006	—	—	—	—	1,035,000	—
2007	—	—	—	—	1,035,000	—
2008	—	—	—	—	1,035,000	—
2009	—	—	—	—	1,035,000	—
2010	—	—	—	—	1,035,000	—
2011	—	—	—	—	1,035,000	—
2012	—	—	—	—	1,035,000	—
2013	—	—	—	—	1,035,000	—
2014	—	—	—	—	1,035,000	—
2015	—	—	—	—	1,035,000	—

The table below sets forth certain information with respect to the occupancy rate at Cinemark-Webster expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.  Information for prior years was not available.

Year Ending	Occupancy Rate as of	Effective Annual Rental
December 31,	December 31,	Per Square Foot ($)
2005	100%	12.94
2004	100%	12.94
2003	100%	12.94
2002	100%	12.94
2001	100%	12.94
2000	100%	12.94

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the lease with this tenant only requires that the tenant to pay these expenses up to a certain amount.

Friendswood Shopping Center; Friendswood, Texas

On December 8, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Friendswood Shopping Center, containing approximately 67,428 of gross leasable square feet (excluding ground lease space).  The center is located at 140 West Parkway in Friendswood, Texas.  This property will be subject to competition from five (5) retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property, from an unaffiliated third party, A-S 30 FM 518-FM 528, L.P., for a cash purchase price of approximately $14.4 million of which approximately $1.3 million was placed in a separate escrow to fund a future earnout of 6,523 gross leasable square feet of vacant space.  A third party escrow agent retains the funds until the Seller has met their contractual obligation for these spaces. The escrow is maintained by the escrow agent for a period not to exceed thirty-six (36) months and the amount was determined by a gross rent multiplier using a base rent per square foot amount based on current local economic market rents.  The funds are released by the escrow agent once the tenant’s leases have been approved by MB REIT and the tenants have moved into their space and rent has commenced. The purchase price may fluctuate up to 10% of the escrow amount due to the base rent amount stipulated in the lease as compared to the base rent multiplier used to determine the escrowed amount.  MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs and improvements to this property over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion, that the property is adequately covered by insurance.

One tenant, 24-Hour Fitness, leases more than ten percent (10%) of the total gross leasable area of the property.  The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To

24 Hour Fitness	35,684	53	11.50	10/00	09/05
			12.88	10/05	09/10
			14.42	10/10	09/15

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $123,007.  The real estate taxes payable were calculated by multiplying Friendswood Crossing’s assessed value by a tax rate of 1.52% for both county and city taxes.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $10.8 million.  MB REIT calculates depreciation expense for tax purposes, using the straight-line method.  MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Friendswood Shopping Center was built in 2000.  As of June 1, 2006, this property was ninety percent (90%) occupied, with a total of approximately 60,905 square feet (excluding ground lease space) leased to 12 tenants (including one ground lease tenant).  The following table sets forth certain information with respect to those leases:

	Approximate GLA Leased		Renewal	Current Annual	Base Rent Per Square Foot
Lessee	(Sq. Ft.)	Lease Ends	Options	Rent ($)	Per Annum ($)
Mystic Nails	943	MTM	—	13,240	14.04
Malibu Tan	2,100	MTM	—	30,450	14.50
Starlite Smoothie	1,157	08/06	1/5 yr.	17,934	15.50
Pizza Hut	1,519	03/07	1/5 yr.	21,266	14.00
Shirley’s Donuts & Kolaches	1,209	06/07	—	16,500	13.65
One Stop Cellular	1,426	11/07	1/5 yr.	22,816	16.00
Emerald Spring Wellness Clinic	2,701	12/08	—	41,865	15.50
Hair Essence	1,519	02/09	1/2 yr.	22,785	15.00
El Rancho Mexican Restaurant	3,600	07/09	—	54,000	15.00
University of Texas	5,867	12/10	1/5 yr.	88,005	15.00
Patriot Bank	3,180	01/11	1/5 yr.	60,420	19.00
24 Hour Fitness	35,684	09/15	3/5 yr.	459,610	12.88
McDonald’s (Ground Lease)	N/A	08/21	4/5 yr.	54,996	N/A

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)

2006	2	3,257	48,384	5.44%	889,284	14.86
2007	3	4,154	60,582	7.11%	852,271	14.58
2008	1	2,701	41,865	5.29%	791,689	15.50
2009	2	5,119	76,785	10.24%	749,824	15.00
2010	1	5,867	88,005	12.81%	686,777	15.00
2011	1	3,480	60,420	9.42%	641.067	19.00
2012	0	—	—	—	582,807	—
2013	0	—	—	—	582,807	—
2014	0	—	—	—	582,807	—
2015	1	35,684	514,563	88.29%	582,807	14.42

The table below sets forth certain information with respect to the occupancy rate at Friendswood Crossing expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.  Information for prior years was not available.

Year Ending	Occupancy Rate as of	Effective Annual Rental
December 31,	December 31,	Per Square Foot ($)
2005	83%	14.46
2004	83%	13.58
2003	75%	12.59
2002	71%	13.30
2001	65%	13.15
2000	57%	11.54

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenant’s to pay these expenses up to a certain amount.

Lake View Technology Center I; Suffolk, Virginia

On December 2, 2005, MB REIT acquired a freestanding office building leased to the General Services Administration (GSA) for the U.S. Joint Force Command through the purchase of all of the membership interests of a limited liability company holding title to this center for approximately $24.5 million.  The center contains approximately 110,000 of gross leasable square feet.  The building is located at 115 Lakeview Parkway in Suffolk, Virginia. This property competes with similar office buildings within its market area and its economic performance could be affected by changes in local economic conditions.

The limited liability company, MB Suffolk Lakeview, LLC acquired this property on October 7, 2005 from an unaffiliated third party for approximately $24.5 million.  The affiliate agreed to sell MB REIT this property for the price it paid to the unaffiliated third party, plus any actual costs incurred.  MB REIT subsequently acquired all of the outstanding membership interests in this limited liability company from Inland American Acquisitions, Inc. herein referred to as IAA, a wholly owned indirect subsidiary of The Inland Real Estate Transactions Group, Inc.  The membership interest was transferred to MB REIT for no consideration.  Inland Western Retail Real Estate Trust, Inc. provided the initial financing of $24.3 million to acquire the property.  This loan was subsequently repaid on December 6, 2005 by MB REIT.  On January 24, 2006, MB REIT obtained financing in the amount of approximately $14.5 million.  The loan requires interest only payments at an annual rate of 4.90% and matures in February 2011.

MB REIT does not intend to make significant repairs and improvements to this property over the next few years. However, if any repairs or improvements are made, the tenant is obligated to pay a substantial portion of any monies spent pursuant to provisions in its respective lease.

MB REIT is of the opinion, that the property is adequately covered by insurance.

One tenant, GSA, leases 100% of the total gross leasable area of the property.  The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To
GSA - U.S. Joint Forces Command	68,330	62	18.22	05/04	04/05
			18.60	05/05	04/06
			18.94	05/06	04/07
			19.94	05/07	04/14

GSA - U.S. Joint Forces Command	41,677	38	23.41	10/04	10/09
			26.82	10/09	10/14

Information regarding real estate taxes payable in 2005 and 2006 for the tax year ended 2005/2006 (the most recent tax year for which information is generally available) were $182,152.  The real estate taxes payable were calculated by multiplying Lake View Technology Center I’s assessed value by a tax rate of 1.34%.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $18.4 million.  MB REIT uses the straight-line method to calculate depreciation expense for tax purposes.  Buildings and improvements are depreciated based upon estimated useful lives of 40 and 20 years, respectively.

Lake View Technology Center I was built in 2001 and was expanded during 2004. The following tables set forth certain information with respect to those leases:

	Square Feet	Lease	Renewal	Current	Rent per
Lessee	Leased	Ends	Option	Annual Rent	Square Foot

GSA - U.S. Joint Forces Command	68,330	04/14	None	1,294,259	18.94

GSA - U.S. Joint Forces Command	41,677	10/14	2/1 yr.	975,827	23.41

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)
2006	—	—	—	—	2,270,086	—
2007	—	—	—	—	2,338,416	—
2008	—	—	—	—	2,338,416	—
2009	—	—	—	—	2,480,534	—
2010	—	—	—	—	2,480,534	—
2011	—	—	—	—	2,480,534	—
2012	—	—	—	—	2,480,534	—
2013	—	—	—	—	2,480,534	—
2014	2	110,007	2,480,534	100.00%	2,480,534	22.55
2015	—	—	—	—	—	—

The table below sets forth certain information with respect to the occupancy rate at Lake View Technology Center I expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.  Information for prior years was not available.

Year Ending	Occupancy Rate as of	Effective Annual Rental
December 31,	December 31,	Per Square Foot ($)
2005	100%	20.35
2004	100%	20.19

In general, the tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the lease with this tenant only requires that this tenant pays these expenses up to a certain amount.

Atascocita Shopping Center; Humble, Texas

On November 22, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Atascocita Shopping Center containing approximately 47,326 of gross leasable square feet.  The center is located at 7072 FM 1960 East in Humble, Texas.  This property competes with five (5) retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, A-K-S31 Atascocita, L.P., for a cash purchase price of approximately $10.3 million. MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs and improvements to this property over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

One tenant, 24-Hour Fitness, leases more than ten percent (10%) of the total gross leasable area of the property.  The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To

24-Hour Fitness	37,264	79	13.00	07/00	07/05
			14.50	08/05	07/10
			16.00	08/10	07/15

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $97,300.  The real estate taxes payable were calculated by multiplying Atascocita Shopping Center’s assessed value by a tax rate of 3.111%.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $7.7 million.  When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method.  MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Atascocita Shopping Center was built in 1984 and renovated in 2003.  As of June 1, 2006, this property was ninety-eight percent (98%) occupied, with approximately 46,146 square feet leased to seven tenants.  The following table sets forth certain information with respect to those leases:

	Approximate GLA Leased		Renewal	Current Annual	Base Rent Per Square Foot
Lessee	(Sq. Ft.)	Lease Ends	Options	Rent ($)	Per Annum ($)
Wireless Attractions	1,200	07/06	1/5 yr.	18,000	15.00
Bucks Pizza Restaurant	1,100	12/06	1/5 yr.	16,500	15.00
Hair Salon	1,200	04/10	—	21,600	18.00
Quizno’s Classic Subs	1,500	09/10	1/5 yr.	26,400	17.60
Bella Nail Salon	900	11/09	—	14,040	15.60
Dry Clean Planet	2,982	01/11	2/5 yr.	49,203	16.50
24-Hour Fitness	37,264	07/15	3/5 yr.	540,328	14.50

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)
2006	2	2,300	34,500	5.03%	685,992	15.00
2007	—	—	—	—	652,156	—
2008	—	—	—	—	652,696	—
2009	—	—	—	—	653,236	—
2010	3	3,600	64,200	9.48%	677,021	17.83
2011	1	2,982	49,203	7.62%	645,427	16.50
2012	—	—	—	—	596,224	—
2013	—	—	—	—	596,224	—
2014	—	—	—	—	596,224	—
2015	1	37,264	596,224	100.00%	596,224	16.00

The table below sets forth certain information with respect to the occupancy rate at Atascocita Shopping Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	98%	14.08
2004	95%	13.44
2003	95%	13.44
2002	95%	13.44
2001	95%	13.44

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenant’s to pay these expenses up to a certain amount.

Cypress Town Center; Houston, Texas

On November 22, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Cypress Town Center containing approximately 55,700 of gross leasable square feet.  The center is located at 12220 Jones Road in Houston, Texas.  This property competes with five (5) retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property, from an unaffiliated third party, A-S 47 Jones-Cypress N. Houston, L.P., for a cash purchase price of approximately $15.3 million of which approximately $2.1 million was placed in a separate escrow to be paid to the seller for 7,830 gross leasable square feet of vacant space. A third party escrow agent retains the funds until the sellers have met their contractual obligation for these spaces. The escrow will be maintained by the escrow agent for up to thirty-six (36) months. The amount deposited into escrow was determined by a gross rent multiplier using a base rent per square foot amount based on current local economic market rents.  The funds will be released by the escrow agent once the tenant’s leases have been approved by MB REIT and the tenants have moved into their space and begin paying rent. The purchase price may fluctuate up to 10% of the escrow amount due to the base rent amount stipulated in the lease as compared to the base rent multiplier used to determine the escrowed amount. MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs and improvements to this property over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

One tenant, Total Renal Care, leases more than 10% of the gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To

Total Renal Care	5,950	11	18.00	11/05	11/10

19.80	12/10	11/15

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $215,000.  The real estate taxes payable were calculated by multiplying Cypress Town Center’s assessed value by a tax rate of 3.331%.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $11.5 million.  When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method.  MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Cypress Town Center was built in 2003 and is shadow anchored by Kroger Signature.  As of June 1, 2006, this property was eighty-six percent (86%) occupied, with approximately 47,870 square feet leased to 22 tenants.  The following table sets forth certain information with respect to those leases:

	Approximate GLA Leased		Renewal	Current Annual	Base Rent Per Square Foot
Lessee	(Sq. Ft.)	Lease Ends	Options	Rent ($)	Per Annum ($)
TGF Haircutters	1,400	03/08	1/6 yr.	26,600	19.00
Serene Care Nails	1,750	04/08	1/5 yr.	32,375	18.50
Mail Boxes +	1,050	03/08	1/5 yr.	20,790	19.80
China Inn Café	2,800	05/08	1/5 yr.	51,800	18.50
Andrew’s Jewelry	1,540	08/08	1/5 yr.	26,950	17.50
Curves for Women	1,470	12/08	1/5 yr.	27,195	18.50
Star Tex Title Company	3,200	04/09	1/5 yr.	59,200	18.50
Onion Blossom	1,400	06/09	—	22,400	16.00
Countrywide Home Loans	2,100	09/09	1/3 yr.	37,800	18.00
Blockbuster Video	4,900	12/09	3/5 yr.	98,000	20.00
Wireless Choice/T-Mobile	1,050	01/10	—	19,425	18.50
Sharp Vision	1,400	02/10	1/3 yr. and 1/4 yr.	25,900	18.50
Papa John’s Pizza	1,400	04/10	2/5 yr.	25,200	18.00
Beard Insurance	1,050	04/10	1/5 yr.	19,950	19.00
Cash America Pawn	1,050	05/10	2/5 yr.	19,950	19.00
Love Cleaners	2,450	01/12	1/5 yr.	44,100	18.00
Washington Mutual Bank	4,000	01/13	2/5 yr.	107,200	26.80
Quizno’s Classic Subs	1,400	03/13	2/4 yr.	25,200	18.00
Kim Cue Vo, DDS	1,610	03/13	2/5 yr.	28,980	18.00
Sterling Bank	2,100	04/14	2/5 yr.	51,800	24.67
Total Renal Care of Texas	5,950	11/15	—	107,100	18.00
Steven P. Buras D.C.P.C.	2,800	11/15	—	31,500	11.25

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)
2006	—	—	—	—	909,998	—
2007	—	—	—	—	911,515	—
2008	6	10,010	185,710	20.03%	927,272	18.55
2009	4	11,600	220,200	29.47%	747,076	18.98
2010	5	5,950	111,825	21.13%	529,285	18.79
2011	—	—	—	—	430,953	—
2012	1	2,450	47,775	11.09%	430,953	19.50
2013	3	7,010	177,518	46.33%	383,178	25.32
2014	1	2,100	56,350	27.40%	205,690	26.83
2015	2	8,750	149,310	100.00%	149,310	17.06

The table below sets forth certain information with respect to the occupancy rate at Cypress Town Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.  Information with respect to this table was not historically available for 2001 through 2004.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot
2005	94%	18.95

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenant’s to pay these expenses up to a certain amount.

Bridgeside Point Office Building; Pittsburgh, Pennsylvania

On November 22, 2005, MB REIT purchased a fee simple interest in a freestanding office building leased to Fisher Scientific International containing approximately 153,110 of gross leasable square feet.  The building is located at 100 Technology Drive in Pittsburgh, Pennsylvania.  This property competes with several office buildings within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property, from an unaffiliated third party, The Ferchill Group, Inc., for a cash purchase price of approximately $31.5 million.  MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs or improvements to this property over the next few years. However, if any repairs or improvements are required, the tenant would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their lease.

MB REIT is of the opinion that the property is adequately covered by insurance.

The building was built in 2001.  One tenant, Fisher Scientific International, leases one hundred percent (100%) of the total gross leasable area of the property.  The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximate	% of		Per Square	Current
	GLA Leased	Total	Renewal	Foot Per	Annual	Lease Term
Lessee	(Sq. Ft.)	GLA	Options	Annum ($)	Rent	Beginning	To
Fisher Scientific International	153,110	100	2/5 yr.	9.41	2,181,818	10/01	04/02
				14.25		05/02	09/06
				16.00		10/06	09/11
				18.00		10/11	09/16

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $558,200.  The real estate taxes payable were calculated by multiplying Bridgeside Point Office Building’s assessed value by a tax rate of 29.41%.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $23.6 million.  When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method.  MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)
2006	—	—	—	—	2,248,803	—
2007	—	—	—	—	2,449,760	—
2008	—	—	—	—	2,449,760	—
2009	—	—	—	—	2,449,760	—
2010	—	—	—	—	2,449,760	—
2011	—	—	—	—	2,526,315	—
2012	—	—	—	—	2,755,980	—
2013	—	—	—	—	2,755,980	—
2014	—	—	—	—	2,755,980	—
2015	—	—	—	—	2,755,980	—

The table below sets forth certain information with respect to the occupancy rate at Bridgeside Point Office Building expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	100%	14.25
2004	100%	14.25
2003	100%	14.25
2002	100%	12.64
2001	100%	9.41

Winchester Town Center; Houston, Texas

On November 22, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Winchester Town Center, containing approximately 18,000 of gross leasable square feet.  The center is located at West Road and Jones Road in Houston, Texas.  This property competes with five (5) retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property, from an unaffiliated third party, A-S 65 Jones-West, L.P., for a cash purchase price of approximately $4.7 million.  MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs and improvements to this property over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

Three tenants, Washington Mutual Bank, The Noodle House and Advances in Vision, lease more than ten percent (10%) of the total gross leasable area of the property.  The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To

Washington Mutual Bank	3,500	19	22.00	03/05	02/10

Advances in Vision	2,400	13	16.50	9/05	09/06
			17.50	10/06	09/07
			18.50	10/07	09/08
			19.50	10/08	09/09
			20.50	10/09	09/10

The Noodle House	2,400	13	13.20	02/06	02/06
			18.00	03/06	02/11

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $57,000.  The real estate taxes payable were calculated by multiplying Winchester Town Center’s assessed value by a tax rate of 3.143%.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $3.6 million.  When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method.  MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Winchester Town Center was built in 2005 and is shadow anchored by Kroger Signature.  As of June 1, 2006, this property was ninety-two percent (92%) occupied, with approximately 16,500 square feet leased to nine (9) tenants.  The following table sets forth certain information with respect to those leases:

	Approximate GLA Leased		Renewal	Current Annual	Base Rent Per Square Foot
Lessee	(Sq. Ft.)	Lease Ends	Options	Rent ($)	Per Annum ($)
Washington Mutual Bank	3,500	02/10	3/5 yr.	77,000	22.00
Hair by 3	1,200	02/10	—	22,200	18.50
Income Tax & Postal Center Plus	1,200	03/10	1/5 yr.	23,400	19.50
Allstate Financial Services	900	04/10	1/5 yr.	16,650	18.50
Bella Nail	1,800	06/10	1/5 yr.	35,100	19.50
Quizno’s Classic Subs	1,500	07/10	2/5 yr.	29,250	19.50
Advances in Vision	2,400	09/10	1/5 yr.	39,600	16.50
The Noodle House	2,400	02/11	2/5 yr.	43,200	18.00
Kumon West Road	1,600	03/11	1/5 yr.	29,600	18.50

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)
2006	—	—	—	—	313,284	—
2007	—	—	—	—	319,000	—
2008	—	—	—	—	321,400	—
2009	—	—	—	—	323,800	—
2010	7	12,500	252,800	77.64%	325,600	20.22
2011	2	4,000	72,800	100.00%	72,800	18.20
2012	—	—	—	—	—	—
2013	—	—	—	—	—	—
2014	—	—	—	—	—	—
2015	—	—	—	—	—	—

The table below sets forth certain information with respect to the occupancy rate at Winchester Town Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	69%	11.78

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants pay these expenses up to a certain amount.

Antoine Town Center; Houston, Texas

On November 16, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Antoine Town Center containing approximately 36,003 of gross leasable square feet (excluding ground lease space).  The center is located at Highway 249 and Antoine Drive in Houston, Texas.  This property competes with from five (5) retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property, from an unaffiliated third party, A-S 27 Antoine - Hwy 249, L.P., for a cash purchase price of approximately $9.8 million. MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs and improvements to this property over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

Three tenants, Nothing Over $1.00 Store, CiCi’s Pizza and Cato Corporation, each lease more than ten percent (10%) of the total gross leasable area of the property.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

			Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To

Nothing Over $1.00 Store	6,000	17	13.00	03/03	03/05
			13.50	04/05	03/08

CICI’s Pizza	4,500	12	15.00	03/03	03/08
			16.50	04/08	03/13

Cato Corporation	4,000	11	12.00	11/04	01/10

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $139,500.  The real estate taxes payable were calculated by multiplying Antoine Town Center’s assessed value by a tax rate of 3.199%.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $7.4 million.  When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method.  MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Antoine Town Center was built in 2003 and is shadow anchored by Kroger.  As of June 1, 2006, this property was ninety-one percent (91%) occupied, with approximately 32,730 square feet (excluding ground lease space) leased to sixteen (16) tenants (including three ground lease tenants).  The following table sets forth certain information with respect to those leases:

	Approximate GLA Leased		Renewal	Current Annual	Base Rent Per Square Foot
Lessee	(Sq. Ft.)	Lease Ends	Options	Rent ($)	Per Annum ($)
Nothing Over $1.00 Store	6,000	03/08	1/5 yr.	81,000	13.50
Advance America	1,500	04/08	1/5 yr.	28,125	18.75
Subway Real Estate Corporation	1,500	04/08	1/5 yr.	27,900	18.60
Regis Corporation	1,500	04/08	1/5 yr.	27,750	18.50
RadioShack	2,400	05/08	2/5 yr.	42,000	17.50
Sally’s Beauty Supply	1,500	05/08	2/5 yr.	27,750	18.50
Rainbow Nails	1,500	11/08	1/5 yr.	27,900	18.60
Wingstop	1,500	03/09	1/5 yr.	25,488	16.99
Barbara Higgins, O.D.	2,080	05/09	1/3 yr. & 1/2 yr.	33,280	16.00
Cato Corporation	4,000	01/10	2/5 yr.	48,000	12.00
CICI’s Pizza	4,500	03/13	2/5 yr.	67,500	15.00
Smile Image	1,750	03/13	2/5 yr.	31,500	18.00
Dollar Dry Clean	3,000	04/14	—	54,000	18.00
Whataburger (Ground Lease)	N/A	12/17	4/5 yr.	42,000	N/A
Compass Bank (Ground Lease)	N/A	07/23	4/5 yr.	65,000	N/A
Texas Taco Cabana (Ground Lease)	N/A	07/23	4/5 yr.	45,000	N/A

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)
2006	—	—	—	—	678,555	—
2007	—	—	—	—	683,215	—
2008	7	15,900	263,925	37.45%	704,694	16.60
2009	2	3,580	62,360	13.84%	450,660	17.42
2010	1	4,000	48,000	12.36%	388,300	12.00
2011	—	—	—	—	340,300	—
2012	—	—	—	—	340,300	—
2013	2	6,250	108,900	31.10%	350,108	17.42
2014	1	3,000	59,400	23.91%	248,470	19.80
2015	—	—	—	—	189,070	—

The table below sets forth certain information with respect to the occupancy rate at Antoine Town Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot
2005	91%	20.59
2004	91%	20.46
2003	70%	22.38

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants pay these expenses up to a certain amount.

Ashford Plaza; Houston, Texas

On November 16, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Ashford Plaza containing approximately 33,094 of gross leasable square feet (excluding ground lease space).  The center is located at 12731-A Bissonnet in Houston, Texas.  This property competes with from five (5) retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property, from an unaffiliated third party, 11 Bissonnet/Highway 6, L.P., for a cash purchase price of approximately $3.7 million. MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs and improvements to this property over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

Three tenants, Christine’s Salon, Little Angels Day Care & Learning Center and Better Image Photography, each lease more than ten percent (10%) of the total gross leasable area of the property.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To
Christine’s Salon	3,833	12	10.20	06/01	11/09

Better Image Photography	5,850	18	10.20	10/05	10/07
			10.80	11/07	10/09
			11.40	11/09	10/10
			12.00	11/10	10/12

Little Angels Day Care & Learning Center	3,289	10	4.80	05/98	04/99
			5.40	05/99	04/00
			6.05	05/00	04/01
			6.14	05/01	04/02
			6.48	05/02	04/03
			6.96	05/03	06/05
			7.20	07/05	06/06
			7.56	07/06	06/07
			7.80	07/07	06/08
			8.16	07/08	06/09
			8.40	07/09	06/10

Little Angels Day Care & Learning Center	2,150	6	3.84	06/00	06/00
			7.20	07/00	06/02
			8.16	07/02	06/05
			8.40	07/05	06/10

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $54,000.  The real estate taxes payable were calculated by multiplying Ashford Plaza’s assessed value by a tax rate of 2.986%.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $2.8 million.  When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method.  MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Ashford Plaza was built in 1980.  As of June 1, 2006, this property was eighty-seven percent (87%) occupied, with approximately 28,677 square feet (excluding ground lease space) leased to sixteen (16) tenants (including two ground lease tenants).  The following table sets forth certain information with respect to those leases:

	Approximate GLA Leased		Renewal	Current Annual	Base Rent Per Square Foot
Lessee	(Sq. Ft.)	Lease Ends	Options	Rent ($)	Per Annum ($)
Delu Tadi	1,235	06/06	—	11,115	9.00
Kingdom Inn Missionary Baptist (1)	2,560	08/06	—	23,040	9.00
Glory of God African Market	1,175	11/06	1/5 yr.	11,633	9.90
ABL Pagers	975	11/06	—	9,360	9.00
Stumpy’s	1,800	12/06	—	17,280	9.60
DB Printing	975	05/07	—	8,775	9.00
Country Bonding	975	09/07	—	8,775	9.00
Hairs To U	780	11/08	—	7,488	9.60
Christine’s Salon	3,833	11/09	1/5 yr.	39,097	10.20
Hoa Thai Chu	1,000	11/09	—	9,600	9.60
Little Angels Day Care	3,289	06/10	—	23,681	7.20

Little Angels Day Care	2,150	06/10	—	18,060	8.40
Alief Barber Shop (1)	2,080	04/11	1/5 yr.	20,467	9.60
Cap-Mor #1 (Ground Lease)	N/A	04/11	1/5 yr.	8,400	N/A
Faster Fuel (Ground Lease)	N/A	10/12	2/5 yr.	36,000	N/A
Better Image Photography	5,850	10/12	1/5 yr.	59,670	10.20

____________________

(1)  There are two separate leases covering two (2) spaces.  The gross leaseable square feet for this tenant was combined in this table and the base rent per square foot per annum represents a blended rate for the combined rents.

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)
2006	6	7,745	72,428	23.18%	312,440	9.35
2007	2	1,950	18,135	7.24%	250,648	9.30
2008	1	780	7,956	3.40%	234,196	10.20
2009	2	4,833	48,697	21.08%	231,039	10.08
2010	2	5,439	45,688	24.52%	186,352	8.40
2011	3	2,080	30,864	21.94%	140,664	14.84
2012	2	5,850	109,800	100.00%	109,800	18.77
2013	—	—	—	—	—	—
2014	—	—	—	—	—	—
2015	—	—	—	—	—

The table below sets forth certain information with respect to the occupancy rate at Ashford Plaza expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.  Information with respect to this table was not historically available for 2001 through 2004.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	82%	10.73

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants pay these expenses up to a certain amount.

Highland Plaza; Houston, Texas

On November 16, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Highland Plaza, containing approximately 73,780 of gross leasable square feet.  The center is located at 1520-1560 South Mason Road in Houston, Texas.  This property competes with five (5) retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property, from an unaffiliated third party, A-K 74 Mason-Highland, L.P., for a cash purchase price of approximately $19.1 million. MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs and improvements to this property over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

One tenant, 24-Hour Fitness, leases more than ten percent (10%) of the total gross leasable area of the property.  The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To

24 Hour Fitness	35,357	48	17.00	04/04	04/19

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $130,000.  The real estate taxes payable were calculated by multiplying Highland Plaza’s assessed value by a tax rate of 3.1963%.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $14.4 million.  When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method.  MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Highland Plaza was built in three (3) phases with Phase I built in 1993, Phase II built in 1999 and Phase III built in 2002.  As of June 1, 2006, this property was ninety-nine percent (99%) occupied, with approximately 72,730 square feet leased to twenty-one (21) tenants.  The following table sets forth certain information with respect to those leases:

	Approximate GLA Leased		Renewal	Current Annual	Base Rent Per Square Foot
Lessee	(Sq. Ft.)	Lease Ends	Options	Rent ($)	Per Annum ($)
LaFinca (1)	4,320	MTM	1/5 yr.	69,984	16.20
Vision Source	1,800	07/06	1/5 yr.	29,700	16.50
Cinco Dry Cleaners	3,000	09/06	1/5 yr.	48,600	16.20
Murphy’s Deli	1,500	04/08	1/5 yr.	30,750	20.50
Hair Removal of Katy	1,313	06/08	—	23,638	18.00
Nutrition Depot	1,313	07/08	1/5 yr.	24,938	18.99
Pizza Inn	900	01/09	1/5 yr.	17,550	19.50
Frank Hursh Insurance	900	07/09	—	16,650	18.50
Dr. James M. Jacobs	1,000	08/09	1/5 yr.	16,200	16.20
Dr. Kevin Hai Vu	1,400	08/09	1/5 yr.	22,680	16.20
Zebo’s Coffee Shop	1,430	09/09	1/5 yr.	40,040	28.00
Tiffanie Nails	900	10/09	1/5 yr.	17,280	19.20
Fantastic Cuts	1,200	11/09	—	21,600	18.00
Malibu Tan	2,400	12/09	1/5 yr.	43,200	18.00
Papa John’s Pizza	1,500	12/09	2/5 yr.	24,000	16.00
Wireless Communications	1,050	03/10	1/5 yr.	20,475	19.50
Yessain Salon	829	02/11	1/5 yr.	16,160	19.50
Kid Fit	5,998	03/13	1/5 yr.	81,333	13.56
Baskin Robbins	1,500	04/13	2/5 yr.	34,500	23.00
Pei Wei Asian Diner	3,120	06/14	2/5 yr.	87,360	28.00
24-Hour Fitness	35,357	04/19	3/5 yr.	601,069	17.00

(1)               There are two separate leases covering two spaces. The gross leasable square feet for this tenant was combined in this table and the base rent per square foot per annum represents a blended rate for the combined rents.

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)
2006	4	9,120	148,284	11.51%	1,288,309	16.26
2007	—	—	—	—	1,144,700	—
2008	3	4,126	80,638	6.96%	1,158,126	19.54
2009	9	11,630	221,120	20.39%	1,084,476	19.01
2010	1	1,050	20,475	2.36%	867,723	19.50
2011	1	829	16,166	1.91%	847,248	19.50
2012	—	—	—	—	831,083	—
2013	2	7,498	133,918	16.11%	831,083	17.86
2014	1	3,120	96,096	13.78%	697,165	30.80
2015	—	—	—	—	601,069	—

The table below sets forth certain information with respect to the occupancy rate at Highland Plaza expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.  Information with respect to this table was not historically available for 2001 through 2003.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot (4)
2005	100%	17.71
2004	99%	17.60

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants pay these expenses up to a certain amount.

West End Square; Houston, Texas

On November 16, 2005, MB REIT purchased a fee simple interest in an existing retail center known as West End Square, containing approximately 36,637 of gross leasable square feet.  The center is located at 2201 Highway Six South in Houston, Texas.  This property competes with five (5) retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property, from an unaffiliated third party, 11 Bissonnet/Highway 6, L.P., for a cash purchase price of approximately $3.8 million of which approximately $746,000 was placed in a separate escrow to be paid to the seller for 6,534 gross leasable square feet of vacant space. A third party escrow agent retains the funds until the sellers have met their contractual obligation for these spaces. The escrow will be maintained by the escrow agent for up to thirty-six (36) months. The amount deposited into escrow was determined by a gross rent multiplier using a base rent per square foot amount based on current local economic market rents.  The funds will be released by the escrow agent once the tenant’s leases have been approved by MB REIT and the tenants have moved into their space and begin paying rent. The purchase price may fluctuate up to 10% of the escrow amount due to the base rent amount stipulated in the lease as compared to the base rent multiplier used to determine the escrowed amount. MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs and improvements to this property over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

One tenant, Weddings by Debbie, leases more than ten percent (10%) of the total gross leasable area of the property.  The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To

Weddings by Debbie	14,076	38	10.20	10/04	09/06
			10.80	10/06	09/08
			11.40	10/08	09/09

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $49,000.  The real estate taxes payable were calculated by multiplying West End Square’s assessed value by a tax rate of 2.991%.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $2.8 million.  When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method.  MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

West End Square was built in 1980.  As of June 1, 2006, this property was eighty-two percent (82%) occupied, with approximately 30,103 square feet leased to eleven (11) tenants.  The following table sets forth certain information with respect to those leases:

	Approximate GLA Leased		Renewal	Current Annual	Base Rent Per Square Foot
Lessee	(Sq. Ft.)	Lease Ends	Options	Rent ($)	Per Annum ($)
Blue Haven Pool	2,420	MTM	—	26,136	10.80
Samurai Martial Sports	1,995	07/06	1/1 yr.	20,400	10.23
Allstate Insurance	1,000	08/07	—	12,000	12.00
Latty Lasode	1,000	12/07	—	10,800	10.80
West Oaks Chiropractic Clinic	1,330	07/08	—	12,768	9.60
Blanca Laines	1,206	07/09	1/5 yr.	10,854	9.00
Weddings by Debbie	14,076	09/09	1/5 yr.	143,575	10.20
Jose Mata & Ramon Garcia	904	12/09	—	9,763	10.80
Hunan Pagoda Restaurant	3,500	11/10	—	36,540	10.44

Elizabeth Andrew	1,674	10/10	1/5 yr.	19,084	11.40
Memorial Microwave Center	998	06/10	—	9,000	9.02

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)
2006	2	4,415	46,022	14.69%	313,314	10.42
2007	2	2,000	22,800	8.23%	276,935	11.40
2008	1	1,330	14,352	5.51%	260,238	10.79
2009	3	16,186	181,820	71.63%	253,825	11.23
2010	3	6,172	73,141	100.00%	73,141	11.85
2011	—	—	—	—	—	—
2012	—	—	—	—	—	—
2013	—	—	—	—	—	—
2014	—	—	—	—	—	—
2015	—	—	—	—	—	—

The table below sets forth certain information with respect to the occupancy rate at West End Square expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.  Information with respect to this table was not historically available for 2001 through 2003.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	82%	10.26
2004	88%	10.21

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants  only require that the tenants pay these expenses up to a certain amount.

SBC Center; Hoffman Estates, Illinois

On November 15, 2005, MB REIT purchased a fee simple interest in a commercial office complex in Hoffman Estates, Illinois, known as the SBC Center, containing approximately 1.69 million of gross leasable square feet.  This property competes with four (4) office complexes within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, Ameritech Center Phase I, Inc., for a cash purchase price of approximately $338 million. MB REIT purchased this property for cash. On November 15, 2005, MB REIT obtained financing in the amount of approximately $200.5 million. The loan requires interest only payments at an annual rate of 4.9954% and matures in December 2035.

MB REIT does not intend to make significant repairs and improvements to this property over the next few years. However, if any repairs or improvements are made, the tenant would be obligated to pay a substantial portion of any monies spent pursuant to provisions in their respective lease.

MB REIT is of the opinion that the property is adequately covered by insurance.

Real estate taxes payable in 2005 for the tax year ended 2004 (the most recent tax year for which information is generally available) were approximately $8.7 million.  The real estate taxes payable were calculated by multiplying SBC Center’s assessed value by a tax rate of 6.214%.

The commercial office complex which consists of three (3) buildings was built in various stages during 1988 through 1999.  One tenant, SBC Services, Inc., leases 100% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis over the next eleven years. The total rent for the first year is approximately $22.7 million.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $254 million.  When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method.  MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)
2006	—	—	—	—	22,706,479	—
2007	—	—	—	—	22,933,544	—
2008	—	—	—	—	23,162,880	—
2009	—	—	—	—	23,394,508	—
2010	—	—	—	—	23,628,453	—
2011	—	—	—	—	23,864,738	—
2012	—	—	—	—	24,103,385	—
2013	—	—	—	—	24,344,419	—
2014	—	—	—	—	24,587,863	—
2015	—	—	—	—	24,833,742	—

The table below sets forth certain information with respect to the occupancy rate at SBC Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	100%	13.42

Cinemark-Jacinto City; Houston, Texas

On November 10, 2005, MB REIT purchased a fee simple interest in an existing single-user building known as Cinemark - Jacinto City, containing approximately 68,000 of gross leasable square feet.  The building is located in the Hunting Bayou Shopping Center at 11450 I-10 East in Houston, Texas.  This property competes with five (5) other movies theaters that are located in the Houston area within a 16 mile proximity to this theater and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, A-K 17 Cinema #1, L.P., for a cash purchase price of approximately $10.2 million. MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs and improvements to this property over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $167,000.  The real estate taxes payable were calculated by multiplying Cinemark - Jacinto City’s assessed value by a tax rate of 3.149%.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $7.6 million.  When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method.  MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

The building was built in 1998.  One tenant, Cinemark, leases 100% of the total gross leasable area of the property.  The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

	Approximate	% of		Current	Base Rent per Square
	GLA Leased	Total	Renewal	Annual	Foot per	Lease Term
Lessee	(Sq. Ft.)	GLA	Options	Rent ($)	Annum	Beginning	To

Cinemark	68,000	100	4/5 yr.	686,000	10.09	05/98	05/18

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)
2006	—	—	—	—	686,000	—
2007	—	—	—	—	686,000	—
2008	—	—	—	—	686,000	—
2009	—	—	—	—	686,000	—
2010	—	—	—	—	686,000	—
2011	—	—	—	—	686,000	—
2012	—	—	—	—	686,000	—
2013	—	—	—	—	686,000	—
2014	—	—	—	—	686,000	—
2015	—	—	—	—	686,000	—

The table below sets forth certain information with respect to the occupancy rate at Cinemark - Jacinto City expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	100%	10.09
2004	100%	10.09
2003	100%	10.09
2002	100%	10.09
2001	100%	10.09

In general, this tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the lease with this tenant only requires that this tenant to pay these expenses up to a certain amount.

11500 Market Street Building; Jacinto City, Texas

On November 8, 2005, MB REIT purchased a fee simple interest in an existing single-user building known as 11500 Market Street Building containing approximately 2,719 of gross leasable square feet.  The office building is located at 11500 Market Street in Jacinto City, Texas.  This property competes with five (5) office buildings within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, Hunting Bayou, L.P., for a cash purchase price of approximately $524,000. MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs and improvements to this property over the next few years. However, if any repairs or improvements are made, the tenant would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their lease.

MB REIT is of the opinion that the property is adequately covered by insurance.

The building was built in 1987.  One tenant, Magnum Staffing, leases one hundred percent (100%) of the total gross leasable area of the property.  The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

	Approximate	% of		Current	Base rent per square
	GLA Leased	Total	Renewal	Annual	Foot per	Lease Term
Lessee	(Sq. Ft.)	GLA	Options	Rent ($)	Annum	Beginning	To
Magnum Staffing	2,719	100	—	36,754	12.00	10/00	10/05
					13.52	11/05	10/08
					14.16	11/08	10/10

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $6,600.  The real estate taxes payable were calculated by multiplying 11500 Market Street Building’s assessed value by a tax rate of 3.149%.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $393,000.  When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method.  MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)
2006	—	—	—	—	36,754	—
2007	—	—	—	—	36,754	—
2008	—	—	—	—	37,046	—
2009	—	—	—	—	38,504	—
2010	1	2,719	38,504	100.00%	38,504	14.16
2011	—	—	—	—	—	—
2012	—	—	—	—	—	—
2013	—	—	—	—	—	—
2014	—	—	—	—	—	—
2015	—	—	—	—	—	—

The table below sets forth certain information with respect to the occupancy rate at 11500 Market Street Building expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	100%	12.25
2004	100%	12.00
2003	100%	12.00
2002	100%	12.00
2001	100%	12.00

In general, this tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the lease with this tenant only require that this tenant to pay these expenses up to a certain amount.

Blackhawk Town Center; Houston, Texas

On November 8, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Blackhawk Town Center containing approximately 34,128 of gross leasable square feet (excluding ground lease space).  The center is located at 9855-9865 Blackhawk Boulevard in Houston, Texas.  This property competes with five (5) retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, A-S 66, L.C., for a cash purchase price of approximately $22.5 million. MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs and improvements to this property over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

Two tenants, Walgreen’s and Bank of America, each lease more than ten percent (10%) of the total gross leasable area of the property.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To
Walgreen’s	14,820	43	24.97	04/05	04/80

Bank of America	4,400	13	49.43	04/05	03/10
			54.38	04/10	03/15
			59.81	04/15	03/20
			65.79	04/20	03/25

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $150,000.  The real estate taxes payable were calculated by multiplying Blackhawk Town Center’s assessed value by a tax rate of 3.210%.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $16.9 million.  When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method.  MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Blackhawk Town Center was built in 2005.  As of June 1, 2006, this property was one hundred percent (100%) occupied, with approximately 34,128 square feet (excluding ground lease space) leased to twelve tenants (including one ground lease tenant).  The following table sets forth certain information with respect to those leases:

	Approximate GLA Leased		Renewal	Current Annual	Base Rent Per Square Foot
Lessee	(Sq. Ft.)	Lease Ends	Options	Rent ($)	Per Annum ($)
9er’s Grill	2,653	04/10	1/5 yr.	51,733	19.50
Henry Wong Chinese Restaurant	1,995	04/10	—	47,880	24.00
De Top Nails	1,520	05/10	1/5 yr.	36,480	24.00
Karen Coady Agency	1,140	05/10	—	27,360	24.00
Sam Lam, O.D.	1,520	05/10	1/5 yr.	28,880	19.00
Subway Real Estate Corporation	1,520	05/10	1/5 yr.	34,960	23.00
Little Caesars	1,520	07/10	2/5 yr.	35,172	23.14
H&R Block	1,520	04/11	—	33,440	22.00
Cuong Nguyen, DDS	1,520	05/15	1/5 yr.	33,440	22.00
Bank of America	4,400	03/25	6/5 yr.	217,500	49.43
HEB (Ground Lease)	N/A	03/25	6/5 yr.	600,000	N/A
Walgreen’s	14,820	04/80	—	370,000	24.97

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)
2006	—	—	—	—	1,517,732	—
2007	—	—	—	—	1,521,025	—
2008	—	—	—	—	1,523,812	—
2009	—	—	—	—	1,527,359	—
2010	7	11,868	268,545	17.11%	1,569,148	22.63
2011	1	1,520	36,480	2.78%	1,314,490	24.00
2012	—	—	—	—	1,278,010	—
2013	—	—	—	—	1,278,010	—
2014	—	—	—	—	1,278,010	—
2015	1	1,520	38,760	2.94%	1,319,579	25.50

The table below sets forth certain information with respect to the occupancy rate at Blackhawk Town Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	96%	27.09

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants pay these expenses up to a certain amount.

Carver Creek Shopping Center; Dallas, Texas

On November 8, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Carver Creek Shopping Center containing approximately 33,321 of gross leasable square feet.  The center is located at 2020 Masters in

Dallas, Texas.  This property competes with four (4) retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, 9 A-K, L.P., for a cash purchase price of approximately $2.1 million of which approximately $691,000 was placed in a separate escrow to be paid to the seller for 9,589 gross leasable square feet of vacant space. A third party escrow agent retains the funds until the sellers have met their contractual obligation for these spaces. The escrow will be maintained by the escrow agent for up to thirty-six (36) months. The amount deposited into escrow was determined by a gross rent multiplier using a base rent per square foot amount based on current local economic market rents.  The funds will be released by the escrow agent once the tenant’s leases have been approved by MB REIT and the tenants have moved into their space and begin paying rent. The purchase price may fluctuate up to 10% of the escrow amount due to the base rent amount stipulated in the lease as compared to the base rent multiplier used to determine the escrowed amount. MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs and improvements to this property over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

Two tenants, Progressive Child Development and the State of Texas, each lease more than ten percent (10%) of the total gross leasable area of the property.

Carver Creek Shopping Center was built in 1985.  As of June 1, 2006, this property was seventy-one percent (71%) occupied, with approximately 23,732 square feet leased to two tenants.  The following table sets forth certain information with respect to those leases:

					Base Rent
	Approximate	% of		Current	Per Square
	GLA Leased	Total	Renewal	Annual	Foot Per	Lease Term
Lessee	(Sq. Ft.)	GLA	Options	Rent ($)	Annum ($)	Beginning	To
State of Texas	18,402	55	4/1 yr.	172,217	10.32	09/90	08/91
Department of					10.43	09/91	08/05
Human					9.36	09/05	08/06
Services					9.64	09/06	08/11
Progressive Child Development	5,330	16	—	33,899	6.36	10/99	09/10

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $28,000.  The real estate taxes payable were calculated by multiplying Carver Creek Shopping Center’s assessed value by a tax rate of 2.933%.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $1.6 million.  When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method.  MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)
2006	—	—	—	—	207,838	9.36
2007	—	—	—	—	211,283	—
2008	—	—	—	—	211,283	—
2009	—	—	—	—	211,283	—
2010	1	5,330	33,899	16.04%	211,283	6.36
2011	1	18,402	177,384	100.00%	177,384	9.64
2012	—	—	—	—	—	—
2013	—	—	—	—	—	—
2014	—	—	—	—	—	—
2015	—	—	—	—	—	—

The table below sets forth certain information with respect to the occupancy rate at Carver Creek Shopping Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	71%	9.24
2004	100%	9.44
2003	100%	9.44
2002	100%	9.44
2001	100%	9.44

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants pay these expenses up to a certain amount.

Chili’s; Jacinto City, Texas

On November 8, 2005, MB REIT purchased a fee simple interest in an existing ground lease property with a single-user building on it known as Chili’s.  The ground lease is located in the Hunting Bayou Shopping Center at 11450 I-10 East in Jacinto City, Texas.  This property competes with six (6) full service restaurants within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this ground lease property from an unaffiliated third party, A-K I-10 East, L.P., for a cash purchase price of approximately $951,000. MB REIT purchased this ground lease property for cash and may later borrow monies using this ground lease property as collateral.

MB REIT is of the opinion that the property is adequately covered by insurance.

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $5,500.  The real estate taxes payable were calculated by multiplying Chili’s assessed value by a tax rate of 3.149%.

The building was built in 1998.  One tenant, Chili’s, leases one hundred percent (100%) of the total gross leasable area of the property.  The lease with this tenant requires the tenant to pay base annual rent on the ground lease on a monthly basis as follows:

	Approximate	% of		Current	Base Rent per Square
	GLA Leased	Total	Renewal	Annual	Foot per	Lease Term
Lessee	(Sq. Ft.)	GLA	Options	Rent ($)	Annum	Beginning	To
Chili’s (Ground Lease)	N/A	100	4/5 yr	63,500	10.96	09/98	09/03
					11.60	10/03	09/08

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)
2006	—	—	—	—	63,500	—
2007	—	—	—	—	63,500	—
2008	1	N/A	63,500	100.00%	63,500	N/A
2009	—	—	—	—	—	—
2010	—	—	—	—	—	—
2011	—	—	—	—	—	—
2012	—	—	—	—	—	—
2013	—	—	—	—	—	—
2014	—	—	—	—	—	—
2015	—	—	—	—	—	—

The table below sets forth certain information with respect to the occupancy rate at Chili’s in Jacinto City expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot
2005	100%	11.60
2004	100%	11.60
2003	100%	11.12
2002	100%	10.96
2001	100%	10.96

Joe’s Crab Shack; Jacinto City, Texas

On November 8, 2005, MB REIT purchased a fee simple interest in an existing ground lease property with a single-user building on it known as Joe’s Crab Shack.  The ground lease is located at 11610 I-10 East in Jacinto City, Texas.  This property competes with six (6) full service restaurants within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this ground lease property from an unaffiliated third party, A-K Texas Venture Capital, L.C., for a cash purchase price of approximately $1.3 million. MB REIT purchased this ground lease property for cash and may later borrow monies using this ground lease property as collateral.

MB REIT is of the opinion that the property is adequately covered by insurance.

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $15,000.  The real estate taxes payable were calculated by multiplying Joe’s Crab Shack’s assessed value by a tax rate of 2.991%.

The building was built in 1998.  One tenant, Joe’s Crab Shack, leases one hundred percent (100%) of the total gross leasable area of the property.  The lease with this tenant requires the tenant to pay base annual rent on the ground lease on a monthly basis as follows:

	Approximate	% of		Current	Base Rent per Square
	GLA Leased	Total	Renewal	Annual	Foot per	Lease Term
Lessee	(Sq. Ft.)	GLA	Options	Rent ($)	Annum	Beginning	To
Joe’s Crab Shack	N/A	100	4/5 yr.	87,450	10.92	07/98	07/03
(Ground Lease)					12.01	08/03	07/18

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)
2006	—	—	—	—	87,450	—
2007	—	—	—	—	87,450	—
2008	—	—	—	—	87,450	—
2009	—	—	—	—	87,450	—
2010	—	—	—	—	87,450	—
2011	—	—	—	—	87,450	—
2012	—	—	—	—	87,450	—
2013	—	—	—	—	87,450	—
2014	—	—	—	—	87,450	—
2015	—	—	—	—	87,450	—

The table below sets forth certain information with respect to the occupancy rate at Joe’s Crab Shack expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	100%	12.01
2004	100%	12.01
2003	100%	11.55
2002	100%	10.92
2001	100%	10.92

Eldridge Town Center; Houston, Texas

On November 2, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Eldridge Town Center, containing approximately 71,778 of gross leasable square feet (excluding ground lease).  The center is located at 12442 FM 1960 West in Houston, Texas.  This property competes with five (5) retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, A-S 41 Eldridge - W. Little York, L.P., for a cash purchase price of approximately $21.5 million. MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs or improvements to this property over the next few years. However, if any repairs or improvements are required, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to provisions in their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

One tenant, Petco, leases more than ten percent (10%) of the total gross leasable area of the property.  The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To

Petco	13,440	17	13.50	06/02	06/07
			[TBD]	07/07	01/13

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $302,800.  The real estate taxes payable were calculated by multiplying Eldridge Town Center’s assessed value by a tax rate of 3.2606%.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $16.1 million.  When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method.  MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Eldridge Town Center was built in 2000 and is shadow anchored by Kohl’s and Kroger Signature.  As of June 1, 2006, this property was one hundred percent (100%) occupied, with approximately 71,778 square feet (excluding ground lease space) leased to 28 tenants (including two ground lease tenants).  The following table sets forth certain information with respect to those leases:

	Approximate GLA Leased		Renewal	Current Annual	Base Rent Per Square Foot
Lessee	(Sq. Ft.)	Lease Ends	Options	Rent ($)	Per Annum ($)
TCBY/Mrs. Fields Cookies	1,400	08/07	1/5 yr.	25,200	18.00
State Farm Insurance	1,190	08/07	1/5 yr.	21,420	18.00
Voicestream Houston	1,750	10/07	2/5 yr.	33,250	19.00
Houston Custom Framing	1,400	10/07	1/5 yr.	25,200	18.00
Image Tan	1,610	11/07	1/5 yr.	30,590	19.00
Quizno’s Classic Subs	1,536	11/07	2/4 yr.	31,642	20.60
Gamestop	1,612	10/11	—	29,983	18.60
Hooker Asset Mgmt/Hallmark Gold	4,200	02/08	1/5 yr.	67,200	16.00
French Quarter Restaurant	4,964	05/08	1/5 yr.	84,388	17.00
Dr. Janice M. Kelley	1,220	07/08	1/5 yr.	22,692	18.60
Elan Day Spa	2,828	11/08	2/5 yr.	52,601	18.60
Hoang Medical Associates	1,604	02/09	1/5 yr.	29,193	18.20
Premier Jewelers	1,224	01/10	1/5 yr.	23,011	18.80
CY Fair Wine & Spirits	1,875	11/10	—	44,063	23.50
Fantastic Sams	1,500	11/10	—	31,200	20.80
Postal N’ Shipping	1,400	11/10	—	28,644	20.46
GNC	1,500	12/10	—	34,500	23.00
Ann N. Le, DDS	1,400	12/10	1/5 yr.	30,800	22.00
Bell Cleaners	1,400	12/10	1/5 yr.	30,800	22.00
Jonathan T. Wong, O.D.	1,839	02/08	1/5 yr.	38,251	20.80
Thai Spice Buffet	5,006	07/11	—	92,611	18.50
Panera Bread	4,200	07/12	2/5 yr.	111,216	26.48
Hollywood Entertainment	6,300	10/12	2/5 yr.	119,511	18.97

	Approximate GLA Leased		Renewal	Current Annual	Base Rent Per Square Foot
Lessee	(Sq. Ft.)	Lease Ends	Options	Rent ($)	Per Annum ($)
Petco	13,440	01/13	3/5 yr.	181,440	13.50
Serene Nails Spa	1,500	01/14	—	30,000	20.00
Jack in the Box (Ground Lease)	N/A	05/20	3/5 yr.	109,997	N/A
Washington Mutual Bank (Ground Lease)	N/A	12/20	4/5 yr.	55,000	N/A
Bank One	3,880	03/22	4/5 yr.	75,000	19.33

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)
2006	0	—	—	—	1,494,216	—
2007	6	8,886	167,301	11.06%	1,513,150	18.83
2008	4	13,212	231,845	17.07%	1,358,173	17.55
2009	1	1,604	29,193	2.57%	1,133,985	18.20
2010	7	10,299	226,516	20.34%	1,113,798	21.99
2011	3	8,457	180,281	20.14%	895,074	21.32
2012	2	10,500	241,857	33.55%	720,981	23.03
2013	1	13,440	181,440	37.71%	481,186	13.50
2014	1	1,500	33,000	11.01%	299,746	22.00
2015	—	—	—	—	270,275	—

The table below sets forth certain information with respect to the occupancy rate at Eldridge Town Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	100%	18.63
2004	98%	18.34
2003	93%	17.64
2002	81%	17.57
2001	31%	17.47

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants pay these expenses up to a certain amount.

NTB Eldridge; Houston, Texas

On November 2, 2005, MB REIT purchased a fee simple interest in a ground lease property with a single-user building on it known as NTB Eldridge.  The ground lease is located at 12150 FM 1960 West in Houston, Texas.  This property competes with several single-user buildings within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this ground lease property from an unaffiliated third party, A-S 58, L.C., for a cash purchase price of approximately $1.0 million. MB REIT purchased this ground lease property for cash and may later borrow monies using this ground lease property as collateral.

MB REIT is of the opinion that the property is adequately covered by insurance.

The building on this ground lease property was built in 2003.  One tenant, NTB Eldridge, leases one hundred percent (100%) of the total gross leasable area of this ground lease property.  The lease with this tenant requires the tenant to pay base annual rent on the ground lease on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Renewal	Current Annual	Base Rent Per Square Foot Per	Lease Term
Lessee	(Sq. Ft.)	GLA	Options	Rent ($)	Annum	Beginning	To

NTB Eldridge	N/A	100	5/5 yr.	65,000	10.33	08/03	08/08
(Ground					11.37	09/08	08/13
Lease)					12.50	09/13	08/18

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $21,000.  The real estate taxes payable were calculated by multiplying NTB Eldridge’s assessed value by a tax rate of 3.261%.

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)
2006	—	—	—	—	65,000	—
2007	—	—	—	—	65,000	—
2008	—	—	—	—	67,167	—
2009	—	—	—	—	71,500	—
2010	—	—	—	—	71,500	—
2011	—	—	—	—	71,500	—
2012	—	—	—	—	71,500	—
2013	—	—	—	—	73,883	—
2014	—	—	—	—	78,650	—
2015	—	—	—	—	78,650	—

The table below sets forth certain information with respect to the occupancy rate at NTB Eldridge expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	100%	10.33
2004	100%	10.33
2003	100%	10.33

McKesson Distribution Center; Conroe, Texas

On November 2, 2005, MB REIT purchased a fee simple interest in a freestanding distribution facility containing approximately 162,613 of gross leasable square feet.  The building is located at 3301 Pollok Drive, Conroe, Texas.  This property competes with five (5) industrial facilities within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, Conroe Distribution BTS, L.P., for a cash purchase price of approximately $9.8 million. MB REIT purchased this property for cash.  On December 30, 2005, MB REIT obtained financing in the amount of approximately $5.76 million.  The loan requires interest only payments at an annual rate of 4.94% and matures in January 2011.

MB REIT does not intend to make significant repairs or improvements to this property over the next few years. However, if any repairs or improvements are required, the tenant would be obligated to pay a substantial portion of any monies spent pursuant to provisions in their lease.

MB REIT is of the opinion that the property is adequately covered by insurance.

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $12,000.  The real estate taxes payable were calculated by multiplying McKesson Distribution Center’s assessed value by a tax rate of 2.877%.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $7.3 million.  When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method.  MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

The building was constructed during 2005. One tenant, McKesson Corporation, leases one hundred percent (100%) of the total gross leasable area of the property.  The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Renewal	Current Annual	Base Rent Per Square Foot Per	Lease Term
Lessee	(Sq. Ft.)	GLA	Options	Rent ($)	Annum	Beginning	To
McKesson Corporation	162,613	100	4/4 yr.	661,035	4.07	10/05	10/10
					4.47	11/10	05/16

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)
2006	—	—	—	—	661,035	—
2007	—	—	—	—	661,035	—
2008	—	—	—	—	661,035	—
2009	—	—	—	—	661,035	—
2010	—	—	—	—	672,052	—
2011	—	—	—	—	727,139	—
2012	—	—	—	—	727,139	—
2013	—	—	—	—	727,139	—
2014	—	—	—	—	727,139	—
2015	—	—	—	—	727,139	—

The table below sets forth certain information with respect to the occupancy rate at McKesson Distribution Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot
2005	100%	4.07

Windermere Village; Houston, Texas

On November 1, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Windermere Village, containing approximately 26,800 of gross leasable square feet.  The center is located at Eldridge Parkway and FM 1960 in Houston, Texas.  This property competes with five (5) retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, Windermere-Eldridge, L.P., for a cash purchase price of approximately $8.8 million, of which approximately $1.3 million was placed in a separate escrow to be paid to the seller for 3,600 gross leasable square feet of vacant space. A third party escrow agent retains the funds until the sellers have met their contractual obligation for these spaces. The escrow will be maintained by the escrow agent for up to thirty-six (36) months. The amount deposited into escrow was determined by a gross rent multiplier using a base rent per square foot amount based on current local economic market rents.  The funds will be released by the escrow agent once the tenant’s leases have been approved by MB REIT and the tenants have moved into their space and begin paying rent. The purchase price may fluctuate up to 10% of the escrow amount due to the base rent amount stipulated in the lease as compared to the base rent multiplier used to determine the escrowed amount. MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs or improvements to this property over the next few years. However, if any repairs or improvements are required, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to provisions in their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

Two tenants, Pei Wei Asian Diner and Buffalo SW Cafe, each lease more than ten percent (10%) of the total gross leasable area of the property.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Base Rent Per Square Foot Per	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To

Buffalo SW Café	4,880	19	26.75	03/05	02/10
			28.60	03/10	02/15

Pei Wei Asian Diner	3,200	13	26.56	11/04	11/09
			29.06	12/09	11/14

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $29,000.  The real estate taxes payable were calculated by multiplying Windermere Village’s assessed value by a tax rate of 3.261%.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $6.6 million.  When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method.  MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Windermere Village was built in 2004.  As of June 1, 2006, this property was approximately eighty-one percent (81%) occupied, with approximately 21,600 square feet leased to 11 tenants.  The following table sets forth certain information with respect to those leases:

Lessee	Approximate GLA Leased (Sq. Ft.)	Lease Ends	Renewal Options	Current Annual Rent ($)	Base Rent Per Square Foot Per Annum ($)
Unique Italian Charm & Bead	1,200	11/09	—	25,200	21.00
Edible Arrangements	1,200	02/10	1/5 yr.	26,160	21.80
Medical Spas of Houston	1,400	04/10	1/5 yr.	29,400	21.00
Dahn Yoga	1,400	05/10	1/5 yr.	30,030	21.45
Mobile Destinations/Cingular Wireless	1,520	06/10	1/5 yr.	34,200	22.50
Aromas Coffee	1,600	07/10	1/5 yr.	30,400	19.00
Lenn’s Subs Shop	2,000	12/10	1/5 yr.	48,000	24.00
H&R Block	1,600	04/11	1/5 yr.	33,120	20.70
Pei Wei Asian Diner	3,200	11/14	2/5 yr.	84,992	26.56
Buffalo SW Café	4,880	02/15	2/5 yr.	130,540	26.75
Carvel Ice Cream	1,600	03/15	2/5 yr.	36,000	22.50

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)
2006	—	—	—	—	508,167	—
2007	—	—	—	—	513,033	—
2008	—	—	—	—	519,458	—
2009	1	1,200	27,600	5.28%	522,309	23.00
2010	6	9,120	209,390	40.61%	515,565	22.96
2011	1	1,600	33,120	10.85%	305,280	20.70
2012	—	—	—	—	272,160	—
2013	—	—	—	—	272,160	—
2014	1	3,200	92,992	34.17%	272,160	29.06
2015	2	6,480	179,168	100.00%	179,168	27.65

The table below sets forth certain information with respect to the occupancy rate at Windermere Village expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	81%	23.52
2004	20%	25.04

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants pay these expenses up to a certain amount.

Woodforest Square Shopping Center; Houston, Texas

On October 27, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Woodforest Square Shopping Center containing approximately 39,966 of gross leasable square feet.  The center is located at 180 Uvalde B in Houston, Texas.  This property competes with five (5) retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, 14 Wood Forest, L.P., for a cash purchase price of approximately $3.4 million, of which approximately $712,000 was placed in a separate escrow to be paid to the seller for 9,100 gross leasable square feet of vacant space. A third party escrow agent retains the funds until the sellers have met their contractual obligation for these spaces. The escrow will be maintained by the escrow agent for up to thirty-six (36) months. The amount deposited into escrow was determined by a gross rent multiplier using a base rent per square foot amount based on current local economic market rents.  The funds will be released by the escrow agent once the tenant’s leases have been approved by MB REIT and the tenants have moved into their space and begin paying rent. The purchase price may fluctuate up to 10% of the escrow amount due to the base rent amount stipulated in the lease as compared to the base rent multiplier used to determine the escrowed amount. MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs and improvements to this property over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

Two tenants, Mr. Gatti’s Pizza and T.C. Clean Scene, each lease more than ten percent (10%) of the total gross leasable area of the property.  The leases require the tenants to pay base annual rent on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Base Rent Per Square Foot Per	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To
Mr. Gatti’s Pizza	2,800	7	9.60	01/98	01/03
			12.00	02/03	01/08/

Mr. Gatti’s Pizza	3,500	9	12.00	06/97	01/08

T.C. Clean Scene	4,200	11	6.36	01/01	12/03
			6.72	01/04	MTM

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $50,000.  The real estate taxes payable were calculated by multiplying Woodforest Square Shopping Center’s assessed value by a tax rate of 2.842%.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $2.5 million. When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method.  MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Woodforest Square Shopping Center was built in 1980.  As of June 1, 2006, this property was sixty-seven (67%) occupied, with a total of approximately 20,866 square feet leased to 13 tenants.  The following table sets forth certain information with respect to those leases:

Lessee	Approximate GLA Leased (Sq. Ft.)	Lease Ends	Renewal Options	Current Annual Rent ($)	Base Rent Per Square Foot Per Annum ($)
T.C. Clean Scene	4,200	MTM	—	12,660	3.01
Center for Behavioral Health	2,150	10/06	—	18,060	8.40
Victor Boudreaux	1,000	02/07	1/3 yr.	10,200	10.20

Nysom Apparel	1,050	12/07	1/1 yr	12,600	12.00
Nysom Apparel	1,491	12/07	1/3 yr.	8,946	6.00
Mr. Gatti’s Pizza(1)	6,300	01/08	—	75,600	12.00
Rosemary Huong Lam	1,190	05/08	1/5 yr.	10,710	9.00
Casa Mairis	1,050	12/08	—	9,576	9.12
Sho Nuff Good	3,150	03/10	1/5 yr.	17,010	5.40
Viann Nail Salon	1,085	07/10	1/5 yr.	9,765	9.00
Uvalde Insurance	1,050	09/10	—	8,820	8.40
Fashion Plus	1,750	11/10	—	16,800	9.60
Aline Tran, D.D.S.	1,400	01/11	—	14,280	10.20

(1)          There are two separate leases covering two (2) separate spaces. The gross leasable square feet for this tenant was combined in this table and the base rent per square foot per annum represents a blended rate for the combined rents.

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)
2006	3	10,350	85,290	30.69%	279,918	8.30
2007	3	3,541	31,746	16.03%	198,012	8.97
2008	4	8,540	98,910	58.22%	169,883	11.58
2009	—	—	—	—	74,330	—
2010	4	7,035	60,522	80.91%	74,802	8.60
2011	1	1,400	14,280	100.00%	14,280	10.20
2012	—	—	—	—	—	—
2013	—	—	—	—	—	—
2014	—	—	—	—	—	—
2015	—	—	—	—	—	—

The table below sets forth certain information with respect to the occupancy rate at Woodforest Square Shopping Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.  Information with respect to this table was not historically available for 2001 through 2002.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	78%	8.33
2004	87%	8.49
2003	81%	6.56

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants pay these expenses up to a certain amount.

Willis Town Center; Willis, Texas

On October 27, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Willis Town Center containing approximately 17,540 gross leasable square feet.  The center is located at 904 West Montgomery in Willis, Texas.  This property competes with five (5) retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, A-S 42 I45 FM 1097, L.P., for a cash purchase price of approximately $4.0 million, of which approximately $1.3 million was placed in a separate escrow to be paid to the seller for 4,800 gross leasable square feet of vacant space. A third party escrow agent retains the funds until the sellers have met their contractual obligation for these spaces. The escrow will be maintained by the escrow agent for up to thirty-six (36) months. The amount deposited into escrow was determined by a gross rent multiplier using a base rent per square foot amount based on current local economic market rents.  The funds will be released by the escrow agent once the tenant’s leases have been approved by MB REIT and the tenants have moved into their space and begin paying rent. The purchase price may fluctuate up to 10% of the escrow amount due to the base rent amount stipulated in the lease as compared to the base rent multiplier used to determine the escrowed amount. MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs and improvements to this property over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

Four tenants, M.G.A., Time Cleaners, Gayle J. Fletcher, DDS, and Texas Hair Express, each lease more than ten percent (10%) of the total gross leasable area of the property.  The leases require the tenants to pay base annual rent on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Base Rent Per Square Foot Per	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To
M.G.A.	3,220	18	15.00	11/02	10/09

Time Cleaners	2,000	11	15.00	12/01	12/06
			17.00	01/07	12/11

Gayle J. Fletcher, DDS	2,000	11	15.50	06/04	05/07
			17.05	06/07	05/12

Texas Hair Express	1,920	11	15.00	11/01	11/06

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $20,000.  The real estate taxes payable were calculated by multiplying Willis Town Center’s assessed value by a tax rate of 3.094%.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $3.0 million.  When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method.  MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Willis Town Center was built in 2000 and is shadow anchored by a Kroger’s.  As of June 1, 2006, this property was seventy-three percent (73%) occupied, with a total of approximately 12,740 square feet leased to seven tenants.  The following table sets forth certain information with respect to those leases:

Lessee	Approximate GLA Leased (Sq. Ft.)	Lease Ends	Renewal Options	Current Annual Rent ($)	Base Rent Per Square Foot Per Annum ($)
The UPS Store	1,400	11/06	1/5 yr.	23,800	17.00
Texas Hair Express	1,920	11/06	1/5 yr.	28,800	15.00
Mr. Gatti’s Pizza	1,200	11/06	1/5 yr.	18,600	15.50
M.G.A.	3,220	10/09	2/3 yr.	48,300	15.00
Willis Nail	1,000	10/11	—	17,000	17.00
Time Cleaners	2,000	12/11	1/5 yr.	30,000	15.00
Gayle J. Fletcher, DDS	2,000	05/12	1/5 yr., 5/1 yr.	31,000	15.50

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)
2006	3	4,520	71,200	36.00%	197,783	15.75
2007	—	—	—	—	133,804	—
2008	—	—	—	—	135,096	—
2009	1	3,220	48,300	35.75%	135,096	15.00
2010	—	—	—	—	86,796	—
2011	2	3,417	52.696	60.71%	86,796	15.42
2012	1	2,000	34,100	100.00%	34,100	17.05
2013	—	—	—	—	—	—
2014	—	—	—	—	—	—
2015	—	—	—	—	—	—

The table below sets forth certain information with respect to the occupancy rate at Willis Town Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	100%	15.50
2004	100%	15.50
2003	73%	15.28
2002	73%	15.28

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenant’s to pay these expenses up to a certain amount.  Information with respect to this table was not historically available for 2001.

Saratoga Town Center; Corpus Christi, Texas

On October 27, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Saratoga Town Center containing approximately 58,182 of gross leasable square feet (excluding ground lease space).  The center is located at 5638 S. Staples Street, 6418 Saratoga Boulevard in Corpus Christi, Texas.  This property competes with five (5) retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, A-S 54 Saratoga - Staples, L.P., for a cash purchase price of approximately $15.6 million, of which approximately $1 million was placed in a separate escrow to be paid to the seller for 3,500 gross leasable square feet of vacant space. A third party escrow agent retains the funds until the sellers have met their contractual obligation for these spaces. The escrow will be maintained by the escrow agent for up to thirty-six (36) months. The amount deposited into escrow was determined by a gross rent multiplier using a base rent per square foot amount based on current local economic market rents.  The funds will be released by the escrow agent once the tenant’s leases have been approved by MB REIT and the tenants have moved into their space and begin paying rent. The purchase price may fluctuate up to 10% of the escrow amount due to the base rent amount stipulated in the lease as compared to the base rent multiplier used to determine the escrowed amount. MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs and improvements to this property over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

Two tenants, Utopia World Cuisine and Petco, each lease more than ten percent (10%) of the total gross leasable area of the property.  The leases require the tenants to pay base annual rent on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Base Rent Per Square Foot Per	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To
Utopia World Cuisine	5,918	10	18.34	03/05	02/07
			18.94	03/07	02/08
			19.54	03/08	02/10

Petco	13,500	23	13.44	07/04	12/09
			14.50	01/10	01/15

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $134,000.  The real estate taxes payable were calculated by multiplying Saratoga Town Center’s assessed value by a tax rate of 3.139%.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $11.7 million. When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method.  MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Saratoga Town Center was built in 2004 and is shadow anchored by Kohl’s.  As of June 1, 2006, this property was ninety-four percent (94%) occupied, with a total of approximately 54,682 square feet (which excludes ground lease space) leased to 20 tenants (which includes one ground lease tenant).  The following table sets forth certain information with respect to those leases:

Lessee	Approximate GLA Leased (Sq. Ft.)	Lease Ends	Renewal Options	Current Annual Rent ($)	Base Rent Per Square Foot Per Annum ($)
My Favorite Muffin	1,600	07/09	1/5 yr.	30,400	19.00
Sprint PCS	2,450	08/09	2/5 yr.	50,225	20.50

Complete Family Eye Care	1,750	09/09	1/5 yr.	33,600	19.20
Cost Cutters	1,400	09/09	1/5 yr.	27,440	19.60
Noodle House	4,138	09/09	1/5 yr.	69,311	16.75
EB Games	1,400	09/09	1/5 yr.	27,650	19.75
King of Sleep	2,800	11/09	1/5 yr.	47,040	16.80
Ooh La La Boutique	1,400	12/09	1/5 yr.	26,880	19.20
My Scrubs	1,400	02/10	1/5 yr.	26,880	19.20
Utopia World Cuisine	5,918	02/10	1/5 yr.	108,536	18.34
Elite Nails	2,800	07/10	—	50,400	18.00
Phillip Randolph	1,400	08/10	1/5 yr.	26,880	19.20
Laser Treatment and Medical Spa	1,800	08/10	1/5 yr.	34,560	19.20
Luxe Salon & Beauty	1,400	11/10	1/5 yr.	27,720	19.80
Keva Juice	1,188	05/14	—	22,810	19.20
Quiznos Classic Subs	1,400	06/14	2/5 yr.	26,565	18.98
Deluxe Cleaners	2,450	09/14	1/5 yr.	44,100	18.00
Oasis	4,488	09/14	2/5 yr.	80,784	18.00
Petco	13,500	01/15	3/5 yr.	181,440	13.44
Wendy’s (Ground Lease)	N/A	01/24	4/5 yr.	95,000	N/A

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)
2006	—	—	—	—	1,039,836	—
2007	—	—	—	—	1,049,720	—
2008	—	—	—	—	1,057,902	—
2009	8	16,938	314,946	29.71%	1,060,139	18.59
2010	6	14,718	282,078	37.15%	759,389	19.17
2011	—	—	—	—	482,750	—
2012	—	—	—	—	484,150	—
2013	—	—	—	—	484,150	—
2014	4	9,526	198,710	41.04%	484,150	20.86
2015	1	13,500	181,440	61.22%	296,390	13.44

The table below sets forth certain information with respect to the occupancy rate at Saratoga Town Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31,	Occupancy Rate as of December 31,	Effective Annual Rental Per Square Foot ($)
2005	95%	17.64
2004	70%	17.18

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants pay these expenses up to a certain amount.

6234 Richmond Avenue; Houston, Texas

On October 27, 2005, MB REIT purchased a fee simple interest in an existing office building known as 6234 Richmond Avenue containing approximately 25,601 of gross leasable square feet.  The office building is located at 6234 Richmond Avenue in Houston, Texas.  This property competes with similar office buildings within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, 19 Richmond Ave., L.P., for a cash purchase price of approximately $3.0 million, of which approximately $1.2 million was placed in a separate escrow to be paid to the seller for 9,900 gross leasable square feet of vacant space. A third party escrow agent retains the funds until the sellers have met their contractual obligation for these spaces. The escrow will be maintained by the escrow agent for up to thirty-six (36) months. The amount deposited into escrow was determined by a gross rent multiplier using a base rent per square foot amount based on current local economic market rents.  The funds will be released by the escrow agent once the tenant’s leases have been approved by MB REIT and the tenants have moved into their space and begin paying rent. The purchase price may fluctuate up to 10% of the escrow amount due to the base rent amount stipulated in the lease as compared to the base rent multiplier used to determine the escrowed amount. MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs and improvements to this property over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

Two tenants, 24-Hour Fitness and 6447 Corporation, each lease more than ten percent (10%) of the total gross leasable area of the property.  The leases require the tenants to pay base annual rent on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Base Rent Per Square Foot Per	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To
24-Hour Fitness	6,000	23	9.10	06/01	05/02
			10.00	06/02	05/03
			10.83	06/03	05/04
			11.67	06/04	05/06
			11.67	06/06	05/08
6447 Corporation	8,781	34	14.35	02/99	01/00
			14.76	02/00	01/01
			15.44	02/01	01/03
			16.13	02/03	01/09

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $33,000.  The real estate taxes payable were calculated by multiplying 6234 Richmond Avenue’s assessed value by a tax rate of 2.991%.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $2.3 million.  When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method.  MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

The building was built in 1972.  As of June 1, 2006, this property was sixty-one percent (61%) occupied, with a total of approximately 15,701 square feet leased to three tenants.  The following table sets forth certain information with respect to those leases:

Lessee-	Approximate GLA Leased (Sq. Ft.)	Lease Ends	Renewal Options	Current Annual Rent ($)	Base Rent Per Square Foot Per Annum ($)
Boxer Property Management	920	06/06	—	12,000	13.04
24-Hour Fitness	6,000	05/08	—	69,996	11.67
6447 Corporation	8,781	01/09	1/5 yr.	141,600	16.13

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)
2006	1	920	12,000	5.37%	223,596	13.04
2007	—	—	—	—	211,596	—
2008		6,000	69,996	33.08%	211,596	11.67
2009	1	8,781	141,600	100.00%	141,600	16.13
2010	—	—	—	—	—	—
2011	—	—	—	—	—	—
2012	—	—	—	—	—	—
2013	—	—	—	—	—	—
2014	—	—	—	—	—	—
2015	—	—	—	—	—	—

The table below sets forth certain information with respect to the occupancy rate at 6234 Richmond Avenue expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	61%	14.24
2004	94%	14.17
2003	94%	13.80
2002	94%	11.54
2001	94%	12.83

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants pay these expenses up to a certain amount.

Paradise Shops of Largo; Largo, Florida

On October 17, 2005, MB REIT purchased a newly constructed shopping center known as Paradise Shops of Largo, containing approximately 54,641 of gross leasable square feet.  The center is located at Ulmerton Road & Seminole Boulevard, in Largo, Florida.  This property competes with five (5) retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, Win-Ulmerton, Ltd., for a cash purchase price of approximately $12.8 million. MB REIT purchased this property for cash.  On December 7, 2005, MB REIT obtained financing in the amount of approximately $7.3 million.  The loan requires interest only payments at an annual rate of 4.88% and matures January 2011.

MB REIT does not intend to make significant repairs and improvements to this property over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

One tenant, Publix, leases more than ten percent (10%) of the total gross leasable area of this property.  The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Base Rent Per Square Foot Per	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To
Publix	44,841	82	13.80	07/05	07/25

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $55,000.  The real estate taxes payable were calculated by multiplying Paradise Shops of Largo’s assessed value by a tax rate of 21.966%.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $9.6 million.  When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method.  MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Paradise Shops of Largo was newly constructed during 2005.  As of June 1, 2006, this property was 97% occupied, with a total of 53,241 square feet leased to five tenants.  The following table sets forth certain information with respect to those leases:

Lessee	Approximate GLA Leased (Sq. Ft.)	Lease Ends	Renewal Options	Current Annual Rent ($)	Base Rent Per Square Foot Per Annum ($)
AJ & JP Liquors	1,400	07/10	1/5 yr.	35,000	25.00
Bank Atlantic	4,200	07/10	—	105,000	25.00
Hairmaster’s	1,400	08/10	—	35,000	25.00
Julie’s Nails and Tanning	1,400	08/10	—	32,200	23.00
Publix	44,841	07/25	—	618,806	13.80

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)
2006	—	—	—	—	826,006	—
2007	—	—	—	—	826,006	—
2008	—	—	—	—	826,706	—
2009	—	—	—	—	828,106	—
2010	4	8,400	209,300	25.27%	828,106	24.92
2011	—	—	—	—	618,806	—
2012	—	—	—	—	618,806	—
2013	—	—	—	—	618,806	—
2014	—	—	—	—	618,806	—
2015	—	—	—	—	618,806	—

The table below sets forth certain information with respect to the occupancy rate at Paradise Shops of Largo expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	97%	15.51

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants pay these expenses up to a certain amount.

Pinehurst Shopping Center; Humble, Texas

On October 14, 2005, MB REIT purchased a fee simple interest in an existing retail center known as Pinehurst Shopping Center, containing approximately 39,934 of gross leasable square feet.  The center is located at 8005 FM 1960 East in Humble, Texas.  This property competes with five (5) retail centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, A-K Texas Ventures Capital, L.P., for a cash purchase price of approximately $3.8 million, of which approximately $675,000 was placed in a separate escrow to be paid to the seller for 7,962 gross leasable square feet of vacant space. A third party escrow agent retains the funds until the sellers have met their contractual obligation for these spaces. The escrow will be maintained by the escrow agent for up to thirty-six (36) months. The amount deposited into escrow was determined by a gross rent multiplier using a base rent per square foot amount based on current local economic market rents.  The funds will be released by the escrow agent once the tenant’s leases have been approved by MB REIT and the tenants have moved into their space and begin paying rent. The purchase price may fluctuate up to 10% of the escrow amount due to the base rent amount stipulated in the lease as compared to the base rent multiplier used to determine the escrowed amount. MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs and improvements to this property over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

No tenants lease more than ten percent (10%) of the total gross leasable area of the property.

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $62,000.  The real estate taxes payable were calculated by multiplying Pinehurst Shopping Center’s assessed value by a tax rate of 3.111%.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $2.8 million. When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method. MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years.

Pinehurst Shopping Center was built in 1984.  As of June 1, 2006, this property was sixty-six percent (66%) occupied, with a total of approximately 26,322 square feet leased to eighteen (18) tenants.  The following table sets forth certain information with respect to those leases:

Lessee	Approximate GLA Leased (Sq. Ft.)	Lease Ends	Renewal Options	Current Annual Rent ($)	Base Rent Per Square Foot Per Annum ($)
Baytown Seafood Restaurant	3,550	09/06	1/5 yr.	31,950	9.00
Bailey Cleaners	1,460	02/07	1/5 yr.	14,016	9.60
Best Donuts	1,426	03/07	—	14,545	10.20
State Farm Insurance	2,100	04/07	1/5 yr.	20,160	9.60
Austen’s Bistro	2,436	05/07	—	23,386	9.60
Veron Cajun Meat Market	2,160	01/08	—	19,440	9.00
Timothy E. Bates	1,000	02/08	—	9,600	9.60
Lily’s Nail Salon	600	04/08	—	5,760	9.60
A+ Food Market	1,530	05/08	1/5 yr.	14,688	9.60
Computer Avenue	1,000	10/08	—	10,200	10.20
Fantastic Cuts	1,000	09/09	—	10,200	10.20
Stephen G. Eichelsdorfer	806	09/09	1/5 yr.	8,705	10.80
Lake Houston Mortgage	1,000	04/10	—	6,600	6.60
Nikola Gajic, M.D.	1,800	08/10	—	16,200	9.00
Mojito’s Café	1,410	09/10	1/5 yr.	21,150	15.00
Bicycles, Etc.	808	12/10	1/5 yr.	7,272	9.00
Bicycles, Etc.	1,236	12/10	—	11,124	9.00
Travis Barber Shop	1,000	12/10	—	9,600	9.60

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)
2006	1	3,550	31,950	12.52%	255,216	9.00
2007	4	7,422	73,367	32.77%	223,906	9.89
2008	5	6,290	59,688	39.65%	150,539	9.49
2009	2	1,806	18,905	20.67%	91,451	10.47
2010	6	7,254	72,546	100.00%	72,546	10.00
2011	—	—	—	—	—	—
2012	—	—	—	—	—	—
2013	—	—	—	—	—	—
2014	—	—	—	—	—	—
2015	—	—	—	—	—	—

The table below sets forth certain information with respect to the occupancy rate at Pinehurst Shopping Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.  Information with respect to this table was not historically available for 2001 through 2003.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot
2005	70%	8.20
2004	58%	5.68

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenant’s to pay these expenses up to a certain amount.

6101 Richmond Building; Houston, Texas

On October 13, 2005, MB REIT purchased a fee simple interest in an existing single-user building known as 6101 Richmond Building, containing approximately 19,230 of gross leasable square feet.  The office building is located at 6101 Richmond Avenue in Houston, Texas.  This property competes with several other single-user buildings within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, 16 Richmond Ltd., for a cash purchase price of approximately $3.1 million. MB REIT purchased this property using its equity capital and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs and improvements to this property over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

The building was built in 1994. One tenant, Wild West Club, leases one hundred percent (100%) of the total gross leasable area of the property.  The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Renewal	Current Annual	Base Rent Per Square Foot	Lease Term
Lessee	(Sq. Ft.)	GLA	Options	Rent ($)	Per Annum	Beginning	To
Wild West Club	19,230	100	2/5 yr.	216,000	11.23	02/98	02/00
				228,000	11.86	03/00	02/03
				248,400	12.92	03/03	02/08

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $64,200.  The real estate taxes payable were calculated by multiplying 6101 Richmond Building’s assessed value by a tax rate of 2.991%.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $2.3 million. When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method. MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years.

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)
2006	—	—	—	—	261,600	—
2007	—	—	—	—	261,600	—
2008	2	19,230	261,600	100.00%	261,600	13.60
2009	—	—	—	—	—	—
2010	—	—	—	—	—	—
2011	—	—	—	—	—	—
2012	—	—	—	—	—	—
2013	—	—	—	—	—	—
2014	—	—	—	—	—	—
2015	—	—	—	—	—	—

The table below sets forth certain information with respect to the occupancy rate at 6101 Richmond Building expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot
2005	100%	12.92
2004	100%	12.92
2003	100%	12.74
2002	100%	11.86
2001	100%	11.86

In general, this tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the lease with this tenant only require that this tenants pay these expenses up to a certain amount.

24 Hour Fitness Center; The Woodlands, Texas

On October 13, 2005, MB REIT purchased a fee simple interest in an existing single-user building known as 24-Hour Fitness - Woodlands, containing approximately 45,906 of gross leasable square feet.  The building is located at 1800 Lake Woodland Drive in The Woodlands, Texas.  This property competes with several fitness centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property from an unaffiliated third party, A-S 38 Woodland Pkwy - Six Pines, L.P., for a cash purchase price of approximately $13.6 million. MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs and improvements to this property over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

The building was built in 2001.  One tenant, 24-Hour Fitness, leases one hundred percent (100%) of the total gross leasable area of the property.  The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Renewal	Current Annual	Base Rent Per Square Foot	Lease Term
Lessee	(Sq. Ft.)	GLA	Options	Rent ($)	Per Annum	Beginning	To
24-Hour Fitness	45,906	100	3/5 yr.	910,775	19.84	06/02	06/07
				1,001,669	21.82	07/07	06/12
				1,102,203	24.01	07/12	06/17

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $168,000.  The real estate taxes payable were calculated by multiplying 24 Hour Fitness Center’s assessed value by a tax rate of 3.633%.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $10.2 million. When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method. MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years.

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)
2006	—	—	—	—	910,775	—
2007	—	—	—	—	956,222	—
2008	—	—	—	—	1,001,669	—
2009	—	—	—	—	1,001,669	—
2010	—	—	—	—	1,001,669	—
2011	—	—	—	—	1,001,669	—
2012	—	—	—	—	1,051,936	—
2013	—	—	—	—	1,102,203	—
2014	—	—	—	—	1,102,203	—
2015	—	—	—	—	1,102,203	—

The table below sets forth certain information with respect to the occupancy rate at 24 Hour Fitness Center in The Woodlands expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	100%	19.84
2004	100%	19.84
2003	100%	19.84
2002	100%	11.57

In general, this tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the lease with this tenant only require that this tenants pay these expenses up to a certain amount.

24 Hour Fitness Center - 249 & Jones; Houston, Texas

On October 13, 2005, MB REIT purchased a fee simple interest in an existing retail center known as 24 Hour Fitness - 249 & Jones, containing approximately 85,000 of gross leasable square feet.  The center is located at 21602 Tomball

Parkway in Houston, Texas.  This property competes with several fitness centers within its market area and its economic performance could be affected by changes in local economic conditions.

MB REIT purchased this property, from an unaffiliated third party, 20 A-K, L.P., for a cash purchase price of approximately $10.5 million. MB REIT purchased this property for cash and may later borrow monies using this property as collateral.

MB REIT does not intend to make significant repairs and improvements to this property over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

Four tenants, 24-Hour Fitness, Houston UMA Taekwondo, Greg Majors Auctions and Phoenix Outstanding Services, each lease more than ten percent (10%) of the total gross leasable area of the property.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

	Approximate GLA Leased	% of Total	Base Rent Per Square Foot Per	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To
24-Hour Fitness	34,950	41	13.71	01/01	12/01
			13.20	01/02	12/02
			15.45	01/03	12/03
			16.09	01/04	12/05
			16.58	01/06	12/10
			18.57	01/11	12/15

Houston UMA Taekwondo	10,050	12	3.50	06/03	05/04
			4.50	06/04	05/06
			5.00	06/06	05/08
			5.50	06/08	05/10
			6.00	06/10	05/12
			6.50	06/12	05/13

Greg Majors Auctions	9,000	11	4.80	01/04	03/06
			5.07	04/06	03/09

Phoenix Outstanding Services	24,000	28	3.13	04/05	04/10

Real estate taxes payable in 2005 for the tax year ended 2005 (the most recent tax year for which information is generally available) were approximately $102,000.  The real estate taxes payable were calculated by multiplying 24 Hour Fitness Center’s assessed value by a tax rate of 3.276%.

For federal income tax purposes, MB REIT’s depreciable basis in this property will be approximately $7.9 million. When MB REIT calculates depreciation expense for tax purposes, it will use the straight-line method. MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years.

The building was built in 1984 and renovated during 2001.  As of June 1, 2006, this property was ninety-two percent (92%) occupied, with a total of approximately 78,000 square feet leased to four tenants.  The following table sets forth certain information with respect to those leases:

Lessee	Approximate GLA Leased (Sq. Ft.)	Lease Ends	Renewal Options	Current Annual Rent ($)	Base Rent Per Square Foot Per Annum ($)
Greg Majors Auctions	9,000	03/09	—	43,200	4.80
Phoenix Outstanding Services	24,000	04/10	—	75,000	3.13
Houston UMA Taekwondo	10,050	05/13	—	50,250	5.00
24-Hour Fitness	34,950	12/15	3/5 yr.	579,600	16.58

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)
2006	1	7,000	35,652	4.55%	783,408	5.09
2007	0	—	—	—	750,450	—
2008	0	—	—	—	753,381	—
2009	1	9,000	45,600	6.04%	755,475	5.07
2010	1	24,000	75,000	10.52%	712,806	3.13
2011	0	—	—	—	709,200	—
2012	0	—	—	—	712,131	—
2013	1	10,050	65,325	9.15%	714,225	6.50
2014	0	—	—	—	648,900	—
2015	1	34,950	648,900	100.00%	648,900	18.57

The table below sets forth certain information with respect to the occupancy rate at 24 Hour Fitness Center - 249 & Jones expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	100%	8.96
2004	72%	11.17
2003	61%	11.32
2002	41%	13.20
2001	41%	13.71

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require that the tenants pay these expenses up to a certain amount.

As of June 8, 2006, MB REIT has approximately $147.4 million in probable acquisitions and MB REIT believes, based in part on projected sales of their common stock, that cash on hand and future financings will provide them with sufficient cash to close these properties at the time of their projected closings.

Financing Transactions

Shakopee Shopping Center; Shakopee, Minnesota

On May 25, 2006, a subsidiary of MB REIT, MB Shakopee Vierling L.L.C. (referred to herein as MBSV), entered into loan documents as the borrower of approximately $8.8 million from Allstate Life Insurance Company (referred to herein as Allstate).  MBSV’s obligations are secured by a first priority mortgage on the property commonly known as the Shakopee Shopping Center located at 1698 Vierling Drive in Shakopee, Minnesota. MBSV also granted a security interest to Allstate in, among other things, certain tangible and intangible personal property interests of MBSV related to the property.  The Shakopee Shopping Center property was acquired by MBSV on April 6, 2006.

The loan bears interest at the rate of 5.30% per annum.  MBSV is required to make interest-only payments on a monthly basis in the approximate amount of $38,867 until the loan matures on May 1, 2011.  Upon maturity, MBSV will pay the outstanding principal balance of the loan along with any accrued and unpaid interest and any other amounts due under any of the loan documents.  MBSV may, in certain circumstances, after June 1, 2007, prepay the unpaid principal balance of the loan, in whole but not in part, along with all other sums secured by the mortgage and a prepayment premium.

The loan documents contain various customary events of default, including, among others, nonpayment of principal, interest, fees or other amounts; material representation or warranty that is materially false or misleading; violation of covenant prohibiting certain transfers and creation of certain encumbrances; and certain bankruptcy events. If an event of default occurs under the loan, then, among other things Allstate may declare, subject to customary cure rights granted to MBSV, the entire outstanding balance of the loan, including all accrued and unpaid interest, any prepayment premiums, late charges and other amounts, to be immediately due and payable.  Under certain circumstances, including, for example, the commission of fraud, engaging in a prohibited transfer or the incurrence of any prohibited indebtedness, MB REIT, as a sole member of MBSV, may be liable for the obligations of MBSV under the loan documents.  In connection with the loan, MBSV has agreed to indemnify Allstate again losses suffered by Allstate arising under environmental laws or otherwise resulting from the presence of hazardous material on the property.  MBSV and MB REIT jointly and severally also have agreed to indemnify Allstate against any losses that may be caused by acts of terrorism.

Southgate Apartments; Louisville, Kentucky

On April 21, 2006, a subsidiary of MB REIT, MB Louisville Southgate, L.L.C. (referred to herein as MBLS), entered into loan documents as the borrower of approximately $10.725 million from Merrill Lynch Mortgage Lending, Inc. (referred to herein as Merrill Lynch).  MBLS’s obligations are secured by a first priority mortgage on the property commonly known as the Southgate Apartments located at 10960 Southgate Manor Drive in Louisville, Kentucky.  MBLS also granted a security interest to Merrill Lynch in, among other things, all of the personal property owned by MBLS at the property.  Southgate Apartments was purchased by MB REIT on March 2, 2006.

The loan bears interest at the rate of 5.413% per annum.  MBLS is required to pay interest only on a monthly basis in the amount of $48,379 until the loan matures on May 1, 2016.  After May 1, 2016, MBLS is also required to pay Merrill Lynch any excess cash flow for the calendar month preceding the payment date.  Each payment of excess cash flow, together with any remaining amount of the monthly payment amount paid on that date after the payment of interest on the outstanding principal balance of the loan at the aforementioned interest rate, will be applied first to the prepayment of outstanding principal until the loan has been paid in full, and next to the payment of interest accrued and unpaid according to a formula provided for in the loan agreement.  MBLS may, in certain circumstances, prepay the unpaid principal balance of the loan three years after Merrill Lynch securitizes the loan.  Merrill Lynch is not required to securitize the loan.  In addition, beginning on the payment date that is three months prior to May 1, 2016, and through the maturity date, MBLS may, at its option, prepay the loan in whole or in part without any prepayment penalty.

The loan agreement contains various customary events of default, including, among others, nonpayment of principal, interest, fees or other amounts; material representation or warranty that is materially false or misleading; violation of covenant prohibiting certain transfers and creation of certain encumbrances; and certain bankruptcy events.  If an event of default occurs under the loan, then, subject to the customary cure rights granted to MBLS, Merrill Lynch may declare the entire outstanding balance of the loan, including all accrued and unpaid interest, any prepayment premium and late charges and other amounts, to be immediately due and payable.

MBLS has also agreed to indemnify Merrill Lynch against losses suffered by Merrill Lynch arising from the presence or release of hazardous substances, among other things, on the property.  MB REIT has agreed to guaranty the obligations of MBLS under the loan documents, including the environmental indemnity given by MBLS.

Thermo Process Systems Facility; Sugar Land, Texas

On March 3, 2006, a subsidiary of MB REIT, MB Sugar Land Gillingham Limited Partnership (referred to herein as MBSLG), entered into loan documents as the borrower of approximately $8.2 million from Nomura Credit & Capital, Inc. (referred to herein as Nomura).  MBSLG’s obligations are secured by a first priority mortgage on the property commonly known as the Thermo Process Systems facility located at 1410 Gillingham Lane in Sugar Land, Texas.  MBSLG also granted a security interest to Nomura in, among other things, certain tangible and intangible personal property interests of MBSLG related to the property.  The Thermo Process Systems property was acquired by MBSLG on or about January 17, 2006.

The loan bears interest at the rate of 5.24% per annum.  MBSLG is required to make interest-only payments on a monthly basis in the amount of $35,811 until the loan matures on March 11, 2031.  After March 11, 2011, MBSLG is also required to pay Nomura any excess cash flow for the calendar month preceding the payment date.  Each payment of excess cash flow, together with any remaining amount of the monthly payment amount paid on that date after the payment of interest on the outstanding principal balance of the loan at the aforementioned interest rate, will be applied first to the prepayment of outstanding principal until the loan has been paid in full, and next to the payment of interest accrued and unpaid according to a formula provided for in the loan agreement.  Upon maturity, MBSLG will pay the outstanding principal balance of the loan along with any accrued and unpaid interest and any other amounts due under any of the loan documents.  MBSLG may, in certain circumstances, prepay the unpaid principal balance of the loan three years after Nomura securitizes the loan.  Nomura is not required to securitize the loan.  In addition, beginning on the payment date that is three months prior to March 11, 2011, and through the maturity date, MBSLG may, at its option, prepay the loan in whole or in part without any prepayment penalty.

The loan documents contain various customary events of default, including, among others, nonpayment of principal, interest, fees or other amounts; material representation or warranty that is materially false or misleading; violation of covenant prohibiting certain transfers and creation of certain encumbrances; and certain bankruptcy events.  If an event of default occurs under the loan, then, subject to customary cure rights granted to MBSLG, Nomura may declare the entire outstanding balance of the loan, including all accrued and unpaid interest, any prepayment premium , late charges and other amounts, to be immediately due and payable.

MBSLG has also agreed to indemnify Nomura against losses suffered by Nomura arising from, among other things, the presence or release of hazardous substances on the property.  MB REIT has agreed to guaranty the obligations of MBSLG under the loan documents, including the environmental indemnity given by MBSLG.

Monadnock Marketplace; Keene, New Hampshire

On February 27, 2006, a subsidiary of MB REIT, MB Keene Monadnock LLC (referred to herein as MBKM), entered into loan documents as the borrower of approximately $26.8 million from Principal Commercial Funding, LLC (referred to herein as PCF).  MBKM’s obligations are secured by a first priority mortgage on the property commonly known as the Monadnock Marketplace located at 20 Ashbrook Road in Keene, New Hampshire.  MBKM also granted a security interest to PCF in, among other things, certain tangible and intangible personal property interests of MBKM related to the property.  The Monadnock Marketplace property was purchased by MB REIT on January 4, 2006.

The loan bears interest at the rates of 4.88% per annum for the first two years, 5.10% for the next two years, 5.30% for the fifth year and 5.45% through maturity.  MBKM is required to make interest-only payments on a monthly basis of approximately $108,925 beginning on April 1, 2006, $113,836 beginning on April 1, 2008, $118,300 beginning on April 1, 2010 and $121,648 beginning on April 1, 2011 until the loan matures on March 1, 2013, respectively.  The unpaid principal balance and all accrued unpaid interest thereon (if not sooner paid) and other indebtedness are due at maturity.  MBKM may, in certain circumstances, prepay the unpaid principal balance of the loan, in whole but not in part, along with all other indebtedness and a prepayment premium beginning the earlier of: (i) one year after PCF securitizes the loan or (ii) two years after the date of the first full debt service payment.  PCF is not required to securitize the loan.

The loan documents contain various customary events of default, including, among others, nonpayment of principal, interest, fees or other amounts; material representation or warranty that is materially false or misleading; violation of covenant prohibiting certain transfers and creation of certain encumbrances; and certain bankruptcy events.  If an event of default occurs under the loan, then, subject to the customary cure rights granted to MBKM, PCF may declare the entire outstanding balance of the loan, including all accrued and unpaid interest, any prepayment premium and late charges and other amounts, to be immediately due and payable.

MBKM has also agreed to indemnify PCF against losses suffered by PCF arising from the presence or release of hazardous substances, among other things, on the property.  MB REIT has agreed to guaranty the obligations of MBKM under the loan documents, including the environmental indemnity given by MBKM.

Bridgeside Point Office Building; Pittsburgh, Pennsylvania

On February 10, 2006, a subsidiary of MB REIT, MB Pittsburgh Bridgeside DST (referred to herein as MBPB), entered into loan documents as the borrower of approximately $17.3 million from Nomura Credit & Capital, Inc. (referred to herein as Nomura).  MBPB’s obligations are secured by a first priority mortgage on the property commonly known as the Bridgeside Point Office Building located at 100 Technology Drive in Pittsburgh, Pennsylvania.  MBPB also granted a security interest to Nomura in, among other things, all of the personal property owned by MBPB at the property.  The Bridgeside Point Office Building was purchased by MB REIT on November 22, 2005.

The loan bears interest at the rate of 5.2% per annum.  MBPB is required to pay interest only on a monthly basis in the amount of $75,075 until the loan matures on February 11, 2031.  After February 11, 2011, MBPB is also required to pay Nomura any excess cash flow for the calendar month preceding the payment date.  Each payment of excess cash flow, together with any remaining amount of the monthly payment amount paid on that date after the payment of interest on the outstanding principal balance of the loan at the aforementioned interest rate, will be applied first to the prepayment of outstanding principal until the loan has been paid in full, and next to the payment of interest accrued and unpaid according to a formula provided for in the loan agreement.  MBPB may, in certain circumstances, prepay the unpaid principal balance of the loan three years after Nomura securitizes the loan.  Nomura is not required to securitize the loan.  In addition, beginning on the payment date that is three months prior to February 11, 2011, and through the maturity date, MBPB may, at its option, prepay the loan in whole or in part without any prepayment penalty.

The loan agreement contains various customary events of default, including, among others, nonpayment of principal, interest, fees or other amounts; material representation or warranty that is materially false or misleading; violation of covenant prohibiting certain transfers and creation of certain encumbrances; and certain bankruptcy events.  If an event of default occurs under the loan, then, subject to the customary cure rights granted to MBPB, Nomura may declare the entire outstanding balance of the loan, including all accrued and unpaid interest, any prepayment premium and late charges and other amounts, to be immediately due and payable.

MBPB has also agreed to indemnify Nomura against losses suffered by Nomura arising from the presence or release of hazardous substances, among other things, on the property.  Inland Western Retail Real Estate Trust, Inc. (referred to herein as Inland Western), an entity sponsored by our sponsor, is also primarily liable to Nomura for certain breaches of the loan documents, including the environmental indemnity by MBPB, until MB REIT has a net worth equal to or greater than $300 million.

Triangle Center; Longview, Washington

On February 9, 2006, a subsidiary of MB REIT, MB Longview Triangle, L.L.C. (referred to herein as MBLT), entered into loan documents as the borrower of approximately $23.6 million from LaSalle Bank National Association (referred to herein as “LaSalle”).  MBLT’s obligations are secured by a first priority mortgage on the property commonly known as Triangle Center located at 1305 Ocean Beach Highway in Longview, Washington.  MBLT has also granted a security interest to LaSalle in all of the personal property owned by MBLT at the property.  Triangle Place was purchased by MB REIT on December 23, 2005.

The loan bears interest at the rate of 4.83% per annum.  MBLT is required to pay interest only on a monthly basis in the amount of $94,990 until the loan matures on March 1, 2011.  MBLT may, in certain circumstances, prepay the unpaid principal balance of the loan but in no event earlier than three years after LaSalle securitizes the loan.  LaSalle is not required to securitize the loan.

The loan agreement contains various customary events of default, including, among others, nonpayment of principal, interest, fees or other amounts; material representation or warranty that is materially false or misleading; violation of covenant prohibiting certain transfers and creation of certain encumbrances; and certain bankruptcy events.  If an event of default occurs under the loan, then, subject to the customary cure rights granted to MBLT, LaSalle may declare the entire outstanding balance of the loan, including all accrued and unpaid interest, any prepayment premium and late charges and other amounts, to be immediately due and payable.

MBLT has also agreed to indemnify LaSalle against losses suffered by LaSalle arising from the presence or release of hazardous substances, among other things on the property.  Inland Western is also primarily liable to LaSalle for certain breaches of the loan documents, including the environmental indemnity by MBLT, until MB REIT has a net worth equal to or greater than $300 million.

Tenant Lease Expiration

The following table sets forth for leases in place as of June 1, 2006, lease expirations for the next ten years at the properties, assuming that no renewal options are exercised.  For purposes of the table, the “total annual base rental income” column represents annualized base rent of each tenant as of January 1 of each year.  Therefore, as each lease expires, no amount is included in this column for any subsequent year for that lease.  In view of the assumption made with regard to total annual base rent, the percent of annual base rent represented by expiring leases may not be reflective of the expected actual percentages.

Year Ending	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	% Total of Portfolio Gross Leasable Area Represented by Expiring Leases	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases	Total Annual Base Rental Income ($)	Average Base Rental Income Per Square Foot Under Expiring Leases ($)
2006	216	233,421	4.75%	2,367,552	2.94%	80,424,487	10.14
2007	89	111,326	2.26%	1,372,233	1.73%	79,123,569	12.33
2008	60	192,922	3.92%	2,768,595	3.52%	78,549,678	14.35
2009	70	200,488	4.08%	2,916,534	3.83%	76,133,873	14.55
2010	121	289,476	5.88%	4,913,560	6.65%	73,872,339	16.97
2011	44	164,435	3.34%	2,305,026	3.30%	69,750,231	14.02
2012	14	107,899	2.19%	1,321,935	1.90%	69,721,600	12.25
2013	14	93,667	1.90%	1,173,828	1.74%	67,330,818	12.53
2014	18	270,718	5.50%	4,484,891	6.75%	66,466,384	16.57
2015	47	515,630	10.48%	6,844,100	10.97%	62,367,373	13.27

Tenant Concentration

                The following table sets forth information regarding the ten individual tenants comprising the greatest gross leaseable area and greatest 2006 annualized base rent based on the properties owned as of June 5, 2006.

Tenant Name	Total Number of Properties	Gross Leasable Square Feet	% of Total Gross Leasable Square Feet	Annual Base Rent
SBC	1	1,690,214	30.09%	22,687,573
Stop N Shop Super Market	8	531,829	9.47%	8,043,643
24 Hour Fitness	7	238,621	4.25%	5,948,121
Cinemark	3	187,081	3.33%	2,343,560
McKesson Distribution	1	162,613	2.90%	661,035
Cellomics/Fisher Scientific	1	153,110	2.73%	2,181,818
Thermo Process Facility	1	150,000	2.67%	960,000
Lakeview Technology Center	1	110,007	1.96%	2,224,211
HEB Grocery Store	1	95,000	1.69%	2,325,585
Price Chopper	1	73,883	1.32%	3,410,893

Portfolio Application by Type

	Total Number	Gross Leasable Area (Sq. Ft.)	% of Total Gross Leasable Area	Annualized Base Rental Income	% of Annualized Base Rental Income
Retail Shopping Center and Malls	46	3,345,198	59.42%	47,105,590	60.23%

Office Buildings	5	1,971,751	35.02%	27,353,952	34.97%

Industrial/Distribution Centers	2	312,613	5.55%	1,621,035	2.07%

Apartment Complex	1	14.4 acres	N/A	2,133,252	2.73%

Total	54	5,629,562	100.00%	78,213,829	100.00%

(1) MB REIT acquired a fee simple interest in approximately 14.4 acres of property in Louisville, Kentucky that contains an existing apartment complex known as Southgate Apartments.  The property has eleven three-story apartment buildings containing 256 apartment units and 33 garage spaces in the aggregate.  There are 116 one-bedroom units and 140 two-bedroom units.

Portfolio Allocation by State

	Total Number	Gross Leasable Area (Sq. Ft.)	% of Total Gross Leasable Area	Annualized Base Rental Income	% of Annualized Base Rental Income
Connecticut	1	64,948	1.15%	1,230,031	1.57%

Florida	2	208,968	3.71%	2,723,391	3.48%

Illinois	1	1,690,214	30.02%	22,687,573	29.01%

Kentucky	1	14.4 acres	N/A	2,133,252	2.73%

Massachusetts	3	209,414	3.72%	3,647,675	4.66%

Minnesota	1	103,442	1.84%	1,188,851	1.52%

Missouri	1	14,560	0.26%	315,331	0.40%

New Hampshire	1	200,633	3.56%	3,410,893	4.36%

New Jersey	1	68,323	1.21%	933,126	1.19%

New York	1	52,500	0.93%	929,775	1.19%

Ohio	1	100,958	1.79%	965,881	1.23%

Pennsylvania	1	153,110	2.72%	2,181,818	2.79%

Rhode Island	3	588,059	10.45%	6,829,097	8.73%

South Carolina	1	55,718	0.99%	458,080	0.59%

Texas	33	1,759,248	31.25%	23,551,213	30.11%

Virginia	1	110,007	1.95%	2,224,211	2.84%

Washington	1	249,460	4.43%	2,803,631	3.58%

Total	54	5,629,562	100.00%	78,213,829	100.00%

Management’s Discussion and Analysis of Financial Condition and Results of Operations

This discussion updates and supplements the discussion contained in our prospectus under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which begins on page 115 of the prospectus.

The following discussion and analysis relates to the three months ended March 31, 2006.  You should read the following discussion and analysis along with our Consolidated Financial Statements and the related notes included in this report. All dollar amounts are stated in thousands, except per share amounts.  A discussion of activity for the three months ended March 31, 2005 is not included because we were newly formed and did not have any significant operating or other activity during that period.

Overview

Inland American Real Estate Trust, Inc. was incorporated in October 2004 to acquire and manage a diversified portfolio of commercial real estate, primarily retail properties and multi-family, office and industrial buildings located in the United States and Canada. Our sponsor, Inland Real Estate Investment Corporation, herein referred to as our sponsor, is a subsidiary of The Inland Group, Inc.  Various affiliates of our sponsor are involved in our operations, including our property managers.  Inland American Retail Management LLC, Inland American Office Management LLC, Inland American Industrial Management LLC and Inland American Apartment Management LLC and our business manager, Inland American Business Manager and Advisor, Inc., all of these entities are affiliate of The Inland Group, Inc.  On August 31, 2005, we commenced our initial public offering of up to 500,000,000 shares of common stock or shares at $10 each, and up to 40,000,000 shares at $9.50 each, which may be purchased through our distribution reinvestment program.

As of March 31, 2006, subscriptions for a total of 31,882,296 shares had been received from the public, which include 20,000 shares issued to our sponsor.  In addition, we sold 133,138 shares through our DRP as of March 31, 2006.  As a result of these sales, we have raised a total of $320,100 of gross offering proceeds as of March 31, 2006.

On January 5, 2006 we entered into a joint venture in which we have an ownership interest of 75% in a limited liability company herein referred to as LLC which owns Hyde Park Shopping Center herein referred to as Hyde Park which owns a 52,500 square foot shopping center located in Hyde Park, NY, that is 100% occupied as of March 31, 2006.  This entity is considered a variable interest entity or “VIE” as defined in FIN 46(R) and we are considered the primary beneficiary.  Therefore, this entity is consolidated by us and the assets, liabilities, equity and results of operations of Hyde Park are consolidated in our financial statements and discussions contained herein.  The LLC agreement contains a put/call provision which grants the right to the outside owner and us to require the LLC to redeem the ownership interest of the outside owner during future periods. This put/call agreement is embedded in the LLC agreement and is accounted for in accordance with EITF  00-04 “Majority Owner’s Accounting for a Transaction in the Shares of a Consolidated Subsidiary and a Derivative Indexed to the Minority Interest in that Subsidiary.”  Since the outside ownership interest is subject to a put/call arrangement requiring settlement for a fixed amount, the LLC is treated as a 100% owned subsidiary by us with the amount due the outside owner reflected as a financing. Interest expense is recorded on this liability in an amount generally equal to the preferred return due to the outside owner as provided in the LLC agreement.

During 2005, we entered into a joint venture with Minto (Delaware), LLC, or Minto Delaware which owned all of the outstanding equity securities of Minto Builders (Florida), Inc. referred to herein as “MB REIT” prior to our entering into the agreement.  Pursuant to the terms of the securities agreement, we have agreed to purchase up to 920,000 shares of common stock of MB REIT at a price of $1.276 per share for a total investment of approximately $1,172,000 in MB REIT.  Minto Delaware continues to own $293,000 of equity in MB REIT.  A total of $264,000 of this equity is in the form of MB REIT series A preferred stock and $30,000 is in the form of 23,000 shares of common stock.  We were required to purchase $300,000 of common stock of MB REIT by March 31, 2006 (see discussion below for the status of the purchase).  We are required to purchase the remaining shares worth approximately $874,000 by December 31, 2006. Once we have purchased all 920,000 shares of common stock, we will own equity worth approximately 80% of MB REIT’s total equity, based on a value of $1.276 per share of common stock and assuming the series A preferred stock and series B preferred stock described below are equal to the par or face value of each series of preferred. Further, we will own approximately 97.5% of the total outstanding common stock.  MB REIT anticipates acquiring up to $2,700,000 in real estate assets, assuming we fully fund our purchase requirements and MB REIT borrows up to 55.0% of the total investment in the real estate assets.

MB REIT also has entered into a subscription agreement with Inland Western Retail Real Estate Trust, Inc., referred to herein as Inland Western, an entity also sponsored by our sponsor.  Under this agreement, if we did not purchase the first $300,000 of MB REIT common stock by March 31, 2006, MB REIT could and did require Inland Western to purchase MB REIT series C preferred stock in an amount of $149,000. Inland Western has a future right to invest up to approximately

$1,172,000 billion in series C preferred stock. MB REIT has the right to redeem any series C stock it issues to Inland Western with the proceeds of any subsequent capital contributed by us provided that MB REIT is required to redeem any outstanding series C preferred stock by December 31, 2006.  The series C preferred stock entitles the holder to an annual dividend equal to 7.0% on the face amount of the series C stock payable monthly. To ensure that MB REIT complies with the ownership requirements imposed by the Internal Revenue Code of 1986, as amended on entities desiring to be taxed as REITs, in January, 2006, MB REIT issued $125 of series B preferred stock in a private placement to 125 accredited investors.  The series B preferred stock entitles the holder to an annual dividend equal to 12.5% on the face amount of the series B stock payable semi-annually.  As part of the MB REIT transaction, we entered into a put/call agreement with Minto Delaware that gives certain redemption rights to both Minto Delaware and us.

As a holder of common stock in the MB REIT, we are entitled to receive distributions after dividends have been paid on the series A, B, and C preferred stock including any accrued and unpaid dividends. The series A preferred stock entitles the holder to receive dividends, payable on a quarterly basis, equal to 3.5% of the face amount of the series A stock.

As of March 31, 2006 and May 5, 2006, Inland Western had acquired approximately $264,000 of series C preferred stock and we have acquired approximately $151,000 of common stock.  We did not make the required contribution of $300,000 due on March 31, 2006, however, the contribution obligation was met to the MB REIT based on contributions made as of March 31, 2006 by Inland Western and us.  There is no assurance that we will be able to make the full contribution that is due by December 31, 2006.

For financial statement reporting purposes we consolidate our investment in MB REIT and, therefore, the assets, liabilities, equity and results of operations of MB REIT are consolidated in our financial statements and discussions contained herein.  An adjustment is made for the interest of minority holders in MB REIT.

During the three months ended March 31, 2006, MB REIT invested approximately $125,000 to acquire three retail properties, one multi-family property and one industrial building containing an aggregate of approximately 608,000 square feet and 256 apartment units.  In addition, MB REIT borrowed approximately $102,000 secured by six of its properties.

As of March 31, 2006, we own on a consolidated basis:

Office Properties:

•                  five office properties aggregating approximately 1.7 million square feet in the Chicago metropolitan area and approximately 282,000 square feet in Pennsylvania, Texas and Virginia;

Retail Properties:

•                  35 retail properties in Florida, Minnesota, Missouri, New Hampshire, Ohio, Texas and Washington aggregating approximately 2.1 million square feet, including approximately 168,300 square feet built by tenants on land leased from us;

Industrial Properties :

•                  two industrial properties containing approximately 308,600 square feet located in Texas; and

Multi-Family Properties:

•                  one multi-family property containing 256 units located in Louisville, KY.

We and MB REIT do not generally focus property acquisitions in any one particular geographic location within the United States or Canada.  However, we and MB REIT will generally endeavor to acquire multiple properties within the same major metropolitan market so that property management is done more efficiently.  We and MB REIT will also seek properties with existing “net” leases.  “Net” leases require tenants to pay a share, either prorated or fixed, of all, or a majority, of a particular property’s operating expenses, including real estate taxes, special assessments, utilities, insurance, common area maintenance and building repairs, as well as base rent payments.  We and MB REIT also may enter into purchase and leaseback transactions in which we or MB REIT will purchase a property and lease the property back to the seller.

To provide us and MB REIT with a competitive advantage over other potential purchasers, we and MB REIT generally do not condition any acquisition on our or MB REIT’s ability to secure financing.  We and MB REIT also may agree to acquire a property once construction is completed.  In this case, we or MB REIT will be obligated to purchase the property if the completed property conforms to definitive plans, specifications and costs approved by us or MB REIT.  We and MB REIT also may require the developer to have entered into leases for a certain percentage of the property.  We also may construct or develop properties and render services in connection with developing or constructing the property so long as providing these services do not cause us to lose our qualification to be taxed as a real estate investment trust or REIT.

We also may seek to acquire publicly traded or privately owned entities that own commercial real estate assets.  These entities may include REITs and other “real estate operating companies,” such as real estate management companies and real estate development companies.  We do not have, and do not expect to adopt, any policies limiting our acquisitions of REITs or other real estate operating companies to those conducting a certain type of real estate business or owning a specific property type or real estate asset.  In most cases, we will evaluate the feasibility of acquiring these entities using the same criteria we use in evaluating a particular property.  We expect that each acquired entity will be operated as either a wholly-owned or controlled subsidiary.  As part of any such acquisition or shortly thereafter, we may sell certain properties, including sales to affiliates of our sponsor that in our view, would not be consistent with the remaining properties in our portfolio.  We may acquire these entities in negotiated transactions or through tender offers.  Any acquisition must, however, be consistent with maintaining our qualification to be taxed as a REIT.  MB REIT does not intend to buy entities.  MB REIT has a right of first refusal on all fee simple interests presented to Inland American until MB REIT is fully invested.

We and MB REIT consider a number of factors in evaluating whether to acquire any particular asset, including:

•                  geographic location and property type;

•                  condition and use of the assets;

•                  historical performance;

•                  current and projected cash flow;

•                  potential for capital appreciation;

•                  potential for economic growth in the area where the assets are located;

•                  presence of existing and potential competition;

•                  prospects for liquidity through sale, financing or refinancing of the assets; and

•                  tax considerations.

We and MB REIT may borrow money to acquire real estate assets either at closing or at sometime thereafter.  These borrowings may take the form of temporary, interim or permanent financing from banks, institutional investors and other lenders including lenders affiliated with our sponsor, us or MB REIT. These borrowings generally will be secured solely by a mortgage on one or more of our or MB REIT’s properties but also may require us or MB REIT to be directly or indirectly (through a guarantee) liable for the borrowings.  We and MB REIT may borrow at either fixed or variable interest rates and on terms that require us or MB REIT to repay the principal on a typical, level schedule or at one-time in “balloon” payments.  We also may establish a revolving line of credit for short-term cash management and bridge financing purposes.

We and MB REIT are subject to significant competition in seeking real estate investments and tenants.  We and MB REIT compete with many third parties engaged in real estate investment activities including other REITs, specialty finance companies, savings and loan associations, banks, mortgage bankers, insurance companies, mutual funds, institutional investors, investment banking firms, lenders, hedge funds, governmental bodies and other entities.  We and MB REIT also face competition from real estate investment programs, including three REITs, sponsored by our sponsor and its affiliates for retail shopping centers and single tenant net-leased properties that may be suitable for our and MB REIT’s investment.  Some of these competitors, including larger REITs, have substantially greater financial resources than we and MB REIT do and generally may be able to accept more risk.  They also may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies.

As of March 31, 2006, we owned, on a consolidated basis, 43 properties consisting of 35 Retail Properties, five Office Properties, one Multi-Family Property and two Industrial Properties.  The following disclosure describes by business segment, the location and character of these properties.  Title to each property is held by a wholly-owned subsidiary of MB REIT, except in the case of Stop N Shop in Hyde Park.

Retail Segment

Retail Properties	Location	GLA Occupied	% Occupied	No. of Tenants as of 03/31/06	Mortgage Payable
24 Hour Fitness	Houston, TX	85,000	100%	5
24 Hour Fitness	Woodlands, TX	45,906	100%	1
6101 Richmond Ave.	Houston, TX	19,230	100%	2
Pinehurst Shopping Center	Humble, TX	26,322	66%	18
Paradise Shops of Largo	Largo, FL	53,241	97%	5	7,325
Saratoga Town Center	Corpus Christie, TX	58,182	94%	21
Willis Town Center	Willis, TX	12,740	73%	7
Woodforest Square	Houston, TX	30,866	77%	15
Windermere Village	Houston, TX	21,600	81%	11
Eldridge Town Center	Houston, TX	78,471	100%	28
NTB Eldgridge	Houston, TX	6,290	100%	1
Blackhawk Town Center	Houston, TX	34,128	100%	12
Carver Creek	Dallas, TX	23,732	71%	2
Chili’s - Hunting Bayou	Jacinto City, TX	5,476	100%	1
Joe’s Crab Shack	Jacinto City, TX	7,282	100%	1
Cinemark Theaters	Jacinto City, TX	68,000	100%	1
Antoine Town Center	Houston, TX	36,230	92%	18
Ashford Plaza	Houston, TX	33,612	94%	19
Highland Plaza	Houston, TX	72,730	99%	22
West End Square	Houston, TX	30,103	82%	11
Winchester Town Center	Houston, TX	14,900	83%	8
Atascocita Shopping Center	Humble, TX	46,146	98%	7
Cypress Town Center	Houston, TX	47,870	86%	23
Friendswood Shopping Center	Friendswood, TX	64,803	91%	13
Cinemark Theaters	Webster, TX	80,000	100%	1
Stables at Town Center (Phase I & II)	Spring, TX	83,296	88%	31
Walgreens	Springfield, MO	14,560	100%	1
Tomball Town Center	Tomball, TX	50,913	83%	20
Bay Colony Town Center	League City, TX	172,242	89%	23
Triangle Center	Longview, WA	240,110	95%	34	23,600
Cinemark 12	Pearland, TX	38,910	100%	1
Hunting Bayou	Jacinto City, TX	110,300	83%	18
Lakewood Shopping Center	Margate, FL	145,557	98%	30	11,715
Monadnock Marketplace	Keene, NH	200,633	100%	12	26,785
Stop N Shop	Hyde Park, NY	52,500	100%	1	8,100

Total Retail Properties GLA Occupied		2,111,881	93%		77,525

The square footage for Saratoga Town Center, Eldridge Town Center, NTB Eldridge, Chili’s - Hunting Bayou, Joe’s Crab Shack - Hunting Bayou, Friendswood Shopping Center Lakewood Shopping Center, and Bay Colony Town Center includes an aggregate of 168,206 square feet leased to tenants under ground lease agreements.

Office Segment

Office Properties	Location	GLA Occupied	% Occupied	No. of Tenants as of 03/31/06	Mortgage Payable
6234 Richmond Ave	Houston, TX	15,701	61%	3
11500 Market Street	Houston, TX	2,719	100%	1
SBC Center	Hoffman Estates, IL	1,690,214	100%	1	200,472
Bridgeside Point	Pittsburgh, PA	153,110	100%	1	17,325
Lakeview Technology Center I	Suffolk, VA	110,007	100%	2	14,470

Total Office Properties GLA Occupied		1,971,751	99%		232,267

Industrial Segment

Industrial/Distribution Properties	Location	GLA Occupied	% Occupied	No. of Tenants as of 03/31/06	Mortgage Payable
McKesson Distribution Center	Conroe, TX	162,613	100%	1	5,760
Thermo Process	Sugarland, TX	150,000	100%	1	8,201

Total Industrial/Distribution Properties GLA Occupied		312,613			13,961

Multi-Family Segment

MB REIT’s multi-family property consists of one apartment building located in Louisville, KY containing approximately 256 units.  As of March 31, 2006, approximately 243 units were occupied and the average monthly rent per apartment was approximately $713.00.

The following table lists the top ten tenants in all segments of our consolidated portfolio as of March 31, 2006 based on the amount of square footage they each occupy.

TENANT NAME	Type	Square Footage	% of Total Portfolio Square Footage	Annualized Income	% of Total Portfolio Annualized Income
SBC	Office	1,690,214	35.79%	22,688	35.68%
24 Hour Fitness	Retail	238,621	5.05%	5,976	9.40%
Cinemark	Retail	187,081	3.96%	2,343	3.69%
McKesson Distribution	Indus/Dist	162,613	3.44%	661	1.04%
Cellomics/Fisher Scientific	Office	153,110	3.24%	2,182	3.43%
Thermo Process Facility	Indus/Dist	150,000	3.18%	960	1.51%
Lakeview Technology Center	Office	110,007	2.33%	2,224	3.50%
HEB Grocery Store	Retail	95,000	2.01%	2,292	3.61%
Price Chopper	Retail	73,883	1.56%	3,411	5.36%
Walgreens	Retail	73,180	1.55%	7,701	12.11%

The majority of the income from these properties consists of rent received under long-term leases.  Most of the leases provide for the payment of fixed minimum rent paid monthly in advance, and for the payment by tenants of a pro rata share of the real estate taxes, special assessments, insurance, utilities, common area maintenance, management fees, and certain building repairs of the property.  Certain of the major tenant leases require the landlord to pay certain of these expenses above or below specific levels which could affect our operating results.  Some of the leases also provide for the payment of percentage rent, calculated as a percentage of a tenant’s gross sales above predetermined thresholds.

Critical Accounting Policies and Estimates

General

The following disclosure pertains to critical accounting policies and estimates we believe will be the most “critical” to our consolidated financial condition and results of operations.  These judgments often result from the need to make estimates about the effect of matters that are inherently uncertain.  Critical accounting policies discussed in this section are not to be confused with accounting principles and methods disclosed in accordance with U.S. generally accepted accounting principles or GAAP.  GAAP requires information in financial statements about accounting principles, methods used and disclosures pertaining to significant estimates.  This discussion addresses our, Hyde Park and MB REIT’s judgment pertaining to trends, events or uncertainties known which were taken into consideration upon the application of those policies.

Acquisition of Investment Property

We allocate the purchase price of each acquired investment property between land, building and improvements, acquired above market and below market leases, in-place lease value, and any assumed financing that is determined to be above or below market terms. In addition, we allocate a portion of the purchase price to the value of customer relationships, if any. The allocation of the purchase price is an area that requires judgment and significant estimates.  We use the information contained in the independent appraisal obtained at acquisition as the primary basis for the allocation to land and building and improvements. We determine whether any financing assumed is above or below market based upon comparison to similar financing terms for similar investment properties.  We allocate a portion of the purchase price to the estimated acquired in-place lease costs based on estimated lease execution costs for similar leases as well as lost rent payments during assumed lease up period when calculating as if vacant fair values.  We also evaluate each acquired lease based upon current market rates at the acquisition date and we consider various factors including geographical location, size and location of leased space within the investment property, tenant profile, and the credit risk of the tenant in determining whether the acquired lease is above or below market lease costs.  After an acquired lease is determined to be above or below market, we allocate a portion of the purchase price to such above or below acquired lease costs based upon the present value of the difference between the contractual lease rate and the estimated market rate. For below market leases with fixed rate renewals, renewal periods are included in the calculation of below market in-place lease values. The determination of the discount rate used in the present value calculation is based upon the “risk free rate” and current interest rates.  This discount rate is a significant factor in determining the market valuation which requires our judgment of subjective factors such as market knowledge, economics, demographics, location, visibility, age and physical condition of the property.

Impairment of Long-Lived Assets

In accordance with Statement of Financial Accounting Standard No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets or SFAS No. 144, we conduct an analysis on a quarterly basis to determine if indicators of impairment exist to ensure that the property’s carrying value does not exceed its fair value.  If this were to occur, we are required to record an impairment loss.  The valuation and possible subsequent impairment of investment properties is a significant estimate that can and does change based on our continuous process of analyzing each property and reviewing assumptions about uncertain inherent factors, as well as the economic condition of the property at a particular point in time.

Cost Capitalization and Depreciation Policies

Our policy is to review all expenses paid and capitalize any items exceeding $5,000 which are deemed to be an upgrade or a tenant improvement.  These costs are capitalized and included in the investment properties classification as an addition to buildings and improvements.

Buildings and improvements are depreciated on a straight-line basis based upon estimated useful lives of 30 years for buildings and improvements, and 15 years for site improvements.  Furniture, fixtures and equipment are depreciated on a straight-line basis over five years.  Tenant improvements are depreciated on a straight-line basis over the life of the related lease as a component of depreciation and amortization expense. The portion of the purchase price allocated to acquired above market costs and acquired below market costs is amortized on a straight-line basis over the life of the related lease as an adjustment to net rental income.  Acquired in-place lease costs, customer relationship value, other leasing costs, and tenant improvements are amortized on a straight-line basis over the life of the related lease as a component of amortization expense.

Cost capitalization and the estimate of useful lives requires our judgment and includes significant estimates that can and do change based on our process which periodically analyzes each property and on our assumptions about uncertain inherent factors.

Revenue Recognition

We recognize rental income on a straight-line basis over the term of each lease. The difference between rental income earned on a straight-line basis and the cash rent due under the provisions of the lease agreements is recorded as deferred rent receivable and is included as a component of accounts and rents receivable in the accompanying consolidated balance sheets.  Due to the impact of the straight-line basis, rental income generally is greater than the cash collected in the early years and decreases in the latter years of a lease.  We anticipate collecting these amounts over the terms of the leases as scheduled rent payments are made.

Reimbursements from tenants for recoverable real estate tax and operating expenses are accrued as revenue in the period the applicable expenditures are incurred.  We make certain assumptions and judgments in estimating the reimbursements at the end of each reporting period. Should the actual results differ from our judgment, the estimated reimbursement could be negatively affected and would be adjusted appropriately.

In conjunction with certain acquisitions, we may receive payments under master lease agreements pertaining to certain non-revenue producing spaces either at the time of, or subsequent to the purchase of some of our properties.  Upon receipt of the payments, the receipts will be recorded as a reduction in the purchase price of the related properties rather than as rental income.  These master leases may be established at the time of purchase in order to mitigate the potential negative effects of loss of rent and expense reimbursements.  Master lease payments are received through a draw of funds escrowed at the time of purchase and may cover a period from three months to three years.  These funds may be released to either us or the seller when certain leasing conditions are met.  Funds received by third party escrow agents, from sellers, pertaining to master lease agreements are included in restricted cash.  We record such escrows as both an asset and a corresponding liability, until certain leasing conditions are met.

We will accrue lease termination income if there is a signed termination letter agreement, all of the conditions of the agreement have been met, and the tenant is no longer occupying the property. Upon early lease termination, we will provide for losses related to unrecovered intangibles and other assets.

Partially-Owned Entities:

We consider APB 18: The Equity method of Accounting for Investments in Common Stock, SOP 78-9: Accounting for Investments in Real Estate Ventures, Emerging Issues Task Force (“EITF”) 96-16: Investors Accounting for an Investee When the Investor has the Majority of the Voting Interest but the Minority Partners have Certain Approval or Veto Rights, FASB Interpretation No. 46R (Revised 2003): Consolidation of Variable Interest Entities - An Interpretation of ARB No. 51 (“FIN 46R”) and EITF 04-05: “Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights.”, to determine the method of accounting for each of our partially-owned entities.  In determining whether we have a controlling interest in a partially-owned entity and the requirement to consolidate the accounts of that entity, we consider factors such as ownership interest, board representation, management representation, authority to make decisions, and contractual and substantive participating rights of the partners/members as well as whether the entity is a variable interest entity in which it will absorb the majority of the entity’s expected losses, if they occur, or receive the majority of the expected residual return, if they occur, or both.

Income Taxes

We and MB REIT operate in a manner intended to enable both entities to qualify as a Real Estate Investment Trust (“REIT”) under Sections 856-860 of the Internal Revenue Code of 1986, as amended.  Under those sections, a REIT which distributes at least 90% of its REIT taxable income as a dividend to its shareholders each year and which meets certain other conditions will not be taxed on that portion of its taxable income which is distributed to its shareholders.  If we or MB REIT fail to distribute the required amount of income to our shareholders, or fail too meet other REIT requirements, we or MB REIT may fail to qualify as a REIT and substantial adverse tax consequences may result.

Liquidity and Capital Resources

General

Our principal demands for funds have been for our investment in Hyde Park and MB REIT and to pay operating expenses and distributions. Generally, cash needs for items other than our investment in MB REIT have been funded from the proceeds of our public offering of our shares of common stock, by interest and investment income, or by advances or contributions by the sponsor.

Potential future sources of capital include proceeds from the public or private offering of our debt or equity securities, secured or unsecured financings from banks or other lenders, as well as undistributed funds, interest and investment income, and property operations.  We anticipate that during the current year we will (i) acquire additional existing properties and companies, (ii) continue to pay distributions to stockholders, and (iii) fund our capital contribution requirements to MB REIT, and each is expected to be funded from proceeds of our public offerings of shares and cash flows from all sources.

Future sources of capital for MB REIT include equity contributions, secured financing proceeds on properties we acquire and undistributed funds from property operations.

Leases typically require the tenants to bear responsibility for substantially all property costs and expenses associated with ongoing maintenance and operation, including utilities, property taxes and insurance. In addition, in some instances the leases provide that the tenant is responsible for roof and structural repairs.  Certain of MB REIT’s properties are subject to leases under which MB REIT retains responsibility for certain costs and expenses associated with the property.  MB REIT anticipates that capital demands to meet obligations related to capital improvements with respect to properties will be minimal for the foreseeable future and can be met with funds from operations and working capital.

Our business manager expects that the cash to be generated from  our public offering, interest and investment income, distributions from Hyde Park and MB REIT’s property operations and our property operations will be adequate to pay our operating expenses and provide distributions to stockholders, and fund our capital contribution requirements to MB REIT.

We consider all demand deposits, money market accounts and investments in certificates of deposit and repurchase agreements purchased with a maturity of three months or less, at the date of purchase, to be cash equivalents.  We maintain our cash and cash equivalents at financial institutions.  The combined account balances at one or more institutions periodically exceed the Federal Depository Insurance Corporation (“FDIC”) insurance coverage and, as a result, there is a concentration of credit risk related to amounts on deposit in excess of FDIC insurance coverage.  We believe that the risk is not significant, as we do not anticipate that any financial institution will be unable to perform.

Liquidity

Offering

As of March 31, 2006, subscriptions for a total of 31,882,296 shares had been received and accepted; resulting in gross proceeds of $318,800, adding the 133,138 shares sold pursuant to the DRP increases the gross proceeds to $320,100 as of March 31, 2006.

As of March 31, 2006, we had incurred $36,500 of offering and organization costs. Our business manager has agreed to pay all organization and offering expenses, excluding such selling expenses, in excess of 4.5% of the gross offering proceeds. As of March 31, 2006, these organization and offering costs did not exceed the 4.5% limitations. We anticipate that these costs will not exceed these limitations upon completion of the offering.

MB REIT Capital Contribution Requirements

We are required to invest $1,200,000 in the MB REIT by December 31, 2006.  We expect to fund this obligation with proceeds from our public offering of shares and cash flows from all sources.  If we do not purchase the MB REIT common stock by the required date, MB REIT can require Inland Western to purchase series C preferred shares to fulfill this obligation.

Mortgage Debt

As of March 31, 2006, on a consolidated basis, we had mortgage debt secured by ten properties totaling approximately $324,000.  These debt obligations require monthly payments of interest only and bear interest at a range of 4.88% to 6.01% per annum.

On February 21, 2006, MB REIT entered into a rate lock agreement with Merrill Lynch Mortgage Lending.  MB REIT paid a rate lock deposit of $107,250 to lock the interest rate at 5.413% for a period of 90 days for $10,725,000 in principal.  MB REIT entered into the rate lock to secure the interest on debt it intends to secure with a mortgage on the Southgate Apartments.  This mortgage debt was funded on April 21, 2006.

In December 2005, we entered into an interest rate lock agreement with a lender to secure an interest rate on mortgage debt on properties we own or will purchase in the future.  The agreement locks the interest rate at 5.321% on $100,000 in principal.

Margins Payable

We have purchased a portion of our marketable securities through margin accounts.  As of March 31, 2006, we have recorded a payable of $26,905 for securities purchased on margin against a total securities portfolio of $66,460,  This debt bears variable interest rates ranging between the London InterBank Offered Rate (“LIBOR”) plus 25 basis points and LIBOR plus 50 basis points.  At March 31, 2006, the rates we were paying were in a range of between 5.08% and 5.33%

MB REIT Put/Call Agreement

Pursuant to the terms of a put/call agreement entered into with Minto Delaware that is considered a free standing financial instrument and is accounted for pursuant to Statement of Financial Accounting Standards No. 150 “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity” and Statement of Financial Accounting Standards No. 133 “Accounting for Derivative Financial Instruments and Hedging Activities.”, we may be required to redeem Minto Delaware’s interest in the MB REIT in the following manner:

On or after October 11, 2011 until October 11, 2012, Minto Holdings, an affiliate of Minto Delaware,  has the option to require us to purchase, in whole, but not in part, 100% of the Minto Delaware’s investment in the MB REIT (consisting of the series A preferred stock and common stock) for a price equal to (A) if our shares of common stock are not listed, on the earlier of (x) the date we purchase the Minto Delaware investment or (y) 150 days after the date written notice of the initial purchase right is given, the sum of (1) the series A liquidation preference, payable in cash and (2) $29,348 or (B) if the shares of our stock are listed, on the earlier of (x) the date we purchase the Minto Delaware investment or (y) 150 days after the date written notice of the initial purchase right is given, the sum of (1) the series A liquidation preference, payable in cash and (2) 2,934,800 shares of our common stock.  The series A liquidation preference is equal to $1.276 per share of series A preferred stock plus accrued and unpaid dividends.

On or after October 11, 2012, Minto Holdings has an option to require us to purchase, in whole, but not in part, 100% of the Minto Delaware investment for a price equal to (A) if the shares of our common stock are not listed, on the earlier of (x) the date we purchase the Minto Delaware investment or (y) 150 days after written notice of a subsequent purchase right is given, the sum of (1) the series A liquidation preference, payable in cash and (2) the fair market value of the common stock held by Minto Delaware on the date written notice of the subsequent purchase right is given, payable in cash, or (B) if the shares of our common stock are listed, on the earlier of (x) the date we purchase the Minto Delaware equity or (y) 150 days after written notice of the subsequent purchase right is given, the sum of (1) the series A liquidation preference, payable in cash and (2) 2,934,800 shares of our common stock.

On or after October 11, 2015, so long as the MB REIT qualifies as a “domestically controlled REIT,” MB REIT has the right to purchase, in whole, but not in part, one hundred percent of Minto Delaware investment for a price equal to (A) if the shares of our common stock are not listed, the sum of (1) the series A liquidation preference, payable in cash and (2) the fair market value of the common stock of MB REIT held by Minto Delaware or (B) if the shares of our common stock are listed, the sum of (1) the series A liquidation preference, payable in cash and (2) 2,934,800 shares of our common stock.

Stockholder Liquidity.

We provide the following programs to facilitate investment in our shares and to provide limited liquidity for stockholders.

The distribution reinvestment program allows stockholders to automatically reinvest distributions by purchasing additional shares from us at $9.50 per share without paying selling commissions or the marketing contribution and due diligence expense allowance.

The share repurchase program allows existing stockholders with limited, interim liquidity by enabling them to sell shares back to us.  The prices at which shares may be sold back to us are as follows:

•                  One year from the purchase date, at $9.25 per share;

•                  Two years from the purchase date, at $9.50 per share;

•                  Three years from the purchase date, at $9.75 per share; and

•                  Four years from the purchase date, at a price determined by our board of directors but in no event less than $10.00 per share.

As of March 31, 2006, no shares have been repurchased.

Capital Resources

The number of assets we will acquire depends, in part, upon the amount of the net proceeds of the offering and the availability and interest rate on mortgage debt.  Our business manager recently noted an increase in interest rates which may impact the return that we are able to generate on future assets.

Cash Flows From Operating Activities

Consolidated cash flows from operating activities were $7,063 for the three months ended March 31, 2006.

Inland American cash flows provided by operating activities were approximately $683 for the three months ended March 31, 2006 and were generated primarily from interest and dividends and our investment in MB REIT.

Hyde Park and MB REIT’s cash flows provided by operating activities were approximately $6,380 for the three months ended March 31, 2006 and are due primarily to revenues from property operations and interest income for the three months ended March 31, 2006.

Cash Flows From Investing Activities

Consolidated cash flows from investing activities were $159,486 for the three months ended March 31, 2006.

Inland American cash flows used in investing activities were approximately $36,317 for the three months ended March 31, 2006 and were primarily used for the purchase of marketable securities.

Hyde Park and MB REIT’s cash flows used in investing activities were approximately $123,169 for the three months ended March 31, 2006 and were primarily used for the acquisition of six properties during the three months ended March 31, 2006.

Cash Flows From Financing Activities

Consolidated cash flows from financing activities were $325,400 for the three months ended March 31, 2006.

Inland American cash flows provided by financing activities were approximately $206,842 for the three months ended March 31, 2006.  We generated proceeds from the sale of shares, net of offering costs paid, of approximately $198,443.  We generated approximately $12,808 by borrowing against our portfolio of marketable securities.  We paid approximately $1.9 in distributions to our common shareholders and repaid sponsor advances in the amount of $3.

Hyde Park and MB REIT’s cash flows provided by financing activities were approximately $118,558 for the three months ended March 31, 2006.  Hyde Park and MB REIT generated approximately $98,481 from borrowings secured by mortgages on seven properties and approximately $40,125 from the issuance of MB REIT common and preferred shares during the three months ended March 31, 2006.  Also, MB REIT and Hyde Park paid approximately $2,135 for loan fees. MB REIT paid approximately $14,590 in distributions to its preferred shareholders during the three months ended March 31, 2006.  MB repaid affiliates approximately $3,217 during the three months ended March 31, 2006.

MB REIT can require Inland Western to purchase up to $300,000 of series C preferred stock if we do not purchase the required MB REIT stock.  The Series C Preferred Shares is not subject to any sinking fund or mandatory redemption.  MB REIT may redeem the Series C Preferred Shares at any time and must redeem them no later than December 31, 2006 in an amount equal to $1,276 per share plus an amount equal to any accrued and unpaid dividends (whether or not earned or authorized) to the date of payment.  Inland Western currently owns 206,899 shares totaling $264,003.

We are exposed to interest rate changes primarily as a result of our long-term debt used to maintain liquidity and fund capital expenditures and expansion of our, Hyde Park and MB REIT’s real estate investment portfolio and operations.  Our interest rate risk management objectives are to limit the impact of interest rate changes on earnings and cash flows and to lower overall borrowing costs.  To achieve these objectives we and MB REIT borrow primarily at fixed rates or variable rates with the lowest margins available and, in some cases, with the ability to convert variable rates to fixed rates.

Our interest rate risk is monitored using a variety of techniques. The table below presents, on a consolidated basis, our principal amounts and weighted average interest rates by year and expected maturity on mortgage debt to evaluate the expected cash flows and sensitivity to interest rate changes.

	2006	2007	2008	2009	2010	Thereafter
Maturing debt:
Fixed rate debt (mortgage loans)	—	—	—	—	—	323,753

Average interest rate on debt:
Fixed rate debt (mortgage loans)	—	—	—	—	—	5.02%

The table below presents MB REIT’s obligations and commitments to make future payments under debt obligations, and lease agreements as of March 31, 2006.

Contractual Obligations	Payments due by period
		Less than			More than
	Total	1 year	1-3 years	3-5 years	5 years
Long-Term Debt Obligations	$692,552	16,272	48,924	81,938	545,418

Ground Lease Payments	$12,700	113	307	311	11,969

MB REIT has closed on several properties which have earnout components, meaning that depending on the future performance of the property, MB REIT may be required to pay additional purchase price to the sellers. The earnout payments are based on a predetermined formula. Each earnout agreement has a time limit regarding the obligation to pay any additional monies.  If at the end of the time period allowed certain space has not been leased and occupied, MB REIT will not have any further obligation. Based on pro forma leasing rates, MB REIT may pay as much as $28,941 in the future as vacant space covered by earnout agreements is occupied and becomes rent producing.

MB REIT is currently considering acquiring five properties for an estimated aggregate purchase price of $117,000.  MB REIT’s decision to acquire each property generally depends upon no material adverse change occurring relating to the property, the tenants or in the local economic conditions, and our receipt of satisfactory due diligence information including appraisals, environmental reports and lease information prior to purchasing the property.

We are obligated to pay our property manager, an entity owned principally by individuals who are related parties of the business manager, a property management fee totaling 4.5% of gross operating income monthly, for management and leasing services.  We incurred and paid property management fees of $675 for three months ended March 31, 2006.

After our stockholders have received a non-cumulative, non-compounded return of five percent (5.0%) per annum on their “invested capital,” we will pay our business manager an annual business management fee of up to one percent (1.0%) of the “average invested assets,” payable quarterly in an amount equal to one-quarter of one percent (0.25%) of the average invested assets as of the last day of the immediately preceding quarter.

As of March 31, 2006, we are obligated to purchase the remaining shares of MB REIT worth approximately $757,000 by December 31, 2006.  MB REIT can repurchase the series C preferred shares by December 31, 2006 in the amount of $264,000.

General

The following discussion is based primarily on our consolidated financial statements for the three months ended March 31, 2006.  As of March 31, 2006, all of our property acquisitions, except for Hyde Park Shopping Center and related borrowings have been completed through MB REIT.

Quarter Ended	Properties Purchased Per Quarter	Square Feet Acquired	Purchase Price
March 31, 2005	None	N/A	N/A
June 30, 2005	None	N/A	N/A
September 30, 2005	None	N/A	N/A
December 31, 2005	37	3,829,615	$753,990
March 31, 2006	6	658,212	$143,060

Total	43	4,487,827	$897,050

Rental Income, Tenant Recovery Income, and Other Property Income.  Rental income consists of basic monthly rent, straight-line rent adjustments, amortization of acquired above and below market leases, fee income, and percentage rental income recorded pursuant to tenant leases.  Tenant recovery income consists of reimbursements for real estate taxes, common area maintenance costs, management fees, and insurance costs. Other property income consists of other miscellaneous property income.  Total property revenues were $17,721 for the three months ended March 31, 2006.  The table below presents property revenues by segment.

The majority of the revenue from the properties consists of rents received under long-term operating leases.  Some leases provide for the payment of fixed base rent paid monthly in advance, and for the reimbursement by tenants to Hyde Park and MB REIT for the tenant’s pro rata share of certain operating expenses including real estate taxes, special assessments, insurance, utilities, common area maintenance, management fees, and certain building repairs paid by the landlord and recoverable under the terms of the lease.  Under these leases, the landlord pays all expenses and is reimbursed by the tenant for the tenant’s pro rata share of recoverable expenses paid.  Certain other tenants are subject to net leases which provide that the tenant is responsible for fixed based rent as well as all costs and expenses associated with occupancy.  Under net leases where all expenses are paid directly by the tenant rather than the landlord, such expenses are not included in the consolidated statements of operations.  Under net leases where all expenses are paid by the landlord, subject to reimbursement by the tenant, the expenses are included within property operating expenses and reimbursements are included in tenant recovery income on the consolidated statements of operations.

	Total	Office	Retail	Industrial	Multi Family
Property rentals	$15,035	$6,819	$7,732	$309	$174
Straight-line rents	686	386	283	17	—
Amortization of acquired above and below market leases, net	94	(10)	104	—	—
Total rental income	$15,815	$7,195	$8,120	$326	$174

Tenant recoveries	1,874	41	1,830	3	—
Other income	32	—	30	—	2
Total property revenues	$17,721	$7,236	$9,980	$329	$176

Office segment property rental revenues are lower than the retail segment primarily due to less rentable gross square feet and a lower average rent per square foot. Straight-line rents are higher for the office segment compared to other segments because the office portfolio has tenants that have base rent increases every year at higher rates than the other segments. Office segment properties had above market leases in place at the time of acquisition as compared to retail segment properties which had below market leases in place at the time of acquisition and therefore, office segment rental income decreased for the three months ended March 31, 2006. Tenant recoveries for the office segment are lower than the retail segment because a majority of the square feet of office properties have net leases and they are directly responsible for operating costs, real estate taxes and insurance.

Retail segment property rental revenues are greater than the office segment primarily due to more gross leasable square feet and a higher average rent per square foot. Straight-line rents for our retail segment are less than the office segment because the increases are less frequent and in lower increments. The retail segment had below market leases in place at the time of acquisition as compared to office segment properties which had above market leases in place at the time of acquisition and therefore, retail segment income increased for the three months ended March 31, 2006. Tenant recoveries for our retail segment are greater than the office segment because the retail tenant leases allow for a greater percentage of their operating expenses and real estate taxes to be passed on to the tenants. Other income for the retail segment is higher than the other segments due to one property located in Florida that is required to collect a sales tax from their tenants which we record as an operating expense.

Industrial segment rental revenues are less than the other segments because there is only two tenants with less total gross leasable square feet than the other segments at a lower rent per square foot. The two tenants have net leases and they are directly responsible for operating costs but reimburse us for real estate taxes and insurance.

Multi-family segment property rental revenues and income are lower than the other segments because there is only one property owned in this segment as of March 31, 2006.

Property Operating Expenses and Real Estate Taxes.  Property operating expenses consist of property management fees, paid to property managers, and property operating expenses, including costs of owning and maintaining investment properties, real estate taxes, insurance, maintenance to the exterior of the buildings and the parking lots.  Total expenses were $2,826 for the three months ended March 31, 2006.

General and Administrative Expenses. General and administrative expenses consist of professional services, salaries and computerized information services costs reimbursed to affiliates of the business manager for maintaining our accounting and investor records, affiliates of the business manager common share purchase discounts, insurance, postage, board of directors fees and printer costs.  Our expenses were $1,254 for the three months ended March 31, 2006, and results from services required as we grow our portfolio of investment properties.

Depreciation and Amortization.  Depreciation and amortization expense was $7,821 and is a result of depreciation on the properties purchased during the year in the amount of $6,160 and amortization expense resulting from the amortization of intangible assets in the amount of $1,661 for the three months ended March 31, 2006.

The table below presents property operating expenses and real estate taxes, general and administrative expenses and depreciation and amortization by segment.

	Total	Office	Retail	Industrial	Multi- Family
Operating expenses and real estate taxes	2,826	392	2,379	19	36
Depreciation and amortization	7,821	3,455	4,029	179	158
General and administrative	1,254	627	564	38	25
Total expenses	$11,901	$4,474	$6,972	$236	$219

Office segment operating expenses are lower than other segments because a majority of office leases are net leases and are responsible for paying their own common area maintenance costs, real estate taxes and insurance.

Retail segment operating expenses are greater than the office segment because the retail tenant leases are not net leases and the owner is responsible for paying common area maintenance costs, real estate taxes and insurance. More capital was invested in retail segment properties than the other segments and therefore, depreciation and amortization expense were higher for the retail segment.

Industrial segment operating expenses are lower than the other segments because MB REIT only owns two properties as of March 31, 2006 and the tenants have net leases and they are directly responsible for operating costs.

Multi-family segment operating expenses are lower than the office and retail segments because MB REIT only owns one property as of March 31, 2006.

Office and industrial operating margins are better for these segments as compared to the other segments because of the amount of tenants in these portfolios that have net leases and pay all of their own expenses.

Interest and Dividend Income.  Interest income consists of interest earned on short term investments and distributions from investments in REIT shares.  Inland American’s interest and dividend income was $1,308 for the three months ended March 31, 2006, and results primarily from interest earned on cash and dividends earned on marketable securities investments. Interest and dividend income for MB REIT was $778 for the three months ended March 31, 2006, resulting primarily from interest earned on cash investments.

Interest Expense.  Our mortgage interest expense was $3,584 for the three months ended March 31, 2006 and relates to the financing secured by ten properties.  Our interest expense on margin accounts for marketable securities investments was $183 and other interest expense including preferred returns to distribute to investors in Hyde Park was $61 for the three months ended March 31, 2006.

Minority Interest

The minority interest represents the interests in MB REIT owned by third parties:

	Capital		Income
	Contributions	Distributions	Allocation	Total
Series A preferred stock (1)	264,132	(2,311)	2,311	264,132
Series B preferred stock (2)	125	(4)	4	125
Series C preferred stock (3)	264,003	(4,543)	4,543	264,003
Common Stock (4)	27,585	(673)	(685)	26,228

	555,845	(7,531)	6,173	544,488

(1)                    owned by Minto Delaware, Inc.

(2)                    owned by third party investors

(3)                    owned by Inland Western

(4)                    owned by Minto Delaware, Inc.

Allocations of profit are made first to series A, B and C preferred shareholders to equal their distributions and then profit and losses are allocated to the common shareholders in accordance with their ownership interest.  As of March 31, 2006, we owned 84% of the total common stock outstanding.

Other Income and Expense

Under the Statement of Financial Accounting Standards No. 150 “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity” (“SFAS 150”) and the Statement of Financial Accounting Standards No. 133 “Accounting for Derivative Financial Instruments and Hedging Activities” (“SFAS 133”), the put/call arrangements related to the MB REIT transaction as discussed previously are considered derivative instruments.  The asset and liabilities under these puts and calls are marked to market every quarter with changes in the value recorded as other income and expense in the consolidated statement of operations.  The value of the put/call arrangements was a liability of $(237) as of December 31, 2005.

The put/call arrangements were an asset and had a value of $181 as of March 31, 2006 and unrealized gain on derivative instruments of $418 was recognized for the three months ended March 31, 2006. The value of the put/call arrangements increased from December 31, 2005 to March 31, 2006 due the timing of the arrangements being three months less and due to an increase in interest rates in the economic environment causing an increase in the risk free rate used to value the arrangements. The value of the put/call arrangement could increase or decrease in the future as the timing of the put and call options become closer.

The following table shows selected financial data relating to the historical financial condition and results of operations of Inland American, Hyde Park and MB REIT, our controlled and consolidated subsidiaries as of March 31, 2006.

For the quarter ended
March 31, 2006
Total assets:
Inland American	$176,039
MB REIT and Hyde Park	$1,046,808
Total	$1,222,847

Mortgages and margins payable
Inland American	$26,905
MB REIT and Hyde Park	$323,753
Total	$350,658

Total income
Inland American	$—
MB REIT and Hyde Park	$17,721
Total	$17,721

Total interest and dividend income
Inland American	$1,308
MB REIT and Hyde Park	$778
Total	$2,086

Net loss applicable to common shareholders (a)	$(1,456)

Net loss per common share, basic and diluted (a)(b)	$(.07)

Distributions declared to common shareholders (a)	$2,914

Distributions per weighted average common share (a)(b)	$.14

Funds From Operations (a)(b)(c)	$4,439

Cash flows provided by operating activities
Inland American	$683
MB REIT and Hyde Park	$6,380
Total	$7,063

Cash flows used in investing activities
Inland American	$36,317
MB REIT and Hyde Park	$123,169
Total	$159,486

Cash flows provided by financing activities
Inland American	$206,842
MB REIT and Hyde Park	$118,558
Total	$325,400

Weighted average number of common shares outstanding, basic and diluted	19,485,272

(a)                             Represents consolidated numbers

(b)                            The net loss per share basic and diluted is based upon the weighted average number of common shares outstanding for the three months ended March 31, 2006.  Diluted EPS is computed by dividing net income (loss) by the common shares plus shares issuable upon exercising options or other contracts. As a result of the net loss incurred for the three months ended March 31, 2006, diluted weighted average shares outstanding do not give effect to common stock equivalents as to do so would be anti-dilutive.  The distributions per common share are based upon the weighted average number of common shares outstanding for the three month period ended March 31, 2006.  Our distributions of our current and accumulated earnings and profits for federal income tax purposes are taxable to stockholders as ordinary income.  Distributions in excess of these earnings and profits generally are treated as a non-taxable reduction of the stockholder’s basis in the shares to the extent thereof, and thereafter as taxable gain for tax purposes. Distributions in excess of earnings and profits have the effect of deferring taxation of the amount of the distributions until the sale of the stockholder’s shares.  In order to maintain our qualification as a REIT, we must make annual distributions to stockholders of at least 90% of our REIT taxable income. REIT taxable income does not include net capital gains.  Under certain circumstances, we may be required to make distributions in excess of cash available for distribution in order to meet the REIT distribution requirements.  Distributions are determined by our board of directors and are dependent on a number of factors, including the amount of funds available for distribution, our financial condition, any decision by the board of directors to reinvest funds rather than to distribute the funds, our capital expenditures, the annual distribution required to maintain REIT status under the Code, and other factors the board of directors may deem relevant.

(c)                             One of our objectives is to provide cash distributions to our stockholders from cash generated by our operations. Cash generated from operations is not equivalent to our net income from continuing operations as determined under U.S. generally accepted accounting principles or GAAP. Due to certain unique operating characteristics of real estate companies, the National Association of Real Estate Investment Trusts or NAREIT, an industry trade group, has promulgated a standard known as “Funds from Operations” or “FFO” for short, which it believes more accurately reflects the operating performance of a REIT such as us.   As defined by NAREIT, FFO means net income computed in accordance with GAAP, excluding gains (or losses) from sales of property, plus depreciation and amortization on real property and after adjustments for unconsolidated partnerships and joint ventures in which the Company holds an interest.  We have adopted the NAREIT definition for computing FFO because management believes that, subject to the following limitations, FFO provides a basis for comparing our performance and operations to those of other REITs.  The calculation of FFO may vary from entity to entity since capitalization and expense policies tend to vary from entity to entity.  Items which are capitalized do not impact FFO, whereas items that are expensed reduce FFO.  Consequently, our presentation of FFO may not be comparable to other similarly-titled measures presented by other REITs.  FFO is not intended to be an alternative to  “Net Income” as an indicator of our performance nor to  “Cash Flows from Operating Activities” as determined by GAAP as a measure of our capacity to pay distributions. We believe that FFO is a better measure of our operating performance because FFO excludes non-cash items from GAAP net income.  This allows us to compare our relative property performance to determine our return on capital.  Management uses the calculation of FFO for several reasons. We use FFO to compare our performance to that of other REITs in our peer group.  Additionally, we use FFO in conjunction with our acquisition policy to determine investment capitalization strategy.  FFO is calculated as follows:

		For the three months ended
		March 31, 2006
	Net Loss applicable to common shares	$(1,456)
Add:	Depreciation and amortization related to investment properties	7,821
Less:	Minority interests’ share of the above adjustment	1,952

	Funds from operations	$4,413

Subsequent Events

We paid distributions to our stockholders of $0.05 per share totaling $1,361 in April 2006.

We issued 10,382,247 shares of common stock from April 1, 2006 through May 5, 2006, resulting in a total of 42,397,681 shares of common stock outstanding. As of May 5, 2006, subscriptions for a total of 42,175,094 shares were received and accepted resulting in total gross offering proceeds of $421,751 and an additional 222,587 shares were issued pursuant to the DRP for $2,115 of additional gross proceeds.

MB REIT also paid distributions to Inland Western as the holder of the series C preferred stock of $1,519 in April 2006.

MB REIT has acquired the following properties during the period April 1 to May 5, 2006.  The respective acquisitions are summarized in the table below.

Date		Year	Approximate Purchase Price	Gross Leasable Area
Acquired	Property	Built	($)	(Sq. Ft.)	Major Tenants
04/05/06	Canfield Plaza Canfield, OH	1999	13,775	100,992	Giant Eagle

04/06/06	Shakopee Shakopee, MN	2000/2004	16,003	103,442	Gold’s Gym Roundy’s

MB REIT is obligated under earnout agreements to pay additional funds to certain sellers once space, vacant at the time MB REIT acquired the property becomes occupied and the tenants begin paying rent.  During the period from April 1 to May 5, 2006, MB REIT funded earnouts totaling $1,657 at one of its existing properties.

The mortgage debt financings obtained by MB REIT during the period from April 1 to May 5, 2006, are detailed in the list below.

Date Funded	Mortgage Payable	Annual Interest Rate	Maturity Date	Principal Borrowed ($)
04/21/06	Southgate Apartments Louisville, KY	5.4130%	05/2016	10,725

Quantitative and Qualitative Disclosures About Market Risk

We may be exposed to interest rate changes primarily as a result of long-term debt used to maintain liquidity and fund capital expenditures and expansion of our real estate investment portfolio and operations.  Our interest rate risk management objectives will be to limit the impact of interest rate changes on earnings and cash flows and to lower our overall borrowing costs.  To achieve our objectives we will borrow primarily at fixed rates or variable rates with the lowest margins available and in some cases, with the ability to convert variable rates to fixed rates.

We may use derivative financial instruments to hedge exposures to changes in interest rates on loans secured by our properties.  To the extent we do, we are exposed to credit risk and market risk.  Credit risk is the failure of the counterparty to perform under the terms of the derivative contract.  When the fair value of a derivative contract is positive, the counterparty owes us, which creates credit risk for us.  When the fair value of a derivative contract is negative, we owe the counterparty and, therefore, it does not possess credit risk.  It is our policy to enter into these transactions with the same party providing the financing, with the right of offset.  In the alternative, we will minimize the credit risk in derivative instruments by entering into transactions with high-quality counterparties.  Market risk is the adverse effect on the value of a financial instrument that results from a change in interest rates.  The market risk associated with interest-rate contracts is managed by establishing and monitoring parameters that limit the types and degree of market risk that may be undertaken. As of March 31, 2006 we did not have any derivative financial instruments that were used to hedge exposures to changes in interest rates on loans secured by our properties.

With regard to variable rate financing, we assess interest rate cash flow risk by continually identifying and monitoring changes in interest rate exposures that may adversely impact expected future cash flows and by evaluating hedging opportunities.  We maintain risk management control systems to monitor interest rate cash flow risk attributable to both of our outstanding or forecasted debt obligations as well as our potential offsetting hedge positions.  The risk management control systems involve the use of analytical techniques, including cash flow sensitivity analysis, to estimate the expected impact of changes in interest rates on our future cash flows.

While this hedging strategy described above would have the effect of smoothing out interest rate fluctuations, the result may be to reduce the overall returns on your investment.

We monitor interest rate risk using a variety of techniques. The table below presents principal amounts and weighted average interest rates by year and expected maturity to evaluate the expected cash flows and sensitivity to interest rate changes.

	2006	2007	2008	2009	2010	Thereafter
Maturing debt:
Fixed rate debt (mortgage loans)	—	—	—	—	—	323,753

Average interest rate on debt:
Fixed rate debt (mortgage loans)	—	—	—	—	—	5.02%

There is no variable rate debt as of March 31, 2006.

A put/call agreement was entered into by us and MB REIT as a part of the MB REIT transaction to document the various redemption options for Minto Delaware’s preferred and common stock.  This agreement is considered a derivative instrument and is accounted for pursuant to SFAS No. 133.  Derivatives, are required to be  recorded on the balance sheet at fair value.  If the derivative is designated as a fair value hedge, the changes in the fair value of the derivative and of the hedged item attributable to the hedged risk are recognized in earnings. The fair value of these derivative instruments is estimated using the Black-Scholes model.

Description of Securities

The following information, which was previously inserted in  the “Description of Securities” section,  beginning on page 121 of the prospectus, has been updated as follows:

Common Stock

The shares issued in this offering, upon receipt of full payment in accordance with the terms of this offering, will be fully paid and nonassessable.  We expect that all shares of our common stock will be issued in book entry form only.  Subject to the preferential rights of any class or series of preferred stock and to the provisions of our articles regarding the restriction on the transfer of shares of our common stock, holders of our common stock will be entitled to receive distributions if authorized and declared by our board and to share ratably in our assets available for distribution to the stockholders in the event of a liquidation, dissolution or winding-up.  We will issue fractional shares only in connection with purchases of common stock made through our distribution reinvestment plan.

Each outstanding share of our common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including votes to elect directors.  There is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of common stock will be able to elect all of the directors nominated for election.

Holders of our common stock have no conversion, sinking fund, redemption, exchange or appraisal rights, and have no preemptive rights to subscribe for any securities we may offer or issue in the future.

Under Maryland law and our articles, we cannot make certain material changes to our business form or operations without the approval of stockholders holding at least a majority of the shares of stock entitled to vote on the matter.  However, stockholder approval is not required for mergers that are effected through one of our wholly-owned subsidiaries, where the consideration to be paid by us in the merger consists solely of cash, unless a party to the merger is an affiliate of our sponsor.

Under our bylaws, the presence in person or by proxy by the holders of a majority of our outstanding shares will constitute a quorum for the transaction of business at a meeting of our stockholders.  Under our articles, the election of directors requires a majority of all the votes present in person or by proxy at a meeting of our stockholders at which a quorum is present.  Stockholders may also, upon the affirmative vote of the holders of a majority of our outstanding shares of common stock, remove any director with or without cause.

Distributions

This subsection, which begins on page 172 in the “Descriptions of Securities” section of the prospectus, has been superceded in its entirety as follows:

We have made cash distributions to our stockholders aggregating approximately $5.2 million for the period from October 1, 2005 through June 1, 2006.  The following sets forth the per share amount, record date and payment date of each distribution:

                        •      $.0417 per share to stockholders of record on October 31, 2005, paid on November 16, 2005

                        •      $.0417 per share to stockholders of record on November 31, 2005, paid on December 12, 2005

                        •      $.0417 per share to stockholders of record on December 31, 2005, paid on January 11, 2006

                        •      $.05 per share to stockholders of record on January 31, 2006, paid on February 12, 2006

•      $.05 per share to stockholders of record on February 28, 2006, paid on March 12, 2006

•      $.05 per share to stockholders of record on March 31, 2006, paid on April 12, 2006

•      $.05 per share to stockholders of record on April 30, 2006, paid on May 12, 2006

•      $.05 per share to stockholders of record on May 31, 2006, paid on June 12, 2006

Approximately $4.8 million of the $5.2 million in distributions was funded with cash provided from our operating activities.  Approximately $400,000 of the distributions from 2005 were funded from financing activities including contributions from our sponsor.

Limitation of Liability and Indemnification of Directors and Officers

The following information, which was previously inserted in  the “Limitation of Liability and Indemnification of Directors and Officers” section,  beginning on page 130 of the prospectus, has been updated as follows:

Under Maryland law and our articles and bylaws, our officers and directors are deemed to be in a fiduciary relationship to us and our stockholders.  However, subject to the limitations contained in our articles, a director will have no liability under Maryland law for monetary damages if the director performs his or her duties in good faith, in a manner he or she reasonably believes to be in our best interests, and with the care that an ordinary prudent person in a like position would use under similar circumstances.  Under Maryland law, the third party has the burden of showing that the director did not satisfy this standard of care.  We have included this limit on monetary damages in our articles and bylaws.  Thus, except as described below, our directors and officers will not be liable for monetary damages unless:

•                                          the person actually received an improper benefit or profit in money, property or services; and

•                                          the person is held liable based on a finding that the person’s action, or failure to act, was the result of active and deliberate dishonesty which was material to the cause of action before the court.

Notwithstanding the above, our articles provide that no director or officer may be held harmless for any loss or liability suffered by us unless:

•                                          the director or officer has determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests;

•              the director or officer was acting on our behalf or performing services for us;

•                                          the liability or loss was not the result of negligence or misconduct on the part of the director or officer; provided that if the person is or was an independent director, the independent director need only establish that the liability or loss was not the result of that person’s gross negligence or willful misconduct; and

•                                          the agreement to be held harmless is recoverable out of our net assets only and not from the personal assets of any stockholder.

In addition to the foregoing, our articles provide that we shall not enter into a contract or agreement with our Business Manager or any of its affiliates that includes provisions holding our Business Manager or its affiliate, as the case may be, harmless from loss or liability unless, at a minimum, the aforementioned requirements are included in the contract or agreement and are required to be satisfied.  Notwithstanding the immediately foregoing sentence, the inclusion of these requirements in any contract or agreement between us and our Business Manager or its affiliates shall not be read to limit any loss or liability that the Business Manager or its affiliate, as the case may be, may otherwise have.  See “Risk Factors — Risks Related to Our Business” for additional discussion regarding claims against our officers and directors.

Summary of Our Organizational Documents

The following information, which was previously inserted at the end of the “Summary of Organizational Documents” section on page 133 of the prospectus, has been updated as follows:

Each stockholder is bound by and is deemed to have agreed to the terms of our organizational documents by his, her or its election to become a stockholder of our company.  Our organizational documents consist of our articles of incorporation and bylaws.  Our directors have reviewed and ratified these documents.  The following summarizes the material provisions of these documents but does not purport to be complete and is qualified in its entirety by specific reference to the organizational documents filed as exhibits to our registration statement of which this prospectus is a part.  See “Where You Can Find More Information.”

We were formed on October 4, 2004.  Our current articles of incorporation were amended and restated and filed with the State Department of Assessments and Taxation of Maryland on April 26, 2006.  The articles, as so amended and restated, became operative on April 26, 2006.  Our current bylaws were adopted by our board on August 29, 2005.  Our articles of incorporation and bylaws will remain operative in their current form throughout our existence, unless they are amended or we are dissolved.

Plan of Distribution

The following information, which was previously inserted at the end of the “Plan of Distribution” section on page 171 of the prospectus, has been updated as follows:

The following table provides information regarding shares sold in our offering as of June 1, 2006.

	Shares	Gross proceeds ($) (1)	Commissions and fees ($) (2)	Net proceeds ($) (3)

From our Sponsor:	20,000	200,000	—	200,000

Shares sold in the offering:	51,086,895	510,868,950	53,641,239	457,227,711

Shares sold pursuant to our distribution reinvestment program:	343,815	3,266,243	—	3,266,243

	51,450,710	514,335,193	53,641,239	460,693,954

(1)	Gross proceeds received by us as of the date of this table for shares sold to investors pursuant to accepted subscription agreements.

(2)	Inland Securities Corporation serves as dealer manager of this offering and is entitled to receive selling commissions and certain other fees, as discussed further in our prospectus.

(3)	Number reflects net proceeds prior to paying organizational and offering expenses other than selling commissions, marketing contributions and due diligence expense allowances.

Relationships and Related Transactions

This section revises the discussion contained in the prospectus under the heading “Relationships and Related Transactions,” which begins on page 180 of the prospectus.

Relationships and fees with respect to our public offering

We presently are engaged in the initial public offering of our common stock.  The dealer manager of this offering is Inland Securities Corporation, which is a wholly owned subsidiary of our sponsor and affiliate, Inland Real Estate Investment Corporation, or IREIC.  IREIC is a subsidiary of The Inland Group, Inc.  One of the nominees for director, Mr. Parks, is a director and stockholder of The Inland Group.

While we are engaged in this public offering of our securities, we will pay Inland Securities a selling commission equal to seven and one-half percent (7.5%), up to seven percent (7.0%) of which may be reallowed to participating dealers, of the sale price for each share, subject to reduction for special sales under certain circumstances.  We also will pay a marketing contribution equal to two and one-half percent (2.5%) of the gross offering proceeds to Inland Securities, which may reallow up to one and one-half percent (1.5%) to soliciting dealers.  We will pay an additional one-half percent (0.5%) of the gross offering proceeds to Inland Securities, which may reallow all or a portion to the soliciting dealers for bona fide due diligence expenses.  We will not pay the marketing contribution and due diligence expense allowance in connection with any special sales, except those receiving volume discounts and other circumstances described in our prospectus.  In addition, we will not pay commissions in connection with shares of common stock issued through our distribution reinvestment plan.

As of March 31, 2006, we had incurred $36,512,619 of offering costs, of which $24,430,769 was paid or accrued to affiliates of our Business Manager.  Selling commissions, the marketing contribution and the due diligence expense allowance totaled $30,191,783, of which $394,826 was unpaid, as of March 31, 2006.  In accordance with the terms of the offerings, our Business Manager has agreed to pay all offering expenses (excluding sales commissions, the marketing contribution and the due diligence expense allowance) in excess of four and one-half percent (4.5%) of the gross proceeds of the offering or gross offering proceeds or all organization and offering expenses (including sales commissions, the marketing contribution and the due diligence expense allowance) which together exceed fifteen percent (15.0%) of gross offering proceeds.  As of March 31, 2006, offering costs did not exceed the four and one-half percent (4.5%) and fifteen percent (15.0%) limitations.  We anticipate that these costs will not exceed these limitations upon completion of the offering.  Any excess amounts at the completion of the offering will be reimbursed by our Business Manager.

We established a discount stock purchase policy for affiliates of our Business Manager that enables these affiliates to purchase shares of common stock at either $8.95 or $9.50 a share depending on when the shares are purchased.  We sold 6,467 shares to affiliates and affiliates of our Business Manager and recognized an expense related to these discounts of $64,659 for the three months ended March 31, 2006.

Relationships and fees with respect to our operations

We have entered into agreements to pay IREIC and its affiliates certain fees or other compensation for providing services to us.  These arrangements were not determined by arm’s length negotiations.  In those instances in which there are maximum amounts or ceilings on the compensation which may be received, IREIC and its affiliates, including our Business Manager, property managers and Inland Real Estate Acquisitions, Inc., may not recover any excess amounts for those services by reclassifying them under a different compensation or fee category.

We have entered into a business management agreement with Inland American Business Manager & Advisor, Inc., an indirect subsidiary of The Inland Group, Inc., to serve as our Business Manager with responsibility for overseeing and managing our day-to-day operations.  Under the terms of our business management agreement, any time that we acquire a controlling interest in a REIT or other real estate operating company, we pay our Business Manager or its designee a fee equal to two and one-half percent (2.5%) of the aggregate purchase price paid to acquire the controlling interest.  In addition, after our stockholders have received a non-cumulative, non-compounded return of five percent (5.0%) per annum on their invested capital, we will pay our Business Manager a fee of up to one percent (1.0%) of our average invested assets, payable quarterly in an amount equal to one-quarter of one percent (0.25%) of our average invested assets as of the last day of the immediately preceding quarter.  We will pay this fee for services provided or arranged by our Business Manager, such as managing our day-to-day business operations, arranging for the ancillary services provided by other affiliates and overseeing these services, administering our bookkeeping and accounting functions, consulting with our board, overseeing our real estate assets and providing other services as our board deems appropriate.  This fee terminates if we acquire our Business Manager.  Further, after our stockholders have first received a ten percent (10.0%) cumulative, non-compounded return on, plus return of, their invested capital, we will pay our Business Manager an incentive fee equal to fifteen percent (15.0%) of the net proceeds from the sale of real estate assets, including assets owned by a REIT or other real estate operating company that we acquire and operate as a subsidiary.

Separate and distinct from any business management fee, we also will reimburse our Business Manager or any affiliate for all expenses that it, or any affiliate including IREIC, pays or incurs on our behalf including the salaries and benefits of persons employed by our Business Manager or its affiliates and performing services for us except for the salaries and benefits of persons who also serve as one of our executive officers or as an executive officer of our Business Manager.  For any year in which we qualify as a REIT, our Business Manager must reimburse us for the amounts, if any, by which our total operating expenses paid during the previous fiscal year exceed the greater of: two percent (2.0%) of our average invested assets for that fiscal year; or twenty-five percent (25.0%) of our net income for that fiscal year, subject to certain adjustments described herein.  For these purposes, items such as organization and offering expenses, property expenses, interest payments, taxes, non-cash charges, any incentive fees payable to our Business Manager and acquisition fees and expenses are excluded from the definition of total operating expenses.  No fees or reimbursements were due or paid for the three months ended March 31, 2006.

Our subsidiary, Minto Builders (Florida), Inc. (“MB REIT”), also entered into an agreement with an affiliate of our Business Manager, under which MB REIT has agreed to pay the Business Manager an asset management fee.  The terms are consistent with those listed above.  MB REIT did not pay any asset management fees or reimbursements for the three months ended March 31, 2006.

We also pay fees to affiliates of our Business Manager for various administrative services, such as payroll preparation and management, data processing, insurance consultation and placement, property tax reduction services, mail processing and certain legal services.  Except in the case of computer services provided by Inland Computer Services, Inc., we pay hourly rates for these services.  The hourly rate is based on the average amount of all salaries and bonuses paid to the employees of the service provider plus an allocation for overhead including employee benefits, rent, materials, fees, taxes and other operating expenses incurred by the service provider in operating its business except for direct expenses for which we reimburse the service provider.  We categorize the amounts we pay for all of these the services as general and administrative expenses.  During the three months ended March 31, 2006, we paid fees of $435,476, of which $133,000 remained unpaid as of March 31, 2006.  For the three months ended March 31, 2006, MB REIT paid fees of $74,100, of which $48,000 remained unpaid as of March 31, 2006.  We expect to continue purchasing these services during 2006.

We have entered into property management agreements with each of our property managers, Inland American Retail Management LLC, Inland American Office Management LLC, Inland American Industrial Management LLC and Inland American Apartment Management LLC.  For each property managed directly by any of our property managers, their affiliates or agents, we pay the applicable property managers a monthly fee equal to four and one-half percent (4.5%) of the gross income from each such property.  We pay this fee for services in connection with renting, leasing, operating and managing each property.  For each property managed directly by entities other than our property managers, their affiliates or agents, we pay the applicable property manager, based on the type of property managed, a monthly oversight fee of up to one percent (1.0%) of the gross income from each such property.  In no event do any of our property managers receive a property management fee and an oversight fee with respect to a particular property.  During the three months ended March 31, 2006, we and MB REIT incurred and paid property management fees of $675,244.  The fees have been recorded in property operating expenses to affiliates of our Business Manager for the three months ended March 31, 2006.  No fees remained unpaid as of March 31, 2006.

We also have entered into an agreement with Inland Real Estate Acquisitions, Inc. under which Inland Real Estate Acquisitions will assist us in acquiring properties, REITs, real estate operating companies or other real estate assets.  This agreement will continue until the date that none of the directors affiliated with The Inland Group and none of the officers or directors of The Inland Group, Inland Real Estate Acquisitions or our Business Manager or their affiliates are then serving as our officers and directors.

Other affiliates of our Business Manager provide additional services to the company and MB REIT.  We will pay Inland Mortgage Servicing Corporation 0.03% per year on the first billion dollars and 0.01% thereafter on all mortgages that are serviced by Inland Mortgage Servicing Corporation.  These fees will be included in the property operating expenses to affiliates of our Business Manager.  For the three months ended March 31, 2006, we and MB REIT paid $1,945 in fees to Inland Mortgage Servicing Corporation.  In addition, we or MB REIT will pay Inland Mortgage Brokerage Corporation 0.2% of the principal amount of each loan placed for us or MB REIT by Inland Mortgage Brokerage Corporation.  These costs are capitalized as loan fees and amortized over the respective loan term.  During the three months ended March 31, 2006, we and MB REIT paid loan fees totaling $301,999 to this affiliate of our Business Manager.  We also pay an affiliate of our Business Manager to purchase and monitor our investment in marketable securities.  During the three months ended March 31, 2006, we incurred expenses totaling $97,598, of which $46,488 remained unpaid as of March 31, 2006.

Other relationships and fees

IREIC has contributed funds sufficient to pay our distributions to stockholders and has advanced funds to pay for costs until funds from our operations are adequate to cover the distributions and costs.  For the year ended December 31, 2005, IREIC advanced a total of $2,708,748 for the payment of costs.  In addition, IREIC contributed $800,000 to pay our distributions of $123,300 and expenses of $676,700.

Inland Western invested $264 million in MB REIT in series C preferred shares as of March 31, 2006.

Independent Registered Public Accounting Firm

This section revises the discussion contained in the prospectus under the heading “Independent Registered Public Accounting Firm,” which appears on page 186 of the prospectus.

The consolidated balance sheets of Inland American Real Estate Trust, Inc., as of December 31, 2005 and 2004, and the related consolidated statements of operations and other comprehensive income, stockholders’ equity, and cash flows for the year ended December 31, 2005 and for the period from October 4, 2004 (inception) through December 31, 2004 and the related financial statement Schedule III have been included herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, included herein, and upon the authority of said firm as experts in accounting and auditing.

The following financial statements have been included herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing:

•	the historical summary of gross income and direct operating expenses of Triangle Mall for the year ended December 31, 2004,

•	the historical summary of gross income and direct operating expenses of Lakeview for the year ended December 31, 2004,

•	the historical summary of gross income and direct operating expenses of Monadnock Marketplace for the year ended December 31, 2004,

•	the combined historical summary of gross income and direct operating expenses of the Properties acquired from New Quest Properties for the year ended December 31, 2004,

•	the historical summary of gross income and direct operating expenses of Lakewood for the year ended December 31, 2004,

•	the historical summary of gross income and direct operating expenses of Canfield Plaza for the year ended December 31, 2005,

•	the historical summary of gross income and direct operating expenses of Shakopee Center for the year ended December 31, 2005,

•	the historical summary of gross income and direct operating expenses of Southgate Apartments for the year ended December 31, 2005,

•	the historical summary of gross income and direct operating expenses of Ahold Portfolio for the year ended December 31, 2005,

•	the historical summary of gross income and direct operating expenses of Lincoln Mall for the year ended December 31, 2005.

The audit reports related to the above Historical Summaries of gross income and direct operating expenses refer to the fact that the statements of revenue and certain expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and are not intended to be a complete presentation of revenue and expense.

Index to Financial Statements

Page
Inland American Real Estate Trust, Inc.:

Consolidated Balance Sheets at March 31, 2006 (unaudited) and December 31, 2005	F-1

Consolidated Statements of Operations and Other Comprehensive Income for the three months ended March 31, 2006 and March 31, 2005 (unaudited)	F-3

Consolidated Statement of Stockholders’ Equity for the three months ended March 31 2006 (unaudited)	F-4

Consolidated Statements of Cash Flows for the three months ended March 31, 2006 and March 31, 2005 (unaudited)	F-5

Notes to Consolidated Financial Statements at March 31, 2006	F-7

Pro Forma Consolidated Balance Sheet at March 31, 2006 (unaudited)	F-21

Notes to Pro Forma Consolidated Balance Sheet at March 31, 2006 (unaudited)	F-23

Pro Forma Consolidated Statement of Operations for the three months ended March 31, 2006 (unaudited)	F-25

Notes to Pro Forma Consolidated Statement of Operations for the three months ended March 31, 2006 (unaudited)	F-27

Pro Forma Consolidated Statement of Operations for the year ended December 31, 2005 (unaudited)	F-29

Notes to Pro Forma Consolidated Statement of Operations for the year ended December 31, 2005 (unaudited)	F-31

Ahold Portfolio:

Independent Auditors’ Report	F-33

Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2005 and three months ended March 31, 2006 (unaudited)	F-34

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2005 and three months ended March 31, 2006 (unaudited)	F-35

Lincoln Mall:

Independent Auditors’ Report	F-36

Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2005 and three months ended March 31, 2006 (unaudited)	F-37

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2005 and three months ended March 31, 2006 (unaudited)	F-38

Southgate Apartments:

Independent Auditors’ Report	F-39

Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2005 (unaudited)	F-40

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2005 (unaudited)	F-41

Canfield Plaza:

F-i

Independent Auditors’ Report	F-42

Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2005 (unaudited)	F-43

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2005 (unaudited)	F-44

Shakopee Center:

Independent Auditors’ Report	F-46

Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2005 (unaudited)	F-47

Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2005 (unaudited)	F-48

F-ii

Inland American Real Estate Trust, Inc.

(A Maryland Corporation)

Consolidated Balance Sheets

(Dollar amounts in thousands)

Assets

	March 31, 2006	December 31, 2005
	(unaudited)	(audited)
Investment properties:
Land	$119,591	$101,144
Building and other improvements	726,901	609,362

	846,492	710,506
Less accumulated depreciation	(8,912)	(2,751)

Net investment properties	837,580	707,755

Cash and cash equivalents (including cash held by management company of $5,087 and $7,329 as of March 31, 2006 and December 31, 2005, respectively)	210,106	37,129
Restricted cash (Note 2)	15,783	8,626
Restricted escrows (Note 2)	27,158	30,708
Investment in marketable securities	66,815	28,614
Accounts and rents receivable	2,656	1,100
Due from related parties (Note 3)	-	451
Acquired in-place lease intangibles (net of accumulated amortization of $2,358 and $698 as of March 31, 2006 and December 31, 2005, respectively)	53,478	45,621
Acquired above market lease intangibles (net of accumulated amortization of $28 and $9 as of March 31, 2006 and December 31, 2005, respectively)	263	244
Loan fees and loan fee deposits (net of accumulated amortization of $71 and $9 as of March 31, 2006 and December 31, 2005, respectively)	5,626	3,535
Other assets	3,382	2,068

Total assets	$1,222,847	$865,851

The accompanying notes are an integral part of the financial statements.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Consolidated Balance Sheets
(continued)

(Dollar amounts in thousands)

Liabilities and Stockholders’ Equity

	March 31, 2006	December 31, 2005
	(unaudited)	(audited)
Liabilities:
Mortgages and margins payable (Note 7)	$350,658	$227,654
Accounts payable	1,459	1,381
Accrued offering costs to related parties	992	292
Accrued offering costs to non-related parties	395	321
Accrued interest payable	1,178	862
Tenant improvement payable	952	789
Accrued real estate taxes	1,265	1,601
Distributions payable	1,365	315
Security deposits	889	669
Prepaid rental and recovery income and other liabilities	1,612	5,639
Advances from sponsor	-	3,081
Acquired below market lease intangibles (net of accumulated amortization of $148 and $34 as of March 31, 2006 and December 31, 2005, respectively)	5,322	3,059
Restricted cash liability (Note 2)	15,783	8,626
Other financings (Note 1)	4,332	-
Due to related parties (Note 3)	476	10,756

Total liabilities	386,678	265,045

Minority interest	554,488	515,721

Stockholders’ equity:
Preferred stock, $.001 par value, 10,000,000 shares authorized, none outstanding	-	-
Common stock, $.001 par value, 500,000,000 shares authorized, 32,015,434 and 9,873,834 shares issued and outstanding as of March 31, 2006 and December 31, 2005, respectively	32	10
Additional paid in capital (net of offering costs of $36,513 and $13,147 as of March 31, 2006 and December 31, 2005, of which $24,431 and $7,663 was paid or accrued to affiliates as of March 31, 2006 and December 31, 2005, respectively)	284,122	86,410
Accumulated distributions in excess of net loss	(6,205)	(1,835)
Accumulated other comprehensive income	3,732	500

Total stockholders’ equity	281,681	85,085

Commitments and contingencies (Note 11)

Total liabilities and stockholders’ equity	$1,222,847	865,851

The accompanying notes are an integral part of the financial statements.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Consolidated Statements of Operations and Other Comprehensive Income

(Dollar amounts in thousands, except per share amounts)

(unaudited)

	Three months ended	Three months ended
	March 31, 2006	March 31, 2005
	(unaudited)	(unaudited)
Income:
Rental income	$15,815	$-
Tenant recovery income	1,874	-
Other property income	32	-

Total income	17,721	-

Expenses:
General and administrative expenses to related parties	510	25
General and administrative expenses to non-related parties	744	20
Property operating expenses to related parties	675	-
Property operating expenses to non-related parties	1,076	-
Real estate taxes	1,075	-
Depreciation and amortization	7,821	-

Total expenses	11,901	45

Operating income (loss)	$5,820	(45)

Interest and dividend income	2,086	-
Other income (Note 8)	419	-
Interest expense	(3,828)	-
Realized gain on securities	220	-
Minority interest (Note 8)	(6,173)	-

Net loss applicable to common shares	$(1,456)	(45)

Other comprehensive income:
Unrealized gain on investment securities	3,232	-

Comprehensive gain (loss)	$1,776	$(45)

Net loss available to common shareholders per common share, basic and diluted	$(.07)	$(2.25)

Weighted average number of common shares outstanding, basic and diluted	19,485,272	20,000

The accompanying notes are an integral part of the financial statements.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Consolidated Statement of Stockholders’ Equity

For the three month period ended March 31, 2006

(Dollar amounts in thousands)

 (unaudited)

	Number of Shares	Common Stock	Additional Paid-in Capital	Accumulated Distributions in excess of Net Loss	Accumulated Other Comprehensive Income	Total

Balance at December 31, 2005	9,873,834	10	86,410	(1,835)	500	85,085

Net loss	-	-	-	(1,456)	-	(1,456)
Unrealized gain on investment securities	-	-	-	-	3,232	3,232

Distributions declared	-	-	-	(2,914)	-	(2,914)
Proceeds from offering	22,016,072	22	219,818	-	-	219,841
Offering costs	-	-	(23,366)	-	-	(23,366)
Proceeds from distribution reinvestment program	125,528	-	1,193	-	-	1,193
Issuance of stock options and discounts on shares issued to affiliates	-	-	67	-	-	67

Balance at March 31, 2006	32,015,434	32	284,122	(6,205)	3,732	281,681

The accompanying notes are an integral part of the financial statements.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Consolidated Statements of Cash Flows

(Dollar amounts in thousands)

(unaudited)

	Three months ended	Three months ended
	March 31, 2006	March 31, 2005
	(unaudited)	(unaudited)
Cash flows from operations:
Net loss available to common shareholders	$(1,456)	$(45)
Adjustments to reconcile net loss available to common shareholders to net cash provided by operating activities:
Depreciation	6,161	-
Amortization	1,660	-
Amortization of loan fees	62	-
Amortization on acquired above market leases	19	-
Amortization on acquired below market leases	(114)	-
Straight-line rental income	(686)	-
Straight-line lease expense	16	-
Other income	(418)	-
Minority interests	6,173	-
Discount on shares issued to related parties	65	-
Changes in assets and liabilities:
Accounts and rents receivable	(870)	-
Accounts payable	78	45
Accrued real estate taxes	(406)	-
Accrued interest payable	316	-
Prepaid rental and recovery income	(4,009)	-
Other liabilities	203	-
Security deposits	4	-
Other assets	265	-

Net cash flows provided by operating activities	7,063	-

Cash flows from investing activities:
Purchase of investment securities	(37,210)	-
Sale of investment securities	2,241	-
Restricted escrows	3,550	-
Rental income under master leases	7	-
Acquired in-place lease intangibles	(9,517)	-
Tenant improvement payable	163	-
Purchase of investment properties	(119,660)	-
Acquired above market leases	(38)	-
Acquired below market leases	2,377	-
Other assets	(1,399)	-
Net cash flows used in investing activities	(159,486)	-

Cash flows from financing activities:
Proceeds from offering	219,843	-
Proceeds from the dividend reinvestment program	1,193	-
Payment of offering costs	(22,593)	(163)

The accompanying notes are an integral part of the financial statements.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Consolidated Statements of Cash Flows
(Dollar amounts in thousands)

(continued)

(unaudited)

	Three months ended	Three months ended
	March 31, 2006	March 31, 2005
	(unaudited)	(unaudited)
Proceeds from mortgage debt and notes payable	98,481	-
Proceeds from margin securities debt	12,808	-
Payment of loan fees and deposits	(2,152)	-
Distributions paid	(1,868)	-
Distributions paid - MB REIT preferred series A and C	(14,590)	-
Due from related parties	451	-
Due to related parties	(3,217)	-
Proceeds of issuance of preferred shares and common shares - MB REIT	40,125	-
Sponsor advances	(3,081)	200

Net cash flows provided by financing activities	325,400	37

Net increase in cash and cash equivalents	172,977	37
Cash and cash equivalents, at beginning of period	37,129	200

Cash and cash equivalents, at end of period	$210,106	$237

Supplemental disclosure of cash flow information:

Purchase of investment properties	135,993	-
Real estate tax liabilities assumed at acquisition	(70)	-
Security deposit liabilities assumed at acquisition	(216)	-
Assumption of mortgage debt	(11,715)	-
Non-cash property from investment in joint venture	(4,332)	-

	119,660	-

Cash paid for interest	$3,451	$-

Supplemental schedule of non-cash investing and financing activities:

Distributions payable	$1,365	$-

Accrued offering costs payable	$1,386	$142

The accompanying notes are an integral part of the financial statements.

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

March 31, 2006

(unaudited)
(Dollar amounts in thousands, except per share amounts)

The accompanying Consolidated Financial Statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and with instructions to Form 10-Q and Article 10 of Regulation S-X.  Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements.  Readers of this Quarterly Report should refer to the audited financial statements of Inland American Real Estate Trust, Inc. for the year ended December 31, 2005, which are included in the Company’s 2005 Annual Report on Form 10-K, as certain footnote disclosures contained in such audited financial statements have been omitted from this Report.  In the opinion of management, all adjustments (consisting or normal recurring accruals) necessary for a fair presentation have been included in this Quarterly Report.

(1)  Organization and Basis of Accounting

Inland American Real Estate Trust, Inc. (the “Company”) was formed on October 4, 2004 (inception) to acquire and manage a diversified portfolio of commercial real estate, primarily retail properties and multi-family, office and industrial buildings, located in the United States and Canada.  The Business Management Agreement (the “Agreement”) appoints Inland American Business Manager & Advisor, Inc. (the “Business Manager”), an affiliate of the Sponsor, to be the business manager to the Company.  On August 31, 2005, the Company commenced an initial public offering (the “Offering”) of up to 500,000,000 shares of common stock (“Shares”) at $10.00 each and up to 40,000,000 shares at $9.50 each, which may be distributed pursuant to the Company’s distribution reinvestment plan.

The Company qualified as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended, for federal income tax purposes commencing with the tax year ended December 31, 2005.  So long as the Company qualifies for treatment as a REIT, the Company generally will not be subject to federal income tax to the extent it distributes 90% of its REIT taxable income to its stockholders.  If the Company fails to qualify as a REIT in any taxable year, the Company will be subject to federal income tax on its taxable income at regular corporate tax rates.  Even if the Company qualifies for taxation as a REIT, the Company may be subject to certain state and local taxes on its income and property and federal income and excise taxes on its undistributed income.

The accompanying Consolidated Financial Statements include the accounts of the Company, as well as all wholly owned subsidiaries and consolidated joint venture investments.  Wholly owned subsidiaries generally consist of limited liability companies (LLC’s) and limited partnerships (LP’s).  The effects of all significant intercompany transactions have been eliminated.

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Consolidated Financial Statements
 (continued)

(unaudited)
(Dollar amounts in thousands, except per share amounts)

March 31, 2006

The Company has an ownership interest of 75% in an LLC which owns Hyde Park Shopping Center.  This entity is considered a VIE as defined in FIN 46(R) and the Company is considered the primary beneficiary.  Therefore, this entity is consolidated by the Company.  The LLC agreement contains a put/call provision which grants the right to the outside owners and the Company to require the LLC to redeem the ownership interest of the outside owners during future periods. This put/call agreement is embedded in the LLC agreement and is accounted for in accordance with EITF  00-04 “Majority Owner’s Accounting for a Transaction in the Shares of a Consolidated Subsidiary and a Derivative Indexed to the Minority Interest in that Subsidiary.”  Since the outside ownership interests are subject to a put/call arrangement requiring settlement for a fixed amount, the LLC is treated as a 100% owned subsidiary by the Company with the amount due the outside owner reflected as a financing and included within other financings in the accompanying Consolidated Financial Statements.  Interest expense is recorded on the liability in an amount generally equal to the preferred return due to the outside owner as provided in the LLC agreement.

The Company has an ownership interest in Minto Builders (Florida), Inc. (“MB REIT”).  The Company has the direct ability to make major decisions for MB REIT and therefore this entity is consolidated by the Company and the outside ownership interests are reflected as minority interests in the accompanying Consolidated Financial Statements.

A put/call agreement that was entered into by us and MB REIT as a part of the MB REIT transaction on October 11, 2005 grants Minto (Delaware), LLC, referred to herein as MD, certain redemption rights.  The agreement is considered a free standing financial instrument and is accounted for pursuant to Statement of Financial Accounting Standard No. 150 “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity” (“Statement 150”) and Statement of Financial Accounting Standards No. 133 “Accounting for Derivative Financial Instruments and Hedging Activities” (“Statement 133”).  Derivatives, whether designated in hedging relationships or not, are recorded on the balance sheet at fair value.  If the derivative is designated as a fair value hedge, the changes in the fair value of the derivative and of the hedged item attributable to the hedged risk are recognized in earnings.  This derivative was not designated as a hedge.

 (2)  Summary of Significant Accounting Policies

The accompanying Consolidated Financial Statements have been prepared in accordance with generally accepted accounting principles, herein referred to as “GAAP” and require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Certain reclassifications were made to the 2005 financial statements to conform to the 2006 presentations.

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Consolidated Financial Statements
 (continued)

(unaudited)
(Dollar amounts in thousands, except per share amounts)

March 31, 2006

In accordance with SFAS No. 144, the Company performs an analysis to identify impairment indicators to ensure that the investment property’s carrying value does not exceed its fair value.  The valuation analysis performed by the Company is based upon many factors which require difficult, complex or subjective judgments to be made.  Such assumptions include projecting vacancy rates, rental rates, operating expenses, lease terms, tenant financial strength, economy, demographics, property location, capital expenditures and sales value among other assumptions to be made upon valuing each property.   This valuation is sensitive to the actual results of any of these uncertain factors, either individually or taken as a whole.  Based upon the Company’s judgment, no impairment was warranted as of March 31, 2006.

The application of the SFAS Nos. 141 and 142 resulted in the recognition upon acquisition of additional intangible assets and liabilities relating to real estate acquisitions during the three months ended March 31, 2006. The portion of the purchase price allocated to acquire above market lease costs and acquired below market lease costs are amortized on a straight line basis over the life of the related lease as an adjustment to rental income and over the respective renewal period for below market lease costs with fixed rate renewals. Amortization pertaining to the above market lease costs of $19 was applied as a reduction to rental income for the three months ended March 31, 2006.  Amortization pertaining to the below market lease costs of $114 was applied as an increase to rental income for the three months ended March 31, 2006.

The portion of the purchase price allocated to acquire in-place lease intangibles is amortized on a straight line basis over the life of the related lease. The Company incurred amortization expense pertaining to acquired in-place lease intangibles of $1,660 for the three months ended March 31, 2006.

The following table presents the amortization during the next five years related to the acquired in-place lease intangibles, acquired above market lease costs and the below market lease costs for properties owned at March 31, 2006.

Amortization of:	2006 (1)	2007	2008	2009	2010	Thereafter

Acquired above
market lease costs	$(70)	(83)	(73)	(23)	(8)	(6)

Acquired below
market lease costs	349	423	370	333	306	3,541

Net rental income
Increase	$279	340	297	310	298	3,535

Acquired in-place lease
Intangibles	$5,789	6,322	5,699	5,252	5,171	25,245

(1)  Amount is for nine months.

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Consolidated Financial Statements
(continued)

(unaudited)
(Dollar amounts in thousands, except per share amounts)

March 31, 2006

Concentration of credit risk with respect to accounts receivable is limited due to the large number of tenants comprising the Company’s rental revenue.  One tenant, SBC, accounted for 36% of consolidated rental revenues for the three months ended March 31, 2006.  This concentration of revenues by one tenant increases the Company’s risk associated with nonpayment by this tenant.  In an effort to reduce risk, the Company performs ongoing credit evaluations of its larger tenants.

The estimated fair value of the Company’s mortgage debt is $307,013 as of March 31, 2006. The Company estimates the fair value of its mortgages payable by discounting the future cash flows of each instrument at rates currently offered to the Company for similar debt instruments of comparable maturities by the Company’s lenders. The carrying amount of the Company’s other financial instruments approximate fair value because of the relatively short maturity of these instruments.

The Company applies the fair value method of accounting as prescribed by SFAS No. 123(R), Share-Based Payment for its stock options granted.  Under this method, the Company reports the value of granted options as a charge against earnings ratably over the vesting period.

In March 2005, the FASB issued Interpretation No. 47 (“FIN 47”), “Accounting for Conditional Asset Retirement Obligations, which is an interpretation of FASB Statement No. 143.” FIN 47 refers to a legal obligation to perform an asset retirement activity in which the timing and/or method of settlement are conditional on a future event that may or may not be within the control of the entity. An entity is required to recognize a liability for the fair value of a conditional asset retirement obligation if the fair value of the liability can be reasonably estimated. The fair value of a liability for the conditional asset retirement obligation should be recognized when incurred, generally upon acquisition, construction, or development and through the normal operation of the asset. This interpretation is effective no later than the end of fiscal years ending after December 31, 2005. FIN 47 did not have a material effect on the Company’s consolidated financial statements.

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Consolidated Financial Statements
(continued)

(unaudited)
(Dollar amounts in thousands, except per share amounts)

March 31, 2006

In June 2005, the FASB ratified the EITF’s consensus on Issue No. 04-5 “Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights.” This consensus established the presumption that general partners in a limited partnership control that limited partnership regardless of the extent of the general partners’ ownership interest in the limited partnership. The consensus further establishes that the rights of the limited partners can overcome the presumption of control by the general partners, if the limited partners have either (a) the substantive ability to dissolve (liquidate) the limited partnership or otherwise remove the general partners without cause or (b) substantive participating rights. Whether the presumption of control is overcome is a matter of judgment based on the facts and circumstances, for which the consensus provides additional guidance. This consensus is currently applicable to the Company for all partnerships. This consensus applies to limited partnerships or similar entities, such as limited liability companies that have governing provisions that are the functional equivalent of a limited partnership. The Company has evaluated the effect of this consensus and has concluded it does not have an impact on its consolidated financial statements.

 (3)  Transactions with Related Parties

The Company’s sponsor, Inland Real Estate Investment Corporation (the “sponsor”) contributed $200 in 2004 to the capital of the Company for which it received 20,000 shares of common stock.

The sponsor previously agreed to advance to the Company funds sufficient to pay distributions to stockholders until funds from our operations are adequate to cover the distributions. As of December 31, 2005, the sponsor advanced a total of $3,081 for the payment of deferred offering costs, all of which was repaid as of March 31, 2006.

As of March 31, 2006 and December 31, 2005, the Company had incurred $36,513 and $13,147 of Offering costs, respectively, of which $24,431 and $7,663 was paid or accrued to related parties. In accordance with the terms of the Offering, the business manager has guaranteed payment of all public offering expenses (excluding sales commissions and the marketing contribution and the due diligence expense allowance) in excess of 4.5% of the gross proceeds of the offerings or gross offering proceeds or all organization and offering expenses (including selling commissions) which together exceed 15% of gross offering proceeds.  As of March 31, 2006 and December 31, 2005, offering costs did not exceed the 4.5% and 15% limitations.  The Company anticipates that these costs will not exceed these limitations upon completion of the Offering. Any excess amounts at the completion of the Offering will be reimbursed by the business manager.

The business manager and its related parties are entitled to reimbursement for salaries and expenses of employees of the business manager and its related parties relating to the Offering.  In addition, a related party of the business manager is entitled to receive selling commissions, and the marketing contribution and due diligence expense allowance from the Company in connection with the Offering.  Such costs are offset against the stockholders’ equity accounts. Such costs totaled $20,753 for the three months ended March 31, 2006, of which $992 was unpaid as of March 31, 2006.

The business manager and its related parties are entitled to reimbursement for general and administrative expenses of the business manager and its related parties relating to the Company’s administration.  Such costs are included in general and administrative expenses to related parties, professional services to related parties, and acquisition cost expenses to related parties, in addition to costs that were capitalized pertaining to property acquisitions.  For the three months ended March 31, 2006, the Company incurred $719 of these costs, of which $476 remained unpaid as of March 31, 2006.

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Consolidated Financial Statements
(continued)

(unaudited)
(Dollar amounts in thousands, except per share amounts)

March 31, 2006

A related party of the business manager provides loan servicing to the Company for an annual fee.  Such costs are included in property operating expenses to related parties.  The agreement allows for annual fees totaling .03% of the first billion in mortgage balance outstanding and .01% of the remaining mortgage balance, payable monthly.  For the three months ended March 31, 2006, these feels totaled $2.  None remained unpaid as of March 31, 2006.

The Company pays a related party of the business manager .2% of the principal amount of each loan placed for the Company.  Such costs are capitalized as loan fees and amortized over the respective loan term.  For the three months ended March 31, 2006, the Company paid loan fees totaling $302 to this related party.  None remained unpaid as of March 31, 2006.

After the Company’s stockholders have received a non-cumulative, non-compounded return of five percent (5.0%) per annum on their “invested capital,” the Company will pay its business manager an annual business management fee of up to one percent (1.0%) of the “average invested assets,” payable quarterly in an amount equal to one-quarter of one percent (0.25%) of the average invested assets as of the last day of the immediately preceding quarter.  For these purposes, “invested capital” means the original issue price paid for the shares of the common stock reduced by prior distributions from the sale or financing of properties.  For these purposes, “average invested assets” means, for any period, the average of the aggregate book value of assets, including lease intangibles, invested, directly or indirectly, in financial instruments, debt and equity securities and equity interests in and loans secured by real estate assets, including amounts invested in REITs and other real estate operating companies, before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of these values at the end of each month during the period.  The Company will pay this fee for services provided or arranged by the business manager, such as managing day-to-day business operations, arranging for the ancillary services provided by other related parties and overseeing these services, administering bookkeeping and accounting functions, consulting with the board, overseeing  real estate assets and providing other services as the board deems appropriate.  This fee terminates if the Company acquires the business manager.  Separate and distinct from any business management fee, the Company also reimburses the business manager or any relayed party for all expenses that it, or any related party including the sponsor, pays or incurs on its behalf including the salaries and benefits of persons employed by the business manager or its related parties and performing services for the Company except for the salaries and benefits of persons who also serve as one of the executive officers or as an executive officer of the business manager.  For any year in which the Company qualifies as a REIT, its business manager must reimburse the Company for the amounts, if any, by which the total operating expenses paid during the previous fiscal year exceed the greater of: two percent (2.0%) of the average invested assets for that fiscal year; or twenty-five percent (25.0%) of net income for that fiscal year, subject to certain adjustments described herein.  For these purposes, items such as organization and offering expenses, property expenses, interest payments, taxes, non-cash charges, any incentive fees payable to the business manager and acquisition fees and expenses are excluded from the definition of total operating expenses.

The property manager, an entity owned principally by individuals who are related parties of the business manager, is entitled to receive property management fees totaling 4.5% of gross operating income, for management and leasing services.  The Company incurred and paid property management fees of $675. The fees have been recorded in property operating expenses to related parties for the three months ended March 31, 2006.  None remained unpaid as of March 31, 2006.

The Company has entered into a fee arrangement with Inland Western whereby Inland Western is paid for guarantying customary non-recourse carve out provisions of the Company’s financings until such time as the Company reaches a net worth of $300,000 and the lender releases the guaranty.  The fee arrangement calls for a fee of $50 annually for loans equal to and in excess of $50,000 and $25 annually for loans less than $50,000.  The Company incurred fees totaling $51 for the three months ended March 31, 2006.  All fees had been paid to Inland Western as of March 31, 2006.

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Consolidated Financial Statements
(continued)

(unaudited)
(Dollar amounts in thousands, except per share amounts)

March 31, 2006

Inland Western invested $264,000 and $224,003 in MB REIT in series C preferred shares as of March 31, 2006 and December 31, 2005, respectively.

The Company established a discount stock purchase policy for related parties and related parties of the business manager that enables the related parties to purchase shares of common stock at either $8.95 or $9.50 a share depending on when the shares are purchased.  The Company sold 6,467 shares to related parties and recognized an expense related to these discounts of $65 for the three months ended March 31, 2006.

The Company retains a related party of the business manager to manage the Company’s portfolio of marketable securities.  The Company incurred fees to this entity totaling $98 during the three months ended March 31, 2006 of which $47 was unpaid as of March 31, 2006.

As of March 31, 2006 the Company was repaid funds from related parties in the amount of $451 which was due from related parties for costs paid by the Company on their behalf.

As of December 31, 2005 the Company owed funds to related parties in the amount of approximately $10,756.  This amount included costs paid by the related parties on the Company’s behalf relating to the acquisition of investment properties or financings totaling $3,693, of which $3,044 was due to Inland Western and $649 was due to various related parties of the business manager.  The Company paid these amounts during the first quarter of 2006.

(4)  Investment Securities

Investment in securities of $66,815 and $28,614 at March 31, 2006 and December 31, 2005, respectively, consists of preferred and common stock investments which are classified as available-for-sale securities and recorded at fair value. Unrealized holding gains and losses on available-for-sale securities are excluded from earnings and reported as a separate component of comprehensive income until realized. Of the investment securities held on March 31, 2006 and December 31, 2005, the Company has accumulated other comprehensive income of $3,232 and $500, respectively. Realized gains and losses from the sale of available-for-sale securities are determined on a specific identification basis. During the three months ended March 31, 2006 the Company realized a gain of $220 on the sale of shares. Dividend income is recognized when earned. During the three months ended March 31, 2006 dividend income of $745 was recognized and is included in interest and dividend income on the Consolidated Statement of Operations.

The Company has purchased a portion of its investment securities through a margin account. As of March 31, 2006, and December 31, 2005, the Company has recorded a payable of $26,905 and $14,097, respectively, for securities purchased on margin. This debt bears variable interest rates ranging between the London InterBank Offered Rate (“LIBOR”) plus 25 basis points and LIBOR plus 50 basis points. At March 31, 2006, these rates were equal to a range between 5.08% and 5.33%. Interest expense in the amount of $183 is recognized interest expense on the Consolidated Statement of Operations for the three months ended March 31, 2006.

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Consolidated Financial Statements
(continued)

(unaudited)
(Dollar amounts in thousands, except per share amounts)

March 31, 2006

(5)  Stock Option Plan

The Company has adopted an Independent Director Stock Option Plan (the “Plan”) which, subject to certain conditions, provides for the grant to each independent director of an option to acquire 3,000 shares following their becoming a director and for the grant of additional options to acquire 500 shares on the date of each annual stockholders’ meeting. The options for the initial 3,000 shares are exercisable as follows: 1,000 shares on the date of grant and 1,000 shares on each of the first and second anniversaries of the date of grant. The subsequent options will be exercisable on the second anniversary of the date of grant. The initial options will be exercisable at $8.95 per share. The subsequent options will be exercisable at the fair market value of a share on the last business day preceding the annual meeting of stockholders as determined under the Plan. During the three months ended March 31, 2006 the Company issued the initial 3,000 options to its independent directors.  As of March 31, 2006 there were a total of 3,000 options issued, of which none had been exercised or expired.

The per share weighted average fair value of options granted was $.44 on the date of the grant using the Black Scholes option-pricing model with the following assumptions: expected dividend yield of 8%, risk free interest rate of 2.0%, expected life of eight years and expected volatility rate of 18.0%. During the three months ended March 31, 2006 the Company recorded $2 of expense related to stock options.

(6) Leases

Master Lease Agreements

In conjunction with certain acquisitions, the Company received payments under master lease agreements pertaining to certain non-revenue producing spaces at the time of purchase, for periods ranging from three months to three years after the date of purchase or until the spaces are leased.  As these payments are received, they are recorded as a reduction in the purchase price of the respective property rather than as rental income.  The amount of such payments received for the three months ended March 31, 2006 was $7.

Operating Leases

Minimum lease payments to be received under operating leases, excluding rental income under master lease agreements and assuming no expiring leases are renewed, are as follows:

	Minimum Lease
	Payments
2006	$61,295	*
2007	61,085
2008	60,306
2009	58,560
2010	55,353
Thereafter	363,073
Total	$659,672

*  For the twelve month period from January 1, 2006 through December 31, 2006.

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Consolidated Financial Statements
(continued)

(unaudited)
(Dollar amounts in thousands, except per share amounts)

March 31, 2006

Ground Leases

The Company leases land under noncancelable operating leases at certain of the properties expiring in various years from 2020 to 2084.  For the three months ended March 31, 2006, ground lease rent was $53.  Minimum future rental payments to be paid under the ground leases are as follows:

	Minimum Lease
	Payments
2006	$113	*
2007	153
2008	154
2009	155
2010	156
Thereafter	11,969
Total	$12,700

*  For the twelve month period from January 1, 2006 through December 31, 2006.

(7) Mortgages and Margins Payable

Mortgage loans outstanding as of March 31, 2006, and December 31, 2005, were $323,753 and $213,557, respectively, and had a weighted average interest rate of 5.02% and 4.99%, respectively.  All of the loans have fixed interest rates ranging from 4.88% to 6.01%.  Properties with a net carrying value of $525,093 and $342,821 at March 31, 2006, and December 31, 2005, respectively, and related tenant leases are pledged as collateral. As of March 31, 2006, scheduled maturities for the Company’s outstanding mortgage indebtedness had various due dates through December 2035.

Some of the mortgage loans require compliance with certain covenants, such as debt service ratios, investment restrictions and distribution limitations.  As of March 31, 2006, the Company was in compliance with such covenants.

	2006	2007	2008	2009	2010	Thereafter
Maturing debt:
Fixed rate debt	-	-	-	-	-	323,753

The company has purchased a portion of its investment securities through margin accounts.  As of March 31, 2006, and December 31, 2005, the Company has recorded a payable of $26,905 and $14,097, respectively, for securities purchased on margin.  This debt bears variable interest rates ranging between the London InterBank Offered Rate (“LIBOR”) plus 25 basis points and LIBOR plus 50 basis points.  At March 31, 2006, these rates were equal to a range between 5.08% and 5.33%

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Consolidated Financial Statements
(continued)

(unaudited)
(Dollar amounts in thousands, except per share amounts)

March 31, 2006

(8)  Minority Interest

As a holder of common stock of MB REIT, the Company will be entitled to receive distributions, paid on a monthly basis from available cash, after dividends have been paid on any outstanding preferred stock including any accrued and unpaid dividends. The series A preferred stock entitles the holder to receive dividends, payable on a quarterly basis, equal to 3.5% of the face amount of the series A preferred stock.  As of March 31, 2006, the Company has purchased shares in MB REIT for a total investment of $151,001.

MB REIT’s articles of incorporation do not permit, at any time, the ratio of the outstanding principal amounts of borrowings plus the outstanding series A preferred shares value to the fair market value of the total assets of MB REIT to be greater than 55%.  This limit is more restrictive than the policy promulgated by our board of directors to limit total debt to 55% of total capital.  In particular, total assets are defined in MB REIT’s articles of incorporation to mean as of any date, the undepreciated real estate assets (excluding cash) of MB REIT and its subsidiaries and total borrowings include the series A preferred stock. The debt covenant ratio is performed at the end of the most recent calendar quarter.  In calculating compliance with this covenant, the series A preferred shareholders agreed to exclude the series A preferred shares from the total of MB REIT’s outstanding borrowings through March 31, 2006 and to include MB REIT’s cash as part of its total assets for purposes of calculating compliance with the debt covenant ratio.  As of March 31 2006, the debt ratio was 32% based on the exclusion of the series A preferred shares from the total of MB REIT’s outstanding borrowings and including MB REIT’s cash as part of its total assets.  As of March 31, 2006, the debt ratio was 66% without this change in the calculation.

Pursuant to the terms of a put/call agreement entered into with MD, the Company may be required to redeem MD’s interest in the MB REIT.  Under SFAS 150 and SFAS 133 the put/call arrangements are considered free standing derivative instruments.  The assets or liabilities under these puts and calls are marked to market every quarter with changes in the value recorded in other expense in the consolidated statements of operations.  The value of the put/call arrangements was an asset of $181 and a liability of ($237) as of March 31, 2006 and December 31, 2005, respectively, resulting in unrealized gains on derivative instruments of $418, included in other income for the three months ended March 31, 2006.

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Consolidated Financial Statements
(continued)

(unaudited)
(Dollar amounts in thousands, except per share amounts)

March 31, 2006

The following tables present condensed financial information for MB REIT as of March 31, 2006 and December 31, 2005, and for the three months ended March 31, 2006.

	March 31, 2006	December 31, 2005
Assets
Real estate, net	$823,220	707,579
Cash and cash equivalents	114,838	10,805
Other assets	93,679	81,203

Total assets	$1,031,737	799,587

Liability and stockholders’ equity:
Mortgage notes payable	315,653	213,557
Other liabilities	14,606	23,672
Stockholders’ equity	701,478	562,358

Total liabilities and stockholders’ equity	$1,031,737	799,587

For the three months ended March 31, 2006
Total income	$18,226
Other expenses	2,935
Interest expense	3,433
Depreciation and amortization	7,705

Net income	$4,153

The minority interest represents outside interests in MB REIT and is comprised of:

	Capital		Income
	Contributions	Distributions	Allocation	Total

Series A preferred stock	$264,132	$(2,311)	$2,311	$264,132
Series B preferred stock	125	(4)	4	125
Series C preferred stock	264,003	(4,543)	4,543	264,003
Common stock owned by MD	27,585	(673)	(685)	26,228

	$555,845	$(7,531)	$6,173	$544,488

Allocations of profit and loss are made first to series A, B, and C preferred shareholders to equal their distributions and then to the common shareholders in accordance with their ownership interest.  The income allocation for the common shareholders for the three months ended March 31, 2006 was based on the average ownership percentages of the shareholders during the period of 75% for Inland American and 25% for MD.  As of March 31, 2006, Inland American and Minto’s effective ownership interest of the common stock was 84% and 16%, respectively.

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Consolidated Financial Statements
(continued)

(unaudited)
(Dollar amounts in thousands, except per share amounts)

March 31, 2006

(9)  Segment Reporting

The Company has four business segments: Office, Retail, Industrial and Multi-family.  The Company evaluates segment performance primarily based on income from operations. Operating income of the segments does not include interest expense or interest and other investment income from corporate investments.  The following table summarizes operating income by segment for the three months ended March 31, 2006.

	Total	Office	Retail	Industrial	Multi-Family

Property rentals	$15,035	$6,819	$7,733	$309	$174
Straight-line rents	686	386	283	17	-
Amortization of acquired above and below market leases, net	94	(10)	104	-	-
Total rentals	$15,815	$7,195	$8,120	$326	$174

Tenant recoveries	1,874	41	1,830	3	-
Other income	32	-	30	-	2
Total revenues	$17,721	$7,236	$9,980	$329	$176

Operating expenses	2,826	392	2,379	19	36
Depreciation and amortization	7,821	3,455	4,029	179	158
General and administrative	1,254	627	564	38	25
Total expenses	$11,901	$4,474	$6,972	$236	$219

Operating income (loss)	5,820	2,762	3,008	93	(43)
Interest and other investment income	2,306	-	-	-	-
Interest expense	(3,828)	(2,915)	(792)	(115)	(6)
Other income	419	-	-	-	-
Minority interest	(6,173)	(3,087)	(2,778)	(185)	(123)
Net loss	$(1,456)	$(3,240)	$(562)	$(207)	$(172)

Balance Sheet Data:
Real estate, net	$837,580	$374,137	$423,237	$22,294	$17,912

The Company does not derive any of its consolidated revenue from foreign countries and has one major tenant, SBC, which individually accounted for 36% of the Company’s consolidated rental revenues for the three months ended March 31, 2006.

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Consolidated Financial Statements
(continued)

(unaudited)
(Dollar amounts in thousands, except per share amounts)

March 31, 2006

(10)  Earnings (loss) per Share

Basic earnings (loss) per share (“EPS”) are computed by dividing income by the weighted average number of common shares outstanding for the period (the “common shares”).  Diluted EPS is computed by dividing net income (loss) by the common shares plus shares issuable upon exercising options or other contracts. As a result of the net loss incurred for the three months ended March 31, 2006 and 2005, diluted weighted average shares outstanding do not give effect to common stock equivalents as to do so would be anti-dilutive.

The basic and diluted weighted average number of common shares outstanding was 19,485,272 for the three months ended March 31, 2006.

(11)  Commitments and Contingencies

The Company has closed on several properties which have earnout components, meaning the Company did not pay for portions of these properties that were not rent producing.  The Company is obligated, under certain agreements, to pay for those portions when the tenant moves into its space and begins to pay rent.  The earnout payments are based on a predetermined formula. Each earnout agreement has a time limit regarding the obligation to pay any additional monies.  If at the end of the time period allowed certain space has not been leased and occupied, the Company will own that space without any further obligation. Based on pro forma leasing rates, the Company may pay as much as $28,941 in the future, as vacant space covered by earnout agreements is occupied and becomes rent producing.

The Company entered into an interest rate lock agreement on December 27, 2005 with a lender to secure an interest rate on mortgage debt on properties the Company currently owns or will purchase in the future. The Company has deposited $2,000 to lock this rate.  The deposit is applied as credits to the mortgage funding as they occur.  The agreement locked the interest rate at 5.321% on $100,000 in principal.

On February 21, 2006, the Company entered into a rate lock agreement with Merrill Lynch Mortgage Lending.  The Company paid a rate lock deposit of $107 to lock the interest rate of 5.413% for a period of 90 days for $10,725 in principal.  The Company entered into the rate lock to secure mortgage debt financing for Southgate Apartments which it purchased on March 1, 2006.  The mortgage debt was funded on April 21, 2006.

As of March 31, 2006, Inland American is obligated to purchase the remaining shares of MB REIT worth approximately $757,000 by December 31, 2006.  In addition, MB REIT can repurchase the series C preferred in the amount of $264,000.

Inland American Real Estate Trust, Inc.
(A Maryland Corporation)

Notes To Consolidated Financial Statements
(continued)

(unaudited)
(Dollar amounts in thousands, except per share amounts)

March 31, 2006

(12)  Subsequent Events

The Company paid distributions of $1,361 to our stockholders in April 2006.

The Company issued 10,382,247 shares of common stock from April 1, 2006 through May 5, 2006, resulting in a total of 42,397,681 shares of common stock outstanding. As of May 5, 2006, subscriptions for a total of 42,175,094 shares were received resulting in total gross offering proceeds of $421,751 and an additional 222,587 shares were issued pursuant to the DRP for $2,115 of additional gross proceeds.

The Company has acquired the following properties during the period April 1 to May 5, 2006.  The respective acquisitions are summarized in the table below.

Date		Year	Approximate Purchase Price
Acquired	Property	Built	($)	Major Tenants

04/05/06	Canfield Plaza, Canfield, OH	1999	13,775	Giant Eagle

04/06/06	Shakopee Shakopee, MN	2000/2004	16,003	Gold’s Gym Roundy’s

The Company is obligated under earnout agreements to pay additional funds after certain tenants move into the vacant space and begins paying rent.  During the period from April 1 to May 5, 2006, the Company funded earnouts totaling $1,657 at one of the existing properties.

The mortgage debt financings obtained from the period April 1, 2006, to May 5, 2006, are detailed in the list below.

Date Funded	Mortgage Payable	Annual Interest Rate	Maturity Date	Principal Borrowed ($)

04/21/06	Southgate Apartments Louisville, KY	5.4130%	05/2016	10,725

MB REIT paid distributions to series C preferred stockholders of $1,519 in April 2006.

Inland American Real Estate Trust, Inc.
Pro Forma Consolidated Balance Sheet
March 31, 2006
(unaudited)

The following unaudited Pro Forma Consolidated Balance Sheet is presented as if the acquisitions of the properties had occurred on March 31, 2006.

This unaudited Pro Forma Consolidated Balance Sheet is not necessarily indicative of what the actual financial position would have been at March 31, 2006, nor does it purport to represent our future financial position. Pro forma adjustments have been made for the potential New Quest Properties, Brooks Corner and Eagle’s Landing as well as properties purchased in the first quarter of 2006.  The Company considers these properties to be probable under rule 3-14 of Regulation S-X.

Inland American Real Estate Trust, Inc.
Pro Forma Consolidated Balance Sheet
March 31, 2006
(unaudited)
(Dollar amounts in thousands, except per share amounts)

	Historical	Pro Forma
	(A)	Adjustments	Pro Forma
Assets
Net investment properties (B)	$837,580	345,764	1,183,344
Cash and cash equivalents	210,106	48,871	258,977
Restricted cash	15,783	-	15,783
Restricted escrows	27,158	-	27,158
Investment in marketable securities	66,815	-	66,815
Accounts and rents receivable	2,656	-	2,656
Due from related parties	-	-	-
Acquired in-place lease intangibles and customer relationship value (net of accumulated amortization) (B) (D)	53,478	30,149	83,627
Acquired above market lease intangibles (net of accumulated amortization) (B) (D)	263	-	263
Loan fees, leasing fees and loan fee deposits (net of accumulated amortization)	5,626	-	5,626
Other assets (F)	3,382	(1)	3,381

Total assets	$1,222,847	424,783	1,647,630

Liabilities and Stockholders’ Equity
Mortgages and notes payable (B)	350,658	152,106	502,764
Accounts payable	1,459	-	1,459
Accrued offering costs	1,387	-	1,387
Accrued interest payable	1,178	-	1,178
Tenant improvement payable	952	-	952
Accrued real estate taxes	1,265	-	1,265
Distributions payable	1,365	-	1,365
Security deposits	889	-	889
Prepaid rental income and recovery income	1,612	-	1,612
Advances from sponsor	-	-	-
Acquired below market lease intangibles (net of accumulated amortization) (B) (D)	5,322	855	6,177
Restricted cash liability	15,783	-	15,783
Other financings (G)	4,332	43,430	47,762
Due to related parties	476	-	476

Total liabilities	386,678	196,391	583,069

Minority interests	554,488	-	554,488

Common stock (C)	32	34	66
Additional paid-in capital (net of offering costs for pro forma) (C)	284,122	228,358	512,480
Accumulated distributions in excess of net income (E)	(6,205)	-	(6,205)
Accumulated other comprehensive income	3,732	-	3,732

Total stockholders’ equity	281,681	228,392	510,073

Total liabilities and stockholders’ equity	$1,222,847	424,784	1,647,630

See accompanying notes to pro forma consolidated balance sheet.

Inland American Real Estate Trust, Inc.
Notes to Pro Forma Consolidated Balance Sheet
March 31, 2006
(unaudited)
(Dollar amounts in thousands, except per share amounts)

(A)      The historical column represents the Company’s Consolidated Balance Sheet as of March 31, 2006 as filed with the Securities Exchange Commission on Form 10-Q.

(B)        The pro forma adjustments reflect the acquisition of the following properties by the Company and its consolidated joint ventures. MB REIT is obligated under earnout agreements to pay for certain tenant space in its existing properties after the tenant moves into its space and begins paying rent. The mortgages payable represent mortgages obtained from a third party.  No pro forma adjustment has been made for prorations or other closing costs as the amounts are not significant.

	Acquisition	Mortgage
	Price	Payable
Purchases
Southgate Apartments	$-	$10,725
Canfield	13,945	-
Shakopee	16,003	8,800
CyFair Town Center	15,700	5,614
Eldridge Lakes Town Center	16,500	7,425
Shops at Spring Town	16,000	7,568
Sherman Town Center	59,200	35,021
Eagle’s Landing	9,700	-
Brooks Corner	30,350	-
Ahold Portfolio	130,430	76,953
Lincoln Mall	65,573	-
Bay Colony - earnout	1,657	-

Total	$375,058	$152,106

Allocation of net investments in properties:

Land	$77,841
Building and improvements	267,923
Acquired in-place lease intangibles and customer relationship value	30,149
Acquired above market lease intangibles	-
Acquired below market lease intangibles	(855)
Total	$375,058

(C)        Additional offering proceeds of $247,199, net of additional offering costs of $18,841 are reflected as received as of March 31, 2006, prior to the purchase of the properties and are limited to offering proceeds necessary to acquire the properties and offering proceeds actually received as of June 9,2006. Offering costs consist principally of registration costs, printing and selling costs, including commissions.

(D)       Acquired intangibles represent above and below market leases and the difference between the property valued with the existing in-place leases and the property valued as if vacant as well as the value associated with customer relationships.  The value of the acquired leases and customer relationship values will be amortized over the lease term.

(E)         No pro forma assumptions have been made for the additional payment of distributions resulting from the additional proceeds raised.

Inland American Real Estate Trust, Inc.
Notes to Pro Forma Consolidated Balance Sheet
March 31, 2006
(unaudited)
(Dollar amounts in thousands, except per share amounts)

(F)         Change in Other assets of $1 represents advance purchase deposits applied to the purchase price of properties purchased as described in (B).

(G)        IARETI has ownership interests in LLC’s which own the eight shopping centers in the Ahold Portfolio and Stop N Shop Hyde Park.  These entities are considered VIE’s and IARETI is considered the primary beneficiary, therefore, these entities are consolidated.  Since the outside ownership interests are subject to a put/call arrangement requiring settlement for a fixed amount, the LLC’s are treated as 100% owned subsidiary by IARETI with the amount due the outside owners reflected as a financing and included within other financings.  Interest expense is recorded on the liability in an amount generally equal to the preferred return due to the outside owners as provided in the LLC agreements.

Inland American Real Estate Trust, Inc.
Pro Forma Consolidated Statement of Operations
For the three months ended March 31, 2006
(unaudited)

The following unaudited Pro Forma Consolidated Statement of Operations is presented to give effect to the acquisition of the properties indicated in Note B of the Notes to the Pro Forma Consolidated Statement of Operations as though they occurred on January 1, 2005 or the date significant operations commenced. Pro Forma adjustments have been made for the potential New Quest Properties and for properties purchased during the first quarter of 2006.  The Company considers properties as probable under Rule 3-14 of Regulation S-X.  No pro forma adjustments were made for Eagle’s Landing or Brooks Corner as the properties were completed in 2006 and there were no significant operations prior to the Company’s acquisition.

This unaudited Pro Forma Consolidated Statement of Operations is not necessarily indicative of what the actual results of operations would have been for the three months ended March 31, 2006, nor does it purport to represent our future results of operations.

Inland American Real Estate Trust, Inc.
Pro Forma Consolidated Statement of Operations
For the three months ended March 31, 2006 (unaudited)
(Amounts in thousands, except per share amounts)

	Pro Forma
	Historical	Adjustments
	(A)	(B)	Pro Forma

Rental income (D)	$15,815	6,207	22,022
Tenant recovery income	1,874	1,547	3,421
Other property income	32	-	32

Total income	17,721	7,754	25,475

General and administrative expenses	1,254	-	1,254
Advisor asset management fee (C)	-	-	-
Property operating expenses (F)	1,751	2,213	3,964
Real estate taxes	1,075	-	1,075
Depreciation and amortization (D)	7,821	3,024	10,845

Total expenses	11,901	5,237	17,138

Operating income	5,820	2,517	8,337

Interest and dividend income	2,086	-	2,086
Other income	419	-	419
Interest expense (G),(H)	(3,828)	(2,525)	(6,353)
Other expense	220	-	220
Minority interests (I)	(6,173)	(540)	(6,713)

Net income (loss)	$(1,456)	(548)	(2,004)

Other comprehensive income:
Unrealized gain on investment securities	3,232	-	3,232

Comprehensive income (loss)	1,776	(548)	1,228

Weighted average number of shares of common stock outstanding, basic and diluted (E)	19,485,272		33,385,748

Net loss per share, basic and diluted (E)	(0.07)		(0.04)

See accompanying notes to pro forma consolidated statement of operations.

Inland American Real Estate Trust, Inc.
Notes to Pro Forma Consolidated Statement of Operations
For the three months ended March 31, 2006
(unaudited)

(A)      The historical information represents the consolidated historical statement of operations of the Company for the three months ended March 31, 2006 as filed with the Securities Exchange Commission.

(B)        Total pro forma adjustments for acquisitions consummated as of June 9, 2006 are as though the properties were acquired January 1, 2005. No pro forma adjustments were made for Eagle’s Landing or Brooks Corner as the properties were completed in 2006 and there were no significant operations prior to the Company’s acquisition.

Unaudited combined gross income and direct operating expenses from January 1, 2005 through the date of acquisition based on information provided by the Seller for the following properties:

Hyde Park Stop N Shop	Canfield Plaza	Potential Newquest
Lakewood Mall	Shakopee Center	Southgate Apartments
Monadnock Marketplace	Ahold Portfolio
Thermo Process Facilities	Lincoln Mall

(C)        The advisor asset management fee is expected to be subordinated to the shareholders’ receipt of a stated return thus no amount is reflected.

(D)       Buildings and improvements will be depreciated on a straight-line basis based upon estimated useful lives of 30 years for building and improvements and 15 years for site improvements.  That portion of the purchase price that is allocated to above or below lease intangibles will be amortized on a straight-line basis over the life of the related leases as an adjustment to rental income.  Other leasing costs, tenant improvements, in-place lease intangibles and customer relationship values will be amortized on a straight-line basis over the life of the related leases as a component of amortization expense.

(E)         The pro forma weighted average shares of common stock outstanding for the three months ended March 31, 2006 was calculated using the additional shares sold to purchase each of the properties on a weighted average basis plus the 20,000 shares purchased by the Sponsor in connection with our organization.

(F)         Management fees are calculated as 4.5% of gross revenues pursuant to the management agreement and are included in property operating expenses.

(G)        IARETI has ownership interests in LLC’s which own the eight shopping centers in the Ahold Portfolio and Stop N Shop Hyde Park.  These entities are considered VIE’s and IARETI is considered the primary beneficiary, therefore, these entities are consolidated.  Since the outside ownership interests are subject to a put/call arrangement requiring settlement for a fixed amount, the LLC’s are treated as 100% owned subsidiary by IARETI with the amount due the outside owners reflected as a financing and included within other financings.  Interest expense is recorded on the liability in an amount generally equal to the preferred return due to the outside owners as provided in the LLC agreements. For the three months ended March 31, 2006, the Minority interest expense included in interest expense was $597.

Inland American Real Estate Trust, Inc.
Notes to Pro Forma Consolidated Statement of Operations
For the three months ended March 31, 2006
(unaudited)

(H)       The pro forma adjustments relating to interest expense were based on the following debt terms:

	Principal	Interest	Maturity
	Balance	Rate	Date

Sherman Town Center	35,021	4.950%	07/01/2014
Spring Town	7,568	4.870%	01/01/2015
Eldridge Lakes	7,425	4.880%	12/01/2014
CyFair Town Center	5,614	4.830%	12/01/2014
Hyde Park Stop N Shop	8,100	5.245%	02/01/2013
Lakewood Mall	11,715	6.010%	04/01/2024
Monadnock Marketplace	26,785	4.880%	03/01/2013
Thermo Process Facility	8,201	5.240%	03/11/2031
Southgate Apartments	10,725	5.413%	05/01/2016
Shakopee Center	8,800	5.300%	07/01/2011
Ahold Portfolio	41,456	5.140%	08/11/2011
Ahold Portfolio	35,497	5.170%	08/01/2013

(I)            Minority interests represents outside interests in MB REIT and is calculated as follows:

Income Allocation

Series A preferred	2,311
Series B preferred	4
Series B preferred	4,620
Common Stock owned by MD	(222)

Pro Forma Balance	6,713

Allocations of profit and loss are made first to series A, B and C preferred shareholders to equal their distributions and then to common shareholders in accordance with their ownership interest.

Pro forma adjustments to minority interests represent adjustments for both audited and unaudited properties.

Inland American Real Estate Trust, Inc.
Pro Forma Consolidated Statement of Operations
For the year ended December 31, 2005
(unaudited)

The following unaudited Pro Forma Consolidated Statement of Operations is presented to give effect to the acquisition of the properties indicated in Note B of the Notes to the Pro Forma Consolidated Statement of Operations as though they occurred on January 1, 2005 or the date significant operations commenced. Pro Forma adjustments have been made for the potential New Quest Properties and for properties purchased in the first quarter of 2006.  The Company considers this property as probable under Rule 3-14 of Regulation S-X.  No pro forma adjustments were made for McKesson Distribution Center, Brooks Corner or Eagle’s Landing as the properties were completed in 2005 and 2006 and there were no significant operations prior to the Company’s acquisition.

This unaudited Pro Forma Consolidated Statement of Operations is not necessarily indicative of what the actual results of operations would have been for the year ended December 31, 2005, nor does it purport to represent our future results of operations.

Inland American Real Estate Trust, Inc.
Pro Forma Consolidated Statement of Operations
For the year ended December 31, 2005 (unaudited)
(Amounts in thousands, except per share amounts)

	Pro Forma	Pro Forma	Pro Forma
	Historical	Adjustments	Adjustments
	(A)	(B)	(C)	Pro Forma

Rental income (E)	$6,152	16,863	54,866	77,881
Tenant recovery income	509	3,078	8,140	11,727
Other property income	8	-	-	8

Total income	6,669	19,941	63,006	89,616

General and administrative expenses	1,267	-	-	1,267
Advisor asset management fee (D)	-	-	-	-
Property operating expenses (G)	625	5,290	12,435	18,350
Real estate taxes	361	-	-	361
Depreciation and amortization (E)	3,459	8,434	32,319	44,212

Total expenses	5,712	13,724	44,754	64,190

Operating income	957	6,217	18,252	25,426

Interest and dividend income	1,740	-	-	1,740
Other income	1	-	-	1
Interest expense (H)	(1,412)	(7,339)	(16,874)	(25,685)
Other expense	(237)	-	-	(237)
Minority interests (I)	(2,422)	-	(22,669)	(25,091)

Net income (loss)	$(1,373)	(1,182)	(21,291)	(23,846)

Other comprehensive income:
Unrealized gain on investment securities	500	-	-	500

Comprehensive income (loss)	(873)	(1,182)	(21,291)	(23,346)

Weighted average number of shares of common stock outstanding, basic and diluted (F)	884,058			33,385,748

Net loss per share, basic and diluted (F)	(1.55)			(.69)

See accompanying notes to pro forma consolidated statement of operations.

Inland American Real Estate Trust, Inc.
Notes to Pro Forma Consolidated Statement of Operations
For the year ended December 31, 2005
(unaudited)

(A)      The historical information represents the consolidated historical statement of operations of the Company for the year ended December 31, 2005 as filed with the Securities Exchange Commission.

(B)        Total pro forma adjustments for acquisitions consummated as of June 9, 2006 by the Company and its consolidated joint ventures are as though the properties were acquired January 1, 2005.

Audited combined gross income and direct operating expenses as prepared in accordance with Rule 3-14 of Regulation S-X for the following properties:

Southgate Apartments

Canfield Plaza

Shakopee Shopping Center

Ahold Portfolio

Lincoln Mall

(C)        Total pro forma adjustments for acquisitions consummated as of June 9, 2006 are as though the properties were acquired January 1, 2005. No pro forma adjustments were made for McKesson Distribution Center, Brooks Corner or Eagle’s Landing as the properties were completed in 2005 and 2006 and there were no significant operations prior to the Company’s acquisition.

Unaudited combined gross income and direct operating expenses from January 1, 2005 through December 31, 2005 based on information provided by the Seller for the following properties:

SBC Center	New Quest Portfolio	Triangle Mall
Bridgeside Point	Paradise Shops of Largo	Monadnock Marketplace
Hyde Park Stop N Shop	Lakeview Technology Center I	Thermo Process Facilities
Lakewood Mall

(D)       The advisor asset management fee is expected to be subordinated to the shareholders’ receipt of a stated return thus no amount is reflected.

(E)         Buildings and improvements will be depreciated on a straight-line basis based upon estimated useful lives of 30 years for building and improvements and 15 years for site improvements.  That portion of the purchase price that is allocated to above or below lease intangibles will be amortized on a straight-line basis over the life of the related leases as an adjustment to rental income.  Other leasing costs, tenant improvements, in-place lease intangibles and customer relationship values will be amortized on a straight-line basis over the life of the related leases as a component of amortization expense.

(F)         The pro forma weighted average shares of common stock outstanding for the year ended December 31, 2005 was calculated using the additional shares sold to purchase each of the properties on a weighted average basis plus the 20,000 shares purchased by the Sponsor in connection with our organization.

(G)        Management fees are calculated as 4.5% of gross revenues pursuant to the management agreement and are included in property operating expenses.

(H)       IARETI has ownership interests in LLC’s which own the eight shopping centers in the Ahold Portfolio and Stop N Shop Hyde Park.  These entities are considered VIE’s and IARETI is considered the primary beneficiary, therefore, these entities are consolidated.  Since the outside ownership interests are subject to a put/call arrangement requiring settlement for a fixed amount, the LLC’s are treated as 100% owned subsidiary by IARETI with the amount due the outside owners reflected as a financing and included within other financings.  Interest expense is recorded on the liability in an amount generally equal to the preferred return due to the outside owners as provided in the LLC agreements. For the twelve months ended December 31, 2005, the minority interest expense included in interest expense was $2,649.

Inland American Real Estate Trust, Inc.
Notes to Pro Forma Consolidated Statement of Operations
For the year ended December 31, 2005
(unaudited)

(H)       The pro forma adjustments relating to interest expense were based on the following debt terms:

	Principal	Interest	Maturity
	Balance	Rate	Date

SBC Center	200,472	4.995%	12/01/2035
Sherman Town Center	35,021	4.950%	07/01/2014
Spring Town	7,568	4.870%	01/01/2015
Eldridge Lakes	7,425	4.880%	12/01/2014
CyFair Town Center	5,614	4.830%	12/01/2014
Hyde Park Stop N Shop	8,100	5.245%	02/01/2013
Lakewood Mall	11,715	6.010%	04/01/2024
Paradise Shops of Largo	7,325	4.880%	01/01/2011
Lakeview Technology Center I	14,470	4.900%	02/01/2011
Triangle Mall	23,600	4.830%	03/01/2011
Bridgeside Point	17,325	5.200%	02/11/2011
Monadnock Marketplace	26,785	4.880%	03/01/2013
Thermo Process Facility	8,201	5.240%	03/11/2031
Southgate Apartments	10,725	5.413%	05/01/2016
Shakopee Center	8,800	5.300%	07/01/2011
Ahold Portfolio	41,456	5.140%	08/11/2011
Ahold Portfolio	35,497	5.170%	08/01/2013

(I)            Minority interests represents outside interests in MB REIT and is calculated as follows:

Income Allocation

Series A preferred	9,245
Series B preferred	16
Series B preferred	18,480
Common Stock owned by MD	(2,650)

Pro Forma Balance	25,091

Allocations of profit and loss are made first to series A, B and C preferred shareholders to equal their distributions and then to common shareholders in accordance with their ownership interest.

Pro forma adjustments to Minority interests represent adjustments for both audited and unaudited properties.

Independent Auditors’ Report

The Board of Directors
Inland American Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) of the Ahold Portfolio (collectively, “the Property”) for the year ended December 31, 2005. This Historical Summary is the responsibility of management of Inland American Real Estate Trust, Inc.  Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting.   Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for the inclusion in the Post Effective Amendment No. 3 to Form S-11 of Inland American Real Estate Trust, Inc., as described in note 2.  It is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of the Ahold Portfolio for the year ended December 31, 2005, in conformity with U.S. generally accepted accounting principles.

KPMG LLP

Chicago, Illinois
June 5, 2006

Ahold Portfolio

Historical Summary of Gross Income and Direct Operating Expenses

                             For the Year Ended December 31, 2005 and Three Month Period Ending March 31, 2006 (unaudited)

	December 31, 2005	Three months ending March 31, 2006 (unaudited)

Gross income—
base rental income	$8,993,935	2,248,484

Direct operating expenses—
insurance expense	12,118	3,030

Excess of gross income over direct operating expenses	$8,981,817	2,245,454

See accompanying notes to historical summary of gross income and direct operating expenses.

Ahold Portfolio

Notes to Historical Summary of Gross Income and Direct Operating Expenses

For the Year Ended December 31, 2005 and Three Month Period Ending March 31, 2006 (unaudited)

(1)                    Business

Ahold Portfolio (collectively, “the Property”) is comprised of eight properties located in the following states; South Carolina, Rhode Island, Massachusetts, Connecticut, and New Jersey.  The Portfolio consists of approximately 547,000 square feet of gross leasable area and was 100% occupied at December 31, 2005. The Properties are leased by single tenants with triple-net leases. Inland American Real Estate Trust, Inc. (“IARETI”) intends to acquire an interest in the Property through a joint venture with Ceruzzi Holdings in the second quarter of 2006.

(2)                    Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post Effective Amendment No. 3 to Form S-11 of IARETI and is not intended to be a complete presentation of the Property’s revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

(3)                    Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases.  In addition, all tenant leases are triple-net leases in which property operating expenses and real estate taxes and paid directly by the tenant.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis.  Related adjustments increased base rental income by $544,901 for the year ended December 31, 2005.

Minimum rents to be received from tenants under operating leases, which terms are 25 years each, as of December 31, 2005, are as follows:

Year
2006	$8,454,706
2007	8,721,282
2008	8,721,282
2009	8,721,282
2010	8,721,282
Thereafter	147,723,763

$191,063,597

(4)       Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property.  As previously discussed, the leases are triple-net and all operating expenses and real estate taxes are paid directly by the tenants.  Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

Independent Auditors’ Report

The Board of Directors
Inland American Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) of the Lincoln Mall (“the Property”) for the year ended December 31, 2005. This Historical Summary is the responsibility of management of Inland American Real Estate Trust, Inc.  Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting.   Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for the inclusion in the Post Effective Amendment No. 3 to Form S-11 of Inland American Real Estate Trust, Inc., as described in note 2.  It is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of the Lincoln Mall for the year ended December 31, 2005, in conformity with U.S. generally accepted accounting principles.

KPMG LLP

Chicago, Illinois
June 9, 2006

Lincoln Mall
Historical Summary of Gross Income and Direct Operating Expenses
For the Year Ended December 31, 2005 and Three Month Period Ending March 31, 2006 (unaudited)

	December 31, 2005	Three months ending March 31, 2006 (unaudited)
Gross income:
Base rental income	$3,877,259	$1,163,375
Percentage rent	131,111	20,615
Operating expense, insurance, and real estate tax recoveries	2,191,892	830,732

Total gross income	6,200,262	2,014,722

Direct operating expenses:
Operating expenses	2,137,926	671,998
Insurance	217,950	191,102
Real estate taxes	670,364	59,936

Total direct operating expenses	3,026,240	923,036

Excess of gross income over direct operating expenses	$3,174,022	$1,091,686

See accompanying notes to historical summary of gross income and direct operating expenses.

Lincoln Mall

Notes to Historical Summary of Gross Income and Direct Operating Expenses

For the Year Ended December 31, 2005 and Three Month Period Ending March 31, 2006 (unaudited)

(1)                    Business

Lincoln Mall (“the Property”) is located in Lincoln, Rhode Island.  The Property consists of approximately 568,000  square feet of gross leasable area and was 91% occupied at December 31, 2005. The Properties is leased to a total of 40 tenants, of which 2 tenants accounted for approximately 33% of base rental revenue for the year ended December 31, 2005. Inland American Real Estate Trust, Inc. (“IARETI”) through its joint venture, Minto Builders (Florida), Inc. (MB REIT) acquired the Property on May 31, 2006 from LB Lincoln Mall Holdings, LLC, an unaffiliated third party.

(2)                    Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post Effective Amendment No. 3 to Form S-11 of IARETI and is not intended to be a complete presentation of the Property’s revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

(3)                    Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases.  The leases include provisions under which the Property is reimbursed for common area, real estate tax, and insurance costs.  Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements.  Certain leases contain renewal options at various periods at various rental rates.  Certain of the leases contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved.  The Company recognized approximately $131,000 in contingent rental income for the year ending December 31, 2005.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis.  Related adjustments increased base rental income by $57,107 for the year ended December 31, 2005.

Minimum rents to be received from tenants under operating leases, with lease terms ranging from 5 to 19 years, as of December 31, 2005, are as follows:

Year
2006	$4,554,314
2007	4,552,651
2008	4,299,045
2009	4,154,952
2010	3,987,336
Thereafter	24,525,151
$46,073,449

(4)                    Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.  Management fees charged by the seller are included in operating expenses and in operating expense recoveries in the Historical Summary of Gross Income and Direct Operating Expenses. These management fees may not be comparable to management fees charged to the property by IARETI.

Independent Auditors’ Report

The Board of Directors
Inland American Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) of Southgate Apartments (“the Property”) for the year ended December 31, 2005. This Historical Summary is the responsibility of management of Inland American Real Estate Trust, Inc.  Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting.   Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for the inclusion in the Post Effective Amendment No. 2 to Form S-11 of Inland American Real Estate Trust, Inc., as descried in note 2.  It is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Southgate Apartments for the year ended December 31, 2005, in conformity with U.S. generally accepted accounting principles.

KPMG LLP

Chicago, Illinois
March 16, 2006

Southgate Apartments

Historical Summary of Gross Income and Direct Operating Expenses

For the year ended December 31, 2005

For the year ended December 31, 2005
Gross income:
Rental Income	$1,792,739
Fee Income	82,646
Other Income	119,554

Total gross income	1,994,939

Direct operating expenses:
Property Operating	304,987
Leasing and Office	181,068
Insurance	44,831
Payroll Expense	227,635
Professional Fees	21,743
Property Taxes	134,302

Total direct operating expenses	914,566

Excess of gross income over direct operating expenses	$1,080,373

See accompanying notes to historical summary of gross income and direct operating expenses.

Southgate Apartments

Notes to Historical Summary of Gross Income and Direct Operating Expenses

For the year ended December 31, 2005

(1)                    Business

Southgate Apartments (“the Property”) is located in Louisville, Kentucky.  The Property consists of 256 apartment units, 120 one bedroom units and 136 two bedroom units and was 97% occupied as if December 31, 2005. Inland American Real Estate Trust, Inc. (“IARETI”), through its joint venture, Minto Builders (Florida), Inc. (MB REIT), closed on the acquisition of the Property on March 2, 2006 from Southgate Group, LLC an unaffiliated third party.

(2)                    Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post Effective Amendment No. 2 to Form S-11 of IARETI and is not intended to be a complete presentation of the Property’s revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

(3)                    Summary of Significant Accounting Policy

Revenue Recognition

Apartment units are rented under lease agreements with terms of generally one year or less. Rental income is recognized when earned.  This policy effectively results in income recognition on the straight-line method over the related terms of the leases.

(4)           Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property.  Repairs and maintenance expenses are charged to operations as incurred.  Costs such as depreciation, amortization, interest expense, and management fees are excluded from the Historical Summary.

Independent Auditors’ Report

The Board of Directors
Inland American Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) of Canfield Plaza (“the Property”) for the year ended December 31, 2005. This Historical Summary is the responsibility of management of Inland American Real Estate Trust, Inc.  Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting.   Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for the inclusion in the Post Effective Amendment No. 2 to Form S-11 of Inland American Real Estate Trust, Inc., as descried in note 2.  It is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Canfield Plaza for the year ended December 31, 2005, in conformity with U.S. generally accepted accounting principles.

KPMG LLP

Chicago, Illinois
March 17, 2006

Canfield Plaza

Historical Summary of Gross Income and Direct Operating Expenses

For the year ended December 31, 2005

For the year ended December 31, 2005
Gross income:
Base rental income	$961,485
Operating expense, insurance, and real estate tax recoveries	232,503

Total gross income	1,193,988

Direct operating expenses:
Operating expenses	111,256
Insurance	9,603
Real estate taxes	140,345

Total direct operating expenses	261,204

Excess of gross income over direct operating expenses	$932,784

See accompanying notes to historical summary of gross income and direct operating expenses.

Canfield Plaza

Notes to Historical Summary of Gross Income and Direct Operating Expenses

For the year ended December 31, 2005

(1)                    Business

Canfield Plaza (“the Property”) is located in Canfield, OH.  The Property consists of approximately 101,000 square feet of gross leasable area and was approximately 88% occupied at December 31, 2005. The Property is leased to a total of 10 tenants, of which one tenant accounted for approximately 69% of base rental revenue for the year ended December 31, 2005.  Inland American Real Estate Trust, Inc. (“IARETI”), through its joint venture, Minto Builders (Florida), Inc. (MB REIT), expects to close on the acquisition of the Property in the second quarter of 2006 with Petrarca Corporation, an unaffiliated third party.

(2)                    Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post Effective Amendment No.2 to Form S-11 of IARETI and is not intended to be a complete presentation of the Property’s revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

(3)                    Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate tax, and insurance costs.  Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements.  Certain leases contain renewal options at various periods at various rental rates.  Certain of the leases contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved.  There was no contingent rent earned for the year ended December 31, 2005.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis.  Related adjustments decreased base rental income by $4,396 for the year ended December 31, 2005.

Canfield Plaza

Notes to Historical Summary of Gross Income and Direct Operating Expenses

For the year ended December 31, 2005

Minimum rents to be received from tenants under operating leases, which terms range from five to 20 years, as of December 31, 2005, are as follows:

Year
2006	$953,064
2007	854,655
2008	801,111
2009	778,916
2010	715,036
Thereafter	5,809,543
$9,912,325

(4)                    Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

Independent Auditors’ Report

The Board of Directors
Inland American Real Estate Trust, Inc.

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) of Shakopee Center (“the Property”) for the year ended December 31, 2005. This Historical Summary is the responsibility of management of Inland American Real Estate Trust, Inc.  Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting.   Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for the inclusion in the Post Effective Amendment No. 2 to Form S-11 of Inland American Real Estate Trust, Inc., as descried in note 2.  It is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Shakopee Center for the year ended December 31, 2005, in conformity with U.S. generally accepted accounting principles.

KPMG LLP

Chicago, Illinois
March 20, 2006

Shakopee Center

Historical Summary of Gross Income and Direct Operating Expenses

For the year ended December 31, 2005

For the year ended
December 31, 2005

Gross income:
Base rental income	$1,160,092
Operating expense, insurance, and real estate tax recoveries	319,917

Total gross income	1,480,009

Direct operating expenses:
Operating expenses	170,802
Insurance	8,922
Real estate taxes	277,564

Total direct operating expenses	457,288

Excess of gross income over direct operating expenses	$1,022,721

See accompanying notes to historical summary of gross income and direct operating expenses.

Shakopee Center

Notes to Historical Summary of Gross Income and Direct Operating Expenses

For the year ended December 31, 2005

(1)                    Business

Shakopee Center (“the Property”) is located in Shakopee, MN.  The Property consists of approximately 103,000 square feet of gross leasable area and was 100% occupied at December 31, 2005. The Property is leased to a total of 2 tenants, which accounted for 100% of base rental revenue for the year ended December 31, 2005.  Inland American Real Estate Trust, Inc. (“IARETI”) through its joint venture, Minto Builders (Florida), Inc. (MB REIT), expects to close on the acquisition of the Property in the second quarter of 2006 with Continental Properties Company, Inc., an unaffiliated third party.

(2)                    Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in Post Effective Amendment No.2 to Form S-11 of IARETI and is not intended to be a complete presentation of the Property’s revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

(3)                    Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate tax, and insurance costs.  Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis.  Related adjustments increased base rental income by $217,000 for the year ended December 31, 2005.

Shakopee Center

Notes to Historical Summary of Gross Income and Direct Operating Expenses

For the year ended December 31, 2005

Minimum rents to be received from tenants under operating leases, which terms are 16 and 21 years, as of December 31, 2005, are as follows:

Year
2006	$1,136,686
2007	1,188,851
2008	1,188,851
2009	1,188,851
2010	1,188,851
Thereafter	15,884,788

$21,776,878

(4)                    Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

Prior Performance Tables

This section replaces the Prior Performance Tables included in the prospectus, which appear beginning on page A-1 of the prospectus.

APPENDIX A
PRIOR PERFORMANCE TABLES

The following prior performance tables contain information concerning real estate programs sponsored by IREIC.  This information has been summarized in narrative form under “Prior Performance of IREIC Affiliates” in the prospectus.  The tables provide information on the performance of a number of programs.  You can use the information to evaluate the experience of IREIC and its affiliates.  The inclusion of these tables does not imply that we will make investments comparable to those reflected in the tables or that investors in our shares will experience returns comparable to those experienced in the programs referred to in these tables.  If you purchase our shares, you will not acquire any ownership in any of the programs to which these tables relate.  The tables consist of:

Table I	Experience in Raising and Investing Funds

Table II	Compensation to IREIC and Affiliates

Table III	Operating Results of Prior Programs

Table IV	Results of Completed Programs

Table V	Sales or Disposals of Properties

Table VI*	Acquisition of Properties by Programs

* Prospective investors may obtain copies of Table VI by contacting our Business Manager, Inland American Business Manager & Advisor, Inc.

Table VI is included in Part II to Form S-11 Registration Statement, as amended, that we filed with the Securities and Exchange Commission.  Upon written request to us or our Business Manager, any prospective investor may obtain, without charge, a copy of Table VI.  See also “Where You Can Find More Information” for information on examining at offices of, or obtaining copies from, the SEC.

Upon written request, any potential investor may obtain, without charge, the most recent annual report on Form 10-K filed with the SEC by any public program sponsored by any of the affiliated companies described below that has reported to the SEC within the last twenty-four (24) months.  For a reasonable fee, these affiliated companies will provide copies of any exhibits to such annual reports upon request.

Our investment objectives are to: (i) invest in real estate assets that produce attractive current yield and long-term risk-adjusted returns to our stockholders; and (ii) generate sustainable and predictable cash flow from our operations to distribute to our stockholders.  The following programs have investment objectives similar to ours in that we all seek to provide regular distributions to stockholders, provide a hedge against inflation and preserve stockholders’ capital.  Inland Western Retail Real Estate Trust, Inc., or IWEST, Inland Retail Real Estate Trust, Inc., or IRRETI, and Inland Real Estate Corporation, or IRC, are three REITs formed primarily to invest in multi-tenant shopping centers, and Inland Monthly Income Fund, L.P. and Inland Monthly Income Fund II, L.P. are public real estate limited partnerships formed primarily to acquire, operate and sell existing residential and commercial real properties.  Inland Mortgage Investors Fund, L.P., Inland Mortgage Investors Fund-II, L.P. and Inland Mortgage Investors Fund III, L.P. were public real estate limited partnerships formed primarily to make or acquire loans secured by mortgages on improved, income producing multifamily residential properties.  The real estate exchange private placements offered by Inland Real Estate Exchange Corporation, referred to as the 1031 Exchange Programs, are designed to provide replacement properties for persons wishing to complete an IRS Section 1031 real estate exchange.  Thus, these 1031 Exchange Programs do not have investment objectives similar to ours.  However, these 1031 Exchange Programs have owned real estate assets similar to those that we may seek to acquire, including industrial buildings, shopping centers, office buildings and other retail buildings.

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS

(000’s omitted)

Table I is intended to present information on a dollar and percentage basis showing the experience of programs sponsored by Inland Real Estate Investment Corporation (“IREIC”) in raising and investing funds in prior programs where the offering closed in the three years prior to December 31, 2005.  The table is intended to focus on the dollar amount available for investment in properties expressed as a percentage of total dollars raised.

	Inland Western Retail Real Estate Trust, Inc.			Inland Retail Real Estate Trust, Inc.

Number of programs:	1 Program			1 Program

Dollar amount offered	$5,200,000	(C)		2,500,000	(A)
Dollar amount raised	4,347,968	(D)	100.00%	2,371,012	(B)	100.00%
Less offering expenses:
Syndication fees (E)	442,622		10.18	194,194		8.19
Other fees (F)	14,385		0.33	21,010		0.89
Organizational fees	—		—	—		—
Reserves (G)	38,908		0.89	76,590		0.97

Available for investment	$3,852,053		88.60%	2,079,218		89.95%

Acquisition costs:
Cash down payments	$3,201,716			1,270,577
Repayment of indebtedness	37,333			896,304
Temporary cash investments	613,004			—
Investment in securities	—			109,336
Total acquisition costs	$3,852,053			2,276,217

Percent leverage	55%			55%
Date offerings commenced	(I)			(H)
Length of offering	(I)			(H)
Months to invest 90% of amount available for investment (measured from beginning of offering)	(I)			(H)

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS

(000’s omitted)

	1031 Exchange Programs

Number of programs:	34 Programs

Dollar amount offered	$256,016
Dollar amount raised	255,257	100.00%
Less offering expenses:
Syndication fees (E)	18,924	7.41%
Other fees (F)	28,012	10.97%
Organizational fees	2,444	0.96%
Reserves (G)	4,048	1.59%

Available for investment	$201,828	79.07%

Acquisition costs:
Cash down payments	$201,828
Repayment of indebtedness	—
Investment in securities	—
Total acquisition costs	$201,828

Percent leverage	49%
Date offerings commenced	2002-2005
Length of offering	1-14 months
Months to invest 90% of amount available for investment (measured from beginning of offering)	1-14 months

TABLE I-(Continued)

EXPERIENCE IN RAISING AND INVESTING FUNDS (A)

NOTES TO TABLE I

(A)	This amount does not reflect shares offered for distribution to stockholders participating in Inland Retail Real Estate Trust Inc.’s distribution reinvestment program.

(B)

These figures are cumulative and are as of December 31, 2005. The dollar amount raised represents the cash proceeds collected by the program, including shares sold pursuant to its distribution reinvestment program and net of shares repurchased pursuant to its share repurchase program.

(C)	This amount does not reflect shares offered for distribution to stockholders participating in Inland Western Retail Real Estate Trust Inc.’s distribution reinvestment program.

(D)

These figures are cumulative and are as of December 31, 2005. The dollar amount raised represents the cash proceeds collected by the program, including shares sold pursuant to its distribution reinvestment program and net of shares repurchased pursuant to its share repurchase program.

(E)

Syndication fees are paid by the program to an affiliate, Inland Securities Corporation, or unaffiliated third parties commissions for the sale of shares. All of these syndication fees were used to pay commissions and expenses of the offerings.

(F)	Other fees are paid by the program to unaffiliated parties and consist principally of printing, selling and registration costs related to the offering.

(G)	Generally, a working capital reserve is established to fund property upgrades and future cash flow deficits, if any, among other things.

(H)

On February 11, 1999, the program commenced an initial public offering, on a best effort basis, of 50,000,000 shares of common stock at $10.00 per share. On February 1, 2001, the program commenced an offering of an additional 50,000,000 shares at $10.00 per share, on a best efforts basis. On June 7, 2002, the program commenced an offering of an additional 150,000,000 shares at $10.00 per share, on a best efforts basis. As of December 31, 2003 (approximately fifty-eight (58) months from the commencement of the initial public offering), approximately ninety percent (90.0%) of the proceeds available for investment from the offerings were invested in real properties.

(I)

In September 2003, the program commenced an initial public offering, on a best effort basis, of 250,000,000 shares of common stock at $10.00 per share. In January 2005, the program commenced an offering of an additional 250,000,000 shares at $10.00 per share, on a best efforts basis. As of December 31, 2005, approximately eighty-three percent (83.0%) of the proceeds available for investment from the offerings were invested in real properties.

TABLE II

COMPENSATION TO IREIC AND AFFILIATES (A)
(000’s omitted)

Table II summarizes the amount and type of compensation paid to IREIC and its affiliates during the three years ended December 31, 2005 in connection with the prior programs.  Some partnerships acquired their properties from IREIC or its affiliates, which had purchased the properties from unaffiliated third parties.

	Inland Western Retail Real Estate Trust, Inc.		Inland Retail Real Estate Trust, Inc.		Inland Real Estate Corporation

Date offering commenced	09/15/03		02/11/99		10/14/94
Dollar amount raised	$4,347,968		2,371,012		710,147

Total amounts paid to general partner or affiliates from proceeds of offerings:
Selling commissions and underwriting fees	442,622	(C)	194,194	(C)	49,869	(C)
Other offering expenses (D)	1,767		2,762		2,350
Acquisition cost and expense	5,145		10,502		949

Dollar amount of cash available from operations before deducting payments to general partner or affiliates	315,165		645,898		252,945

Amounts paid to general partner or affiliates related to operations: (H)(I)
Property management fees (F)	26,085		33,624		0
Advisor asset management fee (J)	17,925		34,489		0
Accounting services	0		0		0
Data processing service	0		0		0
Legal services	0		0		0
Professional services	0		180		0
Mortgage servicing fees	634		1,135		0
Acquisition costs expensed	398		0		0
Other administrative services	4,589		8,740		0

Dollar amount of property sales andrefinancings before payments to general partner and affiliates (G):
Cash	0		0		109,244
Notes	0		0		0

Dollar amounts paid or payable to general partner or affiliates from sales and refinancings:
Sales commissions	0		0		0
Participation in cash distributions	0		0		0

	Inland Monthly Income Fund, L.P.		Inland Monthly Income Fund II, L.P.		1031 Exchange Programs (43 Programs)

Date offering commenced	08/03/87		08/04/88		2003-2005
Dollar amount raised	$30,000		25,324		255,257

Total amounts paid to general partner or affiliates from proceeds of offerings:
Selling commissions and underwriting fees	273	(B)	423	(B)	16,193	(C)
Other offering expenses (D)	116		230		2,491
Acquisition cost and expense	2,550	(E)	1,706	(E)	19,145	(E)

Dollar amount of cash available from operations before deducting payments to general partner or affiliates	2,492		2,855		20,393

Amounts paid to general partner or affiliates related to operations: (H)(I)
Property management fees (F)	45		47		23,915
Advisor asset management fee (J)	0		0		1,710
Accounting services	53		45		0
Data processing service	23		23		0
Legal services	11		7		0
Professional services	0		0		0
Mortgage servicing fees	0		0		358
Acquisition costs expensed	0		0		0
Other administrative services	83		45		0

Dollar amount of property sales andrefinancings before payments to general partner and affiliates (G):
Cash	3,557		0		0
Notes	0		0		0

Dollar amounts paid or payable to general partner or affiliates from sales and refinancings:
Sales commissions	0		0		0
Participation in cash distributions	0		0		0

TABLE II

COMPENSATION TO IREIC AND AFFILIATES (A)

NOTES TO TABLE II

(A)

The figures in this Table II relating to proceeds of the offerings are cumulative and are as of December 31, 2005 and the figures relating to cash available from operations are for the three years ending December 31, 2005. The dollar amount raised represents the cash proceeds collected by the partnerships or program. Amounts paid or payable to IREIC or affiliates from proceeds of the offerings represent payments made or to be made to IREIC and affiliates from investor capital contributions.

(B)	The selling commissions paid to an affiliate are net of amounts which were in turn paid to third party soliciting dealers.

(C)	The selling commissions paid to an affiliate include amounts which were in turn paid to third party soliciting dealers.

(D)

Consists of legal, accounting, printing and other offering expenses, including amounts to be paid to Inland Securities Corporation to be used as incentive compensation to its regional marketing representatives and amounts for reimbursement of the general partner for marketing, salaries and direct expenses of its employees while directly engaged in registering and marketing the Units and other marketing and organization expenses.

(E)	Represents acquisition fees paid to IREIC and its affiliates in connection with the acquisition of properties.

(F)

An affiliate provides property management services for all properties acquired by the partnerships or program. Management fees have not exceeded four and one-half percent (4.5%) of the gross receipts from the properties managed.

(G)	See Table V and Notes thereto regarding sales and disposals of properties.

(H)

On July 1, 2000, IRC completed the acquisition of Inland Real Estate Advisory Services, Inc., its former business manager, and Inland Commercial Property Management, Inc., its former property manager (the “Merger”). Each of these entities was merged into subsidiaries that are wholly owned by IRC. As a result of the merger, IRC is now “self-administered.” IRC no longer pays advisory or property management fees or other expenses to affiliates but instead has hired an internal staff to perform these tasks.

(I)

On December 29, 2004, IRRETI completed the acquisition of Inland Retail Real Estate Advisory Services, Inc., its business manager and advisor, and Inland Southern Management Corp., Inland Mid-Atlantic Management Corp., and Inland Southeast Property Management Corp., its property managers. Each of these entities was merged into subsidiaries that are wholly owned by IRRETI. As a result of the merger, IRRETI is now “self-administered” and no longer pays advisory or property management fees or other expenses to affiliates but instead has hired an internal staff to perform these tasks. Also as a result of the merger, IRRETI issued to our sponsor, IREIC, the sole shareholder of the business manager, and the shareholders of the property managers, an aggregate of 19,700,060 shares of IRRETI’s common stock, valued at $10.00 per share for purposes of the merger agreement, or approximately 7.9% of its common stock.

(J)

With respect to IRRETI only, IREIC or its affiliates deferred a total of approximately $12.3 million in advisor fees during this three year period. IRRETI paid all deferred advisor fees during the year ended December 31, 2004.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS

Table III presents operating results for programs, the offerings of which closed during each of the six years ended December 31, 2005.  The operating results consist of:

•                  The components of taxable income (loss);

•                  Taxable income or loss from operations and property sales;

•                  Cash available and source, before and after cash distributions to investors; and

•                  Tax and distribution data per $1,000 invested.

Based on the following termination dates of the offerings, only IWEST, IRRETI and the forty-three (43) 1031 Exchange Programs are included in Table III.

•                  Inland Monthly Income Fund, L.P. — offering terminated in 1988

•                  Inland Monthly Income Fund II, L.P. — offering terminated in 1990

•                  Inland Mortgage Investors Fund, L.P. — offering terminated in 1987

•                  Inland Mortgage Investors Fund II, L.P. — offering terminated in 1988

•                  Inland Mortgage Investors Fund III, L.P. — offering terminated in 1991

•                  Inland Real Estate Corporation — offering terminated in 1998

•                  Inland Retail Real Estate Trust, Inc. — offering terminated in 2003

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS
(000’s omitted, except for amounts presented per $1,000 invested)

Inland Western Retail Real Estate Trust Inc.

	2005	2004	2003

Gross revenues	$517,791	130,405	745
Profit on sale of properties	0	0	0
Other income (expenses)	27,320	(177)	38

Less:
Operating expenses (G)	137,454	32,522	143
Interest expense	136,817	33,175	136
Program expenses (I)	31,738	4,857	460
Depreciation & amortization	193,853	47,973	217

Net income (loss)-GAAP basis	$45,249	11,701	(173)

Taxable income (loss) (B):	$0	0	0

Cash available (deficiency) from operations	204,315	60,495	724

Cash available from investing
Payments under master leases (K)	6,805	3,025	—

Cash available from financing
Principal amortization of debt	(1,416)	(175)	—
Advances from sponsor	(3,523)	—	1,203

Total cash available before distributions and special items	206,181	63,345	1,927

Less distributions paid to investors:
From operations, financing and investing (excluding sales)	211,327	54,542	358
From sales	0	0	0
	211,327	54,542	358

Cash available after distributions before special items (D)	(5,146)	8,803	1,569

Special items:	0	0	0
Cash available after distributions and special items (D)	$(5,146)	8,803	1,569

Available cash used to partially fund distributions (D)
Excess cash available from prior years	5,146	0	0
Cash from financing activities	0	0	0

Total available cash used to partially fund distributions	$5,146	0	0

Tax data per $1,000 invested (B):	0	0	0

Distribution data per $1,000 invested:

Cash distributions to investors:
Source (on GAAP basis):
Investment income	64	66	15
Source (on cash basis):
Sales	0	0	0
Operations (F)	64	66	15

Percent of properties remaining unsold	100%	100%

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS
(000’s omitted, except for amounts presented per $1,000 invested)

Inland Retail Real Estate Trust Inc.

	2005	2004	2003	2002	2001	2000	1999

Gross revenues	$499,313	465,963	317,706	116,010	37,755	22,124	6,030
Profit on sale of properties	0	0	0	0	0	0	0

Less:
Operating expenses (E)	128,327	129,397	80,301	27,614	10,178	6,279	1,872
Interest expense	119,478	111,573	65,475	23,508	9,712	8,127	2,368
Program expenses (F)	8,180	170,585	20,214	7,998	1,219	905	369
Depreciation & amortization	144,179	135,085	81,880	29,395	8,653	4,752	1,253

Net income (loss)-GAAP basis	$99,149	(80,677)	69,836	27,495	7,993	2,061	168

Taxable income (loss) (A):	$0	0	0	0	0	0	0

Cash available (deficiency) from operations	246,772	178,493	142,465	53,814	15,751	4,946	2,435

Cash available from investing
Payments under master leases (G)	4,360	7,337	6,687	1,780	1,676	419	213

Cash available from financing
Principal amortization of debt	(2,952)	(4,312)	(1,678)	(344)	(257)	(238)	(108)

Total cash available before distributions and special items	248,180	181,518	147,474	55,250	17,170	5,127	2,540

Less distributions to investors:
From operations, financing and investing (excluding sales)	211,301	188,698	152,888	52,156	15,963	6,099	1,065
From sales	0	0	0	0	0	0	0
	211,301	188,698	152,888	52,156	15,963	6,099	1,065

Cash available after distributions before special items (B)	36,879	(7,180)	(5,414)	3,094	1,207	(972)	1,475

Special items:	0	0	0	0	0	0	0
Cash available after distributions and special items (B)	$36,879	(7,180)	(5,414)	3,094	1,207	(972)	1,475

Available cash used to partially fund distributions (B)
Excess cash available from prior years	0	0	4,804	0	0	972	0
Cash from financing activities	0	7,180	610	0	0	0	0

Total available cash used to partially fund distributions	$0	7,180	5,414	0	0	972	0

Tax data per $1,000 invested (A):	0	0	0	0	0	0	0

Distribution data per $1,000 invested:

Cash distributions to investors:
Source (on GAAP basis):
Investment income	76	83	83	83	81	77	72
Source (on cash basis):
Sales		0	0	0	0	0	0
Operations (D)	76	83	83	83	81	77	72

Percent of properties remaining unsold	100%	100%

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS
(000’s omitted, except for amounts presented per $1,000 invested)

1031 Exchange Programs

(43 Programs)

	2005	2004	2003	2002

Number of programs	43	27	17	9
Gross revenues	$42,866	24,497	13,563	4,171
Profit on sale of properties	5,554	-	-	-

Less:
Operating expenses (E)	7,471	4,333	1,910	612
Interest expense	13,351	8,031	5,049	1,782
Program expenses (F)	1,521	1,203	671	174
Depreciation & amortization (C)	-	-	-	-

Net income (loss)	$26,067	10,930	5,933	1,603

Taxable income (loss) (C):	-	-	-	-

Cash available (deficiency) from operations	26,067	10,930	5,933	1,603
Cash available from sales	10,604	0	0	0
Cash available from financing	0	0	0	0
Principal payment of debt amortization	(70)	(84)	(71)	(43)

Total cash available before distributions and special items	36,601	10,846	5,862	1,560

Less distributions to investors:
From operations, financing and investing (excluding sales)	19,734	10,721	5,457	1,404
From sales	10,604	0	0	0
	30,338	10,721	5,457	1,404

Cash available after distributions before special items	6,263	125	404	156

Special items	0	0	0	0
Cash available after distributions and special items	$6,263	125	404	156

Tax data per $1,000 invested (C):	-	-	-	-

Distribution data per $1,000 invested:

Cash distributions to investors:
Source (on GAAP basis):
Investment income	0	0	0	0
Source (on cash basis):
Sales	1,156.67	0	0	0
Operations	77.38	86.88	121.26	84.50

Percent of properties remaining unsold	100%	100%	100%	100%

TABLE III—(Continued)

OPERATING RESULTS OF PRIOR PROGRAMS

NOTES TO TABLE III

(A)      IRRETI qualified as a real estate investment trust (“REIT”) under the Internal Revenue Code for federal income tax purposes.  Since it qualified for taxation as a REIT, it generally will not be subject to federal income tax to the extent it distributes its REIT taxable income to its stockholders.  If IRRETI fails to qualify as a REIT in any taxable year, it will be subject to federal income tax on its taxable income at regular corporate tax rates.  However, even if the program qualifies for taxation as a REIT, it may be subject to certain state and local taxes on its income and property and federal income and excise taxes on its undistributed income.

(B)        IWEST qualified as a real estate investment trust (“REIT”) under the Internal Revenue Code for federal income tax purposes.  Since it qualified for taxation as a REIT, it generally will not be subject to federal income tax to the extent it distributes its REIT taxable income to its stockholders.  If IWEST fails to qualify as a REIT in any taxable year, it will be subject to federal income tax on its taxable income at regular corporate tax rates.  However, even if the program qualifies for taxation as a REIT, it may be subject to certain state and local taxes on its income and property and federal income and excise taxes on its undistributed income.

(C)        In any year in which distributions to investors exceeded total cash available before distributions and special items, IRRETI partially funded the distributions in that year with excess cash available from prior years or cash provided from financing activities, including proceeds from offerings and proceeds from issuance of debt.

(D)       In any year in which distributions to investors exceeded total cash available before distributions and special items, IWEST partially funded the distributions in that year with excess cash available from prior years or cash provided from financing activities.

(E)         For the 1031 Exchange Programs, depreciation and amortization and tax data are calculated by each individual investor based on their individual basis.

(F)         Distributions by a REIT to the extent of its current and accumulated earnings and profits for federal income tax purposes are taxable to stockholders as ordinary income.  Distributions in excess of these earnings and profits generally are treated as a non-taxable reduction of the stockholder’s basis in the shares to the extent thereof, and thereafter as taxable gain (a return of capital).  These distributions in excess of earnings and profits will have the effect of deferring taxation of the amount of the distribution until the sale of the stockholder’s shares.

For the year ended December 31, 2005, IRRETI declared distributions to their shareholders of $0.83 per diluted weighted average number of shares outstanding and distributed $0.76 per share for the eleven-month period February 7, 2005 through December 7, 2005 in accordance with the Internal Revenue Code.

Inland Retail Real Estate Trust, Inc.

	2005	2004	2003	2002	2001	2000	1999
% of Distribution Representing:
Ordinary income	76.32	57.83	61.45	62.65	60.49	54.55	22.22
Return of Capital	23.68	42.17	38.55	37.35	39.51	45.45	77.78

	100.00	100.00	100.00	100.00	100.00	100.00	100.00

Inland Western Retail Real Estate Trust, Inc.

	2005	2004	2003
% of Distribution Representing:
Ordinary income	54.00	55.00	0.00
Return of Capital	46.00	45.00	100.00

	100.00	100.00	100.00

(G)        Operating expenses include property operating expenses such as real estate tax expense, insurance expense, property management fees, utilities, repairs, maintenance and any provisions for asset impairment.

(H)       Program expenses include advisor fees and general and administrative costs such as salaries, audit and tax services, D&O insurance, printing and postage.  In 2004, IRRETI program expenses also included one-time “terminated contract costs” incurred by Inland Retail as a result of the merger with its advisor and property managers.

(I)            Program expenses include advisor fees and general and administrative costs such as salaries, audit and tax services, D&O insurance, printing and postage.

(J)           From time to time, IRRETI may acquire a property that includes one or more unleased premises.  In certain cases, IRRETI may enter into a master lease agreement with the seller of the property with respect to these unleased premises.  These master lease agreements provide for payments to be made to IRRETI and are designed to offset lost rent and common area maintenance (or CAM) expenses paid by IRRETI with respect to the unleased premises.  Payments are made from an escrow account established at the time of closing and may continue for a period of up to three years following the closing date as certain re-leasing conditions are satisfied.  These escrow payments are recorded as a reduction in the purchase price of the property rather than as rental, or operating, income.

(K)       From time to time, IWEST may acquire a property that includes one or more unleased premises.  In certain cases, IWEST may enter into a master lease agreement with the seller of the property with respect to these unleased premises.  These master lease agreements provide for payments to be made to IWEST and are designed to offset lost rent and common area maintenance (or CAM) expenses paid by IWEST with respect to the unleased premises.  Payments are made from an escrow account established at the time of closing and may continue for a period of up to three years following the closing date as certain re-leasing conditions are satisfied.  These escrow payments are recorded as a reduction in the purchase price of the property rather than as rental, or operating, income.

TABLE IV

RESULTS OF COMPLETED PROGRAMS

(000’s omitted, except for amounts presented per $1,000 invested)

Table IV is a summary of operating and disposition results of prior programs sponsored by IREIC, which during the six years ended prior to December 31, 2005 have sold their properties and either hold notes with respect to such sales or have liquidated.  Inland Real Estate Exchange Corporation has had one program with investment objectives similar to ours disposed of all its properties during the five years ended prior to December 31, 2005.

Program Name	Landings of Sarasota
Dollar amount raised	$11,800
Number of properties purchased	One
Date of closing of offering	07/02
Date of first sale of property	07/05
Date of final sale of property	07/05

Tax and distribution data per $1,000 invested:
Federal income tax results:
Ordinary income (loss):
Operations	(A)
Recapture	(A)

Capital gain	(B)

Deferred gain:
Capital	(B)
Ordinary	(B)

Cash distributions to investors (cash basis):

Source (on cash basis)
Sales	7,715
Operations	1,279

(A)      For the 1031 Exchange Programs, depreciation and amortization and tax data are calculated by each individual investor based on their individual basis.

(B)        For tax purposes, this sale qualified as part of a tax-deferred exchange.  As a result, no taxable gain will be recognized until the replacement property is disposed of in a subsequent taxable transaction

TABLE V

SALES OR DISPOSALS OF PROPERTIES

Table V presents information on the results of the sale or disposals of properties in programs with investment objectives similar to ours during the three years ended December 31, 2005.  Since January 1, 2002, programs sponsored by IREIC had six sales transactions.  The table provides certain information to evaluate property performance over the holding period such as:

•                  Sales proceeds received by the partnerships in the form of cash down payments at the time of sale after expenses of sale and secured notes received at sale;

•                  Cash invested in properties;

•                  Cash flow (deficiency) generated by the property;

•                  Taxable gain (ordinary and total); and

•                  Terms of notes received at sale.

TABLE V (Continued)

SALES OR DISPOSALS OF PROPERTIES (A)
(000’s omitted)

	Date Acquired	Date of Sale	Cash Received, net of Closing Costs(B)	Selling Commissions Paid or Payable to Inland	Mortgage at Time of Sale	Secured Notes Received at Sale	Adjust. Resulting from Application of GAAP	Net Selling Price	Original Mortgage Financing	Partnership Capital Invested (C)	Total

IRC - Popeye’s	06/97	04/08/03	343	0	0	0	0	343	0	346	346
IRC - Summit of Park Ridge	12/96	12/02	3,578	0	1,600	0	0	5,178	0	5,181	5,181
IRC - Eagle Country Market	11/97	12/24/03	5,182	0	1,450	0	0	6,632	0	6,635	6,635
IRC - Eagle Ridge Center	04/99	12/30/03	3,185	0	3,000	0	0	6,185	0	6,187	6,187
IRC - Zany Brainy	07/96	01/20/04	2,972	0	1,245	0	0	4,217	0	4,217	4,217
IRC - Prospect Heights	06/96	04/23/04	2,257	0	1,095	0	0	3,352	0	3,352	3,352
IRC - Fairview Heights	08/98	08/05/04	14,500	0	8,570	0	0	23,070	0	23,070	23,070
IRC - Prairie Square	03/98	09/23/04	3,414	0	1,550	0	0	4,964	1,550	3,414	4,964
IRC - Sequoia Shopping Center	06/97	04/22/05	2,715	0	1,505	0	0	4,220	0	4,217	4,217
IRC - Vacant land (Edinburgh Festival)	10/98	04/27/05	291	0	0	0	0	291	0	3,352	3,352
IRC - Ace Hardware (Crystal Point)	07/04	06/13/05	840	0	0	0	0	840	0	23,070	23,070
IRC - Walgreens Woodstock	06/98	09/22/05	1,277	0	0	0	0	1,277	0	4,217	4,217
IRC - Mundelein Plaza (partial)	03/96	10/17/05	3,181	0	1,805	0	0	4,986	0	3,352	3,352
IRC - Calumet Square	06/97	11/10/05	1,878	0	1,033	0	0	2,911	0	23,070	23,070
IREX - Landings of Sarasota	08/01	07/30/05	7,614	557	7,729	0	0	15,900	8,000	11,800	19,800

	Excess (deficiency) of property operating cash receipts over cash expenditures (D)	Amount of subsidies included in operating cash receipts	Total Taxable Gain (loss) from Sale		Ordinary Income from Sale	Capital Gain (loss)

IRC - Popeye’s	241	0	3		0	3
IRC - Summit of Park Ridge	1,399	0	0(E	)	0	0
IRC - Eagle Country Market	1,290	0	0(E	)	0	0
IRC - Eagle Ridge Center	1,441	0	0(E	)	0	0
IRC - Zany Brainy	(190)	0	0(E	)	0	0
IRC - Prospect Heights	49	0	0(E	)	0	0
IRC - Fairview Heights	541	0	0(E	)	0	0
IRC - Prairie Square	135	0	0(E	)	0	0
IRC - Sequoia Shopping Center	54	0	0(E	)	0	0
IRC - Vacant land (Edinburgh Festival)	-	0	33		0	33
IRC - Ace Hardware (Crystal Point)	-	0	153		0	153
IRC - Walgreens Woodstock	104	0	263		0	263
IRC - Mundelein Plaza (partial)	-	0	302		0	302
IRC - Calumet Square	120	0	0(E	)	0	0
IREX — Landing of Sarasota	1,279	0	0(E	)	0	0

TABLE V - (Continued)

SALES OR DISPOSALS OF PROPERTIES

NOTES TO TABLE V

(A)      The table includes all sales of properties by the programs with investment objectives similar to ours during the three years ended December 31, 2005.  All sales have been made to parties unaffiliated with the partnerships.

(B)        Consists of cash payments received from the buyers and the assumption of certain liabilities by the buyers at the date of sale, less expenses of sale.

(C)        Amounts represent the dollar amount raised from the offerings, less sales commissions and other offering expenses plus additional costs incurred on the development of the land parcels.

(D)       Represents “Cash Available (Deficiency) from Operations (including subsidies)” as adjusted for applicable “Fixed Asset Additions” through the year of sale.

(E)         For tax purposes, this sale qualified as part of a tax-deferred exchange.  As a result, no taxable gain will be recognized until the replacement property is disposed of in a subsequent taxable transaction.